SCHEDULE 14A
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ATLANTIC CAPITAL BANCSHARES, INC.

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Atlantic Capital Bancshares, Inc.
945 East Paces Ferry Road NE, Suite 1600
Atlanta, Georgia 30326
(404) 995-6050
MERGER PROPOSED — YOUR VOTE IS VERY IMPORTANT
October 15, 2021
Dear Shareholder:
On July 22, 2021, Atlantic Capital Bancshares, Inc., or Atlantic Capital, and SouthState Corporation, or SouthState, entered into an Agreement and Plan of Merger, which we refer to as the merger agreement, pursuant to which, on the terms and subject to the conditions set forth therein, Atlantic Capital will merge with and into SouthState, which we refer to as the merger, with SouthState as the surviving corporation in the merger. Following the merger, Atlantic Capital Bank, N.A., a wholly owned bank subsidiary of Atlantic Capital, will merge with and into SouthState’s wholly owned bank subsidiary, South State Bank, National Association, or SouthState Bank, with SouthState Bank as the surviving bank entity, which we refer to as the bank merger.
Under the terms and conditions of the merger agreement, each share of common stock, no par value, of Atlantic Capital, issued and outstanding immediately prior to the effective time of the merger, except for shares to be canceled in accordance with the merger agreement, will be converted, into the right to receive, without interest, 0.36 shares, or the exchange ratio, of the common stock, par value $2.50 per share, of SouthState, which we refer to as the merger consideration.
Although the number of shares of SouthState common stock that Atlantic Capital shareholders will receive is fixed, the market value of the merger consideration will fluctuate with the market price of SouthState common stock and will not be known at the time Atlantic Capital shareholders vote on the merger. SouthState’s common stock is currently quoted on the Nasdaq Global Select Market. On July 22, 2021, the last full trading day before the public announcement of the merger agreement, based on the last reported sale price of SouthState common stock of  $73.42 per share, the exchange ratio represented $26.43 in value for each share of Atlantic Capital common stock to be converted into SouthState common stock. Based on the most recent reported closing sale price of SouthState common stock on October 13, 2021 of  $76.53 per share, the exchange ratio represented $27.55 in value for each share of Atlantic Capital common stock to be converted into SouthState common stock. Based on the exchange ratio and the number of shares of Atlantic Capital common stock outstanding, the maximum number of shares of SouthState common stock offered by SouthState and issuable in the merger is 7,437,934. We urge you to obtain current market quotations for the price of SouthState common stock (trading symbol “SSB”) and Atlantic Capital common stock (trading symbol “ACBI”).
Atlantic Capital will hold a special meeting of its shareholders where shareholders will be asked to consider and vote upon (1) a proposal to approve the merger agreement (which we refer to as the Merger Proposal), (2) a proposal to approve, on an advisory (non-binding) basis, the compensation that will or may be paid to Atlantic Capital’s named executive officers in connection with merger (which we refer to as the Compensation Proposal) and (3) a proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the proposal to approve the merger agreement (which we refer to as the Adjournment Proposal).
The special meeting will be held in a virtual-only format, on November 16, 2021, at 10:00 a.m., Eastern Time, subject to any adjournment or postponement thereof. Shareholders will be able to attend and participate in the special meeting via the internet at https://meetnow.global/MHMPV6Q.
Your vote is important.   Completion of the merger is subject to the approval of the merger agreement by the shareholders of Atlantic Capital. Regardless of whether or not you plan to attend the special meeting, please take the time to authorize a proxy to vote your shares in accordance with the instructions contained in this proxy statement/prospectus. If you submit a properly signed proxy card without indicating how you want to vote, your proxy will be counted as a vote “FOR” the Merger Proposal, “FOR” the Compensation Proposal and “FOR” the Adjournment Proposal. The failure to vote by submitting your proxy or attending the special meeting and voting in person will have the same effect as a vote against approval of the merger agreement. Submitting a proxy now will not prevent you from being able to vote in person at the special meeting. If you hold your shares in “street name,” through a bank, broker or other nominee, you should instruct your bank, broker or other nominee how to vote in accordance with the voting instruction form you receive from your bank, broker or other nominee.
The board of directors of Atlantic Capital has determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable and in the best interests of the shareholders of Atlantic Capital, has unanimously approved the merger agreement and the merger and unanimously recommends that the shareholders of Atlantic Capital vote “FOR” the Merger Proposal, “FOR” the Compensation Proposal and “FOR” the Adjournment Proposal.
This proxy statement/prospectus describes the special meeting, the merger, the merger agreement, other documents related to the merger and other related matters. Please carefully read this entire proxy statement/prospectus, including “Risk Factors,” beginning on page 29, for a discussion of the risks relating to the proposed merger and owning SouthState common stock after the merger. You also can obtain information about SouthState and Atlantic Capital from documents that have been filed with the Securities and Exchange Commission that are incorporated in the proxy statement/prospectus by reference.
If you have any questions concerning the merger, please contact Atlantic Capital’s corporate secretary at Atlantic Capital Bancshares, Inc., 945 East Paces Ferry Road NE, Atlanta, Georgia 30326, Attention: Corporate Secretary, or by telephone at (404) 995-6050.
Douglas L. Williams
President and Chief Executive Officer
Atlantic Capital Bancshares, Inc.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued in connection with the merger or determined if this document is accurate or complete. Any representation to the contrary is a criminal offense
The securities to be issued in the merger are not savings or deposit accounts or other obligations of any bank or non-bank subsidiary of either SouthState or Atlantic Capital, and they are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.
The date of this proxy statement/prospectus is October 15, 2021, and it is first being mailed or otherwise delivered to the Atlantic Capital shareholders on or about October 18, 2021.

Atlantic Capital Bancshares, Inc.
945 East Paces Ferry Road NE, Suite 1600
Atlanta, Georgia 30326
Notice of Special Meeting of Shareholders
To the Shareholders of Atlantic Capital Bancshares, Inc.:
On July 22, 2021, Atlantic Capital Bancshares, Inc. (“Atlantic Capital”) and SouthState Corporation (“SouthState”) entered into an Agreement and Plan of Merger (as amended from time to time, the “merger agreement”), a copy of which is attached as Annex A to the accompanying proxy statement/prospectus.
NOTICE IS HEREBY GIVEN that a special meeting of holders of Atlantic Capital common stock (the “special meeting”) will be held on Tuesday, November 16, 2021 at 10 a.m., local time, virtually via the Internet at https://meetnow.global/MHMPV6Q. We are pleased to notify you of and invite you to the special meeting.
At the special meeting, you will be asked to consider and vote on the following matters:
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Proposal to approve the merger agreement (the “Merger Proposal”).

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Proposal to approve, on an advisory (non-binding) basis, the merger-related named executive officer compensation that will or may be paid to Atlantic Capital’s named executive officers in connection with the merger (the “Compensation Proposal”).

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Proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies if, immediately prior to such adjournment or postponement, there are not sufficient votes to approve the Merger Proposal or to ensure that any supplement or amendment to the accompanying proxy statement/prospectus is timely provided to holders of Atlantic Capital common stock (the “Adjournment Proposal”).

The Atlantic Capital board of directors has fixed the close of business on October 15, 2021 as the record date for the special meeting. Only holders of record of Atlantic Capital common stock as of the close of business on the record date for the special meeting are entitled to notice of, and to vote at, the special meeting or any adjournment or postponement thereof.
The Atlantic Capital board of directors unanimously recommends that holders of Atlantic Capital common stock vote “FOR” the Merger Proposal, “FOR” the Compensation Proposal and “FOR” the Adjournment Proposal.
Atlantic Capital has determined that holders of Atlantic Capital common stock are not entitled to appraisal or dissenters’ rights with respect to the merger under Section 14-2-1302 of the Georgia Business Corporation Code.
Your vote is important.   We cannot complete the transactions contemplated by the merger agreement unless holders of Atlantic Capital common stock approve the Merger Proposal. The affirmative vote of the holders of a majority of the outstanding shares of Atlantic Capital common stock entitled to vote on the merger agreement is required to approve the Merger Proposal.
Each copy of the proxy statement/prospectus mailed to holders of Atlantic Capital common stock is accompanied by a form of proxy card with instructions for voting.
Whether or not you plan to attend the special meeting, we urge you to please promptly complete, sign, date and return the accompanying proxy card in the enclosed postage-paid envelope or authorize the individuals named on the accompanying proxy card to vote your shares by calling the toll-free telephone number or by using the Internet as described in the instructions included with the accompanying proxy card. If your shares are held in the name of a bank, broker, trustee or other nominee, please follow the instructions on the voting instruction card furnished by such bank, broker, trustee or other nominee.
By Order of the Board of Directors,
Douglas L. Williams
President and Chief Executive Officer
Atlantic Capital Bancshares, Inc.
October 15, 2021
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued in connection with the merger or determined if this document is accurate or complete. Any representation to the contrary is a criminal offense.
The accompanying proxy statement/prospectus is dated October 15, 2021, and is first being mailed to holders of Atlantic Capital common stock on or about October 18, 2021.

ADDITIONAL INFORMATION
The accompanying proxy statement/prospectus incorporates important business and financial information about Atlantic Capital from other documents that are not included in or delivered with this proxy statement/prospectus. This information is available to you without charge upon your written or oral request. You can obtain the documents incorporated by reference in this document through the Securities and Exchange Commission website at http://www.sec.gov or by requesting them in writing or by telephone at the appropriate address below:
Atlantic Capital Bancshares, Inc.
945 East Paces Ferry Road NE, Suite 1600
Atlanta, Georgia 30326
(404) 995-6050
Attention: Investor Relations
You will not be charged for any of these documents that you request. To obtain timely delivery of these documents, you must request them no later than five (5) business days before the date of the special meeting. This means that holders of Atlantic Capital common stock requesting documents must do so by Tuesday, November 9, 2021, in order to receive them before the special meeting.
No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this proxy statement/prospectus. This proxy statement/prospectus is dated October 15, 2021, and you should assume that the information in this document is accurate only as of such date. You should assume that the information incorporated by reference into this document is accurate as of the date of such incorporated document. Neither the mailing of this proxy statement/prospectus to holders of Atlantic Capital common stock nor the issuance by SouthState of shares of SouthState common stock in connection with the merger will create any implication to the contrary.
This proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction. Except where the context otherwise indicates, information contained in, or incorporated by reference into, this document regarding Atlantic Capital has been provided by Atlantic Capital and information contained in, or incorporated by reference into, this document regarding SouthState has been provided by SouthState.
See the section entitled “Where You Can Find More Information” beginning on page 108 of the accompanying proxy statement/prospectus for further information.

i

ii

Annex A Agreement and Plan of Merger by and between Atlantic Capital Bancshares, Inc. and SouthState Corporation dated as of July 22, 2021	A-1
Annex B Opinion of J.P. Morgan Securities LLC	B-1

iii

QUESTIONS AND ANSWERS
The following are some questions that you may have about the merger and the special meeting and brief answers to those questions. We urge you to read carefully the remainder of this proxy statement/prospectus because the information in this section does not provide all of the information that might be important to you with respect to the merger and the special meeting. Additional important information is also contained in the documents incorporated by reference into this proxy statement/prospectus. See the section entitled “Where You Can Find More Information” beginning on page 108.
In this proxy statement/prospectus, unless the context otherwise requires:
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“Atlantic Capital” refers to Atlantic Capital Bancshares, Inc., a Georgia corporation;

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“Atlantic Capital Bank” refers to Atlantic Capital Bank, N.A., a national banking association and wholly owned bank subsidiary of Atlantic Capital;

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“Atlantic Capital common stock” refers to the common stock, no par value, of Atlantic Capital;

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“SouthState” refers to SouthState Corporation, a South Carolina corporation;

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“SouthState Bank” refers to South State Bank, National Association, a national banking association and wholly owned bank subsidiary of SouthState; and

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“SouthState common stock” refers to the common stock, par value $2.50 per share, of SouthState.

Q:
Why am I receiving this proxy statement/prospectus?

A:
You are receiving this proxy statement/prospectus because SouthState and Atlantic Capital have agreed to a strategic business combination transaction, pursuant to which of Atlantic Capital will merge with and into SouthState (the “merger”), with SouthState as the surviving entity (the “combined company” or “SouthState”, as the case may be). A copy of the Agreement and Plan of Merger, dated as of July 22, 2021, by and between Atlantic Capital and SouthState (as amended from time to time, the “merger agreement”) is attached as Annex A to this proxy statement/prospectus and is incorporated by reference herein. Following the completion of the merger, Atlantic Capital Bank will merge (the “bank merger”) with and into SouthState Bank, with SouthState Bank as the surviving bank (the “combined bank”).

To complete the merger, among other things, holders of Atlantic Capital common stock must approve the merger agreement (the “Merger Proposal”).

Atlantic Capital is holding a special meeting of holders of Atlantic Capital common stock (the “special meeting”) to obtain approval of the Merger Proposal. Holders of Atlantic Capital common stock will also be asked (1) to approve, on an advisory (non-binding) basis, the merger-related named executive officer compensation that will or may be paid to Atlantic Capital’s named executive officers in connection with the merger (the “Compensation Proposal”) and (2) to approve the proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies if, immediately prior to such adjournment or postponement, there are not sufficient votes at the time of the special meeting to approve the Merger Proposal or to ensure that any supplement or amendment to this proxy statement/prospectus is timely provided to holders of Atlantic Capital common stock (the “Adjournment Proposal”).

Holders of Atlantic Capital common stock are not entitled to appraisal or dissenters’ rights with respect to the merger.

This document is also a prospectus that is being delivered to holders of Atlantic Capital common stock because, in connection with the merger, SouthState is offering shares of SouthState common stock to holders of Atlantic Capital common stock.

This proxy statement/prospectus contains important information about the merger and the other proposals being voted on at the special meeting. You should read it carefully and in its entirety. The enclosed materials allow you to have your shares of common stock voted by proxy without attending the special meeting. Your vote is important, and we encourage you to submit your proxy as soon as possible.

Q:
What will happen in the merger?

A:
In the merger, Atlantic Capital will merge with and into SouthState. Each share of Atlantic Capital common stock issued and outstanding immediately prior to the effective time of the merger
(the “effective time”) (other than certain shares held by SouthState or Atlantic Capital) will be converted into the right to receive 0.36 shares (the “exchange ratio” and such shares, the “merger consideration”) of SouthState common stock. After completion of the merger, Atlantic Capital will cease to exist and will no longer be a public company, and Atlantic Capital common stock will be delisted from the Nasdaq Global Select Market (“Nasdaq”), will be deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and will cease to be publicly traded. Holders of SouthState common stock will continue to own their existing shares of SouthState common stock. See the information provided in the section entitled “The Merger Agreement — Structure of the Merger” beginning on page 68 and the merger agreement for more information about the merger.

Q:
When and where will the special meeting take place?

A:
The special meeting will be held in virtual format via the Internet at https://meetnow.global/MHMPV6Q, on Tuesday, on November 16, 2021 at 10:00 a.m., local time.

Even if you plan to attend the special meeting, Atlantic Capital recommends that you vote your shares in advance as described below so that your vote will be counted if you later decide not to or become unable to attend the special meeting. Shares held in “street name” may be voted in person by you only if you obtain a signed legal proxy from your bank, broker, trustee or other nominee giving you the right to vote the shares.

Q:
What matters will be considered at the special meeting?

A:
At the special meeting, holders of Atlantic Capital common stock will be asked to consider and vote on the following proposals:

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Proposal 1: The Merger Proposal.   Approval of the merger agreement;

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Proposal 2: The Compensation Proposal.   Approval, on an advisory (non-binding) basis, of the
merger-related named executive officer compensation that will or may be paid to Atlantic Capital’s named executive officers in connection with the merger; and

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Proposal 3: The Adjournment Proposal.   Approval of the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies if, immediately prior to such adjournment or postponement, there are not sufficient votes at the time of the special meeting to approve the Merger Proposal or to ensure that any supplement or amendment to this proxy statement/prospectus is timely provided to holders of Atlantic Capital common stock.

In order to complete the merger, among other things, holders of Atlantic Capital common stock must approve the Merger Proposal. Neither the Compensation Proposal nor the Adjournment Proposal are conditions to the obligations of SouthState or Atlantic Capital to complete the merger.

Q:
What will holders of Atlantic Capital common stock receive in the merger?

A:
In the merger, holders of Atlantic Capital common stock will receive 0.36 shares of SouthState common stock for each share of Atlantic Capital common stock held immediately prior to the completion of the merger (other than certain shares held by SouthState or Atlantic Capital). SouthState will not issue any fractional shares of SouthState common stock in the merger. Holders of Atlantic Capital common stock who would otherwise be entitled to a fractional share of SouthState common stock in the merger will instead receive an amount in cash (rounded to the nearest cent) determined by multiplying (i) the average of the closing-sale prices per share of SouthState common stock on Nasdaq for the consecutive period of five (5) full trading days immediately preceding (but not including) the day on which the merger is completed (the “SouthState closing share value”) by (ii) the fraction of a share (after taking into account all shares of Atlantic Capital common stock held by such holder immediately prior to the effective time and rounded to the nearest one-thousandth when expressed in decimal form) of SouthState common stock that such shareholder would otherwise be entitled to receive.

Q:
What will holders of SouthState common stock receive in the merger?

A:
In the merger, holders of SouthState common stock will not receive any consideration, and their shares of SouthState common stock will remain outstanding and will constitute shares of the combined company. Following the merger, shares of SouthState common stock will continue to be listed on Nasdaq.

Q:
Will the value of the merger consideration change between the date of this proxy statement/prospectus and the time the merger is completed?

A:
Yes. Although the number of shares of SouthState common stock that holders of Atlantic Capital common stock will receive is fixed, the value of the merger consideration will fluctuate between the date of this proxy statement/prospectus and the completion of the merger based upon the market value for SouthState common stock. Any fluctuation in the market price of SouthState common stock after the date of this proxy statement/prospectus will change the value of the shares of SouthState common stock that holders of Atlantic Capital common stock will receive. Neither SouthState nor Atlantic Capital is permitted to terminate the merger agreement as a result, in and of itself, of any increase or decrease in the market price of SouthState common stock or Atlantic Capital common stock.

Q:
How will the merger affect Atlantic Capital equity awards?

A:
At the effective time:

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each outstanding option to purchase shares of Atlantic Capital common stock (each, an “Atlantic Capital Option”), whether vested or unvested, will be converted into an option to purchase shares of SouthState common stock (each, a “SouthState Option”), with the number of shares underlying such SouthState Option and the applicable exercise price adjusted based on the exchange ratio;

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each outstanding restricted stock award in respect of shares of Atlantic Capital common stock (each, an “Atlantic Capital Restricted Share”) will be converted into a restricted stock award in respect of shares of SouthState common stock (each, a “SouthState Restricted Share”), with the number of SouthState Restricted Shares adjusted based on the exchange ratio; and

•
each outstanding performance award in respect of shares of Atlantic Capital common stock (each, an “Atlantic Capital Performance Share Award”) will be converted into a time-vesting restricted stock unit denominated in shares of SouthState common stock (each, a “SouthState Stock-Based RSU”), with the number of shares underlying such SouthState Stock-Based RSU determined assuming performance goals are satisfied at the greater of target and actual levels of performance through the effective time as reasonably determined by the compensation committee of the Atlantic Capital board of directors and adjusted based on the exchange ratio.

Following the effective time, SouthState Options, SouthState Restricted Shares and SouthState
Stock-Based RSUs issued in respect of converted Atlantic Capital Options, Atlantic Capital Restricted Shares and Atlantic Capital Performance Share Awards, respectively, will remain subject to the same terms and conditions as were applicable to the corresponding Atlantic Capital equity award immediately prior to the effective time, except that each SouthState Stock-Based RSU that was an Atlantic Capital Performance Share Award will continue to vest based solely on continued service following the effective time.

Q:
How does the Atlantic Capital board of directors recommend that I vote at the special meeting?

A:
The Atlantic Capital board of directors unanimously recommends that you vote “FOR” the Merger Proposal, “FOR” the Compensation Proposal and “FOR” the Adjournment Proposal.

In considering the recommendations of the Atlantic Capital board of directors, holders of Atlantic Capital common stock should be aware that Atlantic Capital directors and executive officers may have interests in the merger that are different from, or in addition to, the interests of holders of Atlantic Capital common stock generally. For a more complete description of these interests, see the information provided in the section entitled “The Merger — Interests of Atlantic Capital’s Directors and Executive Officers in the Merger” beginning on page 59.

Q:
Who is entitled to vote at the special meeting?

A:
The record date for the special meeting is October 15, 2021. All holders of Atlantic Capital common stock who held shares at the close of business on the record date for the special meeting are entitled to receive notice of, and to vote at, the special meeting.

Each holder of Atlantic Capital common stock is entitled to cast one (1) vote on each matter properly brought before the special meeting for each share of Atlantic Capital common stock that such holder owned of record as of the record date. As of the close of business on the record date for the special meeting, there were 20,304,958 outstanding shares of Atlantic Capital common stock. Physical attendance at the special meeting is not required to vote. See below and the section entitled “The Special Meeting — Proxies” beginning on page 40 for instructions on how to vote your shares without attending the special meeting.

Q:
What constitutes a quorum for the special meeting?

A:
Holders of a majority of all the votes entitled to be cast on a matter by the shares of Atlantic Capital common stock issued and outstanding and entitled to vote at the special meeting, present in person or represented by proxy, will be necessary to constitute a quorum for action by such holders at the special meeting. If you fail to submit a proxy or to vote in person at the special meeting on a proposal, or fail to instruct your bank, broker, trustee or other nominee how to vote on a proposal, your shares of Atlantic Capital common stock will not be counted towards a quorum with respect to that proposal. Abstentions are considered present for purposes of establishing a quorum.

Q:
If my shares of common stock are held in “street name” by my broker, will my broker vote my shares for me?

A:
If you hold your shares in a stock brokerage account or if your shares are held by a bank, broker, trustee or other nominee (that is, in “street name”) and fail to give voting instructions, your bank, broker, trustee or other nominee will not vote those shares. Please follow the voting instructions provided by your broker, bank, trustee or other nominee. Please note that you may not vote shares held in street name by returning a proxy card directly to Atlantic Capital or by voting in person at the special meeting unless you provide a “legal proxy,” which you must obtain from your bank, broker, trustee or other nominee. Further, brokers who hold shares of Atlantic Capital common stock may not give a proxy to Atlantic Capital to vote those shares on any of the proposals without specific instructions from their customers.

Q:
What vote is required for the approval of each proposal at the special meeting?

A:
Proposal 1: The Merger Proposal.   Approval of the Merger Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Atlantic Capital common stock entitled to vote on the merger agreement. Shares of Atlantic Capital common stock not present, and shares present and not voted, whether by broker non-vote, abstention or otherwise, will have the same effect as votes cast “AGAINST” the Merger Proposal.

Proposal 2: The Compensation Proposal.   Approval of the Compensation Proposal requires the votes cast by shareholders of Atlantic Capital in favor of the proposal to exceed the votes cast by shareholders of Atlantic Capital against the proposal at the special meeting. An abstention or a broker non-vote or other failure to vote or be present will have no effect on the outcome of the Compensation Proposal.

Proposal 3: The Adjournment Proposal.   Approval of the Adjournment Proposal requires the votes cast by shareholders of Atlantic Capital in favor of the proposal to exceed the votes cast by shareholders of Atlantic Capital against the proposal at the special meeting. Accordingly, an abstention or a broker non-vote or other failure to vote or be present will have no effect on the outcome of the Adjournment Proposal.

Q:
Why am I being asked to consider and vote on the Compensation Proposal?

A:
Under Securities and Exchange Commission (“SEC”) rules, Atlantic Capital is required to seek a non-binding, advisory vote with respect to the compensation that may be paid or become payable to Atlantic Capital’s named executive officers that is based on or otherwise relates to the merger, or “golden parachute” compensation.

Q:
What happens if holders of Atlantic Capital common stock do not approve, by non-binding, advisory vote, the Compensation Proposal?

A:
The vote on the Compensation Proposal is separate and apart from the votes to approve the other proposals being presented at the special meeting. Because the vote on the Compensation Proposal is advisory in nature only, it will not be binding upon Atlantic Capital, SouthState, or the combined company in the merger. Accordingly, the merger-related compensation will be paid to Atlantic Capital’s named executive officers to the extent payable in accordance with the terms of their compensation agreements and arrangements even if the holders of Atlantic Capital common stock do not approve the Compensation Proposal.

Q:
How can I vote my shares in person at the special meeting?

A:
Record holders.   Shares held directly in your name as the holder of record of Atlantic Capital common stock may be voted in person at the special meeting. If you choose to vote your shares in person at the special meeting, please bring your enclosed proxy card and proof of identification.

Shares in “street name.”   Shares held in a brokerage or other account in “street name” may be voted in person by you only if you obtain a signed legal proxy from your bank, broker, trustee or other nominee giving you the right to vote the shares. If you choose to vote your shares in street name in person at the special meeting, please bring that signed legal proxy along with proof of identification.

Even if you plan to attend the special meeting, Atlantic Capital recommends that you vote your shares in advance as described below so that your vote will be counted if you later decide not to or become unable to attend the special meeting.

Additional information on attending the special meeting can be found under the section entitled
“The Special Meeting” on page 38.

Q:
How can I vote my shares without attending the special meeting?

A:
Whether you hold your shares directly as the holder of record of Atlantic Capital common stock or beneficially in “street name,” you may direct your vote by proxy without attending the special meeting.

If you are a record holder of Atlantic Capital common stock, you can vote by proxy over the Internet, by telephone or by mail by following the instructions provided in the enclosed proxy card. Please note that if you hold shares beneficially in “street name,” you should follow the voting instructions provided by your bank, broker, trustee or other nominee.

If you intend to submit your proxy by telephone or via the Internet, you must do so by 11:59 p.m., Eastern Time, on Monday, November 15, 2021. If you intend to submit your proxy by mail, your completed proxy card must be received prior to the special meeting.

Additional information on voting procedures can be found under the section entitled “The Special Meeting” on page 38.

Q:
What do I need to do now?

A:
After carefully reading and considering the information contained in this proxy statement/prospectus, please vote as soon as possible. If you hold shares of Atlantic Capital common stock, please respond by completing, signing and dating the accompanying proxy card and returning it in the enclosed postage-paid envelope, or by submitting your proxy by telephone or through the Internet, as soon as possible so that your shares may be represented at the special meeting. Please note that if you hold shares beneficially in “street name,” you should follow the voting instructions provided by your bank, broker, trustee or other nominee.

Q:
Why is my vote important?

A:
If you do not vote, it will be more difficult for Atlantic Capital to obtain the necessary quorum to hold its special meeting. In addition, your failure to submit a proxy or vote in person, or failure to instruct your bank, broker, trustee or other nominee how to vote, will have the same effect as a vote “AGAINST” the Merger Proposal, and an abstention will have the same effect as a vote “AGAINST” the Merger Proposal.

The merger agreement must be approved by the affirmative vote of a majority of all the votes entitled to be cast on the merger agreement by the holders of Atlantic Capital common stock. The Atlantic Capital board of directors unanimously recommends that you vote “FOR” the Merger Proposal and “FOR” the other proposals to be considered at the special meeting.

Q:
Can I change my vote after I have delivered my proxy or voting instruction card?

A:
Yes. You can change your vote at any time before your proxy is voted at the special meeting. You can do this by:

•
submitting a written statement that you would like to revoke your proxy to the corporate secretary of Atlantic Capital;

•
signing and returning a proxy card with a later date;

•
attending the special meeting in person, notifying the corporate secretary and voting by ballot at the special meeting; or

•
voting by telephone or the Internet at a later time.

If your shares are held by a broker, bank, trustee or other nominee, you should contact your broker, bank, trustee or other nominee to change your vote.

Q:
Will Atlantic Capital be required to submit the Merger Proposal to its shareholders even if the Atlantic Capital board of directors has withdrawn, modified or qualified its recommendation?

A:
Yes. Unless the merger agreement is terminated before the special meeting, Atlantic Capital is required to submit the Merger Proposal to its shareholders even if the Atlantic Capital board of directors has withdrawn or modified its recommendation.

Q:
Are holders of Atlantic Capital common stock entitled to appraisal or dissenters’ rights?

A:
No. Holders of Atlantic Capital common stock are not entitled to appraisal or dissenters’ rights with respect to the merger under the Georgia Business Corporation Code, as amended (the “GBCC”). For more information, see the section entitled “The Merger — Appraisal or Dissenters’ Rights in the Merger” beginning on page 67.

Q:
Are there any risks that I should consider in deciding whether to vote for the approval of the Merger Proposal, or the other proposals to be considered at the special meeting?

A:
Yes. You should read and carefully consider the risk factors set forth in the section entitled “Risk Factors” beginning on page 29. You also should read and carefully consider the risk factors of SouthState and Atlantic Capital contained in the documents that are incorporated by reference into this proxy statement/prospectus.

Q:
What are the material U.S. federal income tax consequences of the merger to holders of Atlantic Capital common stock?

A:
The merger has been structured to qualify as a reorganization for federal income tax purposes, and it is a condition to our respective obligations to complete the merger that SouthState and Atlantic Capital each receive a legal opinion to the effect that the merger will so qualify. Assuming the receipt and accuracy of these opinions, holders of Atlantic Capital common stock generally will not recognize any gain or loss for U.S. federal income tax purposes on the exchange of their Atlantic Capital common stock for SouthState common stock in the merger, except for any gain or loss that may result from the receipt of cash instead of a fractional share of SouthState common stock. You should be aware that the tax consequences to you of the merger may depend upon your own situation. In addition, you may be subject to state, local or foreign tax laws that are not discussed in this proxy statement/prospectus. You should therefore consult with your own tax advisor for a full understanding of the tax consequences to you of the merger. For a more complete discussion of the material U.S. federal income tax consequences of the merger, see the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 86.
Q:
When is the merger expected to be completed?

A:
SouthState and Atlantic Capital expect the merger to close in the first quarter of 2022. However, neither SouthState nor Atlantic Capital can predict the actual date on which the merger will be completed, or if the merger will be completed at all, because completion is subject to conditions and factors outside the control of both companies. Atlantic Capital must first obtain the approval of holders of Atlantic Capital common stock for the merger, and SouthState and Atlantic Capital must then obtain necessary regulatory approvals and satisfy certain other closing conditions.

Q:
What are the conditions to completion of the merger?

A:
The obligations of SouthState and Atlantic Capital to complete the merger are subject to the satisfaction or waiver of certain closing conditions contained in the merger agreement, including the receipt of required regulatory approvals and the expiration of statutory waiting periods without the imposition of any materially burdensome regulatory condition, tax opinions and approval by holders of Atlantic Capital common stock of the Merger Proposal. For more information, see the section entitled
“The Merger Agreement — Conditions to Completion of the Merger” beginning on page 83.

Q:
What happens if the merger is not completed?

A:
If the merger is not completed, holders of Atlantic Capital common stock will not receive any consideration for their shares of Atlantic Capital common stock in connection with the merger. Instead, Atlantic Capital will remain an independent public company, Atlantic Capital common stock will continue to be listed on Nasdaq, and SouthState will not complete the issuance of shares of SouthState common stock pursuant to the merger agreement. In addition, if the merger agreement is terminated in certain circumstances, a termination fee of $16.5 million may be payable by Atlantic Capital to SouthState. See the section entitled “The Merger Agreement — Termination Fee” beginning on page 84 for a more detailed discussion of the circumstances under which a termination fee will be required to be paid.

Q:
Should I send in my stock certificates now?

A:
No. Please do not send in your stock certificates with your proxy. After the merger is completed, an exchange agent mutually agreed upon by SouthState and Atlantic Capital (the “exchange agent”) will send you instructions for exchanging Atlantic Capital stock certificates and Atlantic Capital common stock held in book-entry form for the consideration to be received in the merger. See the section entitled “The Merger Agreement — Conversion of Shares; Exchange of Atlantic Capital Stock Certificates” beginning on page 70.

Q:
What should I do if I hold my shares of Atlantic Capital common stock in book-entry form?

A:
You are not required to take any specific actions to exchange your shares of Atlantic Capital common stock if your shares are held in book-entry form. After the completion of the merger, shares of
Atlantic Capital common stock held in book-entry form automatically will be exchanged for the consideration to be received in the merger, including shares of SouthState common stock in book-entry form, and any cash to be paid in lieu of fractional shares in the merger. See the section entitled
“The Merger Agreement — Conversion of Shares; Exchange of Atlantic Capital Stock Certificates” beginning on page 70.

Q:
What should I do if I receive more than one set of voting materials for the same special meeting?

A:
If you hold shares of Atlantic Capital common stock in “street name” and also directly in your name as a holder of record or otherwise or if you hold shares of Atlantic Capital common stock in more than one (1) brokerage account, you may receive more than one (1) set of voting materials relating to the special meeting.

Record holders.   For shares held directly, please complete, sign, date and return each proxy card
(or cast your vote by telephone or Internet as provided on each proxy card) or otherwise follow the voting instructions provided in this proxy statement/prospectus in order to ensure that all of your shares of Atlantic Capital common stock are voted.

Shares in “street name.”   For shares held in “street name” through a bank, broker, trustee or other nominee, you should follow the procedures provided by your bank, broker, trustee or other nominee to vote your shares.

Q:
Who can help answer my questions?

A:
If you have any questions about the merger or how to submit your proxy or voting instruction card, or if you need additional copies of this document or the enclosed proxy card or voting instruction card, you should contact Atlantic Capital’s corporate secretary, at 945 East Paces Ferry Road NE,
Suite 1600, Atlanta, Georgia 30326, (404) 995-6050. You may also contact Atlantic Capital’s proxy solicitor, Georgeson LLC, at 1290 Avenue of the Americas, 9th Floor, New York, New York 10104 or toll-free at (866) 482-5026.

SUMMARY
This summary highlights selected information in this proxy statement/prospectus and may not contain all of the information that is important to you. You should carefully read this entire proxy statement/prospectus and the other documents we refer you to for a more complete understanding of the matters being considered at the special meeting. In addition, we incorporate by reference important business and financial information about SouthState and Atlantic Capital into this proxy statement/prospectus. You may obtain the information incorporated by reference into this proxy statement/prospectus without charge by following the instructions in the section entitled “Where You Can Find More Information” beginning on page 108 of this proxy statement/prospectus.
The Parties to the Merger (pages 44 and 45)
SouthState Corporation
1101 First Street South, Suite 202
Winter Haven, Florida 33880
(863) 293-4710
SouthState is a South Carolina corporation that is a financial holding company registered with the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) under the Bank Holding Company Act of 1956, as amended (the “BHC Act”). SouthState was incorporated in 1985 under the laws of South Carolina. SouthState provides a wide range of banking services and products to its customers through its wholly owned bank subsidiary, SouthState Bank, a national banking association established in 2000. SouthState Bank provides a full range of traditional consumer, commercial, mortgage and treasury management services, trust and fiduciary services, private banking, and wealth management and investment services in Alabama, Florida, Georgia, North Carolina, South Carolina, and Virginia. At June 30, 2021, SouthState had approximately $40 billion in total consolidated assets, $33 billion in deposits, $4.8 billion in shareholders’ equity.
SouthState’s principal executive offices are located at 1101 First Street South, Suite 202, Winter Haven, Florida 33880, and its telephone number is (863) 293-4710.
SouthState common stock is traded on Nasdaq under the symbol “SSB”.
Atlantic Capital Bancshares, Inc.
945 East Paces Ferry Road NE, Suite 1600
Atlanta, Georgia 30326
(404) 995-6050
Atlantic Capital, a Georgia corporation organized in 2006, is a publicly traded bank holding company headquartered in Atlanta, Georgia. Through its wholly owned bank subsidiary, Atlantic Capital Bank, a national banking association, Atlantic Capital offers commercial and not-for-profit banking services, specialty corporate financial services, private banking services and commercial real estate finance solutions to privately held companies and individuals in the Atlanta area, as well as payments and other specialized financial services for select clients nationally. At June 30, 2021, Atlantic Capital had total consolidated assets of $3.8 billion, total deposits of $3.3 billion, and total consolidated shareholders’ equity of $353 million.
Atlantic Capital common stock is traded on Nasdaq under the symbol “ACBI”.
The Merger and the Merger Agreement (pages 46 and 68)
The terms and conditions of the merger are contained in the merger agreement, a copy of which is attached as Annex A to this proxy statement/prospectus. You are encouraged to read the merger agreement carefully and in its entirety, as it is the primary legal document that governs the merger.
Subject to the terms and conditions of the merger agreement, at the completion of the merger, Atlantic Capital will merge with and into SouthState, with SouthState as the surviving corporation. Following the completion of the merger, Atlantic Capital Bank will merge with and into SouthState Bank, with SouthState Bank as the surviving bank. Following the merger, Atlantic Capital common stock will be delisted from Nasdaq and deregistered under the Exchange Act and will cease to be publicly traded.
Merger Consideration (page 69)
In the merger, holders of Atlantic Capital common stock will receive 0.36 shares of SouthState common stock for each share of Atlantic Capital common stock they hold immediately prior to the effective time. SouthState will not issue any fractional shares of SouthState common stock in the merger. Holders of Atlantic Capital common stock who would otherwise be entitled to a fraction of a share of SouthState common stock in the merger will instead receive, for the fraction of a share, an amount in cash (rounded to the nearest cent) determined by multiplying (i) the SouthState closing share value by (ii) the fraction of a share (after taking into account all shares of Atlantic Capital common stock held by such holder immediately prior to the effective time and rounded to the nearest one-thousandth when expressed in decimal form) of SouthState common stock that such shareholder would otherwise be entitled to receive.
SouthState common stock is listed on Nasdaq under the symbol “SSB”, and Atlantic Capital common stock is listed on Nasdaq under the symbol “ACBI”. The following table shows the closing sale prices of SouthState common stock and Atlantic Capital common stock as reported on Nasdaq on July 22, 2021, the last full trading day before the public announcement of the merger agreement, and on October 13, 2021, the last practicable trading day before the date of this proxy statement/prospectus. This table also shows the implied value of the merger consideration to be issued in exchange for each share of Atlantic Capital common stock, which was calculated by multiplying the closing price of SouthState common stock on those dates by the exchange ratio of 0.36.
	SouthState Common Stock	Atlantic Capital Common Stock	Implied Value of One Share of Atlantic Capital Common Stock
July 22, 2021	$73.42	$23.78	$26.43
October 13, 2021	$76.53	$26.95	$27.55
For more information on the exchange ratio, see the section entitled “The Merger — Terms of the Merger” beginning on page 46 and the section entitled “The Merger Agreement — Merger Consideration” beginning on page 69.
Treatment of Atlantic Capital Equity Awards (page 70)
At the effective time, each outstanding Atlantic Capital equity award will be converted into an award with respect to shares of SouthState common stock, with the number of shares underlying such award (and, in the case of Atlantic Capital Options, the applicable exercise price) adjusted based on the exchange ratio. Each such converted SouthState equity award will continue to be subject to the same terms and conditions (including vesting and exercisability or payment terms) as applied to the corresponding Atlantic Capital equity award, except that each converted SouthState Stock-Based RSU that was an Atlantic Capital Performance Share Award will continue to vest based solely on continued service following the effective time and the number of shares underlying such SouthState Stock-Based RSU will be determined assuming performance goals are satisfied at the greater of target and actual levels of performance through the effective time as reasonably determined by the compensation committee of the Atlantic Capital board of directors.
Material U.S. Federal Income Tax Consequences of the Merger (page 86)
The merger has been structured to qualify as a reorganization for federal income tax purposes, and it is a condition to our respective obligations to complete the merger that SouthState and Atlantic Capital each receive a legal opinion to the effect that the merger will so qualify. Assuming the receipt and accuracy of these opinions, holders of Atlantic Capital common stock generally will not recognize any gain or loss for U.S. federal income tax purposes on the exchange of their Atlantic Capital common stock for SouthState common stock in the merger, except for any gain or loss that may result from the receipt of cash instead of a fractional share of SouthState common stock.
You should be aware that the tax consequences to you of the merger may depend upon your own situation. In addition, you may be subject to state, local or foreign tax laws that are not discussed in this proxy statement/prospectus. You should therefore consult with your own tax advisor for a full understanding of the tax consequences to you of the merger.
Atlantic Capital’s Reasons for the Merger; Recommendation of the Atlantic Capital Board of Directors (page 50)
The Atlantic Capital board of directors has determined that the merger, the merger agreement and the transactions contemplated by the merger agreement are advisable and in the best interests of Atlantic Capital and its shareholders and has unanimously adopted and approved the merger agreement, the merger and the other transactions contemplated by the merger agreement. The Atlantic Capital board of directors unanimously recommends that holders of Atlantic Capital common stock vote “FOR” the Merger Proposal, “FOR” the Compensation Proposal and “FOR” the Adjournment Proposal. For a more detailed discussion of the Atlantic Capital board of directors’ recommendation, see the section entitled “The Merger — Atlantic Capital’s Reasons for the Merger; Recommendation of the Atlantic Capital Board of Directors” beginning on page 50.
Opinion of Atlantic Capital’s Financial Advisor (page 52)
Pursuant to an engagement letter, Atlantic Capital retained J.P. Morgan Securities LLC (“J.P. Morgan”) as its financial advisor in connection with the proposed merger.
At the meeting of the Atlantic Capital board of directors on July 22, 2021, J.P. Morgan rendered its oral opinion, subsequently confirmed in J.P. Morgan’s written opinion dated as of July 22, 2021, to the Atlantic Capital board of directors that, as of such date and based upon and subject to the factors and assumptions set forth in its opinion, the exchange ratio in the proposed merger was fair, from a financial point of view, to the holders of Atlantic Capital common stock.
The full text of the written opinion of J.P. Morgan, dated as of July 22, 2021, which sets forth, among other things, the assumptions made, matters considered and limits on the review undertaken, is attached as Annex B to this proxy statement/prospectus and is incorporated herein by reference. The summary of the opinion of J.P. Morgan set forth in this proxy statement/prospectus is qualified in its entirety by reference to the full text of such opinion. Holders of Atlantic Capital common stock are urged to read the opinion in its entirety. J.P. Morgan’s written opinion was addressed to the Atlantic Capital board of directors (in its capacity as such) in connection with and for the purposes of its evaluation of the proposed merger, was directed only to the fairness of the exchange ratio in the merger to the holders of Atlantic Capital common stock and did not address any other aspect of the merger, and J.P. Morgan expressed no opinion as to the fairness of any consideration to be paid in connection with the merger to the holders of any other class of securities, creditors or other constituencies of Atlantic Capital or as to the underlying decision by Atlantic Capital to engage in the merger. The issuance of J.P. Morgan’s opinion was approved by a fairness committee of J.P. Morgan. The opinion does not constitute a recommendation to any shareholder of Atlantic Capital as to how such shareholder should vote with respect to the merger or any other matter.
Appraisal or Dissenters’ Rights in the Merger (page 67)
Holders of Atlantic Capital common stock are not entitled to appraisal or dissenters’ rights with respect to the merger under the GBCC. For more information, see the section entitled “The Merger — Appraisal or Dissenters’ Rights in the Merger” beginning on page 67.
Interests of Atlantic Capital’s Directors and Executive Officers in the Merger (page 59)
In considering the recommendation of the Atlantic Capital board of directors to vote for the Merger Proposal, the Compensation Proposal and the Adjournment Proposal, holders of Atlantic Capital common stock should be aware that the directors and executive officers of Atlantic Capital may have interests in the merger that are different from, or in addition to, the interests of holders of Atlantic Capital common stock generally. The Atlantic Capital board of directors was aware of these interests and considered them, among other matters, in making its recommendation that Atlantic Capital shareholders vote to approve the Merger Proposal, the Compensation Proposal and the Adjournment Proposal.
These interests include:
•
each outstanding Atlantic Capital Option, Atlantic Capital Restricted Share and Atlantic Capital Performance Share Award will be converted into an award with respect to shares of SouthState common stock, with the number of shares underlying such award (and, in the case of Atlantic Capital Options, the applicable exercise price) adjusted based on the exchange ratio. Each such converted SouthState equity award will continue to be subject to the same terms and conditions (including exercisability or payment terms) as applied to the corresponding Atlantic Capital equity award, except that each such converted SouthState Stock-Based RSU issued in respect of an Atlantic Capital Performance Share Award will continue to vest based solely on continued service following the effective time, with the number of shares underlying such SouthState Stock-Based RSU determined assuming performance goals are satisfied at the greater of target and actual levels of performance through the effective time as reasonably determined by the compensation committee of the Atlantic Capital board of directors;

•
SouthState Bank has entered into employment agreements with Douglas L. Williams, Kurt Shreiner and Richard A. Oglesby, Jr. that will be effective at the effective time and provide for certain compensation and benefits in connection with such executive officers’ employment following the closing of the merger, including severance;

•
SouthState Bank has entered into certain agreements with Gary G. Fleming, Jr. and Annette Rollins that provide for certain retention payments in connection with the closing of the merger, subject to such executive officers’ continued employment with SouthState Bank through the successful completion of the systems’ conversion;

•
certain of Atlantic Capital’s executive officers are participants in the Atlantic Capital Bancshares, Inc. Executive Severance and Change in Control Plan that provides for severance payments and benefits upon a termination of employment in connection with or following the consummation of the merger;

•
certain of Atlantic Capital’s directors and executive officers will continue to serve as directors or executive officers, as applicable, of the combined company or the combined bank following the closing of the merger; and

•
Atlantic Capital’s directors and executive officers are entitled to continued indemnification and insurance coverage under their existing agreements with Atlantic Capital.

The Atlantic Capital board of directors was aware of and considered these respective interests when deciding to adopt and approve the merger agreement. For more information, see the section entitled “The Merger — Interests of Atlantic Capital’s Directors and Executive Officers in the Merger” beginning on page 59.
Governance of the Combined Company After the Merger (page 65)
Charter
The amended and restated articles of incorporation of SouthState, as in effect immediately prior to the effective time, will be the articles of incorporation of the combined company, until thereafter amended in accordance with applicable law.
Bylaws
The amended and restated bylaws of SouthState, as in effect immediately prior to the effective time, will be the bylaws of the combined company, until thereafter amended as provided therein or in accordance with applicable law.

Board of Directors
Prior to the effective time, the SouthState board of directors will take all actions necessary so that two (2) directors of Atlantic Capital immediately prior to the effective time will be appointed to the SouthState board of directors as of the effective time. The two (2) designated directors of Atlantic Capital will be directors of Atlantic Capital immediately prior to the effective time and will be selected by SouthState.
Executive Management Team
Effective as of the effective time, and subject to the effectiveness of, and the executive’s compliance with the terms of, the applicable employment agreement, (i) Douglas Williams will serve as the President of the Atlanta Banking Group and Head of Corporate Banking for the combined bank and will serve on the Management Executive Committee of the combined company, (ii) Kurt Shreiner will serve as the President of the Corporate Financial Services Division for the combined bank and (iii) Richard Oglesby, Jr. will serve as the President, Atlanta Division, of the combined bank.
Regulatory Approvals (page 65)
Subject to the terms of the merger agreement, SouthState and Atlantic Capital have agreed to cooperate with each other and use reasonable best efforts to promptly prepare and file all documentation to obtain as promptly as practicable all permits, consents, waivers, approvals and authorizations of all third parties, regulatory agencies and governmental entities which are necessary or advisable to consummate the transactions contemplated by the merger agreement (including the merger and the bank merger), and to comply with the terms and conditions of all such permits, consents, waivers, approvals and authorizations of all such regulatory agencies and governmental entities. These approvals include, among others, the approval of the Federal Reserve Board and the Office of the Comptroller of the Currency (the “OCC”).
Although neither SouthState nor Atlantic Capital knows of any reason why it cannot obtain these regulatory approvals in a timely manner, SouthState and Atlantic Capital cannot be certain when or if they will be obtained, or that the granting of these regulatory approvals will not involve the imposition of conditions on the completion of the merger or the bank merger.
The OCC approved SouthState’s application to merge Atlantic Capital with and into SouthState on October 12, 2021.
Expected Timing of the Merger
SouthState and Atlantic Capital expect the merger to close in the first quarter of 2022. However, neither SouthState nor Atlantic Capital can predict the actual date on which the merger will be completed, or if the merger will be completed at all, because completion is subject to conditions and factors outside the control of both companies. SouthState and Atlantic Capital must first obtain the approval of holders of Atlantic Capital common stock for the merger, as well as obtain necessary regulatory approvals and satisfy certain other closing conditions.
Conditions to Completion of the Merger (page 83)
As more fully described in this proxy statement/prospectus and in the merger agreement, the completion of the merger depends on a number of conditions being satisfied or, where legally permissible, waived. These conditions include:
•
approval of the merger agreement by the shareholders of Atlantic Capital by the requisite Atlantic Capital vote;

•
the authorization for listing on Nasdaq, subject to official notice of issuance, of the shares of SouthState common stock that will be issued pursuant to the merger agreement;

•
all requisite regulatory approvals having been obtained and remaining in full force and effect, and all statutory waiting periods in respect thereof having expired or been terminated, without the imposition of any materially burdensome regulatory condition;

•
the effectiveness of the registration statement of which this proxy statement/prospectus forms a part, and the absence of any stop order suspending the effectiveness of the registration statement or proceedings for such purpose initiated or threatened by the SEC and not withdrawn;

•
no order, injunction or decree issued by any court or governmental entity of competent jurisdiction or other legal restraint or prohibition preventing the completion of the merger, the bank merger or any of the other transactions contemplated by the merger agreement or making the completion of the merger, the bank merger or the other transactions contemplated by the merger agreement illegal;

•
the accuracy of the representations and warranties of SouthState and Atlantic Capital in the merger agreement, subject to materiality standards provided in the merger agreement (and the receipt of officers’ certificates to such effect);

•
performance in all material respects by each of SouthState and Atlantic Capital of their respective obligations, covenants and agreements under the merger agreement (and the receipt of officers’ certificates to such effect); and

•
receipt by each of SouthState and Atlantic Capital of an opinion from counsel as to certain tax matters.

Termination of the Merger Agreement (page 83)
The merger agreement may be terminated at any time prior to the completion of the merger, whether before or after the receipt of the requisite Atlantic Capital vote (except as indicated below), in the following circumstances:
•
by mutual written consent of SouthState and Atlantic Capital;

•
by either SouthState or Atlantic Capital if any governmental entity that must grant a requisite regulatory approval has denied approval of the merger or the bank merger and such denial has become final and nonappealable or any governmental entity of competent jurisdiction has issued a final and nonappealable order, injunction, decree or other legal restraint or prohibition permanently enjoining or otherwise prohibiting or making illegal the completion of the merger or the bank merger, unless the failure to obtain a requisite regulatory approval is due to the failure of the party seeking to terminate the merger agreement to perform or observe its obligations, covenants and agreements set forth in the merger agreement;

•
by either SouthState or Atlantic Capital if the merger has not been completed on or before the termination date (April 22, 2022), unless the failure of the merger to be completed by such date is due to the failure of the party seeking to terminate the merger agreement to perform or observe its obligations, covenants and agreements set forth in the merger agreement;

•
by either SouthState or Atlantic Capital (provided that the terminating party is not then in material breach of any representation, warranty, obligation, covenant or other agreement contained in the merger agreement) if there is a breach of any of the obligations, covenants or agreements or any of the representations or warranties (or if any such representation or warranty ceases to be true) set forth in the merger agreement on the part of Atlantic Capital, in the case of a termination by SouthState, or SouthState, in the case of a termination by Atlantic Capital, which breach or failure to be true, either individually or in the aggregate with all other breaches by such party (or failures of such representations or warranties to be true), would constitute, if occurring or continuing on the closing date, the failure of an applicable closing condition of the terminating party and which is not cured within thirty (30) days following written notice to the other party, or by its nature or timing cannot be cured during such period (or such fewer days as remain prior to the termination date);

•
by SouthState if (1) Atlantic Capital or the Atlantic Capital board of directors has made a recommendation change or (2) Atlantic Capital or the Atlantic Capital board of directors commits a willful and material breach of its obligations relating to non-solicitation of acquisition proposals or its obligations related to shareholder approval and the Atlantic Capital board recommendation;

•
by either SouthState or Atlantic Capital, if the requisite Atlantic Capital vote has not been obtained upon a vote thereon taken at the special meeting (including any adjournment or postponement thereof); or

•
by Atlantic Capital, in order to enter into an alternative acquisition agreement with respect to a superior proposal if, prior to the time the requisite Atlantic Capital vote is obtained, the Atlantic Capital board of directors authorizes Atlantic Capital to enter into an alternative acquisition agreement in response to a superior proposal.

Termination Fee (page 84)
If the merger agreement is terminated by either SouthState or Atlantic Capital under certain circumstances, including circumstances involving alternative acquisition proposals and changes in the recommendation by Atlantic Capital or its board, Atlantic Capital may be required to pay a termination fee to SouthState equal to $16.5 million.
Accounting Treatment (page 65)
SouthState and Atlantic Capital each prepare their respective financial statements in accordance with accounting principles generally accepted in the United States (“GAAP”). The merger will be accounted for using the acquisition method of accounting, and SouthState will be treated as the accounting acquirer for financial reporting purposes.
The Rights of Holders of Atlantic Capital Common Stock Will Change as a Result of the Merger (page 91)
The rights of holders of Atlantic Capital common stock are governed by Georgia law and by the articles of incorporation and bylaws of Atlantic Capital. In the merger, holders of Atlantic Capital common stock will become holders of common stock of the combined company, and their rights will be governed by South Carolina law and the amended and restated articles of incorporation of SouthState, as amended, and the amended and restated bylaws of SouthState, as amended. Holders of Atlantic Capital common stock will have different rights once they become holders of common stock of the combined company due to differences between the Atlantic Capital governing documents and Georgia law, on the one hand, and the SouthState governing documents and South Carolina law, on the other hand. These differences are described in more detail under the section entitled “Comparison of Shareholders’ Rights” beginning on page 91.
Listing of SouthState Common Stock; Delisting and Deregistration of Atlantic Capital Common Stock (page 90)
The shares of SouthState common stock to be issued in the merger will be listed for trading on Nasdaq. Following the merger, shares of SouthState common stock will continue to be listed on Nasdaq. In addition, following the merger, Atlantic Capital common stock will be delisted from Nasdaq and deregistered under the Exchange Act.
The Special Meeting (page 38)
The special meeting will be held on Tuesday, November 16, 2021, at 10:00 a.m., local time, virtually via the Internet at https://meetnow.global/MHMPV6Q. At the special meeting, holders of Atlantic Capital common stock will be asked to consider and vote on the following proposals:
•
the Merger Proposal;

•
the Compensation Proposal; and

•
the Adjournment Proposal.

You may vote at the special meeting if you owned shares of Atlantic Capital common stock at the close of business on October 15, 2021. On that date, there were 20,304,958 shares of Atlantic Capital common stock outstanding, approximately 4.5% of which were owned and entitled to be voted by Atlantic Capital directors and executive officers and their affiliates. We currently expect that Atlantic Capital’s directors and executive officers will vote their shares in favor of the Merger Proposal and the other proposals to be considered at the special meeting, although none of them has entered into any agreements obligating them to do so.

The Merger Proposal will be approved if the holders of a majority of the outstanding shares of Atlantic Capital common stock entitled to vote on such proposal are voted in favor of such proposal. The Compensation Proposal and the Adjournment Proposal will each be approved if the votes cast by shareholders of Atlantic Capital in favor of the applicable proposal exceeds the votes cast by shareholders of Atlantic Capital against the applicable proposal. If you mark “ABSTAIN” on your proxy, fail to submit a proxy or vote in person at the special meeting or fail to instruct your bank, broker, trustee or other nominee how to vote with respect to the Merger Proposal, it will have the same effect as a vote “AGAINST” the Merger Proposal. If you mark “ABSTAIN” on your proxy, fail to submit a proxy or vote in person at the special meeting or fail to instruct your bank, broker, trustee or other nominee how to vote with respect to the Compensation Proposal or the Adjournment Proposal, it will have no effect on the Compensation Proposal or the Adjournment Proposal.
Risk Factors (page 29)
In evaluating the merger agreement and the merger, including the issuance of shares of SouthState common stock in the merger, you should carefully read this proxy statement/prospectus and give special consideration to the factors discussed in the section entitled “Risk Factors” beginning on page 29 and in SouthState’s and Atlantic Capital’s respective Annual Reports on Form 10-K for the year ended December 31, 2020 and in other documents incorporated by reference into this proxy statement/prospectus. Please see the section entitled “Where You Can Find More Information” beginning on page 108 of this proxy statement/prospectus for the location of information incorporated by reference into this proxy statement/prospectus.

UNAUDITED PRO FORMA COMBINED
CONDENSED CONSOLIDATED FINANCIAL INFORMATION
The following unaudited pro forma combined condensed financial information is based on the separate historical financial statements of SouthState and Atlantic Capital after giving effect to the merger and the issuance of SouthState common stock in connection therewith, and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma combined condensed financial information. The unaudited pro forma combined condensed statement of income for the year ended December 31, 2020 and for the six months ended June 30, 2021 combines the historical consolidated statements of income of SouthState and Atlantic Capital, giving effect to the merger as if it had been completed on January 1, 2020. The accompanying unaudited pro forma combined condensed balance sheet as of June 30, 2021 combines the historical consolidated balance sheets of SouthState and Atlantic Capital, giving effect to the merger as if it had been completed on June 30, 2021.
The following unaudited pro forma combined condensed financial information and related notes are based on and should be read in conjunction with (i) the historical audited consolidated financial statements of SouthState and the related notes included in SouthState’s Annual Report on Form 10-K for the year ended December 31, 2020, and the historical unaudited condensed consolidated financial statements of SouthState and related notes included in SouthState’s Quarterly Report on Form 10-Q for the six month period ending June 30, 2021, and (ii) the historical audited consolidated financial statements of Atlantic Capital and the related notes included in Atlantic Capital’s Annual Report on Form 10-K for the year ended December 31, 2020, and the historical unaudited condensed consolidated financial statements of Atlantic Capital and related notes included in Atlantic Capital’s Quarterly Report on Form 10-Q for the six month period ending June 30, 2021, each of which is incorporated into this proxy statement/prospectus by reference. The SouthState historical results reported in the unaudited pro forma combined condensed statement of income for the year ended December 31, 2020 have been adjusted to give effect to SouthState’s acquisition of CenterState Bank Corporation (“CenterState”), which closed on June 7, 2020, as if it had occurred on January 1, 2020.
The historical consolidated financial information has been adjusted in the unaudited pro forma combined condensed financial information to give effect to the pro forma events that are (i) directly related to the merger, (ii) factually supportable and (iii) with respect to the unaudited pro forma combined condensed statement of income, expected to have a continuing effect on the results of the combined company. The unaudited pro forma combined condensed financial information contained herein does not reflect the costs of any integration activities or benefits that may result from the realization of future cost savings from operating efficiencies, or any other synergies that may result from the merger. The following unaudited pro forma combined condensed financial information gives effect to the merger and includes adjustments for the following:
•
certain reclassifications to conform historical financial statement presentations between the companies; and

•
application of the acquisition method of accounting under the provisions of topic ASC 805, “Business Combinations,” to reflect merger consideration of approximately $535 million in exchange for all outstanding shares of Atlantic Capital common stock, including adjustments for the conversion of Atlantic Capital’s outstanding equity awards.

Future results may differ materially from the results reflected because of various factors, including those discussed in the section entitled “Risk Factors” beginning on page 29 and appearing under the caption “Risk Factors” in SouthState’s and Atlantic Capital’s most recently filed Annual Reports on Form 10-K and in any subsequently filed Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, which are incorporated by reference in this proxy statement/prospectus, and the factors discussed in the section entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 36. Among other factors, the actual amounts recorded as of the completion of the merger may differ materially from the information presented in these unaudited pro forma combined condensed financial statements as a result of:
•
net cash used or generated in SouthState’s or Atlantic Capital’s operations between the signing of the merger agreement and the completion of the merger;

•
the timing of the completion of the merger, changes in total merger-related expenses, and integration costs, including costs associated with systems implementation, severance, and other costs related to exit or disposal activities;

•
other changes in SouthState’s or Atlantic Capital’s net assets that occur prior to the completion of the merger, which could cause material differences in the information presented below; and

•
changes in the financial results of the combined company.

The risk of such variance is particularly significant with respect to the preliminary purchase price allocation, because such allocation is based, in large part, on the closing price per share of SouthState common stock as of the closing date. The preliminary purchase price allocation reflected in the unaudited pro forma combined condensed financial information assumes a closing price per share of SouthState common stock of $73.42, the closing price of SouthState common stock on July 22, 2021, the date of the merger agreement by and between SouthState and Atlantic Capital. The financial markets experience volatility due in part to national and global events and has contributed to fluctuations in the trading price of SouthState common stock and Atlantic Capital common stock. Continued financial market volatility, and its effect on the trading prices of SouthState common stock and Atlantic Capital common stock, will largely depend on future developments, which SouthState and Atlantic Capital cannot accurately predict or control. Given this volatility and uncertainty, the unaudited pro forma combined condensed financial information included in this proxy statement/prospectus may not be indicative of and does not purport to represent the combined company’s actual financial condition or results of operations as of the closing date or any future or other date or period.
The following unaudited pro forma combined condensed financial information and related notes are being provided for illustrative purposes only and do not purport to represent what the combined company’s actual results of operations or financial position would have been had the merger been completed on the dates indicated, nor are they necessarily indicative of the combined company’s future results of operations or financial position for any future period. The preparation of the unaudited pro forma combined condensed financial statements and related adjustments required management to make certain assumptions and estimates. The unaudited pro forma combined condensed financial statements should be read together with:
•
the accompanying notes to the unaudited pro forma combined condensed financial statements;

•
SouthState’s audited historical consolidated financial statements and accompanying notes as of and for the year ended December 31, 2020, included in SouthState’s Annual Report on Form 10-K for the year ended December 31, 2020, which is incorporated by reference into this proxy statement/prospectus;

•
SouthState’s unaudited historical condensed consolidated financial statements and accompanying notes as of and for the six months ended June 30, 2021, included in SouthState’s Quarterly Report on Form 10-Q for the six months ended June 30, 2021, which is incorporated by reference into this proxy statement/prospectus;

•
Atlantic Capital’s audited historical consolidated financial statements and accompanying notes as of and for the year ended December 31, 2020, included in Atlantic Capital ‘s Annual Report on Form 10-K for the year ended December 31, 2020, which is incorporated by reference into this proxy statement/prospectus;

•
Atlantic Capital’s unaudited historical condensed consolidated financial statements and accompanying notes as of and for the six months ended June 30, 2021, included in Atlantic Capital’s Quarterly Report on Form 10-Q for the six months ended June 30, 2021, which is incorporated by reference into this proxy statement/prospectus; and

•
other information pertaining to SouthState and Atlantic Capital contained in or incorporated by reference into this proxy statement/prospectus.

SOUTHSTATE CORPORATION AND SUBSIDIARY
UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED BALANCE SHEET
(Dollars in thousands, except par value)
	SouthState 6/30/2021 (as reported)	Atlantic Capital 6/30/2021 (as reported)	Reclass Adj		Purchase Acct Adj		Pro Forma 6/30/2021 Combined
ASSETS
Cash and cash equivalents:
Cash and due from banks	$529,434	$35,530	$—		$—		$564,964
Interest-bearing deposits with banks	5,875,078	593,195					6,468,273
Total cash and cash equivalents	6,404,512	628,725	—		—		7,033,237
Trading securities, at fair value	89,925	—					89,925
Investment securities:
Securities held to maturity	1,189,265	233,547			11,674	(c)	1,434,486
Securities available for sale, at fair value	4,369,159	480,518					4,849,677
Other investments	160,607	24,293					184,900
Total investment securities	5,719,031	738,358	—		11,674		6,469,063
Loans held for sale	171,447	—					171,447
Loans:
Gross Loans	24,033,078	2,264,899			(11,863)	(d)	26,286,114
Less allowance for credit losses (“ACL”)	(350,401)	(26,123)			—	(e)	(376,524)
Loans, net	23,682,677	2,238,776	—		(11,863)		25,909,590
Other real estate owned (OREO)	5,039	16					5,055
Bank property held for sale	20,237	—					20,237
Premises and equipment, net	568,473	19,643					588,116
Goodwill	1,581,085	19,925			193,462	(f)	1,794,472
Bank-owned life insurance	773,452	73,610					847,062
Mortgage servicing rights (MSRs)	57,351	—					57,351
Other intangible assets	145,126	2,637			7,344	(g)	155,107
Deferred tax asset	36,714	18,653			(1,701)	(h)	53,666
Derivatives assets, at fair value	526,145	—	15,591	(a)	—		541,736
Other assets	594,655	40,102	(15,591)	(a)	7,054	(i)	626,220
Total assets	$40,375,869	$3,780,445	$—		$205,970		$44,362,284
LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Noninterest-bearing	$11,176,338	$1,374,018			—		$12,550,356
Interest-bearing	22,066,031	1,932,206			—		23,998,237
Total deposits	33,242,369	3,306,224	—		—		36,548,593
See accompanying notes to Unaudited Pro Forma Combined Condensed Consolidated Financial Statements

	SouthState 6/30/2021 (as reported)	Atlantic Capital 6/30/2021 (as reported)	Reclass Adj		Purchase Acct Adj		Pro Forma 6/30/2021 Combined
Federal funds purchased and securities sold under agreements to repurchase	862,429	—			—		862,429
Other borrowings	351,548	73,953			—		425,501
Derivatives liabilities, at fair value	518,221	—	8,008	(b)	—		526,229
Other liabilities	643,679	47,083	(8,008)	(b)	36,695	(i)	719,449
Total liabilities	35,618,246	3,427,260	—		36,695		39,082,201
Shareholders’ equity:
Preferred stock – $.01 par value;
authorized 10,000,000 shares; no shares
issued and outstanding	—	—			—		—
Common stock	175,957	—			18,287	(j), (k)	194,244
Surplus (APIC)	3,720,946	206,619			309,672	(j), (k)	4,237,237
Retained earnings	836,584	139,315			(151,433)	(j), (e)	824,466
Accumulated other comprehensive income	24,136	7,251			(7,251)	(j)	24,136
Total shareholders’ equity	4,757,623	353,185	—		169,275		5,280,083
Total liabilities and shareholders’ equity	$40,375,869	$3,780,445	$—		$205,970		$44,362,284

See accompanying notes to Unaudited Pro Forma Combined Condensed Consolidated Financial Statements

SOUTHSTATE CORPORATION AND SUBSIDIARY
UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED
STATEMENT OF INCOME FOR THE YEAR
ENDED DECEMBER 31, 2020
(Dollars in thousands, except per share data)
	SouthState 12/31/2020 (as reported)	CenterState 6/7/2020(1)	CenterState Pro Forma Adj (8)		SouthState 12/31/2020 (Pro Forma)	Atlantic Capital 12/31/2020 (as reported)	Pro Forma Adj		Proforma 12/31/2020 Combined
Interest income:
Loans, including fees	$851,199	$275,111	$(29,918)	(a)	$1,096,392	$85,580	$2,966	(2)	$1,184,938
Investment securities	54,632	23,609	(2,753)	(b)	75,488	11,683	(3,891)	(3)	83,280
Federal funds sold and securities purchased under agreements to resell	4,198	2,269			6,467	1,733			8,200
Total interest income	910,029	300,989	(32,671)		1,178,347	98,996	(925)		1,276,418
Interest expense:
Deposits	55,442	30,545	(2,771)	(c)	83,216	7,820			91,036
Federal funds purchased and securities sold under agreements to repurchase	1,950	1,528			3,478	41			3,519
Other borrowings	26,172	3,939	326	(d)	30,437	4,162			34,599
Total interest expense	83,564	36,012	(2,445)		117,131	12,023	—		129,154
Net interest income	826,465	264,977	(30,226)		1,061,216	86,973	(925)		1,147,264
Provision for credit losses	235,989	45,099	(45,099)	(e)	235,989	17,446			253,435
Net interest income after provision for credit losses	590,476	219,878	14,873		825,227	69,527	(925)		893,829
Noninterest income:
Service charges on deposit accounts	84,319	17,352			101,671	4,871			106,542
Correspondent banking capital markets revenue	64,743	48,145			112,888	—			112,888
Trust and investment services income	29,437	1,277			30,714	—			30,714
Mortgage banking income	106,202	35,834			142,036	—			142,036
Securities gains, net	50	40,276			40,326	(23)			40,303
Other	26,389	7,177			33,566	5,437			39,003
Total noninterest income	311,140	150,061	—		461,201	10,285	—		471,486
Noninterest expense:
Salaries and employee benefits	416,599	138,632			555,231	34,229			589,460
Net occupancy expense	75,587	19,047			94,634	6,520			101,154
See accompanying notes to Unaudited Pro Forma Combined Condensed Consolidated Financial Statements

	SouthState 12/31/2020 (as reported)	CenterState 6/7/2020(1)	CenterState Pro Forma Adj (8)		SouthState 12/31/2020 (Pro Forma)	Atlantic Capital 12/31/2020 (as reported)	Pro Forma Adj		Proforma 12/31/2020 Combined
OREO expense and loan related	3,568	2,040			5,608	99			5,707
Information services expense	59,843	10,263			70,106	3,113			73,219
FDIC assessment and other regulatory charges	10,713	3,248			13,961	629			14,590
Advertising and marketing	4,092	3,223			7,315	517			7,832
Amortization of intangibles	26,992	7,421	2,870	(f)	37,283	—	1,335	(4)	38,618
Supplies, printing and postage expense	8,679	1,520			10,199	90			10,289
Professional fees	14,033	6,014			20,047	2,745			22,792
Merger and branch consolidation related expenses	85,906	44,926	(127,879)	(g)	2,953	—		(5)	2,953
Swap termination expense	38,787	—			38,787	—			38,787
Other	52,845	19,141			71,986	4,717			76,703
Total noninterest expense	797,644	255,475	(125,009)		928,110	52,659	1,335		982,104
Earnings:
Income before provision for income taxes	103,972	114,464	139,882		358,318	27,153	(2,260)		383,211
Provision for income taxes	(16,660)	25,243	30,774	(h)	39,357	4,613	(497)	(6)	43,473
Net income	$120,632	$89,221	$109,108		$318,961	$22,540	$(1,763)		$339,738
Earnings per common share:
Basic	$2.20				$4.50	$1.06			$4.33
Diluted	$2.19				$4.48	$1.05			$4.31
Dividends per common share	$1.88				$1.88	$—-			$1.88
Weighted-average common shares outstanding:
Basic	54,756		16,089	(i)	70,845	21,342	(13,659)	(7)	78,528
Diluted	55,063		16,089	(i)	71,152	21,428	(13,714)	(7)	78,866
See accompanying notes to Unaudited Pro Forma Combined Condensed Consolidated Financial Statements

SOUTHSTATE CORPORATION AND SUBSIDIARY
UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED
STATEMENT OF INCOME FOR THE SIX MONTHS
ENDED JUNE 30, 2021
(Dollars in thousands, except per share data)
	SouthState 6/30/2021 (as reported)	Atlantic Capital 6/30/2021 (as reported)	Pro Forma Adj		Proforma 6/30/2021 Combined
Interest income:
Loans, including fees	$506,144	$45,121	$1,483	(2)	$552,748
Investment securities	37,534	7,274	(1,946)	(3)	42,862
Federal funds sold and securities purchased under agreements to resell	2,339	633			2,972
Total interest income	546,017	53,028	(463)		598,582
Interest expense:
Deposits	20,795	1,822			22,617
Federal funds purchased and securities sold under agreements to repurchase	673	—			673
Other borrowings	9,421	2,201			11,622
Total interest expense	30,889	4,023	—		34,912
Net interest income	515,128	49,005	(463)		563,670
Provision for credit losses	(117,213)	(5,452)			(122,665)
Net interest income after provision for credit losses	632,341	54,457	(463)		686,335
Noninterest income:
Service charges on deposit accounts	49,218	3,390			52,608
Correspondent Banking capital markets revenue	54,625	—			54,625
Trust and investment services income	18,311	—			18,311
Mortgage banking income	36,995	—			36,995
Securities gains, net	36	2			38
Other	16,120	3,754			19,874
Total noninterest income	175,305	7,146	—		182,451
Noninterest expense:
Salaries and employee benefits	277,740	20,783			298,523
Net occupancy expense	46,175	3,105			49,280
OREO expense and loan related	1,242	14			1,256
Information services expense	37,867	1,661			39,528
FDIC assessment and other regulatory charges	8,772	696			9,468
Advertising and marketing	3,399	246			3,645
Amortization of intangibles	18,132	—	601	(4)	18,733
Supplies, printing and postage expense	5,170	15			5,185
Professional fees	5,575	1,645			7,220
Merger and branch consolidation related expenses	42,979	—		(5)	42,979
Extinguishment of debt cost	11,706	—			11,706
Other	33,337	2,181			35,518
Total noninterest expense	492,094	30,346	601		523,041
See accompanying notes to Unaudited Pro Forma Combined Condensed Consolidated Financial Statements

	SouthState 6/30/2021 (as reported)	Atlantic Capital 6/30/2021 (as reported)	Pro Forma Adj		Proforma 6/30/2021 Combined
Earnings:
Income before provision for income taxes	315,552	31,257	(1,064)		345,745
Provision for income taxes	69,643	6,079	(234)	(6)	75,488
Net income	$245,909	$25,178	$(830)		$270,257
Earnings per common share:
Basic	$3.47	$1.24			$3.45
Diluted	$3.44	$1.23			$3.43
Dividends per common share	$0.94	$—-			$0.94
Weighted-average common shares outstanding:
Basic	70,937	20,356	(13,028)	(7)	78,265
Diluted	71,445	20,509	(13,126)	(7)	78,828
See accompanying notes to Unaudited Pro Forma Combined Condensed Consolidated Financial Statements

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(all amounts are in thousands, except per share data, unless otherwise indicated)
Note 1 — Basis of Pro Forma Presentation
The accompanying unaudited pro forma combined condensed financial statements and related notes were prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma combined condensed statements of income for the year ended December 31, 2020 and six months ended June 30, 2021 combines the historical consolidated statements of income of SouthState and Atlantic Capital, giving effect to the merger as if it had been completed on January 1, 2020. In addition, the SouthState historical results reported in the unaudited pro forma combined condensed statement of income for the year ended December 31, 2020 have been adjusted to give effect to SouthState’s acquisition of CenterState, which closed on June 7, 2020, as if it had occurred on January 1, 2020. The accompanying unaudited pro forma combined condensed balance sheet as of June 30, 2021 combines the historical consolidated balance sheets of SouthState and Atlantic Capital, giving effect to the merger as if it had been completed on June 30, 2021.
SouthState’s and Atlantic Capital’s historical financial statements were prepared in accordance with GAAP. As discussed in the following notes, certain reclassifications were made to align SouthState’s and Atlantic Capital’s financial statement presentation. SouthState has not identified all adjustments necessary to conform Atlantic Capital’s accounting policies to SouthState’s accounting policies. Upon completion of the merger, or as more information becomes available, the combined company will perform a more detailed review of Atlantic Capital’s accounting policies. As a result of that review, differences could be identified between the accounting policies of the two companies that, when combined, could have a material impact on the combined company’s financial information.
The accompanying unaudited pro forma combined condensed financial statements and related notes were prepared using the acquisition method of accounting under the provisions of ASC 805, with SouthState considered to be the acquirer of Atlantic Capital. ASC 805 requires, among other things, that the assets acquired and liabilities assumed in a business combination be recognized at their fair values as of the acquisition date. For purposes of the unaudited pro forma combined condensed balance sheet, the purchase consideration has been allocated to the assets acquired and liabilities assumed of Atlantic Capital based upon management’s preliminary estimate of their fair values as of June 30, 2021. SouthState has not completed the valuation analysis and calculations in sufficient detail necessary to arrive at the required estimates of the fair value of Atlantic Capital assets to be acquired or liabilities assumed, other than a preliminary estimate for intangible assets and certain financial assets and financial liabilities. Accordingly, apart from the aforementioned, certain Atlantic Capital assets and liabilities are presented at their respective carrying amounts and should be treated as preliminary values. Any differences between the fair value of the consideration transferred and the fair value of the assets acquired and liabilities assumed will be recorded as goodwill. Accordingly, the purchase price allocation and related adjustments reflected in these unaudited pro forma combined condensed financial statements are preliminary and subject to revision based on final determination of fair value.
All dollar amounts presented within these NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS are in thousands of dollars, except per share data, unless otherwise indicated.
Note 2 — Preliminary Purchase Price Allocation
Under the terms of the merger agreement, holders of Atlantic Capital common stock have the right to receive a fixed exchange ratio of 0.36 shares of SouthState common stock for each share of Atlantic Capital common stock. For purposes of the unaudited pro forma combined condensed balance sheet, the estimated merger consideration is based on the total number of shares of Atlantic Capital common stock issued and outstanding as of June 30, 2021 and the closing price per share of SouthState common stock of $73.42 on July 22, 2021, the date of the merger agreement by and between SouthState and Atlantic Capital. The preliminary purchase price also takes into consideration the estimated fair value attributable to Atlantic Capital’s outstanding restricted stock awards, stock options and performance-based restricted stock units (collectively “Equity Awards”) as of June 30, 2021 that will convert to SouthState Equity Awards on the acquisition date. Pursuant to the merger agreement, unvested Equity Awards at the time of merger will continue to vest according to the terms of the original stock award agreements (except that each SouthState Stock-Based RSU that was an Atlantic Capital Performance Share Award will continue to vest based solely on continued service following the effective time) and the related stock-based compensation will be recorded by SouthState as post-merger compensation expense.
The following table summarizes the preliminary purchase price allocation to the estimated fair value of assets and liabilities of Atlantic Capital (in thousands, except per share data):
Atlantic Capital common shares outstanding as of June 30, 2021	20,319,429
Price per share, based upon SouthState’s price of $73.42 on July 22, 2021	$26.4312
Total pro forma purchase price from common stock	$537,067
Stock options converted to SouthState options	766
Performance-based equity awards (PSUs) converted to SouthState’s restricted stock units	1,725
Adjustment for unvested restricted stock awards (RSAs) included in purchase price above	(4,979)
Total pro forma purchase price	$534,579
The preliminary estimated merger consideration as shown in the table above is allocated to the tangible and intangible assets acquired and liabilities assumed of Atlantic Capital based on their preliminary estimated fair values. As mentioned above in Note 1, SouthState has not completed the valuation analysis and calculations in sufficient detail necessary to arrive at the required estimates of the fair market value of the Atlantic Capital assets to be acquired or liabilities assumed, other than a preliminary estimate for intangible assets and certain financial assets and financial liabilities. Accordingly, apart from the aforementioned, certain assets acquired and liabilities assumed are presented at their respective carrying amounts and should be treated as preliminary values. The fair value assessments are preliminary and are based upon available information and certain assumptions, which SouthState believes are reasonable under the circumstances. Actual results may differ materially from the assumptions within the unaudited pro forma combined condensed financial statements.
The following table sets forth a preliminary allocation of the estimated merger consideration to the fair value of the identifiable tangible and intangible assets acquired and liabilities assumed of Atlantic Capital using Atlantic Capital ‘s unaudited consolidated balance sheet as of June 30, 2021:
Preliminary fair value of estimated total merger consideration	$534,579
Fair value of assets acquired:
Cash and cash equivalents	$628,725
Investment securities	750,032
Loans, net	2,242,812
Other real estate owned	16
Premises & equipment	19,643
Other intangible assets, including CDI	9,981
Bank owned life insurance	73,610
Deferred tax asset, net	13,171
Other assets	47,157
Total assets	3,785,147
Fair value of liabilities assumed:
Deposits	3,306,224
Other borrowings	73,953
Other liabilities	83,778
Total liabilities	3,463,955

Net assets acquired	321,192
Preliminary Pro Forma Goodwill	$213,387

Note 3 — Reclassification and Purchase Accounting Adjustments to the Unaudited Pro Forma Combined Condensed Balance Sheet
a.
Adjustment reflects the reclassification of Atlantic Capital’s derivatives from other assets to a separate line item.

b.
Adjustment reflects the reclassification of Atlantic Capital’s derivatives from other liabilities to a separate line item.

c.
Adjustment reflects the fair value adjustment of the held to maturity securities portfolio.

d.
Adjustment reflects the net fair value adjustments based on SouthState’s evaluation of the acquired loan portfolio, including the reversal of Atlantic Capital’s existing loan discount.

e.
The current ACL at Atlantic Capital approximates the ACL SouthState will record for the acquired loans. Approximately $10.2 million of the ACL is attributable to loans identified as Purchased Credit Deteriorated (“PCD”) based on a preliminary analysis and recorded as an adjustment to goodwill. The remaining $15.9 million of the ACL is attributable to non-PCD loans and is recorded as provision for credit losses (“PCL”) with a deferred tax adjustment of $3.8 million, resulting in a net impact to retained earnings of $12.1 million. This adjustment assumes data as of June 30, 2021 as reflected in Atlantic Capital’s Quarterly Report on Form 10-Q.

f.
Adjustment reflects the goodwill generated as a result of the consideration paid being greater than the net assets acquired.

g.
Adjustment reflects the recording of the core deposit intangible (“CDI”) of $7.3 million on the acquired core deposit accounts.

h.
Adjustment reflects the recording of the deferred tax asset generated by the net fair value adjustments and PCL related to the acquired non-PCD loans (at a rate equal to 23.78%).

i.
Adjustment reflects the accrual for Atlantic Capital’s direct transaction costs of $36.7 million, and applicable current income tax benefit of $7.1 million, incurred at closing.

j.
Adjustment reflects the reversal of Atlantic Capital’s retained earnings, common stock, surplus, treasury stock and AOCI.

k.
Adjustment reflects the stock consideration issued for the acquisition of Atlantic Capital.

Note 4 — Pro Forma Adjustments to the Unaudited Pro Forma Combined Condensed Statements of Income
1.
On June 7, 2020, SouthState completed its acquisition of CenterState. The pro forma adjustments for SouthState’s acquisition of CenterState in the unaudited pro forma combined condensed statement of income are necessary to adjust SouthState’s historical results to assume that the transaction had been completed on January 1, 2020.

2.
Adjustment to loan interest income for purchased loans using level yield methodology over the estimated lives of the acquired loan portfolios.

3.
Adjustment reflects amortization of premium related to the fair value mark on held to maturity securities.

4.
Adjustment reflects the annual amortization of CDI using the sum of years’ digits method over a 10-year period.

5.
South State expects to incur significant merger charges related to contract cancellations, legal, severance, change in control and other merger related charges, however, these are not reflected in the pro forma income statements.

6.
Adjustment reflects 22.0% tax rate on pro forma adjustments.

7.
Adjustment reflects exchange ratio of 0.36 times weighted average common shares outstanding of Atlantic Capital.

8.
Pro Forma Adjusting Entries for CenterState (dollars are in thousands):

(a) Preliminary estimate of loan interest accretion	$24,000
(a) Remove existing loan accretion of fair value adjustment	(53,918)
(b) Amortization of fair value adjustment at acquisition date related to held to maturity securities	(2,753)
(c) Remove existing time deposit amortization of fair value adjustment	9,433
(c) Amortization of fair value adjustment at acquisition date related to time deposits	(12,204)
(d) Remove amortization of existing amortization for other borrowings	(505)
(d) Amortization of new fair value adjustment related to other borrowings	831
(e) Removal of PCL recorded by CenterState. SouthState recorded PCL for non-PCD loans on acquisition date.	(45,099)
(f) Remove amortization of existing CDI	(21,831)
(f) Amortization of new CDI	24,701
(g) Remove merger related fees	(127,879)
(h) Income tax expense of pro-forma adjustments	30,774
(i) Adjustment reflects exchange ratio of 0.3001 times CenterState’s common shares outstanding at time of acquisition.

RISK FACTORS
An investment by Atlantic Capital’s shareholders in SouthState common stock as a result of the exchange of shares of Atlantic Capital common stock for shares of SouthState common stock in the merger involves certain risks. Certain material risks and uncertainties connected with the merger agreement, including the merger and bank merger, and ownership of SouthState common stock are discussed below. In addition, SouthState and Atlantic Capital discuss certain other material risks connected with the ownership of SouthState common stock and with SouthState’s business, and with the ownership of Atlantic Capital common stock and Atlantic Capital’s business, respectively, under the caption “Risk Factors” appearing in their respective Annual Reports on Form 10-K most recently filed with the SEC and may include additional or updated disclosures of such material risks in their subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that have been filed with the SEC or may be filed with the SEC after the date of this proxy statement/prospectus, each of which reports is or will be incorporated by reference in this proxy statement/prospectus.
Holders of Atlantic Capital common stock should carefully read and consider all of these risks and all other information contained in this proxy statement/prospectus, including the discussions of risk factors included in the documents incorporated by reference in this proxy statement/prospectus, in deciding whether to vote for approval of the various proposals for which they may be entitled to vote at the special meeting described herein. The risks described in this proxy statement/prospectus and in those documents incorporated by reference may adversely affect the value of SouthState common stock that you, as an existing Atlantic Capital shareholder, will hold upon the completion of the merger, and could result in a significant decline in the value of SouthState common stock and cause the holders of Atlantic Capital common stock to lose all or part of their respective investments.
Because the market price of SouthState common stock may fluctuate, holders of Atlantic Capital common stock cannot be certain of the market value of the merger consideration they will receive.
In the merger, each share of Atlantic Capital common stock issued and outstanding immediately prior to the effective time (other than certain shares held by SouthState or Atlantic Capital) will be converted into 0.36 shares of SouthState common stock. This exchange ratio is fixed and will not be adjusted for changes in the market price of either SouthState common stock or Atlantic Capital common stock. Changes in the price of SouthState common stock prior to the merger will affect the value that holders of Atlantic Capital common stock will receive in the merger. Neither SouthState nor Atlantic Capital is permitted to terminate the merger agreement as a result, in and of itself, of any increase or decrease in the market price of SouthState common stock or Atlantic Capital common stock.
Stock price changes may result from a variety of factors, including general market and economic conditions, changes in SouthState’s or Atlantic Capital’s businesses, operations and prospects, the recent outbreak of a novel strain of coronavirus, COVID-19, and regulatory considerations, many of which factors are beyond SouthState’s or Atlantic Capital’s control. Therefore, at the time of the special meeting, holders of Atlantic Capital common stock will not know the market value of the consideration to be received by holders of Atlantic Capital common stock at the effective time. You should obtain current market quotations for shares of SouthState common stock and for shares of Atlantic Capital common stock.
The market price of SouthState common stock after the merger may be affected by factors different from those affecting the shares of SouthState common stock or Atlantic Capital common stock currently.
In the merger, holders of Atlantic Capital common stock will become holders of SouthState common stock. SouthState’s business differs from that of Atlantic Capital. Accordingly, the results of operations of the combined company and the market price of SouthState common stock after the completion of the merger may be affected by factors different from those currently affecting the independent results of operations of each of SouthState and Atlantic Capital. For a discussion of the businesses of SouthState and Atlantic Capital and of certain factors to consider in connection with those businesses, see the documents incorporated by reference in this proxy statement/prospectus and referred to under “Where You Can Find More Information” beginning on page 108.
SouthState and Atlantic Capital are expected to incur significant costs related to the merger and integration.
SouthState and Atlantic Capital have incurred and expect to incur certain non-recurring costs associated with the merger. These costs include legal, financial advisory, accounting, consulting and other advisory fees, severance/employee benefit-related costs, public company filing fees and other regulatory fees, printing costs and other related costs. Some of these costs are payable by either SouthState or Atlantic Capital regardless of whether or not the merger is completed.
The combined company is expected to incur substantial costs in connection with the integration of SouthState and Atlantic Capital. There are a large number of processes, policies, procedures, operations, technologies and systems that may need to be integrated, including purchasing, accounting and finance, payroll, compliance, treasury management, branch operations, vendor management, risk management, lines of business, pricing and benefits. While SouthState and Atlantic Capital have assumed that a certain level of costs will be incurred, there are many factors beyond their control that could affect the total amount or the timing of the integration costs. Moreover, many of the costs that will be incurred are, by their nature, difficult to estimate accurately. These integration costs may result in the combined company taking charges against earnings following the completion of the merger, and the amount and timing of such charges are uncertain at present.
Combining SouthState and Atlantic Capital may be more difficult, costly or time consuming than expected and SouthState and Atlantic Capital may fail to realize the anticipated benefits of the merger.
The success of the merger will depend, in part, on the ability to realize the anticipated cost savings from combining the businesses of SouthState and Atlantic Capital. To realize the anticipated benefits and cost savings from the merger, SouthState and Atlantic Capital must successfully integrate and combine their businesses in a manner that permits those cost savings to be realized. If SouthState and Atlantic Capital are not able to successfully achieve these objectives, the anticipated benefits of the merger may not be realized fully or at all or may take longer to realize than expected. In addition, the actual cost savings and anticipated benefits of the merger could be less than anticipated, and integration may result in additional unforeseen expenses.
SouthState and Atlantic Capital have operated and, until the completion of the merger, will continue to operate, independently. It is possible that the integration process could result in the loss of key employees, the disruption of each company’s ongoing businesses or inconsistencies in standards, controls, procedures and policies that adversely affect the companies’ ability to maintain relationships with clients, customers, depositors and employees or to achieve the anticipated benefits and cost savings of the merger. Integration efforts between the two companies may also divert management attention and resources. These integration matters could have an adverse effect on each of SouthState and Atlantic Capital during this transition period and for an undetermined period after completion of the merger on the combined company.
As companies operating in the financial services industry, the businesses and operations of each of SouthState, Atlantic Capital and the combined company following the completion of the merger may be adversely affected in numerous and complex ways, including as a result of adverse economic conditions, natural and human disasters or other international or domestic calamities.
Each of SouthState’s and Atlantic Capital’s businesses and operations, which primarily consist of lending money to customers in the form of loans, borrowing money from customers in the form of deposits and investing in securities, are sensitive to general business and economic conditions in the United States. Uncertainty about federal fiscal monetary and related policies, the medium and long-term fiscal outlook of the federal government, and future tax rates is a concern for businesses, consumers and investors in the United States. Changes in any of these policies are influenced by macroeconomic conditions and other factors that are beyond the control of SouthState, Atlantic Capital and the combined company. In addition, economic, social and political conditions in foreign countries, including global political hostilities or public health outbreaks and uncertainty over the stability of foreign currencies, could affect the stability of global financial markets, which could hinder domestic economic growth.
In addition, adverse economic, social and political conditions in the United States and in foreign countries, including adverse conditions resulting from natural disasters, acts of terrorism, outbreaks of hostilities or other domestic or international calamities, epidemics and pandemics, and other matters beyond the control of SouthState, Atlantic Capital and the combined company, and the government policy responses to such conditions, could have an adverse effect on the businesses, financial condition, results of operations, prospects and trading prices of each of SouthState, Atlantic Capital and the combined company following the completion of the merger.
All of these factors could be detrimental to SouthState’s, Atlantic Capital’s and the combined company’s businesses, and the interplay between these factors can be complex and unpredictable.
The future results of the combined company following the merger may suffer if the combined company does not effectively manage its expanded operations.
Following the merger, the size of the business of the combined company will increase beyond the current size of either SouthState’s or Atlantic Capital’s business. The combined company’s future success will depend, in part, upon its ability to manage this expanded business, which may pose challenges for management, including challenges related to the management and monitoring of new operations and associated increased costs and complexity. The combined company may also face increased scrutiny from governmental authorities as a result of the increase in the size of its business. There can be no assurances that the combined company will be successful or that it will realize the expected operating efficiencies, cost savings, revenue enhancements or other benefits currently anticipated from the merger.
The combined company may be unable to retain SouthState or Atlantic Capital personnel successfully after the merger is completed.
The success of the merger will depend in part on the combined company’s ability to retain the talents and dedication of key employees currently employed by SouthState and Atlantic Capital. It is possible that these employees may decide not to remain with SouthState or Atlantic Capital, as applicable, while the merger is pending or with the combined company after the merger is consummated. If SouthState and Atlantic Capital are unable to retain key employees, including management, who are critical to the successful integration and future operations of the companies, SouthState and Atlantic Capital could face disruptions in their operations, loss of existing customers, loss of key information, expertise or know-how and unanticipated additional recruitment costs. In addition, if key employees terminate their employment, the combined company’s business activities may be adversely affected and management’s attention may be diverted from successfully integrating SouthState and Atlantic Capital to hiring suitable replacements, all of which may cause the combined company’s business to suffer. In addition, SouthState and Atlantic Capital may not be able to locate or retain suitable replacements for any key employees who leave either company. For more information, see the section entitled “Governance of the Combined Company After the Merger” beginning on page 65.
Regulatory approvals may not be received, may take longer than expected or may impose conditions that are not presently anticipated or that could have an adverse effect on the combined company following the merger.
Before the merger and the bank merger may be completed, various approvals, consents and non-objections must be obtained, including from the Federal Reserve Board and the OCC. In determining whether to grant these approvals, the regulators consider a variety of factors, including the regulatory standing of each party and the factors described under “The Merger — Regulatory Approvals” beginning on page 65. These approvals could be delayed or not obtained at all, including due to: an adverse development in either party’s regulatory standing, or any other factors considered by regulators in granting such approvals; governmental, political or community group inquiries, investigations or opposition; or changes in legislation or the political environment.
The approvals that are granted may impose terms and conditions, limitations, obligations or costs, or place restrictions on the conduct of the combined company’s business or require changes to the terms of the transactions contemplated by the merger agreement. There can be no assurance that regulators will not impose any such conditions, limitations, obligations or restrictions and that such conditions, limitations, obligations or restrictions will not have the effect of delaying the completion of any of the transactions contemplated by the merger agreement, imposing additional material costs on or materially limiting the revenues of the combined company following the merger or otherwise reduce the anticipated benefits of the merger if the merger were consummated successfully within the expected timeframe. In addition, there can be no assurance that any such conditions, limitations, obligations or restrictions will not result in the delay or abandonment of the merger. Additionally, the completion of the merger is conditioned on the absence of certain orders, injunctions or decrees by any court or governmental entity of competent jurisdiction that would prohibit or make illegal the completion of any of the transactions contemplated by the merger agreement.
Despite the parties’ commitments to use their reasonable best efforts to resolve any objection that may be asserted by any governmental entity with respect to the merger agreement, under the terms of the merger agreement, neither SouthState nor Atlantic Capital is required to take any action or agree to any condition or restriction in connection with obtaining these approvals that would reasonably be expected to have a material adverse effect on the business, properties, assets, liabilities, results of operations or financial condition of the combined company and its subsidiaries, taken as a whole, after giving effect to the merger (measured on a scale relative to SouthState and its subsidiaries, taken as a whole). See the section entitled “The Merger—Regulatory Approvals” beginning on page 65.
The unaudited pro forma combined condensed financial information included in this proxy statement/prospectus is preliminary and the actual financial condition and results of operations of the combined company after the merger may differ materially.
The unaudited pro forma combined condensed financial information in this proxy statement/prospectus is presented for illustrative purposes only and is not necessarily indicative of what the combined company’s actual financial condition or results of operations would have been had the merger been completed on the dates indicated. The unaudited pro forma combined condensed financial information reflects adjustments, which are based upon preliminary estimates, to record the Atlantic Capital identifiable assets acquired and liabilities assumed at fair value and the resulting goodwill recognized. The fair value estimates reflected in this proxy statement/prospectus are preliminary, and final amounts will be based upon the actual consideration and the fair value of the assets and liabilities of Atlantic Capital as of the date of the completion of the merger. Accordingly, the final acquisition accounting adjustments may differ materially from the pro forma adjustments reflected in this proxy statement/prospectus. For more information, see the section entitled “Unaudited Pro Forma Combined Condensed Consolidated Financial Information” beginning on page 17.
Certain of SouthState’s and Atlantic Capital’s directors and executive officers may have interests in the merger that may differ from the interests of holders of Atlantic Capital common stock.
Holders of Atlantic Capital common stock should be aware that some of SouthState’s and Atlantic Capital’s directors and executive officers may have interests in the merger and have arrangements that are different from, or in addition to, those of holders of Atlantic Capital common stock generally. These interests and arrangements may create potential conflicts of interest. The SouthState and Atlantic Capital boards of directors were aware of these respective interests and considered these interests, among other matters, when making their decisions to approve the merger agreement, and in recommending that Atlantic Capital shareholders vote to approve the Merger Proposal, the Compensation Proposal and the Adjournment Proposal, as applicable. For a more complete description of these interests, please see the section entitled “The Merger — Interests of Atlantic Capital’s Directors and Executive Officers in the Merger” beginning on page 59.
Termination of the merger agreement could negatively affect SouthState or Atlantic Capital.
If the merger agreement is not completed for any reason, including as a result of Atlantic Capital shareholders failing to approve the Merger Proposal, there may be various adverse consequences and SouthState and/or Atlantic Capital may experience negative reactions from the financial markets and from their respective customers and employees. For example, SouthState’s or Atlantic Capital’s businesses may have been affected adversely by the failure to pursue other beneficial opportunities due to the focus of management on the merger, without realizing any of the anticipated benefits of completing the merger. Additionally, if the merger agreement is terminated, the market price of SouthState common stock or Atlantic Capital common stock could decline to the extent that the current market prices reflect a market assumption that the merger will be completed. If the merger agreement is terminated under certain circumstances, Atlantic Capital may be required to pay a termination fee of $16.5 million to SouthState.

Additionally, each of SouthState and Atlantic Capital has incurred and will incur substantial expenses in connection with the negotiation and completion of the transactions contemplated by the merger agreement, as well as the costs and expenses of filing, printing and mailing this proxy statement/prospectus, and all filing and other fees paid to the SEC in connection with the merger. If the merger is not completed, SouthState and Atlantic Capital would have to pay these expenses without realizing the expected benefits of the merger.
SouthState and Atlantic Capital will be subject to business uncertainties and contractual restrictions while the merger is pending.
Uncertainty about the effect of the merger on employees and customers may have an adverse effect on SouthState and Atlantic Capital. These uncertainties may impair SouthState’s or Atlantic Capital’s ability to attract, retain and motivate key personnel until the merger is completed, and could cause customers and others that deal with SouthState or Atlantic Capital to seek to change existing business relationships with SouthState or Atlantic Capital. In addition, subject to certain exceptions, SouthState and Atlantic Capital have agreed to operate their respective businesses in the ordinary course consistent with past practice in all material respects prior to closing, which could cause SouthState or Atlantic Capital to be unable to pursue other beneficial opportunities that may arise prior to the completion of the merger. See the section entitled “The Merger Agreement—Covenants and Agreements” beginning on page 73 for a description of the restrictive covenants applicable to SouthState and Atlantic Capital.
The shares of SouthState common stock to be received by holders of Atlantic Capital common stock as a result of the merger will have different rights from the shares of Atlantic Capital common stock.
In the merger, holders of Atlantic Capital common stock will become holders of SouthState common stock and their rights as shareholders will be governed by South Carolina law and the governing documents of the combined company. The rights associated with SouthState common stock are different from the rights associated with Atlantic Capital common stock. See the section entitled “Comparison of Shareholders’ Rights” beginning on page 91 for a discussion of the rights associated with SouthState common stock.
Holders of Atlantic Capital common stock will have a reduced ownership and voting interest in the combined company after the merger and will exercise less influence over management.
Holders of Atlantic Capital common stock currently have the right to vote in the election of the board of directors and on other matters affecting Atlantic Capital. When the merger is completed, each holder of Atlantic Capital common stock who receives shares of SouthState common stock will become a holder of common stock of the combined company, with a percentage ownership of the combined company that is smaller than the holder’s percentage ownership of Atlantic Capital. Based on the number of shares of SouthState and Atlantic Capital common stock outstanding as of the close of business on the respective record dates, and based on the number of shares of SouthState common stock expected to be issued in the merger, the former holders of Atlantic Capital common stock, as a group, are estimated to own approximately 9.5% of the fully diluted shares of the combined company immediately after the merger. Because of this, holders of Atlantic Capital common stock may have less influence on the management and policies of the combined company than they now have on the management and policies of Atlantic Capital.
Issuance of shares of SouthState common stock in connection with the merger may adversely affect the market price of SouthState common stock.
In connection with the payment of the merger consideration, SouthState expects to issue approximately 20,304,958 shares of SouthState common stock to Atlantic Capital shareholders. The issuance of these new shares of SouthState common stock may result in fluctuations in the market price of SouthState common stock, including a stock price decrease.
Holders of Atlantic Capital common stock will not have appraisal rights or dissenters’ rights in the merger.
Appraisal rights (also known as dissenters’ rights) are statutory rights that, if applicable under law, enable shareholders to dissent from an extraordinary transaction, such as a merger, and to demand that the corporation pay the fair value for their shares as determined by a court in a judicial proceeding instead of receiving the consideration offered to shareholders in connection with the extraordinary transaction.
Under Section 14-2-1302 of the GBCC, the holders of Atlantic Capital common stock will not be entitled to appraisal or dissenters’ rights in connection with the merger if, on the record date for the special meeting, Atlantic Capital’s shares are listed on a national securities exchange. Atlantic Capital common stock is currently listed on Nasdaq, a national securities exchange, and is expected to continue to be so listed on the record date for the special meeting. In addition, the holders of Atlantic Capital common stock will receive shares of SouthState common stock as consideration in the merger, which shares are currently listed on Nasdaq, and are expected to continue to be so listed at the effective time. Accordingly, the holders of Atlantic Capital common stock are not entitled to any appraisal or dissenters’ rights in connection with the merger.
Shareholder litigation could prevent or delay the closing of the merger or otherwise negatively affect the business and operations of SouthState and Atlantic Capital.
SouthState and Atlantic Capital may incur costs in connection with the defense or settlement of any shareholder lawsuits filed in connection with the merger. Such litigation could have an adverse effect on the financial condition and results of operations of SouthState and Atlantic Capital and could prevent or delay the completion of the merger.
The merger agreement limits SouthState’s and Atlantic Capital’s respective ability to pursue alternatives to the merger and may discourage other companies from trying to acquire SouthState or Atlantic Capital.
The merger agreement contains “no shop” covenants that restrict Atlantic Capital’s ability to, directly or indirectly, initiate, solicit, knowingly encourage or knowingly facilitate any inquiries or proposals with respect to any acquisition proposal, engage or participate in any negotiations with any person concerning any acquisition proposal, provide any confidential or nonpublic information or data to, or have or participate in any discussions with, any person relating to any acquisition proposal, subject to certain exceptions, or, unless the merger agreement has been terminated in accordance with its terms, approve or enter into any term sheet, letter of intent, commitment, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or other agreement in connection with or relating to any acquisition proposal.
The merger agreement further provides that, during the twelve (12)-month period following the termination of the merger agreement under specified circumstances, including the entry into a definitive agreement or consummation of a transaction with respect to an alternative acquisition proposal, Atlantic Capital may be required to pay to SouthState a cash termination fee equal to $16.5 million. See the section entitled “The Merger Agreement — Termination Fee” beginning on page 84.
These provisions could discourage a potential third-party acquirer that might have an interest in acquiring all or a significant portion of SouthState or Atlantic Capital from considering or proposing that acquisition.
The merger will not be completed unless important conditions are satisfied or waived, including approval by Atlantic Capital shareholders.
Specified conditions set forth in the merger agreement must be satisfied or waived to complete the merger and the bank merger. If the conditions are not satisfied or, subject to applicable law, waived, the merger and the bank merger will not occur or will be delayed and each of Atlantic Capital and SouthState may lose some or all of the intended benefits of the merger. The following conditions must be satisfied or waived, if permissible, before Atlantic Capital and SouthState are obligated to complete the merger:
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approval of the merger agreement by the shareholders of Atlantic Capital by the requisite Atlantic Capital vote;

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the authorization for listing on Nasdaq, subject to official notice of issuance, of the shares of SouthState common stock that will be issued pursuant to the merger agreement;

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all requisite regulatory approvals having been obtained and remaining in full force and effect, and all statutory waiting periods in respect thereof having expired or been terminated, without the imposition of any materially burdensome regulatory condition;

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the effectiveness of the registration statement of which this proxy statement/prospectus forms a part, and the absence of any stop order suspending the effectiveness of the registration statement or proceedings for such purpose initiated or threatened by the SEC and not withdrawn;

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no order, injunction or decree issued by any court or governmental entity of competent jurisdiction or other legal restraint or prohibition preventing the completion of the merger, the bank merger or any of the other transactions contemplated by the merger agreement or making the completion of the merger, the bank merger or the other transactions contemplated by the merger agreement illegal;

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the accuracy of the representations and warranties of SouthState and Atlantic Capital in the merger agreement, subject to materiality standards provided in the merger agreement (and the receipt of officers’ certificates to such effect);

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performance in all material respects by each of SouthState and Atlantic Capital of their respective obligations, covenants and agreements under the merger agreement (and the receipt of officers’ certificates to such effect); and

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receipt by each of SouthState and Atlantic Capital of an opinion from counsel as to certain tax matters.

The opinion regarding the fairness, from a financial point of view, of the exchange ratio in the merger delivered to the Atlantic Capital board of directors prior to the signing of the merger agreement does not reflect any changes in circumstances since the date on which such opinion was delivered.
The opinion rendered by J.P. Morgan, financial advisor to Atlantic Capital, to the Atlantic Capital board of directors on July 22, 2021, was based upon information available to such financial advisors as of the date of such opinion. The opinion does not reflect any changes that may occur or may have occurred after the date on which the opinion was delivered, including changes to the operations and prospects of Atlantic Capital or SouthState, changes in general market and economic conditions, or other changes. Any such changes may alter the relative value of Atlantic Capital or SouthState or the prices of shares of Atlantic Capital common stock or SouthState common stock by the time the merger is completed. The opinion does not speak as of the date of this proxy statement/prospectus, as of the date the merger will be completed or as of any date other than the date of the opinion. For a description of the opinion that the Atlantic Capital board of directors received from Atlantic Capital’s financial advisor, please see “The Merger—Opinion of Atlantic Capital’s Financial Advisor” beginning on page 52.
Risks Relating to SouthState’s Business
You should read and consider risk factors specific to SouthState’s business that will also affect the combined company after the merger. These risks are described in the sections entitled “Risk Factors” in SouthState’s Annual Report on Form 10-K for the year ended December 31, 2020 and in other documents incorporated by reference into this proxy statement/prospectus. Please see the section entitled “Where You Can Find More Information” beginning on page 108 of this proxy statement/prospectus for the location of information incorporated by reference into this proxy statement/prospectus.
Risks Relating to Atlantic Capital’s Business
You should read and consider risk factors specific to Atlantic Capital’s business that will also affect the combined company after the merger. These risks are described in the sections entitled “Risk Factors” in Atlantic Capital’s Annual Report on Form 10-K for the year ended December 31, 2020 and in other documents incorporated by reference into this proxy statement/prospectus. Please see the section entitled “Where You Can Find More Information” beginning on page 108 of this proxy statement/prospectus for the location of information incorporated by reference into this proxy statement/prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Some of the statements contained or incorporated by reference into this proxy statement/prospectus which are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are based on current expectations, estimates and projections about the industry and markets in which SouthState and Atlantic Capital operate and beliefs of and assumptions made by SouthState management and Atlantic Capital management, involve uncertainties that could significantly affect the financial condition, results of operations, business plans and the future performance of SouthState, Atlantic Capital or the combined company.
Words such as “aim,” “anticipate,” “estimate,” “expect,” “goal,” “guidance,” “intend,” “is anticipated,” “is estimated,” “is expected,” “is intended,” “objective,” “plan,” “projected,” “projection,” “will affect,” “will be,” “will continue,” “will decrease,” “will grow,” “will impact,” “will increase,” “will incur,” “will reduce,” “will remain,” “will result,” “would be,” variations of such words or phrases (including where the word “could,” “may” or “would” is used rather than the word “will” in a phrase) and similar words and phrases indicating that the statement addresses some future result, occurrence, plan or objective are intended to identify forward-looking statements but are not the exclusive means of identifying these statements. Such forward-looking statements include, but are not limited to, statements about the strategic rationale and financial benefits of the transaction, including expected future financial and operating results and the combined company’s plans, objectives, expectations and intentions. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to projections of revenue, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; statements of plans and objectives of SouthState or Atlantic Capital or their management or board of directors, including those relating to products or services; and statements of future economic performance — are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained, and therefore actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.
In addition to the factors relating to the merger discussed under the caption “Risk Factors” beginning on page 29 and the factors previously disclosed in SouthState’s and Atlantic Capital’s reports filed with the SEC, the following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements or historical performance: (1) the risk that the cost savings and any revenue synergies from the merger may not be fully realized or may take longer than anticipated to be realized, (2) disruption to the parties’ businesses as a result of the announcement and pendency of the merger, (3) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, (4) the risk that the integration of each party’s operations will be materially delayed or will be more costly or difficult than expected or that the parties are otherwise unable to successfully integrate each party’s businesses into the other’s businesses, (5) the failure to obtain the necessary approvals by the shareholders of Atlantic Capital, (6) the amount of the costs, fees, expenses and charges related to the merger, (7) the ability by each of SouthState and Atlantic Capital to obtain required governmental approvals of the merger (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the transaction), (8) reputational risk and the reaction of each company’s customers, suppliers, employees or other business partners to the merger, (9) the failure of the closing conditions in the merger agreement to be satisfied, or any unexpected delay in closing the merger, (10) the possibility that the merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events, (11) the dilution caused by SouthState’s issuance of additional shares of its common stock in the merger, (12) a material adverse change in the financial condition of SouthState or Atlantic Capital, (13) general competitive, economic, political and market conditions, (14) major catastrophes such as earthquakes, floods or other natural or human disasters, including infectious disease outbreaks, including the recent outbreak of a novel strain of coronavirus, a respiratory illness, and (15) other factors that may affect future results of Atlantic Capital and SouthState including changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer borrowing, repayment, investment and deposit practices; the impact, extent and timing of technological changes; capital management activities; and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms.
For any forward-looking statements made in this proxy statement/prospectus or in any documents incorporated by reference into this proxy statement/prospectus, SouthState and Atlantic Capital claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this proxy statement/prospectus or the dates of the documents incorporated by reference in this proxy statement/prospectus. As for the forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainties of estimates, forecasts and projections and may be better or worse than projected and such differences could be material. Given these uncertainties, we caution you not to place reliance on these forward-looking statements. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results. Except as required by applicable law, neither SouthState nor Atlantic Capital undertakes to update these forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made.
For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please see the reports that SouthState and Atlantic Capital have filed with the SEC as described under “Where You Can Find More Information” beginning on page 108.
We expressly qualify in their entirety all forward-looking statements attributable to either of us or any person acting on our behalf by the cautionary statements contained or referred to in this proxy statement/prospectus.

THE SPECIAL MEETING
This section contains information for holders of Atlantic Capital common stock about the special meeting that Atlantic Capital has called to allow holders of Atlantic Capital common stock to consider and vote on the merger agreement and other related matters. This proxy statement/prospectus is accompanied by a notice of the special meeting of holders of Atlantic Capital common stock and a form of proxy card that the Atlantic Capital board of directors is soliciting for use by the holders of Atlantic Capital common stock at the special meeting and at any adjournments or postponements of the special meeting.
Date, Time and Place of the Meeting
The special meeting will be held on Tuesday, November 16, 2021, at 10:00 a.m., local time, virtually via the Internet at https://meetnow.global/MHMPV6Q.
Matters to Be Considered
At the special meeting, holders of Atlantic Capital common stock will be asked to consider and vote on the following proposals:
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the Merger Proposal;

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the Compensation Proposal; and

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the Adjournment Proposal.

Recommendation of the Atlantic Capital Board of Directors
The Atlantic Capital board of directors unanimously recommends that you vote “FOR” the Merger Proposal, “FOR” the Compensation Proposal and “FOR” the Adjournment Proposal. See “The Merger — Atlantic Capital’s Reasons for the Merger; Recommendation of the Atlantic Capital Board of Directors” beginning on page 50 for a more detailed discussion of the Atlantic Capital board of directors’ recommendation.
Record Date and Quorum
The Atlantic Capital board of directors has fixed the close of business on October 15, 2021 as the record date for determination of holders of Atlantic Capital common stock entitled to notice of and to vote at the special meeting. On the record date for the special meeting, there were 20,304,958 shares of Atlantic Capital common stock outstanding.
Holders of a majority of all of the votes entitled to be cast on a matter by the holders of Atlantic Capital common stock outstanding on the record date and entitled to vote at the special meeting must be present, either in person or by proxy, to constitute a quorum for the transaction of business at the special meeting. If you fail to submit a proxy or to vote in person at the special meeting, or fail to instruct your bank, broker, trustee or other nominee how to vote, your shares of Atlantic Capital common stock will not be counted towards a quorum. Abstentions are considered present for purposes of establishing a quorum.
After a share of Atlantic Capital common stock is represented at the special meeting, it will be counted for the purpose of determining a quorum not only at the special meeting but also at any adjournment or postponement of the special meeting. In the event that a quorum is not present at the special meeting, it is expected that the special meeting will be adjourned or postponed.
At the special meeting, each share of Atlantic Capital common stock is entitled to one (1) vote on all matters properly submitted to holders of Atlantic Capital common stock.
As of the record date, Atlantic Capital directors and executive officers and their affiliates owned and were entitled to vote approximately 918,915 shares of Atlantic Capital common stock, representing approximately 4.5% of the outstanding shares of Atlantic Capital common stock. We currently expect that Atlantic Capital’s directors and executive officers will vote their shares in favor of the Merger Proposal and the other proposals to be considered at the special meeting, although none of them has entered into any agreements obligating them to do so.

Broker Non-Votes
A broker non-vote occurs when a bank, broker, trustee or other nominee is not permitted to vote on a “non-routine” matter without instructions from the beneficial owner of the shares and the beneficial owner fails to provide the bank, broker, trustee or other nominee with such instructions. Broker non-votes only count toward a quorum if at least one proposal is presented with respect to which the bank, broker, trustee or other nominee has discretionary authority. It is expected that all proposals to be voted on at the special meeting will be “non-routine” matters, and, as such, broker non-votes, if any, will not be counted as present and entitled to vote for purposes of determining a quorum at the special meeting. If your bank, broker, trustee or other nominee holds your shares of Atlantic Capital common stock in “street name,” such entity will vote your shares of Atlantic Capital common stock only if you provide instructions on how to vote by complying with the voter instruction form sent to you by your bank, broker, trustee or other nominee with this proxy statement/prospectus.
Vote Required; Treatment of Abstentions; Broker Non-Votes and Failure to Vote
Merger Proposal:
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Vote required:   Approval of the Merger Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Atlantic Capital common stock entitled to vote on such proposal.

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Effect of abstentions and broker non-votes:   If you mark “ABSTAIN” on your proxy, fail to submit a proxy or vote in person at the special meeting or fail to instruct your bank, broker, trustee or other nominee how to vote with respect to the Merger Proposal, it will have the same effect as a vote “AGAINST” the Merger Proposal.

Compensation Proposal:
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Vote required:   Approval of the Compensation Proposal requires the affirmative vote of a majority of all the votes cast by the holders of Atlantic Capital common stock entitled to vote, present in person or represented by proxy at the special meeting. For these purposes (and for purposes of the Adjournment Proposal described below), a majority of all the votes cast means that the votes cast in favor of the matter exceed the votes cast against the matter.

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Effect of abstentions and broker non-votes:   If you mark “ABSTAIN” on your proxy, fail to submit a proxy or vote in person at the special meeting or fail to instruct your bank, broker, trustee or other nominee how to vote with respect to the Compensation Proposal, it will have no effect on the Compensation Proposal.

Adjournment Proposal:
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Vote required:   Approval of the Adjournment Proposal requires the affirmative vote of a majority of votes cast by the holders of Atlantic Capital common stock entitled to vote, present in person or represented by proxy at the special meeting.

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Effect of abstentions and broker non-votes:   If you mark “ABSTAIN” on your proxy, fail to submit a proxy or vote in person at the special meeting or fail to instruct your bank, broker, trustee or other nominee how to vote with respect to the Adjournment Proposal, it will have no effect on the Adjournment Proposal.

Attending the Special Meeting
Your proxy card is your admission ticket. When you arrive at the special meeting, you will be asked to present photo identification, such as a driver’s license. If you are a beneficial owner of Atlantic Capital common stock held by a bank, broker, trustee or other nominee, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or a letter from a bank or broker are examples of proof of ownership. If you want to vote your Atlantic Capital common stock held in nominee name in person, you must get a “legal proxy” in your name from the bank, broker, trustee or other nominee that holds your shares. Atlantic Capital reserves the right to refuse admittance to anyone without proper proof of share ownership and without proper photo identification. The use of cameras, sound recording equipment, communications devices or any similar equipment during the special meeting is prohibited without Atlantic Capital’s express written consent.
Proxies
A holder of Atlantic Capital common stock may vote by proxy or in person at the special meeting. If you hold your shares of Atlantic Capital common stock in your name as a holder of record, to submit a proxy, you, as a holder of Atlantic Capital common stock, may use one of the following methods:
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By telephone: by calling the toll-free number indicated on the accompanying proxy card and following the recorded instructions.

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Through the Internet: by visiting the website indicated on the accompanying proxy card and following the instructions.

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By mail: by completing and returning the accompanying proxy card in the enclosed postage-paid envelope. The envelope requires no additional postage if mailed in the United States.

If you intend to submit your proxy by telephone or via the Internet, you must do so by 11:59 p.m., Eastern Time, on the day before the special meeting. If you intend to submit your proxy by mail, your completed proxy card must be received prior to the special meeting.
Atlantic Capital requests that holders of Atlantic Capital common stock vote by telephone, over the Internet or by completing and signing the accompanying proxy card and returning it to Atlantic Capital as soon as possible in the enclosed postage-paid envelope. When the accompanying proxy card is returned properly executed, the shares of Atlantic Capital common stock represented by it will be voted at the special meeting in accordance with the instructions contained on the proxy card. If you make no specification on your proxy card as to how you want your shares voted before signing and returning it, your proxy will be voted “FOR” the Merger Proposal, “FOR” the Compensation Proposal and “FOR” the Adjournment Proposal.
If a holder’s shares are held in “street name” by a bank, broker, trustee or other nominee, the holder should check the voting form used by that firm to determine whether the holder may vote by telephone or the Internet.
Every vote is important. Accordingly, you should sign, date and return the enclosed proxy card, or vote via the Internet or by telephone, whether or not you plan to attend the special meeting in person. Sending in your proxy card or voting by telephone or on the Internet will not prevent you from voting your shares personally at the meeting because you may subsequently revoke your proxy.
Shares Held in Street Name
If your shares are held in “street name” through a bank, broker, trustee or other nominee, you must instruct the bank, broker, trustee or other nominee on how to vote your shares. Your broker, bank or other nominee will vote your shares only if you provide specific instructions on how to vote by following the instructions provided to you by your bank, broker, trustee or other nominee.
You may not vote shares held in a brokerage or other account in “street name” by returning a proxy card directly to Atlantic Capital or by voting in person at the special meeting unless you provide a signed “legal proxy” giving you the right to vote the shares, which you must obtain from your bank, broker, trustee or other nominee. If you choose to vote your shares in street name in person at the special meeting, please bring that signed legal proxy along proof of identification.
Further, banks, brokers, trustees or other nominees who hold shares of Atlantic Capital common stock on behalf of their customers may not give a proxy to Atlantic Capital to vote those shares with respect to any non-routine matters without specific instructions from you, as banks, brokers, trustees and other nominees do not have discretionary voting power on any non-routine matters that will be voted upon at the special meeting, including the Merger Proposal, the Compensation Proposal and the Adjournment Proposal.
Revocability of Proxies
If you are a holder of Atlantic Capital common stock of record, you may revoke your proxy at any time before it is voted by:

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submitting a written notice of revocation to Atlantic Capital’s corporate secretary;

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granting a subsequently dated proxy;

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voting by telephone or the Internet at a later time, before 11:59 p.m., Eastern Time, on the day before the special meeting; or

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attending in person and voting at the special meeting.

If you hold your shares of Atlantic Capital common stock through a bank, broker, trustee or other nominee, you should contact your bank, broker, trustee or other nominee to change your vote.
Attendance at the special meeting will not in and of itself constitute revocation of a proxy. A revocation or later-dated proxy received by Atlantic Capital after the vote will not affect the vote. Atlantic Capital’s corporate secretary’s mailing address is: Atlantic Capital Bancshares, Inc., 945 East Paces Ferry Road NE, Suite 1600, Atlanta, Georgia 30326, Attention: Corporate Secretary. If the special meeting is postponed or adjourned, it will not affect the ability of holders of Atlantic Capital common stock of record as of the record date to exercise their voting rights or to revoke any previously granted proxy using the methods described above.
Delivery of Proxy Materials
As permitted by applicable law, only one (1) copy of this proxy statement/prospectus is being delivered to holders of Atlantic Capital common stock residing at the same address, unless such holders of Atlantic Capital common stock have notified Atlantic Capital of their desire to receive multiple copies of the proxy statement/prospectus.
Atlantic Capital will promptly deliver, upon oral or written request, a separate copy of the proxy statement/prospectus to any holder of Atlantic Capital common stock residing at an address to which only one (1) copy of such document was mailed. Requests for additional copies should be directed to Atlantic Capital’s corporate secretary at Atlantic Capital Bancshares, Inc., 945 East Paces Ferry Road NE,
Suite 1600, Atlanta, Georgia 30326, Attention: Corporate Secretary, or by telephone at (404) 995-6050.
Solicitation of Proxies
To assist in the solicitation of proxies, Atlantic Capital has retained Georgeson LLC for a fee of approximately $8,500 plus certain expenses for their services. Atlantic Capital may also request banks, brokers, trustees and other intermediaries holding shares of Atlantic Capital common stock beneficially owned by others to send this proxy statement/prospectus to, and obtain proxies from, the beneficial owners and may reimburse such record holders for their reasonable out-of-pocket expenses in so doing. Solicitation of proxies by mail may be supplemented by telephone and other electronic means, advertisements and personal solicitation by the directors, officers or employees of Atlantic Capital. No additional compensation will be paid to Atlantic Capital’s directors, officers or employees for solicitation.
Other Matters to Come Before the Special Meeting
Atlantic Capital management knows of no other business to be presented at the special meeting, and, pursuant to Georgia law, no business other than the business described in Atlantic Capital’s notice of special meeting may be conducted at the special meeting.
Assistance
If you need assistance in completing your proxy card, have questions regarding Atlantic Capital’s special meeting or would like additional copies of this proxy statement/prospectus, please contact Atlantic Capital’s corporate secretary at Atlantic Capital Bancshares, Inc., 945 East Paces Ferry Road NE, Atlanta,
Georgia 30326, Attention: Corporate Secretary, or by telephone at (404) 995-6050. You may also contact Atlantic Capital’s proxy solicitor, Georgeson LLC, at 1290 Avenue of the Americas, 9th Floor, New York, New York 10104 or toll-free at (866) 482-5026.

PROPOSALS
Proposal 1: The Merger Proposal
Atlantic Capital is asking holders of Atlantic Capital common stock to approve the merger agreement and the transactions contemplated thereby, including the merger. Holders of Atlantic Capital common stock should read this proxy statement/prospectus carefully and in its entirety, including the annexes, for more detailed information concerning the merger agreement and the merger. A copy of the merger agreement is attached to this proxy statement/prospectus as Annex A.
After careful consideration, the Atlantic Capital board of directors, by a unanimous vote of all directors, determined that the merger, the merger agreement and the transactions contemplated by the merger agreement are advisable and in the best interests of Atlantic Capital and its shareholders and unanimously adopted and approved the merger agreement, the merger and the other transactions contemplated by the merger agreement. See “The Merger — Atlantic Capital’s Reasons for the Merger; Recommendation of the Atlantic Capital Board of Directors” beginning on page 50 for a more detailed discussion of the Atlantic Capital board of directors’ recommendation.
The Atlantic Capital board of directors unanimously recommends a vote “FOR” the Merger Proposal.
Proposal 2: The Compensation Proposal
Pursuant to Section 14A of the Exchange Act and Rule 14a-21(c) thereunder, Atlantic Capital is seeking a non-binding, advisory shareholder approval of the compensation of Atlantic Capital’s named executive officers that is based on or otherwise relates to the merger as disclosed in the section entitled “The Merger — Interests of Atlantic Capital’s Directors and Executive Officers in the Merger” beginning on page 59. The proposal gives holders of Atlantic Capital common stock the opportunity to vote, on a non-binding, advisory basis, on the merger-related compensation that may be paid or become payable to Atlantic Capital’s named executive officers.
The Atlantic Capital board of directors encourages you to review carefully the named executive officer merger-related compensation information disclosed in this proxy statement/prospectus, and is asking holders of Atlantic Capital common stock to vote “FOR” the adoption of the following resolution, on a non-binding advisory basis:
“RESOLVED, that the compensation that will or may be paid or become payable to the Atlantic Capital named executive officers, in connection with the merger, and the agreements or understandings pursuant to which such compensation will or may be paid or become payable, in each case as disclosed pursuant to Item 402(t) of Regulation S-K in “The Merger — Interests of Atlantic Capital’s Directors and Executive Officers in the Merger” are hereby APPROVED.”
The vote on the Compensation Proposal is a vote separate and apart from the votes on the Merger Proposal and the Adjournment Proposal. Accordingly, if you are a holder of Atlantic Capital common stock, you may vote to approve the Merger Proposal and/or the Adjournment Proposal and vote not to approve the Compensation Proposal, and vice versa. The approval of the Compensation Proposal by holders of Atlantic Capital common stock is not a condition to the completion of the merger. Because the vote on the Compensation Proposal is advisory only, it will not be binding on Atlantic Capital or SouthState. Accordingly, because Atlantic Capital is contractually obligated to make these payments if the merger is completed, the merger-related compensation will be paid to Atlantic Capital’s named executive officers to the extent payable in accordance with the terms of the compensation agreements and arrangements even if holders of Atlantic Capital common stock fail to approve the advisory vote regarding merger-related compensation.
The Atlantic Capital board of directors unanimously recommends a vote “FOR” the Compensation Proposal.

Proposal 3: The Adjournment Proposal
The special meeting may be adjourned or postponed to another time or place, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Merger Proposal or to ensure that any supplement or amendment to this proxy statement/prospectus is timely provided to holders of Atlantic Capital common stock.
If, at the special meeting, the number of shares of Atlantic Capital common stock present or represented and voting in favor of the Merger Proposal is insufficient to approve the Merger Proposal, Atlantic Capital intends to move to adjourn or postpone the special meeting in order to enable the Atlantic Capital board of directors to solicit additional proxies for approval of the Merger Proposal. In that event, Atlantic Capital will ask holders of Atlantic Capital common stock to vote on the Adjournment Proposal, but not the Merger Proposal or the Compensation Proposal.
In this proposal, Atlantic Capital is asking holders of Atlantic Capital common stock to authorize the holder of any proxy solicited by the Atlantic Capital board of directors on a discretionary basis to vote in favor of adjourning the special meeting to another time and place for the purpose of soliciting additional proxies, including the solicitation of proxies from holders of Atlantic Capital common stock who have previously voted. Pursuant to the amended and restated bylaws of Atlantic Capital (the “Atlantic Capital bylaws”), the special meeting may be adjourned without new notice being given, so long as the new date, time and place of the reconvened special meeting are announced at the special meeting before the adjournment, and any business may be transacted at the reconvened special meeting that might have been transacted on the original date of the special meeting. If, however, after the adjournment, the Atlantic Capital board of directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting must be given to persons who are shareholders as of the new record date who are entitled to notice of the meeting. The approval of the Adjournment Proposal by holders of Atlantic Capital common stock is not a condition to the completion of the merger.
The Atlantic Capital board of directors unanimously recommends a vote “FOR” the Adjournment Proposal.

INFORMATION ABOUT SOUTHSTATE
SouthState is a South Carolina corporation that is a financial holding company registered with the Federal Reserve Board under the BHC Act. SouthState was incorporated in 1985 under the laws of South Carolina. SouthState provides a wide range of banking services and products to its customers through its wholly owned bank subsidiary, SouthState Bank, National Association, a national banking association established in 2000. In its six-state footprint of Alabama, Florida, Georgia, North Carolina, South Carolina, and Virginia, SouthState Bank provides a full range of traditional consumer, commercial, mortgage and treasury management services, trust and fiduciary services, private banking, and wealth management and investment services offered through SouthState Advisory, Inc., a registered investment advisor that is wholly owned by SouthState Bank. At June 30, 2021, SouthState had approximately $40 billion in total consolidated assets, $33 billion in deposits, $4.8 billion in shareholders’ equity.
SouthState also operates, through SouthState Bank, a correspondent banking and capital markets service division for over 1,000 small- and medium-sized community banks throughout the United States. Based primarily in Atlanta, Georgia and Birmingham, Alabama, this division earns commissions on fixed income security sales, fees from hedging services, loan brokerage fees and consulting fees for services related to these activities. The correspondent division also offers international services (including foreign wire transfers and foreign exchange and related advisory services) to its correspondent clients. All of the products and services offered through SouthState Bank’s correspondent banking and capital markets services division are provided through SouthState Bank and its wholly owned subsidiary, Duncan-Williams, Inc., a registered broker-dealer, that engages solely in bank-permissible activities. SouthState Bank owns CBI Holding, LLC, which in turn owns Corporate Billing, LLC, a transaction-based finance company headquartered in Decatur, Alabama that provides factoring, invoicing, collection and accounts receivable management services to transportation companies and automotive parts and services providers throughout the United States and Canada. SouthState also owns SSB Insurance Corp., which operates a captive insurance subsidiary pursuant to Section 831(b) of the Internal Revenue Code of 1986, as amended (the “Code”), and R4ALL, Inc., which acquires and disposes of troubled assets.
SouthState Bank has maintained its ability to provide high-quality customer service while also leveraging its size to offer some products more common to larger banks. SouthState has pursued a growth strategy that relies on organic growth, supplemented by the acquisition of select financial institutions or branches in certain market areas.
SouthState common stock is traded on Nasdaq under the symbol “SSB”.
SouthState’s principal executive offices are located at 1101 First Street South, Suite 202, Winter Haven, Florida 33880, and its telephone number is (863) 293-4710. Additional information about SouthState and its subsidiaries is included in documents incorporated by reference in this proxy statement/prospectus. See the section entitled “Where You Can Find More Information” beginning on page 108.

INFORMATION ABOUT ATLANTIC CAPITAL
Atlantic Capital, a Georgia corporation organized in 2006, is a publicly traded bank holding company headquartered in Atlanta, Georgia. Through its wholly owned bank subsidiary, Atlantic Capital Bank, a national banking association, Atlantic Capital offers commercial and not-for-profit banking services, specialty corporate financial services, private banking services and commercial real estate finance solutions to privately held companies and individuals in the Atlanta area, as well as payments and other specialized financial services for select clients nationally. At June 30, 2021, Atlantic Capital had total consolidated assets of $3.8 billion, total deposits of $3.3 billion, and total consolidated shareholders’ equity of $353 million.
Atlantic Capital common stock is traded on Nasdaq under the symbol “ACBI.”
Atlantic Capital’s executive offices are located at 945 East Paces Ferry Road NE, Suite 1600, Atlanta, Georgia 30326. Atlantic Capital’s telephone number is (404) 995-6050 and its website is www.atlanticcapitalbank.com. The information on Atlantic Capital’s website is not part of this proxy statement/prospectus, and the reference to Atlantic Capital’s website address does not constitute incorporation by reference of any information on that website into this proxy statement/prospectus.
Additional information about Atlantic Capital and its subsidiaries is included in documents incorporated by reference into this proxy statement/prospectus. See the section entitled “Where You Can Find More Information” beginning on page 108.

THE MERGER
This section of the proxy statement/prospectus describes material aspects of the merger. This summary may not contain all of the information that is important to you. You should carefully read this entire proxy statement/prospectus and the other documents we refer you to for a more complete understanding of the merger. In addition, we incorporate important business and financial information about each of us into this proxy statement/prospectus by reference. You may obtain the information incorporated by reference into this proxy statement/prospectus without charge by following the instructions in the section entitled “Where You Can Find More Information” beginning on page 108.
Terms of the Merger
Each of SouthState’s and Atlantic Capital’s respective board of directors has approved the merger agreement. The merger agreement provides that Atlantic Capital will merge with and into SouthState, with SouthState as the surviving corporation. Following the completion of the merger, Atlantic Capital Bank will merge with and into SouthState Bank, with SouthState Bank as the surviving bank in the bank merger.
In the merger, each share of Atlantic Capital common stock issued and outstanding immediately prior to the effective time (other than certain shares held by SouthState or Atlantic Capital) will be converted into the right to receive 0.36 shares of SouthState common stock. No fractional shares of SouthState common stock will be issued in connection with the merger, and holders of Atlantic Capital common stock will be entitled to receive cash in lieu thereof.
Holders of Atlantic Capital common stock are being asked to approve the merger agreement. See the section entitled “The Merger Agreement” beginning on page 68 for additional and more detailed information regarding the legal documents that govern the merger, including information about the conditions to the completion of the merger and the provisions for terminating or amending the merger agreement.
Background of the Merger
As part of the ongoing oversight and management of their respective companies, the board of directors and management of each of SouthState and Atlantic Capital regularly review the performance, strategy, competitive position, opportunities and prospects of their respective companies in light of the then-current business environment and recent developments in the financial and banking services industries, all with the goal of enhancing shareholder value. These reviews have included periodic consideration of, and discussions with other companies from time to time regarding, potential strategic alternatives, including business combinations, acquisitions and dispositions to further the companies’ strategic objectives, as well as remaining independent companies.
Over the past year, Douglas L. Williams, Chief Executive Officer of Atlantic Capital, held various informal meetings with executive representatives of other companies to discuss potential business combinations, acquisitions, dispositions and other strategic alternatives that could further the companies’ goals and objectives. Such meetings were preliminary, exploratory and informal in nature, and no proposals or specific terms were discussed. Rather, the executives discussed their general views with respect to market conditions, market demographics (including population growth), industry trends, particularly with regard to mergers and acquisitions, and the role of technology and the need for scale to remain competitive.
During the first quarter of 2021, Mr. Williams received unsolicited calls from three potential counterparties regarding a potential business combination. Mr. Williams spoke with all three potential counterparties about their interest and had preliminary discussions with representatives of J.P. Morgan about these developments.
Mr. Williams reported these three inbound inquires to the Atlantic Capital board at its regularly scheduled meeting on April 22, 2021. In response to Mr. Williams’ report, the directors discussed the potential prospects for a transaction and Atlantic Capital’s long-term strategic objectives. These discussions included a review of recent developments and trends in the banking industry, including with respect to bank and non-bank competition, continued consolidation, the importance of scale and the evolving regulatory environment, technological innovation and an evaluation of how such developments and trends could affect the overall landscape in the banking industry and potential strategic opportunities available to Atlantic

Capital. The Board acknowledged that a strategic business combination with the right partner could further Atlantic Capital’s strategic goals, and agreed to explore the possibility of a sale of Atlantic Capital. The Board authorized Mr. Williams, as CEO, to make preliminary calls to the three potential counterparties that had previously made unsolicited calls to Mr. Williams to informally gauge their interest and discuss developments in the financial services industry.
After the April 22, 2021 Board meeting, Mr. Williams reengaged with all three potential counterparties regarding their interest. During that period, Company A signed a mutual confidentiality and nondisclosure agreement with Atlantic Capital and began due diligence through a virtual data room established by Atlantic Capital. Company B reported that it was considering other potential transactions and would keep Mr. Williams informed about its progress in considering those opportunities and its interest in further dialogue with Atlantic Capital. The third potential counterparty, Company C, indicated that it was focused on other strategic initiatives but was interested in continuing informal discussions.
On April 27, 2021, Company B verbally provided an indication of interest to Atlantic Capital.
Over the next couple of weeks, Atlantic Capital continued to have discussions with Companies A, B and C. At various times, Mr. Williams met with members of the Atlantic Capital board to discuss the developments.
On May 17, 2021, Company A verbally provided an indication of interest to Atlantic Capital. Also on May 17, Company B indicated that it was focused on another potential transaction and did not want to continue discussions at that time. In view of Company B’s indication that it was now focused on completing another transaction, and given Mr. Williams’ knowledge of SouthState and his previously established relationship with John C. Corbett, CEO of SouthState, representatives of J.P. Morgan arranged, at the direction of Atlantic Capital, a meeting between Messrs. Williams and Corbett for later in May.
On May 26, 2021, management of Atlantic Capital met in-person with executives from Company A. At this meeting, executives discussed Atlantic Capital and Company A’s near- and long-term strategic objectives and the potential synergies the companies could provide for each other. As part of these discussions, the executives found their views as to strategic goals and business strategy were complementary. The conversations were informal in nature, and no actionable proposals or specific terms for, or other plans with respect to the implementation of, a strategic business combination transaction were discussed or agreed to at that time.
Later on May 26, Mr. Williams met with Mr. Corbett to discuss each of Atlantic Capital’s and SouthState’s strategic objectives and the potential synergies each company could provide in a business combination. The conversation was informal in nature, and no actionable proposals or specific terms for, or other plans with respect to implementation of, a strategic business combination transaction were discussed or agreed to at that time.
On June 2, 2021, SouthState and Atlantic Capital entered into a mutual confidentiality and nondisclosure agreement in order to facilitate an informed discussion and involve additional members of their respective teams. Thereafter, the parties exchanged due diligence information and discussed future plans to schedule appropriate diligence meetings with their respective management teams. Also on June 2, Company A provided a proposed letter of intent regarding a transaction between Atlantic Capital and Company A.
On June 4, 2021, Atlantic Capital entered into an engagement letter with J.P. Morgan, effective as of April 13, 2021, pursuant to which J.P. Morgan was retained as its financial advisor. Also on June 4, Company C signed a mutual confidentiality and nondisclosure agreement with Atlantic Capital.
On June 7, 2021, the management teams of Atlantic Capital and SouthState met in-person to discuss Atlantic Capital’s business model and other business and financial information about the company. Throughout the day, members of management of each of the companies and certain of their advisors engaged in a series of comprehensive discussions about Atlantic Capital’s and SouthState’s respective business operations and financial condition.
On June 10, 2021, SouthState provided an initial verbal indication of interest range to Atlantic Capital. On June 11, 2021, Atlantic Capital granted SouthState access to Atlantic Capital’s virtual data room.

On June 16, 2021, Mr. Williams met in-person with management of Company C to discuss each respective company’s strategic objectives and the potential benefits of a business combination. The meeting was informal in nature and no actionable proposals or specific terms were discussed.
On June 18, 2021, SouthState provided a proposed nonbinding letter of intent regarding a transaction between Atlantic Capital and SouthState. Also on June 18, Company C indicated that it was not interested in pursuing further discussions about a potential transaction with Atlantic Capital at that time.
On June 22, 2021, Company A was given access to information with respect to Atlantic Capital’s credit files via the data room.
On June 23, 2021, the executive committee of the SouthState board of directors held a meeting to discuss, among other things, the potential transaction with Atlantic Capital. Members of SouthState’s executive management team also participated in the meeting.
On June 24, 2021, Atlantic Capital and its representatives provided SouthState and Company A an initial draft of the merger agreement. Also on June 24, SouthState was granted access to information with respect to Atlantic Capital’s credit files via the data room.
In late June, due diligence between the parties continued, including reverse due diligence by Atlantic Capital with respect to Company A and SouthState. As part of reverse due diligence, members of management of Company A and SouthState and their advisors engaged in a series of questions and discussions about each potential counterparty’s business operations, historical data and financial condition. In addition, Mr. Williams continued to have dialogue with management of Company A and SouthState about the respective strategies of the companies and the alignment of those strategies with Atlantic Capital’s strategy and the fit of Atlantic Capital into those companies.
On June 28, 2021, the executive committee of the SouthState board of directors held a meeting to review certain financial aspects of the potential transaction with Atlantic Capital.
On June 30, 2021, Company A and SouthState each provided Atlantic Capital with a proposed revised draft of the merger agreement. Over the next few days, Atlantic Capital’s management and its advisors reviewed the markup to the initial draft of the merger agreement, and provided initial feedback on the markup to Company A and SouthState on July 2, 2021. Over the next week, Atlantic Capital and its representatives and advisors discussed and negotiated the terms and conditions set forth in the merger agreement and related transactions documents with counsel for Company A and SouthState, respectively.
On July 6, 2021, Company A and SouthState each submitted a revised proposal to Atlantic Capital, including new markups to the merger agreement draft.
On July 7, 2021, management of Atlantic Capital, several of its board members and advisors discussed the updated proposals of Company A and SouthState. General discussions were held regarding the potential counterparties’ markets and competition, the potential counterparties’ operating systems, the timeline of the proposed merger and the ability and readiness of the counterparties and Atlantic Capital for the merger and strategic fit. Based on these discussions, additional feedback was provided to Company A and SouthState regarding their proposals.
On July 8, 2021, SouthState submitted a further improved proposal and proposed letter of intent to Atlantic Capital proposing a 0.3600x exchange ratio.
On July 9, 2021, the Atlantic Capital board of directors held a board meeting to discuss the proposals from Company A and SouthState. At the conclusion of the meeting and after careful review and discussion by the Atlantic Capital board of directors, the Atlantic Capital board of directors unanimously determined to pursue a transaction with SouthState and authorized and directed management, with the assistance of its advisors, to finalize and execute a letter of intent with SouthState.
Over the next couple of weeks in July, Atlantic Capital and SouthState continued to discuss the potential transaction, the merger agreement and other ancillary matters related to the potential transaction. In addition, due diligence and reverse due diligence by both companies continued.

On July 15, 2021, the SouthState board of directors held a meeting, which was attended by members of SouthState’s executive management team. At the meeting, SouthState’s executive management team led a discussion regarding the discussions to date with Atlantic Capital and the reasons for entering into a potential transaction with Atlantic Capital. SouthState’s executive management team also provided an update on the mutual due diligence process conducted by both SouthState and Atlantic Capital, including relevant diligence findings.
Also on July 15, 2021, the governance and nominating committee of the SouthState board of directors held a meeting to discuss the proposal to increase the SouthState board of directors by two members to accommodate two nominees of SouthState’s choosing from the Atlantic Capital board of directors. Also discussed at the meeting were the qualifications and backgrounds of the various Atlantic Capital directors. After discussion, the governance and nominating committee determined to recommend to the full SouthState board of directors that the SouthState board of directors be increased by two members.
On July 21, 2021, the Atlantic Capital board of directors held a board meeting to discuss the potential merger with SouthState and the merger agreement. Members of Atlantic Capital’s senior management, as well as representatives of J.P. Morgan, Sullivan & Cromwell LLP (“Sullivan & Cromwell”) and Troutman Pepper Hamilton Sanders LLP (“Troutman”) participated in the meeting. Representatives of J.P. Morgan reviewed and discussed with the Atlantic Capital board its preliminary financial analyses of the transaction based on the proposed 0.3600 exchange ratio. The Atlantic Capital board of directors and management held a discussion regarding the potential advantages and risks to Atlantic Capital and its shareholders of the potential transaction compared to other options, and Atlantic Capital’s possible advantages and risks in moving forward with a transaction. During the meeting of the Atlantic Capital board of directors, management confirmed there were no material changes in the due diligence conclusions presented at the prior board meetings. Representatives of Sullivan & Cromwell reviewed with the Atlantic Capital board of directors its fiduciary responsibilities in connection with its consideration of a proposed transaction and the draft merger agreement with SouthState and reviewed in detail the proposed key terms of the draft merger agreement.
On July 22, 2021, the Atlantic Capital board of directors held another board meeting to discuss the approval of the merger with SouthState and merger agreement. Members of Atlantic Capital’s senior management, as well as representatives of J.P. Morgan, Troutman and Sullivan & Cromwell attended the meeting. The board of directors was informed that the SouthState board of directors was scheduled to meet to approve the merger agreement that would result in the holders of Atlantic Capital common stock receiving 0.3600 shares of SouthState common stock per share of Atlantic Capital common stock. J.P. Morgan then rendered its oral opinion to the Atlantic Capital board of directors, which opinion was confirmed in writing, to the effect that, as of July 22, 2021, and based upon and subject to factors, assumptions, qualifications and limitations set forth therein, the exchange ratio in the proposed merger was fair, from a financial point of view, to the holders of Atlantic Capital common stock. Additionally, representatives of Sullivan & Cromwell reviewed in detail the proposed key terms of the draft merger agreement and reviewed the resolutions the directors of Atlantic Capital would be asked to consider if they were to approve the transaction. At the conclusion of the meeting, after careful review and discussion by the Atlantic Capital board of directors, including consideration of the factors described below under “The Merger — Atlantic Capital’s Reasons for the Merger; Recommendation of the Atlantic Capital Board of Directors,” the Atlantic Capital board of directors unanimously determined that the merger, the merger agreement and the transactions contemplated by the merger agreement are in the best interests of Atlantic Capital and its shareholders and unanimously adopted and approved the merger agreement, the merger and the other transactions contemplated by the merger agreement.
Also on July 22, 2021, the SouthState board of directors held a special meeting to consider and vote on the negotiated terms of the potential merger between SouthState and Atlantic Capital and entry into the merger agreement and ancillary agreements by SouthState. Representatives of Davis Polk & Wardwell LLP (“Davis Polk”), SouthState’s legal advisor, and Raymond James & Associates, Inc., SouthState’s financial advisor, were also in attendance at the meeting to discuss the legal and financial implications of the potential transaction, respectively. SouthState management then presented certain key financial metrics for the proposed merger, together with comparative metrics for prior mergers in the banking industry. SouthState management provided an update on the terms of the potential transaction, including the proposed exchange ratio of 0.3600 shares of SouthState common stock per share of Atlantic Capital common stock, based on the previous letter of intent offer furnished to Atlantic Capital by SouthState. Representatives of Davis Polk discussed the directors’ fiduciary duties in connection with the SouthState board of directors’ evaluation of the potential transaction. A member of SouthState management then reviewed in detail the terms of the draft merger agreement and described the resolutions the directors of SouthState would be asked to consider if they were to approve the transaction. At the conclusion of the meeting, after careful review and discussion by the SouthState board of directors, the SouthState board of directors unanimously determined that the merger, the merger agreement and the transactions contemplated by the merger agreement are advisable and in the best interests of SouthState and its shareholders and other constituencies and unanimously adopted and approved the merger agreement, the merger and the other transactions contemplated by the merger agreement. The SouthState board of directors also approved the recommendation of the governance and nominating committee to increase the SouthState board of directors by two members.
Thereafter, on the evening of July 22, 2021, following the meetings of the SouthState board of directors and the Atlantic Capital board of directors, the merger agreement was executed by SouthState and Atlantic Capital. The transaction was announced the morning of July 23, 2021, before the opening of the financial markets in New York, in a press release jointly issued by SouthState and Atlantic Capital.
Atlantic Capital’s Reasons for the Merger; Recommendation of the Atlantic Capital Board of Directors
At a meeting held on July 22, 2021, Atlantic Capital’s board of directors, after careful consideration, unanimously concluded that the merger, the merger agreement and the other transactions contemplated by the merger agreement are in the best interests of Atlantic Capital and its shareholders, and unanimously adopted and approved the merger agreement, the merger and the other transactions contemplated by the merger agreement. Accordingly, the board recommends that Atlantic Capital shareholders vote in favor of approving the merger agreement, the merger and the other transactions contemplated by the merger agreement.
In reaching its decision to adopt and approve the merger agreement, the merger and the other transactions contemplated by the merger agreement, and to recommend that its shareholders approve the same, Atlantic Capital’s board of directors consulted with Atlantic Capital’s management, as well as its independent financial and legal advisors, and considered a number of factors, including, among others, the following:
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information about SouthState and Atlantic Capital, including but not limited to, the business and financial condition, results of operations, earnings and business prospects, and debt service and other existing financial obligations, as well as the competence, experience and integrity of management of both SouthState and Atlantic Capital;

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the value of the consideration to be received by Atlantic Capital’s shareholders relative to recent prices, dividend history, book value and earnings per share of Atlantic Capital’s common stock. The board also considered the historical performance of SouthState’s common stock, SouthState’s liquidity in terms of average daily trading volume and the levels of future cash dividends anticipated to be received by Atlantic Capital shareholders, and the fact that as a result of the stock consideration to be received in the merger, Atlantic Capital’s shareholders will have the opportunity to participate in the future growth and opportunities of the combined company;

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the likelihood of successful execution of the proposed merger, in light of, among other things, SouthState’s history of prior successful acquisitions and integrations, the conditions to the closing of the merger, the likelihood of obtaining required regulatory approvals in a timely manner and without unacceptable conditions and the remedies available to Atlantic Capital under the merger agreement in the event of various breaches by SouthState;

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the risks and uncertainties facing Atlantic Capital shareholders associated with alternatives to the proposed merger (including potential alternative acquisition proposals and the possibility of remaining independent), and the timing and likelihood of accomplishing and executing on such alternatives;

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Atlantic Capital’s prospects as an independent entity, including challenges related to increasing regulatory burdens, and Atlantic Capital’s ability to successfully compete against banks in its footprint that are becoming significantly larger due to the rapid consolidation taking place in the community bank market;

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the prospects of the combined company and bank relative to those of Atlantic Capital and Atlantic Capital Bank as independent institutions, which are influenced by, among other things, the following factors:

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the board’s view that the combined bank will operate with greater scale and operating efficiency, enabling enhanced financial performance;

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the board’s view that the combined bank, given its larger size and increased geographic footprint, will have an enhanced competitive presence through access to new markets, product offerings and legal lending limits;

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the board’s view that the combined bank will receive greater recognition from potential customers, investors and potential strategic partners; and

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the board’s view that the combined back will create synergies and potential economies of scale that would result in the combined company having the opportunity to have increased future earnings and prospects;

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the belief that Atlantic Capital and SouthState share similar cultures and community banking models, including with respect to strategic focus, client service, credit culture and risk profile;

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its expectation that the combined organization will retain its strong capital position and asset quality upon completion of the merger;

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the anticipated continued participation of certain of Atlantic Capital’s directors, officers and employees in the combined company and bank, which enhances the likelihood that the strategic benefits that Atlantic Capital expects to achieve as a result of the merger will be realized and that the benefits and talents that Atlantic Capital brings to the combined company and bank will be appropriately valued and effectively utilized;

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its understanding of the current and prospective environment in which Atlantic Capital and SouthState operate, including economic conditions, the interest rate environment, the accelerating pace of technological change in the banking industry, increased operating costs resulting from regulatory and compliance mandates, the competitive environment for financial institutions generally, and the likely effect of these factors on Atlantic Capital both with and without the merger;

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its review and discussions with Atlantic Capital’s management and advisors concerning Atlantic Capital’s due diligence examination of the operations, financial condition and regulatory compliance programs and prospects of SouthState;

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the opinion, dated July 22, 2021, of J.P. Morgan to the Atlantic Capital board of directors as to the fairness, from a financial point of view and as of the date of the opinion, of the exchange ratio in the proposed merger to the holders of Atlantic Capital common stock, as more fully described below under “The Merger — Opinion of Atlantic Capital’s Financial Advisor” beginning on page 52; and

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its review with Atlantic Capital’s legal advisors of the terms of the merger agreement, including the representations, covenants, deal protection and termination provisions.

In the course of reaching its decision, Atlantic Capital’s board of directors also considered a number of potentially negative factors, but ultimately concluded that the anticipated benefits of the merger were likely to substantially outweigh these risks. The potential risks considered included, among others, the following:
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the potential risk of diverting management attention and resources from the operation of Atlantic Capital’s business and towards the completion of the merger;

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the possibility of employee attrition or adverse effects on client and business relationships as a result of the announcement and pendency of the merger;

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the potential risks associated with achieving anticipated cost synergies and savings in the amounts estimated or in the time frame contemplated;

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the possibility of encountering difficulties in successfully integrating Atlantic Capital’s business, operations and workforce with those of SouthState;

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the fact that some of Atlantic Capital’s directors and executive officers have other interests in the merger that are different from, or in addition to, their interests as Atlantic Capital shareholders (see “The Merger — Interests of Atlantic Capital’s Directors and Executive Officers in the Merger”);

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the risk that necessary regulatory and other approvals required in connection with the merger may be delayed, conditioned or denied;

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the restrictions on the conduct of Atlantic Capital’s business prior to the completion of the proposed merger, which could delay or prevent Atlantic Capital from realizing certain business opportunities or taking certain actions with respect to its operations that it would otherwise take absent the proposed merger;

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the substantial costs that Atlantic Capital will incur in connection with the merger even if it is not consummated, including a potential $16,500,000 termination fee if the merger agreement is terminated under certain circumstances;

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the possibility that the termination fee payable to SouthState if the merger agreement is terminated under certain circumstances might have the effect of discouraging alternative acquisition proposals or reducing the price offered in such proposals; and

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the other risks described under the sections entitled “Risk Factors” beginning on page 16 and “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 36.

The foregoing discussion of the information and factors considered by the Atlantic Capital board of directors is not intended to be exhaustive, but includes the material factors considered by the Atlantic Capital board of directors. In reaching its decision to approve the merger agreement, the merger, and the other transactions contemplated by the merger agreement, the Atlantic Capital board of directors did not quantify or assign any relative weights to the factors considered, and individual directors may have given different weights to different factors. The Atlantic Capital board of directors conducted an overall analysis of the factors described above including thorough discussions with, and questioning of, Atlantic Capital’s management and Atlantic Capital’s legal and financial advisors, and considered the factors overall to be favorable to, and to support, its determination.
For the reasons set forth above, Atlantic Capital’s board of directors unanimously determined the merger agreement, the merger and the other transactions contemplated by the merger agreement to be advisable and in the best interests of Atlantic Capital and its shareholders, and adopted and approved the merger agreement and the transactions contemplated thereby, including the merger.
The foregoing explanation of the Atlantic Capital board of directors’ reasoning and all other information presented in this section contains information that is forward-looking in nature and, therefore, should be read in light of the factors discussed in the section entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 36.
Opinion of Atlantic Capital’s Financial Advisor
Pursuant to an engagement letter, Atlantic Capital retained J.P. Morgan as its financial advisor in connection with the proposed merger.
At the meeting of the Atlantic Capital board of directors on July 22, 2021, J.P. Morgan rendered its oral opinion, subsequently confirmed in J.P. Morgan’s written opinion dated as of July 22, 2021, to the Atlantic Capital board of directors that, as of such date and based upon and subject to the factors and assumptions set forth in its opinion, the exchange ratio in the proposed merger was fair, from a financial point of view, to the holders of Atlantic Capital common stock.
The full text of the written opinion of J.P. Morgan, dated as of July 22, 2021, which sets forth, among other things, the assumptions made, matters considered and limits on the review undertaken, is attached as

Annex B to this proxy statement/prospectus and is incorporated herein by reference. The summary of the opinion of J.P. Morgan set forth in this proxy statement/prospectus is qualified in its entirety by reference to the full text of such opinion. Holders of Atlantic Capital common stock are urged to read the opinion in its entirety. J.P. Morgan’s written opinion was addressed to the Atlantic Capital board of directors (in its capacity as such) in connection with and for the purposes of its evaluation of the proposed merger, was directed only to the fairness of the exchange ratio in the merger to the holders of Atlantic Capital common stock and did not address any other aspect of the merger, and J.P. Morgan expressed no opinion as to the fairness of any consideration to be paid in connection with the merger to the holders of any other class of securities, creditors or other constituencies of Atlantic Capital or as to the underlying decision by Atlantic Capital to engage in the merger. The issuance of J.P. Morgan’s opinion was approved by a fairness committee of J.P. Morgan. The opinion does not constitute a recommendation to any shareholder of Atlantic Capital as to how such shareholder should vote with respect to the merger or any other matter.
In arriving at its opinion, J.P. Morgan, among other things:
reviewed a draft of the merger agreement dated July 21, 2021;
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reviewed certain publicly available business and financial information concerning Atlantic Capital and SouthState and the industries in which they operate;

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compared the financial and operating performance of Atlantic Capital with publicly available information concerning certain other companies J.P. Morgan deemed relevant and reviewed the current and historical market prices of Atlantic Capital common stock and SouthState common stock and certain publicly traded securities of such other companies;

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reviewed certain internal financial analyses and forecasts prepared by the management of Atlantic Capital relating to its businesses; and

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performed such other financial studies and analyses and considered such other information as J.P. Morgan deemed appropriate for the purposes of its opinion.

In addition, J.P. Morgan held discussions with certain members of the management of Atlantic Capital and SouthState with respect to certain aspects of the merger, and the past and current business operations of Atlantic Capital and SouthState, the financial condition and future prospects and operations of Atlantic Capital and SouthState, the effects of the merger on the financial condition and future prospects of Atlantic Capital and SouthState, and certain other matters J.P. Morgan believed necessary or appropriate to its inquiry.
In giving its opinion, J.P. Morgan relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with J.P. Morgan by Atlantic Capital or otherwise reviewed by or for J.P. Morgan. J.P. Morgan did not independently verify any such information or its accuracy or completeness and, pursuant to its engagement letter with Atlantic Capital, did not assume any obligation to undertake any such independent verification. J.P. Morgan did not conduct and was not provided with any valuation or appraisal of any assets or liabilities, nor did J.P. Morgan evaluate the solvency of Atlantic Capital or SouthState under any state or federal laws relating to bankruptcy, insolvency or similar matters. J.P. Morgan is not an expert in evaluating the adequacy of allowances for loan and lease losses of Atlantic Capital or SouthState with respect to their loan and lease portfolios and, accordingly, J.P. Morgan did not make an independent evaluation thereof, and J.P. Morgan assumed, with Atlantic Capital’s consent, that the respective allowances for loan and lease losses for both Atlantic Capital and SouthState, respectively, are adequate to cover such losses and will be adequate on a pro forma basis for the combined entity. In relying on financial analyses and forecasts provided to J.P. Morgan or derived therefrom, J.P. Morgan assumed that they were reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of Atlantic Capital and SouthState to which such analyses or forecasts relate. J.P. Morgan expressed no view as to such analyses or forecasts or the assumptions on which they were based. J.P. Morgan also assumed that the merger and the other transactions contemplated by the merger agreement will qualify as a tax-free reorganization for United States federal income tax purposes, and will be consummated as described in the merger agreement, and that the definitive merger agreement would not differ in any material respect from the draft thereof provided to J.P. Morgan. J.P. Morgan also assumed that the representations and warranties made by Atlantic Capital and SouthState in the merger agreement and the related agreements were and will be true and correct in all respects material to its analysis. J.P. Morgan is not a legal, regulatory or tax expert and relied on the assessments made by advisors to Atlantic Capital with respect to such issues. J.P. Morgan further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the merger will be obtained without any adverse effect on Atlantic Capital or SouthState or on the contemplated benefits of the merger.
The projections furnished to J.P. Morgan were prepared by Atlantic Capital’s management. Atlantic Capital does not publicly disclose internal management projections of the type provided to J.P. Morgan in connection with J.P. Morgan’s analysis of the proposed transaction, and such projections were not prepared with a view toward public disclosure. These projections were based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of Atlantic Capital’s management, including, without limitation, factors related to general economic and competitive conditions and prevailing interest rates. Accordingly, actual results could vary significantly from those set forth in such projections. For more information regarding the use of projections and other forward-looking statements, please refer to the section entitled “The Merger — Certain Unaudited Prospective Financial Information” beginning on page 57 of this proxy statement/prospectus.
J.P. Morgan’s opinion was necessarily based on economic, market and other conditions as in effect on, and the information made available to J.P. Morgan as of, the date of such opinion. J.P. Morgan’s opinion noted that subsequent developments may affect J.P. Morgan’s opinion, and that J.P. Morgan does not have any obligation to update, revise, or reaffirm such opinion. J.P. Morgan’s opinion is limited to the fairness, from a financial point of view, to the holders of Atlantic Capital common stock of the exchange ratio in the proposed merger, and J.P. Morgan has expressed no opinion as to the fairness of any consideration to be paid in connection with the merger to the holders of any other class of securities, creditors or other constituencies of Atlantic Capital or the underlying decision by Atlantic Capital to engage in the merger. Furthermore, J.P. Morgan expressed no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the merger, or any class of such persons relative to the exchange ratio in the merger or with respect to the fairness of any such compensation. J.P. Morgan expressed no opinion as to the price at which Atlantic Capital’s common stock or SouthState’s common stock would trade at any future time.
The terms of the merger agreement, including the exchange ratio, were determined through arm’s length negotiations between Atlantic Capital and SouthState, and the decision to enter into the merger agreement was solely that of Atlantic Capital’s board of directors and SouthState’s board of directors. J.P. Morgan’s opinion and financial analyses were only one of the many factors considered by Atlantic Capital’s board of directors in its evaluation of the proposed merger and should not be viewed as determinative of the views of Atlantic Capital’s board of directors or management with respect to the proposed merger or the exchange ratio.
In accordance with customary investment banking practice, J.P. Morgan employed generally accepted valuation methodology in rendering its opinion to Atlantic Capital’s board of directors on July 22, 2021 and contained in the presentation delivered to Atlantic Capital’s board of directors on such date in connection with the rendering of such opinion. The summary below does not purport to be a complete description of the analyses or data presented by J.P. Morgan. Some of the summaries of the financial analyses include information presented in tabular format. The tables are not intended to stand alone, and in order to more fully understand the financial analyses used by J.P. Morgan, the tables must be read together with the full text of each summary. Considering the data set forth below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of J.P. Morgan’s analyses.
Atlantic Capital Public Trading Multiples Analysis
Using publicly available information, J.P. Morgan compared selected financial data of Atlantic Capital with similar data for selected publicly traded companies engaged in businesses that J.P. Morgan judged to be analogous to Atlantic Capital (the “Selected Companies”). The companies selected by J.P. Morgan were:
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Amerant Bancorp Inc.;

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American National Bankshares Inc.;

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Capstar Financial Holdings, Inc.;

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First Community Bankshares, Inc.;

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Primis Financial Corp.;

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SmartFinancial, Inc.; and

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The First Bancshares, Inc.

These companies were selected by J.P. Morgan because of similarities to Atlantic Capital in one or more of their business or regional characteristics and, in certain cases, similarities to Atlantic Capital based on certain operational characteristics and/or certain financial metrics. However, none of the companies selected is identical or directly comparable to Atlantic Capital, and certain of the companies may have characteristics that are materially different from those of Atlantic Capital. Accordingly, a complete analysis of the results of the following calculations cannot be limited to a quantitative review of such results and involves complex considerations and judgments concerning the differences in the financial and operating characteristics of the Selected Companies compared to Atlantic Capital and other factors that could affect the public trading value of the Selected Companies and Atlantic Capital.
In all instances, multiples were based on closing stock prices on July 21, 2021, which was the last practicable day prior to the delivery of the J.P. Morgan opinion. For each of the following analyses performed by J.P. Morgan, financial data for the selected companies were based on the Selected Companies’ public filings and information J.P. Morgan obtained from SNL Financial and FactSet Research Systems. The multiples and ratios for each of the Selected Companies were based on the most recent publicly available information.
With respect to the Selected Companies, publicly available financial information as of March 31, 2021 was measured. With respect to Atlantic Capital and the Selected Companies, the information J.P. Morgan presented included:
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multiple of price to estimated earnings per share for the fiscal year 2022 (referred to in this section as “2022E P/E”), and

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a regression analysis (referred to in this section as “P/TBV regression”) to review the relationship between (i) a multiple of price to tangible book value per share (referred to in this section as “P/TBV”) and (ii) the estimated 2022 return on average tangible common equity (referred to in this section as “2022E ROATCE”), in each case, based on reported metrics and available estimates obtained from public filings, SNL Financial and FactSet Research Systems and/or Atlantic Capital’s management projections.
Based on the results of this analysis and other factors which J.P. Morgan considered appropriate based on its experience and judgment, J.P. Morgan selected multiple reference ranges for Atlantic Capital as follows:
Range
2022E P/E	11.0x – 13.9x
P/TBV Regression	1.43x – 1.67x
Based on the above analysis, J.P. Morgan then applied a multiple reference range of 11.0x to 13.9x for 2022E P/E to Atlantic Capital’s management projections of Atlantic Capital’s earnings per share for the fiscal year 2022 of $2.05. J.P. Morgan also applied a multiple reference range of 1.43x to 1.67x for the P/TBV Regression, which it derived from Atlantic Capital’s management’s estimated range of Atlantic Capital’s 2022E ROATCE of 10.4% to 12.4% to Atlantic Capital’s tangible book value per share of $15.74, based on the most recent publicly available information.
After applying these ranges to Atlantic Capital’s estimated 2022 earnings per share and Atlantic Capital’s tangible book value per share, J.P. Morgan’s analysis indicated the following implied equity value per share ranges for the shares of Atlantic Capital’s common stock (rounded to the nearest $0.25), as compared to the implied value of the merger consideration of $27.53 per share of Atlantic Capital’s common stock, which was calculated based on the product of the exchange ratio of 0.3600x and the closing price of SouthState’s common stock on July 21, 2021 of $76.48.
Implied Equity Value Per Share
2022E P/E	$22.75 – $28.50
P/TBV Regression	$22.50 – $26.25
Atlantic Capital Dividend Discount Analysis
J.P. Morgan calculated a range of implied values for Atlantic Capital’s common stock by discounting to present value estimates of Atlantic Capital’s future dividend stream and terminal value. In performing its analysis, J.P. Morgan utilized, among others, the following assumptions, which were reviewed and approved by Atlantic Capital’s management:
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the Atlantic Capital forecast prepared by Atlantic Capital management;

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a terminal value based on 2027 estimated net income (which was based on the Atlantic Capital forecast) and a multiple range of 11.0x to 13.0x;

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a cost of equity range of 9.0% to 11.0%; and

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a Tangible common equity / tangible assets target of 8.5%, as provided by Atlantic Capital management.

These calculations resulted in a range of implied values of $23.25 to $28.50 per share of Atlantic Capital’s common stock (rounded to the nearest $0.25), as compared to the implied value of the merger consideration of $27.53 per share of Atlantic Capital’s common stock based on the closing price of SouthState common stock on July 21, 2021.
Miscellaneous
The foregoing summary of certain material financial analyses does not purport to be a complete description of the analyses or data presented by J.P. Morgan. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. J.P. Morgan believes that the foregoing summary and its analyses must be considered as a whole and that selecting portions of the foregoing summary and these analyses, without considering all of its analyses as a whole, could create an incomplete view of the processes underlying the analyses and its opinion. As a result, the ranges of valuations resulting from any particular analysis or combination of analyses described above were merely utilized to create points of reference for analytical purposes and should not be taken to be the view of J.P. Morgan with respect to the actual value of Atlantic Capital or SouthState. The order of analyses described does not represent the relative importance or weight given to those analyses by J.P. Morgan. In arriving at its opinion, J.P. Morgan did not attribute any particular weight to any analyses or factors considered by it and did not form an opinion as to whether any individual analysis or factor (positive or negative), considered in isolation, supported or failed to support its opinion. Rather, J.P. Morgan considered the totality of the factors and analyses performed in determining its opinion.
Analyses based upon forecasts of future results are inherently uncertain, as they are subject to numerous factors or events beyond the control of the parties and their advisors. Accordingly, forecasts and analyses used or made by J.P. Morgan are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by those analyses. Moreover, J.P. Morgan’s analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses actually could be acquired or sold. None of the selected companies reviewed as described in the above summary is identical to Atlantic Capital. However, the companies selected were chosen because they are publicly traded companies with operations and businesses that, for purposes of J.P. Morgan’s analysis, may be considered similar to those of Atlantic Capital. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the companies compared to Atlantic Capital.

As a part of its investment banking business, J.P. Morgan and its affiliates are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate and other purposes. J.P. Morgan was selected to advise Atlantic Capital with respect to the merger on the basis of, among other things, such experience and its qualifications and reputation in connection with such matters and its familiarity with Atlantic Capital, SouthState and the industries in which they operate.
For services rendered in connection with the merger, Atlantic Capital has agreed to pay J.P. Morgan a fee of $7.0 million, $2.5 million of which became payable upon the delivery of J.P. Morgan’s opinion and the remainder of which will become payable only upon consummation of the merger. In addition, Atlantic Capital has agreed to reimburse J.P. Morgan for its expenses incurred in connection with its services, including the fees and disbursements of counsel, and will indemnify J.P. Morgan against certain liabilities arising out of J.P. Morgan’s engagement.
During the two years preceding the date of J.P. Morgan’s opinion, neither J.P. Morgan nor any of its affiliates have had any other material financial advisory or other material commercial or investment banking relationships with Atlantic Capital or SouthState. J.P. Morgan and its affiliates hold, on a proprietary basis, less than 1% of the outstanding common stock of each of Atlantic Capital and SouthState. During the two-year period preceding delivery of its opinion, the aggregate fees recognized by J.P. Morgan from Atlantic Capital were less than $5,000 and from SouthState were less than $10,000. In the ordinary course of their businesses, J.P. Morgan and its affiliates may actively trade the debt and equity securities or financial instruments (including derivatives, bank loans or other obligations) of Atlantic Capital or SouthState for their own accounts or for the accounts of customers and, accordingly, they may at any time hold long or short positions in such securities or other financial instruments.
Certain Unaudited Prospective Financial Information
Atlantic Capital and SouthState do not as a matter of course make public projections as to future performance, revenues, earnings or other financial results due to, among other reasons, the inherent uncertainty of the underlying assumptions and estimates. However, Atlantic Capital and SouthState are including in this proxy statement/prospectus certain unaudited prospective financial information for Atlantic Capital that was made available as described below. The inclusion of this information should not be regarded as an indication that any of Atlantic Capital, SouthState or J.P. Morgan, their respective representatives or any other recipient of this information considered, or now considers, it to be necessarily predictive of actual or future results, or that it should be construed as financial guidance, and it should not be relied on as such. SouthState did not provide any financial projections to either Atlantic Capital or J.P. Morgan.
For purposes of J.P. Morgan’s Atlantic Capital financial analyses performed in connection with J.P. Morgan’s opinion as described in “The Merger — Opinion of Atlantic Capital’s Financial Advisor”, J.P. Morgan used certain internal financial projections for Atlantic Capital for the years ending December 31, 2020 through December 31, 2027, as provided by the senior management of Atlantic Capital. The following table summarizes this unaudited prospective financial information with respect to Atlantic Capital used by J.P. Morgan at the direction of Atlantic Capital for its Atlantic Capital analysis.
	For the Years Ended December 31,
	2021	2022	2023	2024	2025	2026	2027
Net income ($mm)	$43	$42	$45	$48	$51	$53	$55
Earnings per share ($)	$2.09	$2.05	$2.21	$2.38	$2.53	$2.63	$2.71
This information was prepared solely for internal use and is subjective in many respects. While presented with numeric specificity, the unaudited prospective financial information reflects numerous estimates and assumptions with respect to business, economic, market, competition, regulatory and financial conditions and matters specific to Atlantic Capital’s business, all of which are difficult to predict and many of which are beyond Atlantic Capital’s control. The unaudited prospective financial information reflects both assumptions as to certain business decisions that are subject to change and, in many respects, subjective judgment, and therefore, is susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. No assurance can be given that the unaudited prospective financial information and the underlying estimates and assumptions will be realized. In addition, since the unaudited prospective financial information covers multiple years, such information by its nature becomes subject to greater uncertainty with each successive year. Actual results may differ materially from those set forth above, and important factors that may affect actual results and cause the unaudited prospective financial information to be inaccurate include, but are not limited to, risks and uncertainties relating to Atlantic Capital’s business, industry performance, general business and economic conditions, customer requirements, competition and adverse changes in applicable laws, regulations or rules. For other facts that could cause actual results to differ, please see the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.”
The unaudited prospective financial information appearing above was not prepared with a view toward public disclosure, nor was it prepared with a view toward compliance with GAAP, the prevailing practices in the banking industry, published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. In addition, the unaudited prospective financial information requires significant estimates and assumptions that make it inherently less comparable to the similarly titled GAAP measures in Atlantic Capital’s historical GAAP financial statements. Neither Atlantic Capital’s nor SouthState’s independent registered public accounting firm, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the unaudited prospective financial information contained in this document, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the unaudited prospective financial information. The independent registered public accountant reports incorporated by reference in this proxy statement/prospectus relate to historical financial information of each of Atlantic Capital and SouthState. They do not extend to the unaudited prospective financial information and should not be read to do so.
Furthermore, the unaudited prospective financial information does not take into account any circumstances or events occurring after the date of their preparation. No assurance can be given that, had the unaudited prospective financial information been prepared as of the date of this proxy statement/prospectus, similar estimates and assumptions would be used. Neither Atlantic Capital nor SouthState intends to, and expressly disclaims any obligation to, make publicly available any update or other revision to the unaudited prospective financial information to reflect circumstances existing since their preparation or to reflect the occurrence of unanticipated events, even if any or all of the underlying assumptions are shown to be in error, or to reflect changes in general economic or industry conditions. The unaudited prospective financial information does not take into account the possible financial and other effects on Atlantic Capital or SouthState of the merger and does not attempt to predict or suggest future results of the combined company after giving effect to the merger. The unaudited prospective financial information does not give effect to the merger, including the impact of negotiating or executing the merger agreement, the expenses that may be incurred in connection with completing the merger, the potential synergies that may be achieved by the combined company as a result of the merger, the effect on Atlantic Capital or SouthState of any business or strategic decision or action that has been or will be taken as a result of the merger agreement having been executed, or the effect of any business or strategic decisions or actions that would likely have been taken if the merger agreement had not been executed, but that were instead altered, accelerated, postponed or not taken in anticipation of the merger. Further, the unaudited prospective financial information does not take into account the effect on Atlantic Capital or SouthState of any possible failure of the merger to occur. By inclusion of the unaudited prospective financial information in this document, none of Atlantic Capital, SouthState, J.P. Morgan, or their respective affiliates, associates, officers, directors, advisors, agents or other representatives makes any representation to any shareholder of Atlantic Capital or SouthState or any other person regarding Atlantic Capital’s or SouthState’s ultimate performance compared to the information contained in the unaudited prospective financial information or that the projected results will be achieved. The inclusion of the unaudited prospective financial information in this document should not be deemed an admission or representation by Atlantic Capital or SouthState that it is viewed as material information, particularly in light of the inherent risks and uncertainties associated with such forecasts. The summary of the unaudited prospective financial information included above is not being included to influence your decision whether to vote to approve the merger, but is being provided solely because it was made available to J.P. Morgan as discussed above, in connection with the merger.
In light of the foregoing, and considering that the special meeting of Atlantic Capital shareholders will be held several months after the unaudited prospective financial information was prepared, as well as the uncertainties inherent in any forecasted information, shareholders are cautioned not to place unwarranted reliance on such information, and Atlantic Capital and SouthState urge all shareholders to review Atlantic Capital’s and SouthState’s financial statements and other information contained elsewhere in this proxy statement/prospectus for a description of Atlantic Capital’s and SouthState’s respective businesses and reported financial results. See “Where You Can Find More Information.” Please see the full text of J.P. Morgan’s opinion which is attached as Annex B hereto for more details about the information that J.P. Morgan relied on in rendering its opinion.
Interests of Atlantic Capital’s Directors and Executive Officers in the Merger
In considering the recommendation of the Atlantic Capital board of directors to vote for the Merger Proposal, the Compensation Proposal and the Adjournment Proposal, holders of Atlantic Capital common stock should be aware that the directors and executive officers of Atlantic Capital may have interests in the merger that are different from, or in addition to, the interests of holders of Atlantic Capital common stock generally. The Atlantic Capital board of directors was aware of these interests and considered them, among other matters, in making its recommendation that Atlantic Capital shareholders vote to approve the Merger Proposal, the Compensation Proposal and the Adjournment Proposal.
These interests include:
•
each outstanding Atlantic Capital Option, Atlantic Capital Restricted Share and Atlantic Capital Performance Share Award will be converted into an award with respect to shares of SouthState common stock, with the number of shares underlying such award (and, in the case of Atlantic Capital Options, the applicable exercise price) adjusted based on the exchange ratio. Each such converted SouthState equity award will continue to be subject to the same terms and conditions (including exercisability or payment terms) as applied to the corresponding Atlantic Capital equity award, except that each such converted SouthState Stock-Based RSU issued in respect of a Atlantic Capital Performance Share Award will continue to vest based solely on continued service following the effective time, with the number of shares underlying such SouthState Stock-Based RSU determined assuming performance goals are satisfied at the greater of target and actual levels of performance through the effective time as reasonably determined by the compensation committee of the Atlantic Capital board of directors;

•
SouthState Bank has entered into employment agreements with Douglas L. Williams, Kurt Shreiner and Richard A. Oglesby, Jr. that will be effective at the effective time and provide for certain compensation and benefits in connection with such executive officers’ employment following the closing of the merger, including severance;

•
SouthState Bank has entered into certain agreements with Gary G. Fleming, Jr. and Annette Rollins that provide for certain retention payments in connection with the closing of the merger, subject to such executive officers’ continued employment with SouthState Bank through the successful completion of the systems’ conversion;

•
certain of Atlantic Capital’s executive officers are participants in the Atlantic Capital Bancshares, Inc. Executive Severance and Change in Control Plan or the Atlantic Capital Bancshares, Inc. Change in Control Plan that provides for severance payments and benefits upon a termination of employment in connection with or following the consummation of the merger;

•
certain of Atlantic Capital’s directors and executive officers will continue to serve as directors or executive officers, as applicable, of the combined company following the closing of the merger; and

•
Atlantic Capital’s directors and executive officers are entitled to continued indemnification and insurance coverage under their existing agreements with Atlantic Capital.

The Atlantic Capital board of directors was aware of and considered these respective interests when deciding to adopt and approve the merger agreement.

Treatment of Atlantic Capital Equity Awards
See the section entitled “The Merger Agreement — Treatment of Atlantic Capital Equity Awards” for a description of the treatment of Atlantic Capital equity awards in connection with the merger. Under the terms of such awards, in the event of an award holder’s termination of employment by Atlantic Capital without cause or by the participant for good reason (each as defined under the applicable award agreement governing such Atlantic Capital equity award) within six months prior to or one year following a change in control (based on the definition of “change in control” in the applicable award documents, the merger would qualify), such awards will accelerate and vest in full. For an estimate of the amounts that would be realized by each of Atlantic Capital’s named executive officers upon a qualifying termination event at the effective time in respect of their unvested Atlantic equity awards that are outstanding on September 15, 2021 see the section entitled “— Golden Parachute Compensation” below. The estimated aggregate amount that would be realized by Atlantic Capital’s non-employee directors and the executive officers who are not named executive officers in respect of their unvested outstanding Atlantic Capital equity awards if the merger were to be completed on September 15, 2021 and the director or executive, as applicable, experienced a qualifying termination event on that date is $1,795,670. The amounts in this paragraph were determined using a price per share of Atlantic Capital common stock of $24.53 (the average closing price of Atlantic Capital’s common stock over the first five (5) trading days following the announcement of the merger). These amounts do not attempt to forecast any additional equity award grants, issuances or forfeitures that may occur prior to the closing of the merger following the date of this joint proxy statement/prospectus. As a result of the foregoing assumptions, which may or may not actually occur or be accurate on the relevant date, the actual amounts, if any, to be received by Atlantic Capital’s executive officers and directors who are not executive officers may materially differ from the amounts set forth above.
Employment Agreements
Effective as of the effective time, and subject to the effectiveness of, and the executive’s compliance with the terms of, the applicable employment agreement, (i) Douglas Williams will serve as the President of the Atlanta Banking Group and Head of Corporate Banking for the combined bank and will serve on the Management Executive Committee of the combined company, (ii) Kurt Shreiner will serve as the President of the Corporate Financial Services Division for the combined bank and (iii) Richard Oglesby, Jr. will serve as the President, Atlanta Division, of the combined bank.
Accordingly, SouthState Bank has entered into employment agreements with Douglas L. Williams, Kurt Shreiner and Richard A. Oglesby, Jr. that will be effective at the effective time and provide for certain compensation and benefits, including severance, in connection with such executive officers’ employment following the closing of the merger. Each of the agreements provides for an initial term of three years commencing upon the effective time and expiring on the third anniversary thereof; provided that on each anniversary of the effective time, the term will be extended automatically for one additional year unless either party determines not to extend the term.
The base salaries and annual cash- and equity-based incentive compensation opportunities (expressed as a percentage of annual base salary) contained in the employment agreements are as follows: Mr. Williams — $500,000, 70% and 70%; Mr. Schreiner — $375,000, 40% and 40%; and Mr. Oglesby — $375,000, 40% and 40%. The employment agreements each provide for payment of a one-time lump-sum cash payment payable within 30 days following successful completion of the systems’ conversion (the “pay to integrate bonus”), subject to the executive’s continued employment through such date (except as otherwise described below), as follows: Mr. Williams — $600,000; Mr. Shreiner — $375,000; and Mr. Oglesby — $375,000. The employment agreements also provide for the grant of SouthState RSUs (the “pay to lead bonus”), which will vest in equal annual installments on each of the first three anniversaries of the grant date, subject to the executive’s continued employment through such date (except as otherwise described below), with a grant date fair value for Mr. Williams of $600,000 and for each of Messrs. Shreiner and Oglesby of $375,000. In addition, at the effective time, each executive will receive an allocation to the SouthState Deferred Income Plan in respect of each of their existing contractually entitled payments under the Atlantic Capital Bancshares, Inc. Executive Severance and Change in Control Plan (the “Severance Plan”), the terms of which are described below, in the following amounts: Mr. Williams — $2,556,000; Mr. Shreiner — $1,277,500 and Mr. Oglesby — $1,277,500. Such amounts will not be subject to any vesting, forfeiture or additional conditions (except in the case of a termination of employment for cause within the 12-month period following the effective date), and will be paid on the same payment schedule as applied to the payment the executive would have been entitled to receive under the Severance Plan.
In the event of the executive’s termination of employment by SouthState Bank without cause or by the executive with good reason (each as defined in the applicable employment agreement), he would be entitled to receive (i) cash severance equal to the sum of (x) the executive’s base salary, paid in installments over 12 months and (y) the greater of (A) target bonus and (B) the executive’s annual cash bonus incentive compensation earned as of the last calendar year end of employment, paid in a lump sum within 30 days after the termination date and (ii) continued medical and dental insurance coverage under COBRA at the expense of SouthState Bank for up to 12 months following the termination date. In addition, the pay to integrate bonuses will be deemed earned and will be payable within 60 days following the termination date, and any Atlantic Capital equity awards that converted into SouthState equity awards in connection with the merger will become fully vested, earned and payable.
The terms of Mr. Williams’ employment agreement provide that in the event of a change in control (as defined in the employment agreement) following the effective time, and if within 12 months following such change in control, either SouthState Bank terminates Mr. Williams’ employment without cause or Mr. Williams terminates his employment with good reason, then he will be entitled to receive an amount in cash equal to two times the sum of his (i) base salary and (ii) target bonus.
In consideration for the foregoing payments and benefits, each of the executive officers is required to execute a release of claims. In addition, the employment agreements contain restrictive covenants concerning nondisclosure of confidential information at any time following a termination of employment, mutual nondisparagement of either party, and noncompetition and nonsolicitation of customers and employees (in each case, during employment and for a period of 12 months following termination of employment, except that, in the case of Mr. Williams, if his termination is due to circumstances other than a termination without cause or resignation with good reason, then the period is 24 months following termination of employment).
2021 Executive Severance and Change in Control Plan
On December 17, 2020, the Atlantic Capital board of directors, upon the recommendation of the compensation committee, approved the Severance Plan. The Severance Plan is designed to attract and retain qualified executives and attempt to assure the present and future continuity, objectivity and dedication of management in the event of a change in control (or “change in control”) by providing for the payment of certain severance and other benefits in the event of termination of employment under certain circumstances, including a change in control. The Severance Plan is administered by the Atlantic Capital compensation committee.
The Atlantic Capital compensation committee has selected certain senior executive officers, including Messrs. Williams, Oakes, Oglesby, Shreiner and Fleming and Ms. Rollins (the “Participating Executive Officers”) to participate in the Severance Plan. As a condition to participation, each Participating Executive Officer entered into a Participation Agreement, effective January 1, 2021 (or, in the case of Mr. Fleming, April 22, 2021), which specifies the participant’s levels, or multiples, of potential severance benefits and contains certain other terms and conditions related to participation. As noted above, the amounts payable to Messrs. Williams, Shreiner and Oglesby under the Severance Plan will be deposited into the SouthState Deferred Income Plan pursuant to their employment agreements. Accordingly, none of Messrs. Williams, Shreiner and Oglesby has any further rights or entitlements under the Severance Plan.
The Severance Plan provides that in the event a participant’s employment is terminated as a result of a qualifying termination within eighteen (18) months immediately following a change in control or within three (3) months immediately prior to such change in control, the participant will be entitled to receive the following benefits: (i) unpaid base salary through the termination date, and (ii) any unpaid incentive compensation for any prior performance period, pro rata and to the extent earned. In addition, if the participant complies with the covenants described in the Severance Plan and executes a waiver and release acceptable to Atlantic Capital, then the participant will be entitled to receive the following additional benefits: (A) a severance payment equal to the participant’s change in control severance multiple (as defined in the

Severance Plan) times the sum of the participant’s base salary and target bonus for the year of termination, with such severance payment to be paid in twelve (12) equal monthly installments (without interest), as well as (B) Pro Rata Incentive Compensation, to the extent earned, for the performance period during which the participant’s termination of employment occurs. The change in control severance multiple for Mr. Williams is three (3) times base salary and target bonus, and the change in control severance multiple for all other Participating Executive Officers is two and a half (2.5) times base salary and target bonus. In addition, Atlantic Capital will continue to provide the participant and the participant’s dependents who are qualified beneficiaries with health insurance coverage as if he or she were an active employee for up to eighteen (18) months.
Based on the definition of “change in control” in the Severance Plan, the merger would qualify as a change in control. The aggregate value of the severance payments and benefits that would be paid or become payable to the Participating Executive Officers if the effective time of the merger occurred on September 15, 2021 and they all experienced a qualifying termination of employment under the Severance Plan at such time would have been approximately $3,517,506 (excluding total allocations to the SouthState Deferred Income Plan of $5,111,000 as described in the section entitled “Employment Agreements” above).
Payment of certain benefits to a participant under the Severance Plan is subject to the participant’s compliance with certain confidentiality, return of Atlantic Capital property, non-diversion, non-compete, non-solicit, non-piracy and non-disparagement provisions during and following the termination of employment with Atlantic Capital. The participant’s rights, if any, with respect to any performance share awards, restricted stock awards, restricted stock units and/or other equity awards granted to such participant under any Atlantic Capital equity-based incentive plans will be determined under the applicable incentive plan and award agreement(s). All payments and benefits made to a participant under the Severance Plan will be subject to any recoupment, “claw back” or similar policy or arrangement adopted by the Board, and any similar provisions under applicable law.
2017 Change in Control Plan
On October 19, 2017, the Atlantic Capital board of directors approved the Atlantic Capital Bancshares, Inc. Change in Control Plan (the “CIC Plan”). The Atlantic Capital compensation committee administers the CIC Plan and selects which senior officers of Atlantic Capital and Atlantic Capital Bank will participate. The Atlantic Capital compensation committee has selected certain senior officers, including Mark Robertson, Robert Bugbee II, Ashley Carson, John May, Robert Cancelliere, Kristina Anderson and Rogier Kamerling (the “CIC Plan Participating Officers”), to participate in the CIC Plan.
The CIC Plan provides that if a participant is terminated from his or her employment with Atlantic Capital or Atlantic Capital Bank without cause or the participant resigns for a good reason during the period that begins ninety (90) days before and ends five hundred and forty (540) days after a change in control, the participant (or his or her beneficiary, if applicable) is entitled to receive a cash severance payment in the amount of (i) one and a half (1.5) times the sum of participant’s base salary and his or her annual cash incentive target bonus plus (ii) an amount equal to participant’s base salary multiplied by his or her highest annual cash incentive target bonus percentage in effect for the calendar year in which participant is terminated, prorated based on the number of calendar days in the calendar year before the participant’s date of termination, in each case paid over twelve (12) months. Additionally, participants receive reimbursements by Atlantic Capital of the COBRA coverage premiums, if any, paid by the participant for his or her self-only COBRA coverage each month until the earlier of eighteen (18) months following termination or the date the participant is eligible to receive healthcare coverage from a new employer. Further, subject to the terms of any applicable stock plan, any outstanding stock options or stock appreciation rights fully vest and become exercisable immediately prior to the change in control event and any outstanding warrants, restricted stock, and other equity grants fully vest and any long-term incentive plan awards fully vest and will be paid at “target” upon the participant’s termination of employment.
Based on the definition of “change in control” in the CIC Plan, the merger would qualify as a change in control. The aggregate value of the severance payments and benefits that would be paid or become payable to the CIC Plan Participating Officers if the effective time of the merger occurred on September 15, 2021 and they all experienced a qualifying termination of employment under the CIC Plan at such time would have been approximately $5,635,056.
Retention Bonuses
On August 2, 2021, SouthState Bank entered into certain “Pay to Lead” agreements with Gary G. Fleming, Jr. and Annette Rollins that provide for “Pay to Lead Cash Awards,” which function as retention bonuses, in connection with the closing of the merger. The Pay to Lead Cash Awards will be payable on the date that is thirty (30) days following successful completion of the systems’ conversion, subject to the executive officer’s continued employment with SouthState Bank through such date. For the avoidance of doubt, such Pay to Lead Cash Award will not be payable in the event that the respective executive officer resigns at any time after consummation of the merger and prior to the successful completion of the systems’ conversion.
Tax Planning Strategies
Under the merger agreement, Atlantic Capital may implement tax planning strategies for the purpose of mitigating the impact of Sections 280G and 4999 of the Code and thereby preserve certain compensation-related tax deductions that might otherwise be disallowed. Any such tax planning strategies will not include a gross-up of any excise taxes under Section 4999 of the Code and will be undertaken in consultation with SouthState. As of the date of this joint proxy statement/prospectus, no such tax planning strategies have been finalized.
Golden Parachute Compensation
The information below sets forth the information required by Item 402(t) of the SEC’s Regulation S-K regarding compensation that is based on, or otherwise relates to, the merger for each “named executive officer” of Atlantic Capital. The plans or arrangements pursuant to which such payments would be made (other than the merger agreement), consist of the named executive officers’ employment agreements and the respective equity awards specifying the terms and conditions of each such award.
Throughout this discussion, the “named executive officers” of Atlantic Capital include the following executive officers and have been determined in accordance with applicable SEC Rules:
•
Douglas L. Williams — President and Chief Executive Officer

•
Patrick T. Oakes — Executive Vice President, Chief Financial Officer, and Secretary

•
Richard A. Oglesby, Jr. — President, Atlanta Division

•
Kurt A. Shreiner — President, Corporate Financial Services Division

•
Gary G. Fleming, Jr. — Executive Vice President, Chief Risk Officer

The potential payments in the table below are based on the following assumptions:
•
the closing date of the merger is September 15, 2021, which is the latest practicable date prior to this filing, and used solely for purposes of this golden parachute compensation disclosure;

•
the named executive officers of Atlantic Capital are terminated without “cause” immediately following the assumed closing date of the merger; and

•
the per share value of Atlantic Capital’s common stock is $24.53, which is the average closing price of Atlantic Capital’s common stock over the first five (5) trading days following the announcement of the merger.

The amounts below do not include the value of benefits which the named executive officers are already entitled to or vested in as of the date of the merger without regard to the occurrence of a change in control. The amounts shown are estimates of amounts that would be payable to the named executive officers based on multiple assumptions that may or may not actually occur, including assumptions described in this proxy statement/prospectus. Some of the assumptions are based on information not currently available and, as a result, the actual amounts received by a named executive officer may differ materially from the amounts shown in the following table.
Name	Cash ($)(1)	Equity ($)(2)	Pension/ NQDC ($)(3)	Perquisites/ Benefits ($)(4)	Tax Reimbursement ($)	Other ($)	Total ($)(5)
Douglas L. Williams	$1,450,000	$1,535,157	$2,556,000	$16,667	$—	$—	$5,557,824
Patrick T. Oakes	1,435,900	569,807	—	37,506	—	—	2,043,213
Richard A. Oglesby, Jr.	900,000	937,252	1,277,500	16,667	—	—	3,131,419
Gary G. Fleming, Jr.	1,219,532	473,576	—	25,000	—	—	1,718,108
Kurt A. Shreiner	900,000	917,824	1,277,500	16,667	—	—	3,111,991

(1)
Amounts reflect the aggregate cash payments that each named executive officer would receive assuming a qualifying termination of employment following the closing date of the merger: (i) Mr. Williams is entitled to a severance payment of 12 months of base salary equal to $500,000, target annual bonus equal to $350,000 and payment of a $600,000 “Pay to Integrate” bonus under his new employment agreement, (ii) Messrs. Oakes and Fleming are each entitled to (A) a severance payment of 2.5 times the sum of his annual base salary of $365,000 and $310,000, respectively, and his target STIP bonus of $146,000 and $124,000, respectively, paid in 12 monthly installments and (B) prorated portions of his STIP (approximately $158,400 and $134,532, respectively, assuming performance at target levels and LTIP compensation for the performance period during with the termination occurs (to the extent earned), each payable in a lump sum and (iii) Messrs. Oglesby and Shreiner are entitled to 12 months of base salary equal to $375,000, target annual bonus equal to $150,000 and payment of a $375,000 “Pay to Integrate” bonus under his new employment agreement. The value with respect to LTIP compensation is included in the Equity column.

(2)
See the section entitled “The Merger Agreement — Treatment of Atlantic Capital Equity Awards” for a description of the treatment of Atlantic Capital equity awards in connection with the merger. Amounts reflect the aggregate payment that each named executive officer would receive with respect to Atlantic Capital equity awards subject to accelerated vesting in connection with the merger in the event of the named executive officer’s qualifying termination of employment. The amounts for Messrs. Williams, Oglesby and Shreiner include the value of restricted stock units granted as “Pay to Lead” bonuses on the closing date of the merger in the amount of $600,000, $375,000 and $375,000, respectively. The amounts also include vesting of shares underlying outstanding converted Atlantic Capital Performance Share Awards assuming performance met at target of: (i) for Mr. Williams, 11,041 shares for the 2019 grant, 13,318 shares for the 2020 grant, and 13,764 shares for the 2021 grant; (ii) for Mr. Oakes, 6,564 shares for the 2019 grant, 8,195 shares for the 2020 grant, and 8,470 shares for the 2021 grant; (iii) for Mr. Oglesby, 6,488 shares for the 2019 grant, 8,081 shares for the 2020 grant, and 8,352 shares for the 2021 grant; (iv) for Mr. Fleming, 5,419 shares for the 2019 grant, 6,928 shares for the 2020 grant, and 7,058 shares for the 2021 grant; and (v) for Mr. Shreiner, 6,297 shares for the 2019 grant, 7,785 shares for the 2020 grant, and 8,047 shares for the 2021 grant.

(3)
In connection with the merger, the new employment agreements between SouthState Bank and each of Messrs. Williams, Oglesby and Shreiner will be effective upon completion of the merger and will supersede any rights or entitlements to payments or benefits under the Severance Plan. Under the new employment agreements, each named executive officer will receive a contribution to the SouthState Deferred Income Plan equal to the severance payments the named executive officer would have been entitled to receive under the Severance Plan upon a qualifying termination of employment, with such contribution payable upon the same schedule as applied to the payment under the Severance Plan; provided that if the named executive officer’s employment is terminated by SouthState Bank for cause within 12 months after the effective date of the merger, then the payment will be forfeited in its entirety. Amounts were calculated as follows: (i) Mr. Williams is entitled to a severance payment of 3.0 times the sum of his current annual base salary of $568,000 and his target STIP bonus of $284,000 and (ii) Mr. Oglesby and Mr. Shreiner are each entitled to a severance payment of 2.5 times his current annual base salary of $365,000 and his target STIP bonus of $146,000.

(4)
Amounts include 12 months of benefits continuation payments (18 months for Messrs. Oakes and

Flemings) upon a qualifying termination of employment pursuant to his new employment arrangement or the Severance Plan, as applicable.
(5)
In the event that the payments and benefits under the respective agreements, together with other payments received or may have the right to receive, on account of a change in control would subject any named executive officer to the excise tax imposed under Section 4999 of the Code, then the payments and benefits will be reduced to the minimum extent necessary so that none of the payments or benefits are subject to the excise tax, provided that no such reduction will be made if the named executive officer’s net after-tax benefit, assuming no reduction, exceeds the net after-tax benefit assuming such reduction is made.

Governance of the Combined Company After the Merger
Charter
The amended and restated articles of incorporation of SouthState as in effect immediately prior to the effective time, will be the articles of incorporation of the combined company, until thereafter amended in accordance with applicable law.
Bylaws
The amended and restated bylaws of SouthState as in effect immediately prior to the effective time, will be the bylaws of the combined company, until thereafter amended as provided therein or in accordance with applicable law.
Board of Directors
Prior to the effective time, the SouthState board of directors will take all actions necessary so that two (2) directors of Atlantic Capital immediately prior to the effective time will be appointed to the SouthState board of directors as of the effective time. The two (2) designated directors of Atlantic Capital will be directors of Atlantic Capital immediately prior to the effective time and will be selected by SouthState.
Executive Management Team
Effective as of the effective time, and subject to the effectiveness of, and the executive’s compliance with the terms of, the applicable employment agreement, (i) Douglas Williams will serve as the President of the Atlanta Banking Group and Head of Corporate Banking for the combined bank and will serve on the Management Executive Committee of the combined company, (ii) Kurt Shreiner will serve as the President of the Corporate Financial Services Division for the combined bank and (iii) Richard Oglesby, Jr. will serve as the President, Atlanta Division, of the combined bank.
Accounting Treatment
SouthState and Atlantic Capital prepare their respective financial statements in accordance with GAAP. The merger will be accounted for using the acquisition method of accounting, and SouthState will be treated as the accounting acquirer.
Regulatory Approvals
To complete the merger, SouthState and Atlantic Capital need to obtain approvals or consents from, or make filings with, a number of U.S. federal and other regulatory authorities. Subject to the terms of the merger agreement, SouthState and Atlantic Capital have agreed to cooperate with each other and use reasonable best efforts to obtain as promptly as practicable all permits, consents, waivers, approvals and authorizations of all third parties and governmental entities which are necessary or advisable to consummate the transactions contemplated by the merger agreement (including the merger and the bank merger), and to comply with the terms and conditions of all such permits, consents, waivers, approvals and authorizations of all such governmental entities. These approvals include, among others, the approval of the Federal Reserve Board and the OCC. Under the terms of the merger agreement, neither SouthState nor Atlantic Capital is required to take any action or agree to any condition or restriction in connection with obtaining these approvals that would reasonably be expected to have a material adverse effect on the combined company and its subsidiaries, taken as a whole, after giving effect to the merger.
The approval of an application means only that the regulatory criteria for approval have been satisfied or waived. It does not mean that the approving authority has determined that the consideration to be received by holders of Atlantic Capital common stock in the merger is fair. Regulatory approval does not constitute an endorsement or recommendation of the merger.
SouthState and Atlantic Capital believe that the merger does not raise significant regulatory concerns and that they will be able to obtain all requisite regulatory approvals. However, there can be no assurance that all of the regulatory approvals described below will be obtained and, if obtained, there can be no assurances regarding the timing of the approvals, the companies’ ability to obtain the approvals on satisfactory terms or the absence of litigation challenging such approvals. In addition, there can be no assurance that such approvals will not impose conditions or requirements that, individually or in the aggregate, would or could reasonably be expected to have an adverse effect on the financial condition, results of operations, assets or business of the combined company following completion of the merger. There can likewise be no assurances that U.S. federal or state regulatory or competition authorities will not attempt to challenge the merger or, if such a challenge is made, what the result of such challenge will be.
Federal Reserve Board
The merger is subject to approval by the Federal Reserve Board pursuant to section 3 of the BHC Act. The Federal Reserve Board takes into consideration a number of factors when acting on applications under section 3 of the BHC Act. These factors include the financial and managerial resources (including consideration of the competence, experience and integrity of the officers, directors and principal shareholders, as well as the pro forma capital ratios) and future prospects of the combined organization. The Federal Reserve Board also considers the effectiveness of the applicant in combatting money laundering, the convenience and needs of the communities to be served, as well as the extent to which the proposal would result in greater or more concentrated risks to the stability of the U.S. banking or financial system. The Federal Reserve Board may not approve a proposal that would have significant adverse effects on competition or on the concentration of resources in any banking market.
In considering an application under section 3 of the BHC Act, the Federal Reserve Board also reviews the records of performance of the relevant insured depository institutions under the Community Reinvestment Act (the “CRA”), pursuant to which the Federal Reserve Board must also take into account the record of performance of each of SouthState and Atlantic Capital in meeting the credit needs of the entire community, including low- and moderate-income customers and communities, served by their depository institution subsidiaries. In their most recent CRA performance evaluations, SouthState’s wholly owned subsidiary, SouthState Bank, and Atlantic Capital’s wholly owned subsidiary, Atlantic Capital Bank, received “Outstanding” and “Satisfactory” ratings, respectively.
The filing of the application to the Federal Reserve Board occurred on August 25, 2021.
Office of the Comptroller of the Currency
The merger of Atlantic Capital Bank with and into SouthState Bank requires the prior approval of the OCC under the Bank Merger Act and the National Bank Act. In evaluating an application, the OCC generally considers: (i) the competitive impact of the transaction, (ii) the financial and managerial resources of the banks party to the bank merger, (iii) the convenience and needs of the community to be served and the record of the banks under the CRA, including their CRA ratings, (iv) the banks’ effectiveness in combating money-laundering activities and (v) the extent to which the bank merger would result in greater or more concentrated risks to the stability of the U.S. banking or financial system.
The filing of the application to the OCC occurred on August 25, 2021 and was approved by the OCC on October 12, 2021.
Public Notice and Comments
The BHC Act, the Bank Merger Act and Federal Reserve Board and OCC regulations require published notice of, and the opportunity for public comment on, the applications to the Federal Reserve and the OCC. These agencies take into account the views of third-party commenters, particularly on the subject of the merging parties’ CRA performance and record of service to their communities. These agencies are also authorized to hold one or more public hearings or meetings if the agencies determine that such hearings or meetings would be appropriate. The receipt of written comments or any public meeting or hearing could prolong the period during which the applicable application is under review by these agencies.
Department of Justice Review and Waiting Periods
In addition to the Federal Reserve Board and the OCC, the Antitrust Division of the Department of Justice (the “DOJ”) conducts a concurrent competitive review of the merger to analyze the merger’s competitive effects and determine whether the merger would result in a violation of the antitrust laws. Transactions approved under section 3 of the BHC Act or the Bank Merger Act generally may not be completed until thirty (30) days after the approval of the applicable federal agency is received, during which time the DOJ may challenge the transaction on antitrust grounds. With the approval of the applicable federal agency and the concurrence of the DOJ, the waiting period may be reduced to no less than fifteen (15) days. The commencement of an antitrust action would stay the effectiveness of such an approval unless a court specifically ordered otherwise. In reviewing the merger, the DOJ could analyze the merger’s effect on competition differently than the Federal Reserve Board or the OCC, and, thus, it is possible that the DOJ could reach a different conclusion than the Federal Reserve Board or the OCC regarding the merger’s effects on competition. A determination by the DOJ not to object to the merger may not prevent the filing of antitrust actions by private persons or state attorneys general.
Additional Regulatory Approvals and Notices
Notifications and/or applications requesting approval will also be submitted to various other federal and state regulatory authorities and self-regulatory organizations, including, but not limited to, the Small Business Administration and the United States Department of Agriculture.
Stock Exchange Listings
SouthState common stock is listed for trading on Nasdaq under the symbol “SSB”. Atlantic Capital common stock is listed on Nasdaq under the symbol “ACBI”. In the merger, the Atlantic Capital common stock currently listed on Nasdaq will be delisted from such exchange and deregistered under the Exchange Act.
Under the terms of the merger agreement, SouthState will cause the shares of SouthState common stock to be issued in the merger to be approved for listing on Nasdaq, subject to official notice of issuance. The merger agreement provides that neither SouthState nor Atlantic Capital will be required to complete the merger if such shares are not authorized for listing on Nasdaq, subject to official notice of issuance. Following the merger, shares of SouthState common stock will continue to be listed on Nasdaq.
Appraisal or Dissenters’ Rights in the Merger
Under Section 14-2-1302 of the GBCC, the holders of Atlantic Capital common stock will not be entitled to appraisal or dissenters’ rights in connection with the merger if, on the record date for the special meeting, Atlantic Capital’s shares are listed on a national securities exchange. Atlantic Capital common stock is currently listed on Nasdaq, a national securities exchange, and is expected to continue to be so listed on the record date for the special meeting. In addition, the holders of Atlantic Capital common stock will receive shares of SouthState common stock as consideration in the merger, which shares are currently listed on Nasdaq, and are expected to continue to be so listed at the effective time. Accordingly, the holders of Atlantic Capital common stock are not entitled to any appraisal or dissenters’ rights in connection with the merger.

THE MERGER AGREEMENT
This section of the proxy statement/prospectus describes the material terms of the merger agreement. The description in this section and elsewhere in this proxy statement/prospectus is subject to, and qualified in its entirety by reference to, the complete text of the merger agreement, which is attached as Annex A to this proxy statement/prospectus and incorporated by reference herein. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. We urge you to read the full text of the merger agreement, as it is the legal document governing the merger. This section is not intended to provide you with any factual information about SouthState or Atlantic Capital. Such information can be found elsewhere in this proxy statement/prospectus and in the public filings SouthState and Atlantic Capital make with the SEC, as described in the section entitled “Where You Can Find More Information” beginning on page 108 of this proxy statement/prospectus.
Explanatory Note Regarding the Merger Agreement
The merger agreement and this summary of terms are included to provide you with information regarding the terms of the merger agreement. Factual disclosures about SouthState and Atlantic Capital contained in this proxy statement/prospectus or in the public reports of SouthState or Atlantic Capital filed with the SEC may supplement, update or modify the factual disclosures about SouthState and Atlantic Capital contained in the merger agreement. The merger agreement contains representations and warranties by SouthState, on the one hand, and by Atlantic Capital, on the other hand, made solely for the benefit of the other. The representations, warranties and covenants made in the merger agreement by SouthState and Atlantic Capital were qualified and subject to important limitations agreed to by SouthState and Atlantic Capital in connection with negotiating the terms of the merger agreement. In particular, in your review of the representations and warranties contained in the merger agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purpose of establishing circumstances in which a party to the merger agreement may have the right not to consummate the merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise and allocating risk between the parties to the merger agreement, rather than establishing matters as facts. The representations and warranties also may be subject to a contractual standard of materiality different from that generally applicable to shareholders and reports and documents filed with the SEC, and some were qualified by the matters contained in the confidential disclosure schedules that SouthState and Atlantic Capital each delivered in connection with the merger agreement and certain documents filed with the SEC. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement/prospectus, may have changed since the date of the merger agreement. Accordingly, the representations and warranties in the merger agreement should not be relied on by any persons as characterizations of the actual state of facts about SouthState and Atlantic Capital at the time they were made or otherwise and should be read only in conjunction with the other information provided elsewhere in this proxy statement/prospectus or incorporated by reference into this proxy statement/prospectus. Please see the section entitled “Where You Can Find More Information” beginning on page 108.
Structure of the Merger
Each of SouthState’s and Atlantic Capital’s respective boards of directors has unanimously approved the merger agreement and the completion of the transactions contemplated thereby, including the merger. The merger agreement provides for the merger of Atlantic Capital with and into SouthState, with SouthState continuing as the surviving corporation. Following the completion of the merger, Atlantic Capital Bank will merge with and into SouthState Bank, with SouthState Bank as the surviving bank in the bank merger.
Prior to the completion of the merger, SouthState and Atlantic Capital may, by mutual agreement, change the method or structure of effecting the combination of SouthState and Atlantic Capital if and to the extent they both deem such change to be necessary, appropriate or desirable; provided that (unless the merger agreement is so amended in accordance with the terms thereof) no such change may (1) alter or change the exchange ratio or the number of shares of SouthState common stock received by holders of Atlantic Capital common stock in exchange for each share of Atlantic Capital common stock, (2) adversely affect the tax treatment of Atlantic Capital’s shareholders or SouthState’s shareholders pursuant to the merger agreement, (3) adversely affect the tax treatment of Atlantic Capital or SouthState pursuant to the merger agreement or (4) materially impede or delay the completion of the transactions contemplated by the merger agreement in a timely manner.
Merger Consideration
Each share of Atlantic Capital common stock issued and outstanding immediately prior to the effective time, except for shares of Atlantic Capital common stock owned by Atlantic Capital or SouthState (in each case other than shares of Atlantic Capital common stock (i) held in trust accounts, managed accounts, mutual funds and the like, or otherwise held in a fiduciary or agency capacity that are beneficially owned by third parties or (ii) held, directly or indirectly, by Atlantic Capital or SouthState in respect of debts previously contracted), will be converted into the right to receive 0.36 shares of SouthState common stock.
All of the shares of Atlantic Capital common stock converted into the right to receive the merger consideration will no longer be outstanding and will automatically be cancelled and will cease to exist as of the effective time and each old certificate (which includes reference to book-entry account statements relating to the ownership of shares of Atlantic Capital common stock) previously representing any such shares of Atlantic Capital common stock will thereafter represent only the right to receive (i) a new certificate representing the number of whole shares of SouthState common stock that such shares of Atlantic Capital common stock have been converted into the right to receive, (ii) cash in lieu of fractional shares which the shares of Atlantic Capital common stock represented by such old certificate have been converted into the right to receive, without any interest thereon and (iii) any dividends or distributions that the holder thereof has the right to receive pursuant to the terms of the merger agreement, in each case, without any interest thereon.
If, prior to the effective time, the outstanding shares of Atlantic Capital common stock or SouthState common stock have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar structural change in capitalization, or there is any extraordinary dividend or distribution, an appropriate and proportionate adjustment will be made to the exchange ratio to give SouthState and the holders of Atlantic Capital common stock the same economic effect as contemplated by the merger agreement prior to such event; provided that this will not permit Atlantic Capital or SouthState to take any action with respect to its securities or otherwise that is prohibited by the terms of the merger agreement.
At the effective time, all shares of Atlantic Capital common stock that are owned by Atlantic Capital or SouthState (in each case other than shares of Atlantic Capital common stock (i) held in trust accounts, managed accounts, mutual funds and the like, or otherwise held in a fiduciary or agency capacity that are beneficially owned by third parties or (ii) held, directly or indirectly, by Atlantic Capital or SouthState in respect of debts previously contracted) will be cancelled and will cease to exist and no SouthState common stock or other consideration will be delivered in exchange therefor.
Fractional Shares
SouthState will not issue any fractional shares of SouthState common stock in the merger. Instead, a former holder of Atlantic Capital common stock who otherwise would have received a fraction of a share of SouthState common stock will receive an amount in cash (rounded to the nearest whole cent). This cash amount will be determined by multiplying (i) the SouthState closing share value by (ii) the fraction of a share (after taking into account all shares of Atlantic Capital common stock held by such holder immediately prior to the effective time and rounded to the nearest one-thousandth when expressed in decimal form) of SouthState common stock which such holder would otherwise be entitled to receive.
Governing Documents
At the effective time, the amended and restated articles of incorporation of SouthState, as in effect immediately prior to the effective time, will be the articles of incorporation of the combined company until thereafter amended in accordance with applicable law, and the amended and restated bylaws of SouthState, as in effect immediately prior to the effective time, will be the bylaws of the combined company until thereafter amended in accordance with applicable law. For a more detailed description of the governing documents of the combined company, see the section entitled “The Merger — Governance of the Combined Company After the Merger” beginning on page 65.
Treatment of Atlantic Capital Equity Awards
Atlantic Capital Options
At the effective time, each outstanding option to purchase shares of Atlantic Capital common stock, whether vested or unvested, will be converted into an option to purchase shares of SouthState common stock, with the number of shares underlying such SouthState stock option and the applicable exercise price adjusted based on the exchange ratio.
Atlantic Capital Restricted Shares
At the effective time, each outstanding restricted stock award in respect of shares of Atlantic Capital common stock will be converted into a restricted stock award, in respect of shares of SouthState common stock, with the number of shares underlying such SouthState restricted stock award adjusted based on the exchange ratio.
Atlantic Capital Performance Share Awards
At the effective time, each outstanding Atlantic Capital performance share award, whether vested or unvested, will be converted into a time-vesting restricted stock unit denominated in shares of SouthState common stock, with the number of shares underlying such SouthState stock-based RSU determined assuming performance goals are satisfied at the greater of target and actual levels of performance through the effective time as reasonably determined by the compensation committee of the Atlantic Capital board of directors and adjusted based on the exchange ratio.
Following the effective time, SouthState stock options, restricted stock awards and stock-based RSUs issued in respect of converted Atlantic Capital equity awards will remain subject to the same terms and conditions as were applicable to the corresponding Atlantic Capital stock options, restricted stock awards and performance share awards immediately prior to the effective time, except that each SouthState stock-based RSU that was a Atlantic Capital performance share award will continue to vest based solely on continued service following the effective time.
Closing and Effective Time of the Merger
Subject to the terms and conditions of the merger agreement, the closing of the merger will take place by electronic exchange of documents at 10:00 a.m., Eastern time, on a date no later than three (3) business days after the satisfaction or waiver (subject to applicable law) of all of the conditions precedent set forth in the merger agreement (other than those conditions that by their nature can only be satisfied at the closing, but subject to the satisfaction or waiver of such conditions), unless another date, time or place is agreed to in writing by Atlantic Capital and SouthState (the date on which the closing occurs being the “closing date”).
On or (if agreed by Atlantic Capital and SouthState) prior to the closing date, SouthState and Atlantic Capital, respectively, will cause to be filed a certificate of merger with the Secretary of State of the State of Georgia in accordance with the GBCC and articles of merger with the Secretary of State of the State of South Carolina in accordance with the South Carolina Business Corporation Act of 1988, as amended (the “SCBCA”). The merger will become effective at such time as specified in the certificates of merger in accordance with the relevant provisions of the GBCC and the SCBCA, or at such other time as provided by applicable law (such time being the “effective time”).
Conversion of Shares; Exchange of Atlantic Capital Stock Certificates
Letter of Transmittal
As promptly as practicable after the effective time, but in no event later than five (5) business days thereafter, the combined company will cause the exchange agent to mail to each holder of record of one or more old certificates representing shares of Atlantic Capital common stock immediately prior to the effective time that have been converted at the effective time into the right to receive SouthState common stock a letter of transmittal (which will specify that delivery will be effected, and risk of loss and title to the old certificates will pass, only upon proper delivery of the old certificates to the exchange agent) and instructions for use in effecting the surrender of the old certificates in exchange for new certificates representing the number of whole shares of SouthState common stock and any cash in lieu of fractional shares, which the shares of Atlantic Capital common stock represented by such old certificate or old certificates will have been converted into the right to receive pursuant to the merger agreement as well as any dividends or distributions to be paid pursuant to the terms of the merger agreement. In the event any old certificate for Atlantic Capital common stock has been lost, stolen or destroyed, the exchange agent will issue the shares of SouthState common stock and any cash in lieu of fractional shares deliverable in respect thereof pursuant to the merger agreement upon receipt of (1) an affidavit of that fact by the person claiming such old certificate to be lost, stolen or destroyed and (2) if required by the combined company or the exchange agent, the posting by such person of a bond in such amount as the combined company or the exchange agent may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such old certificate.
After the effective time, there will be no transfers on the stock transfer books of Atlantic Capital of the shares of Atlantic Capital common stock that were issued and outstanding immediately prior to the effective time. If, after the effective time, old certificates representing such shares are presented for transfer to the exchange agent, they will be cancelled and exchanged for new certificates representing shares of SouthState common stock, cash in lieu of fractional shares and dividends or distributions as contemplated by the merger agreement.
None of SouthState, Atlantic Capital, the combined company, the exchange agent or any other person is or will be liable under the terms of the merger agreement to any former holder of shares of Atlantic Capital common stock for any amount delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar laws. Any amounts remaining unclaimed by former holders of shares of Atlantic Capital common stock immediately prior to the time at which such amounts would otherwise escheat to, or become property of, any governmental entity will, to the extent permitted by applicable law, become the property of the combined company, free and clear of any claims or interest of any such holders or their successors, assigns or personal representatives previously entitled thereto.
Withholding
The combined company will be entitled to deduct and withhold, or cause the exchange agent to deduct and withhold, from any cash in lieu of fractional shares of SouthState common stock, cash dividends or distributions payable or any other amounts otherwise payable under the merger agreement to any holder of Atlantic Capital common stock or Atlantic Capital equity awards, such amounts as it is required to deduct and withhold under the Code or any provision of state, local or foreign tax law. To the extent any such amounts are withheld by the combined company or the exchange agent, as the case may be, and paid over to the appropriate governmental entity, the withheld amounts will be treated for all purposes of the merger agreement as having been paid to the holder of Atlantic Capital common stock or Atlantic Capital equity awards in respect of which the deduction and withholding was made by the combined company or the exchange agent, as the case may be.
Dividends and Distributions
No dividends or other distributions declared with respect to SouthState common stock will be paid to the holder of any unsurrendered old certificate until the holder thereof surrenders such old certificate in accordance with the merger agreement. After the surrender of an old certificate in accordance with the merger agreement, the record holder thereof will be entitled to receive any such dividends or other distributions, without any interest thereon, which had previously become payable with respect to the whole shares of SouthState common stock that the shares of Atlantic Capital common stock represented by such old certificate have been converted into the right to receive under the merger agreement.

Representations and Warranties
The merger agreement contains representations and warranties made by each of SouthState and Atlantic Capital relating to a number of matters, including the following:
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corporate matters, including due organization, qualification and subsidiaries;

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capitalization;

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authority relative to execution and delivery of the merger agreement and the absence of conflicts with, or violations of, organizational documents or other obligations as a result of the merger;

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required governmental and other regulatory and self-regulatory filings and consents and approvals in connection with the merger;

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reports to regulatory agencies;

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financial statements, internal controls, books and records, and absence of undisclosed liabilities;

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broker’s fees payable in connection with the merger;

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the absence of certain changes or events;

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legal and regulatory proceedings;

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tax matters;

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employee benefit matters;

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SEC reports;

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compliance with applicable laws;

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certain material contracts;

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absence of agreements with regulatory agencies;

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risk management arrangements;

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environmental matters;

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investment securities and commodities;

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real property;

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intellectual property;

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related party transactions;

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inapplicability of takeover statutes;

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absence of action or circumstance that would prevent the merger from qualifying as a reorganization under Section 368(a) of the Code;

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the receipt of an opinion of each party’s financial advisor;

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the accuracy of information supplied for inclusion in this proxy statement/prospectus and other similar documents;

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loan portfolio matters; and

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insurance matters.

Certain representations and warranties of SouthState and Atlantic Capital are qualified as to “materiality” or “material adverse effect.” For purposes of the merger agreement, a “material adverse effect,” when used in reference to either SouthState, Atlantic Capital or the combined company, means any effect, change, event, circumstance, condition, occurrence or development that, either individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on (1) the business, properties, assets, liabilities, results of operations or financial condition of such party and its subsidiaries taken as a whole or (2) the ability of such party to timely consummate the transactions contemplated by the merger agreement.

However, with respect to clause (1), a material adverse effect will not be deemed to include the impact of:
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changes, after the date of the merger agreement, in U.S. generally accepted accounting principles or applicable regulatory accounting requirements;

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changes, after the date of the merger agreement, in laws, rules or regulations (including the pandemic measures) of general applicability to companies in the industries in which such party and its subsidiaries operate, or interpretations thereof by courts or governmental entities;

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changes, after the date of the merger agreement, in global, national or regional political conditions (including the outbreak of war or acts of terrorism) or in economic or market (including equity, credit and debt markets, as well as changes in interest rates) conditions affecting the financial services industry generally and not specifically relating to such party or its subsidiaries (including any such changes arising out of a pandemic or any pandemic measures);

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changes, after the date hereof, resulting from hurricanes, earthquakes, tornados, naturally-occurring floods or other natural disasters or from any outbreak of any disease or other public health event (including a pandemic);

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public disclosure of the execution of the agreement, public disclosure or consummation of the transactions contemplated by the merger agreement (including any effect on a party’s relationships with its customers or employees) or actions expressly required by the merger agreement or that are taken with the prior written consent of the other party in contemplation of the transactions contemplated by the merger agreement (it being understood that this bullet shall not apply to a breach of any representation or warranty related to the announcement, pendency or consummation of the transactions contemplated by the merger agreement); or

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a decline in the trading price of a party’s common stock or the failure, in and of itself, to meet earnings projections or internal financial forecasts, but not, in either case, including any underlying causes thereof ((it being understood that the underlying causes of such decline or failure may be taken into account in determining whether a material adverse effect has occurred), except to the extent otherwise excepted by this bullet);

except, with respect to the first, second, third and fourth bullets described above, to the extent that the effects of such change are materially disproportionately adverse to the business, properties, assets, liabilities, results of operations or financial condition of such party and its subsidiaries, taken as a whole, as compared to other companies in the industry in which such party and its subsidiaries operate.
The representations and warranties in the merger agreement do not survive the effective time.
Covenants and Agreements
Conduct of Businesses Prior to the Completion of the Merger
Atlantic Capital has agreed that, prior to the effective time (or earlier termination of the merger agreement), subject to specified exceptions, it will, and will cause each of its subsidiaries to, (a) conduct its business in the ordinary course in all material respects, (b) use reasonable best efforts to maintain and preserve intact its business organization, employees and advantageous business relationships, (c) use reasonable best efforts to carry on its business with prudent banking practice and in compliance in all material respects with all applicable law, and (d) take no action that would reasonably be expected to adversely affect or delay the ability of either SouthState or Atlantic Capital to obtain any necessary approvals of any regulatory agency or other governmental entity required for the transactions contemplated by the merger agreement or to perform its covenants and agreements under the merger agreement or to consummate the transactions contemplated thereby on a timely basis. SouthState has agreed that, prior to the effective time (or earlier termination of the merger agreement), subject to specified exceptions, it will, and will cause each of its subsidiaries to, use reasonable best efforts to carry on its business with prudent banking practice and in compliance in all material respects with all applicable law.
Additionally, prior to the effective time (or earlier termination of the merger agreement), subject to specified exceptions, Atlantic Capital will not, and Atlantic Capital will not permit any of its subsidiaries to, without the prior written consent of SouthState (such consent not to be unreasonably withheld, conditioned or delayed), take any of the following actions:
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other than (1) federal funds borrowings and borrowings from the Federal Home Loan Bank, in each case, with a maturity not in excess of six (6) months, and (2) the creation of deposit liabilities or other customary banking products, issuances of letters of credit, sales of certificates of deposits, and entry into repurchase agreements, in each case (1) and (2), in the ordinary course of business on terms and in amounts consistent with past practice, incur any indebtedness for borrowed money (other than indebtedness of Atlantic Capital or any of its wholly owned Subsidiaries, on the one hand, to Atlantic Capital or any of its wholly owned Subsidiaries, on the other hand), or directly or indirectly, incur, assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations or liabilities of any other individual, corporation or other entity;

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adjust, split, combine or reclassify any capital stock;

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make, declare, pay, set aside for payment or set a record date for any dividend, or any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or other equity or voting securities or any securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) or exchangeable into or exercisable for any shares of its capital stock or other equity or voting securities, including any Atlantic Capital securities any securities of any Atlantic Capital subsidiary except (A) cash dividends paid by any of the subsidiaries of Atlantic Capital to Atlantic Capital or any of its wholly owned subsidiaries consistent with past practice, (B) the acceptance of shares of Atlantic Capital common stock as payment for the exercise price of Atlantic Capital options or for withholding taxes incurred in connection with the exercise of stock options or the vesting or settlement of equity compensation awards, in each case, outstanding as of the date of the merger agreement or granted after the date of the merger agreement to the extent expressly permitted by the merger agreement, in accordance with past practice and the terms of the applicable award agreements and (C) repurchases of shares of Atlantic Capital capital stock pursuant to the program set forth on Atlantic Capital disclosure schedule;

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grant any stock options, warrants, restricted stock units, performance stock units, phantom stock units, restricted shares or other equity-based awards or interests, or grant any person any right to acquire any Atlantic Capital securities or any securities of any Atlantic Capital subsidiary;

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issue, sell, transfer, encumber, or authorize the issuance, sale or transfer, or otherwise permit to become outstanding any shares of capital stock or voting securities or equity interests or securities convertible (whether currently convertible or convertible only after the passage of time of the occurrence of certain events) or exchangeable into, or exercisable for, any shares of its capital stock or other equity or voting securities, including any Atlantic Capital securities or any securities of any Atlantic Capital subsidiary, or any options, warrants, or other rights of any kind to acquire any shares of capital stock or other equity or voting securities, including any Atlantic Capital securities or any securities of any Atlantic Capital subsidiary except pursuant to the exercise of Atlantic Capital options or the settlement of equity compensation awards outstanding as of the date of the merger agreement or granted after the date of the merger agreement to the extent expressly permitted by the merger agreement and in accordance with their terms;

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sell, license, lease, transfer, mortgage, pledge, encumber or otherwise dispose of, or discontinue, any of its material rights, properties, assets or any business to any individual, corporation or other entity other than a wholly owned subsidiary, or cancel, release or assign any indebtedness to any such person or any claims held by any such person, in each case, other than (x) in the ordinary course of business or (y) pursuant to contracts or agreements in force at the date of the merger agreement;

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except for foreclosure or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case, in the ordinary course of business, make any material investment in or acquire (whether by purchase of stock or securities, contributions to capital, property transfers, merger or consolidation, or formation of a joint venture or otherwise) any other person or all or any portion of the property, assets, debt, business, deposits or properties of any other person, in each case, other than a wholly owned subsidiary of Atlantic Capital;

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in each case, except for transactions in the ordinary course of business, enter into, terminate, amend, extend or waive any material provision of, any Atlantic Capital contract (or any contract that would constitute an Atlantic Capital contract if in effect on the date of this Agreement), or make any change in any instrument or agreement governing the terms of any of its securities, other than normal renewals of contracts without material adverse changes of terms with respect to Atlantic Capital or any of its subsidiaries (or the combined company);

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except as required pursuant to the terms of any Atlantic Capital benefit plan in effect as of the date of the merger agreement, (A) increase in any manner the compensation or consulting fees, bonus, pension, welfare, fringe or other benefits, severance or termination pay of any Atlantic Capital employee, except (1) for employees who are not officers, increases in annual salary or wage rate in the ordinary course of business consistent with past practice that do not exceed 5% individually or 3% in the aggregate and (2) for the payment of annual bonuses for completed periods based on actual performance in the ordinary course of business consistent with past practice pursuant to an Atlantic Capital benefit plan listed on the Atlantic Capital disclosure schedule, (B) become a party to, establish, adopt, amend, commence participation in or terminate any Atlantic Capital benefit plan or any arrangement that would have been an Atlantic Capital benefit plan had it been entered into prior to the merger agreement, (C) grant any new awards, or amend or modify the terms of any outstanding awards, under any Atlantic Capital benefit plan, (D) take any action to accelerate the vesting or lapsing of restrictions or payment, or fund or in any other way secure the payment, of compensation or benefits under any Atlantic Capital benefit plan, (E) materially change any actuarial or other assumptions used to calculate funding obligations with respect to any Atlantic Capital benefit plan that is required by applicable law to be funded or change the manner in which contributions to such plans are made or the basis on which such contributions are determined, except as may be required by GAAP or (F) forgive any loans or issue any loans (other than routine travel advances issued in the ordinary course of business) to any Atlantic Capital employee;

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settle, or enter into any settlement or similar agreement with respect to, any claim, suit, action or proceeding, except involving solely monetary remedies in an amount, individually of less than $250,000 and in the aggregate less than $1,000,000 and that would not impose any material restriction on, or create any adverse precedent that would be material to, the business of it or its subsidiaries or the combined company after consummation of the merger;

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waive or release any material rights or claims, or agree or consent to the issuance of any injunction, decree, order or judgment restricting or otherwise affecting its business or operations or the combined company after consummation of the merger;

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take any action or knowingly fail to take any action where such action or failure to act could reasonably be expected to prevent the merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code;

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amend its charter, its bylaws or comparable governing documents of its subsidiaries;

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other than with the prior email concurrence of SouthState Bank, (i) materially restructure or materially change its investment securities or derivatives portfolio or its interest rate exposure, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported, (ii) acquire (other than (A) by way of foreclosure or acquisitions in a bona fide fiduciary capacity or (B) in satisfaction of debts previously contracted in good faith) any debt security or equity investment or any certificates of deposit issued by other banks, other than securities rated “AA” or higher by either Standard and Poor’s Ratings Services or Moody’s Investor Service;

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implement or adopt any change in its accounting principles, practices or methods, other than as required by GAAP;

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enter into any new line of business, or implement any material new sales compensation or incentive programs or, other than in the ordinary course of business consistent with past practice, change in any material respect its lending, investment, underwriting, risk and asset liability management and other banking and operating, securitization and servicing policies (including any change in the maximum ratio or similar limits as a percentage of its capital exposure applicable with respect to its loan portfolio or any segment thereof), except as required by applicable law, regulation or policies imposed by any governmental entity;
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abandon or allow to lapse any material intellectual property, other than in the ordinary course of business consistent with past practice;

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make, change or revoke any material tax election, change an annual tax accounting period, adopt or change any material tax accounting method, file any material amended tax return, enter into any closing agreement with respect to a material amount of taxes, or settle any material tax claim, audit, assessment or dispute or surrender any material right to claim a refund of taxes;

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merge or consolidate itself or any of its subsidiaries with any other person, or restructure, reorganize or completely or partially liquidate or dissolve it or any of its subsidiaries;

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incur any capital expenditures or any obligations or liabilities in respect thereof, except for any capital expenditures not to exceed $250,000 individually or $1,000,000 in the aggregate;

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make any changes to deposit pricing other than such changes that may be made in the ordinary course of business;

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make any new investment or new commitment to invest in real estate or in any real estate development project other than by way of foreclosure or deed in lieu;

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make any new investment or new commitment to develop, or otherwise take any actions to develop any real estate owned by Atlantic Capital or any of its subsidiaries;

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file any application or make any contract or commitment for the opening, relocation or closing of any, or open, relocate or close any, branch office;

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pay, loan or advance any amount to, or sell, transfer or lease any properties or assets (real, personal or mixed, tangible or intangible) to, or enter into any agreement or arrangement with, any of its officers or directors or any of their immediate family members or any affiliates or associates of any of its officers or directors other than routine banking relationships, compensation or business expense advancements or reimbursements in the ordinary course of business;

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except for loans or extensions of credit approved and/or committed as of the date of the merger agreement, without 48 hours notice prior to closing via email to SouthState Bank, (i) make any loan in excess of $10,000,000; (ii) purchase a participation in any loan or pool of loans in excess of the limit set forth above; (iii) renew any loan greater than $10,000,000 if the interest rate lock is more than five years, or if the loan is not fully amortizing and its maturity is fifteen (15) years or more, or (iv) renew for more than twelve (12) months any loans greater than $1,000,000 rated “watch” or worse;

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other than interest rate swaps entered into for the account of customers of Atlantic Capital or any Atlantic Capital subsidiaries (i.e. “back-to-back” agreements) in the ordinary course of business, enter into any swap transaction, option, warrant, forward purchase or sale transaction, futures transaction, cap transaction, floor transaction or collar transaction relating to one or more currencies, commodities, bonds, equity securities, loans, interest rates, catastrophe events, weather-related events, credit-related events or conditions or any indexes, or any other similar transaction (including any option with respect to any of these transactions) or combination of any of these transactions, including collateralized mortgage obligations or other similar instruments or any debt or equity instruments evidencing or embedding any such types of transactions, and any related credit support, collateral or other similar arrangements related to any such transaction or transactions;

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take any action that is intended or would reasonably be expected to (i) result in any of the conditions to the merger not being satisfied by the termination date, except as may be required by applicable law or (ii) prevent, delay or impair in any material respect its ability to consummate the transactions contemplated by the merger agreement; or

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agree to take, make any commitment to take, or adopt any resolutions of its board of directors or similar governing body in support of, any of the foregoing.

Similarly, prior to the effective time (or earlier termination of the merger agreement), subject to specified exceptions, SouthState will not, and SouthState will not permit any of its subsidiaries to take any of the following actions:

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adjust, split, combine or reclassify any capital stock of SouthState (or shares);

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make, declare, pay or set a record date for any dividend, or any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or other equity or voting securities or any securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) or exchangeable into or exercisable for any shares of its capital stock or other equity or voting securities, including any SouthState Securities or any securities of any SouthState subsidiary except, in each case, (A) regular quarterly cash dividends by SouthState at a rate not in excess of $0.47 per share of SouthState common stock, (B) dividends paid by any of the subsidiaries of SouthState to SouthState or any of its wholly owned subsidiaries, (C) regular distributions of outstanding trust preferred securities in accordance with their terms or (D) the acceptance of shares of SouthState common stock as payment for the exercise price of stock options or for withholding taxes incurred in connection with the exercise of stock options or the vesting or settlement of equity compensation awards, in each case, in accordance with past practice and the terms of the applicable award agreements;

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amend the SouthState charter or the SouthState bylaws in a manner that would materially and adversely affect the holders of Atlantic Capital common stock, or adversely affect the holders of Atlantic Capital common stock relative to other holders of SouthState common stock;

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incur any indebtedness for borrowed money (other than indebtedness of SouthState or any of its wholly owned subsidiaries to SouthState or any of its subsidiaries) that would reasonably be expected to prevent SouthState or its subsidiaries from assuming Atlantic Capital’s or its subsidiaries’ outstanding indebtedness;

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take any action or knowingly fail to take any action where such action or failure to act could reasonably be expected to prevent the merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code;

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take any action that is intended or would reasonably be expected to result in any of the conditions to the merger not being satisfied by the termination date, except as may be required by applicable law;

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take any action that is intended or would reasonably be expected to result in a material delay in the ability of SouthState or Atlantic Capital to perform any of their obligations under the merger agreement on a timely basis or a material delay in the ability of SouthState to obtain any necessary approvals of any governmental entity required for the transactions contemplated hereby by the termination date; or

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agree to take, make any commitment to take, or adopt any resolutions of its board of directors or similar governing body in support of, any of the foregoing.

Regulatory Matters
SouthState and Atlantic Capital have agreed to cooperate with each other and use their respective reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings (and in the case of the applications, notices, petitions and filings in respect of the requisite regulatory approvals, use their reasonable best efforts to make such filings within thirty (30) days of the date of the merger agreement), to obtain as promptly as practicable all permits, consents, waivers, approvals and authorizations of all third parties, regulatory agencies and governmental entities which are necessary or advisable to consummate the transactions contemplated by the merger agreement, and to comply with the terms and conditions of all such permits, consents, waivers, approvals and authorizations of all such regulatory agencies and governmental entities. Each of SouthState and Atlantic Capital has agreed to use, and to cause their applicable subsidiaries to use, reasonable best efforts to obtain each such requisite regulatory approval as promptly as reasonably practicable. In furtherance and not in limitation of the foregoing, each of SouthState and Atlantic Capital has agreed to use its reasonable best efforts to avoid the entry of, or to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that would restrain, prevent or delay the closing. However, in no event will SouthState or Atlantic Capital or any of their respective subsidiaries be required to, and in no event will SouthState or Atlantic Capital or any of their respective subsidiaries be permitted

(without the written consent of the other party) to take any action, or commit to take any action, or agree to any condition or restriction, in connection with obtaining the required permits, consents, waivers, approvals and authorizations of governmental entities that would reasonably be expected to have a material adverse effect on the combined company and its subsidiaries, taken as a whole, after giving effect to the merger (a “materially burdensome regulatory condition”). SouthState and Atlantic Capital have also agreed to furnish each other with information reasonably necessary or advisable in connection with any statement, filing, notice or application to any governmental entity in connection with the merger, the bank merger and the other transactions contemplated by the merger agreement, as well as to keep each other apprised of the status of matters related to the completion of the transactions contemplated by the merger agreement.
Employee Matters
The merger agreement provides that, except as provided in the following sentence, from the effective time through the twelve (12)-month anniversary of the closing date, SouthState will provide to employees of Atlantic Capital who at the effective time become employees of SouthState (the “continuing employees”): (i) base salary or base wage that is no less than the base salary or base wage provided by Atlantic Capital to each such continuing employee immediately prior to the effective time, (ii) target annual cash bonus opportunities that are no less favorable than the target annual cash bonus opportunities provided by Atlantic Capital to each such continuing employee immediately prior to the effective, (iii) employee benefits (excluding equity and equity-based compensation, long-term incentives, change in control or retention bonuses or benefits, defined benefit pension benefits, retiree medical benefits and severance benefits) that are no less favorable in the aggregate than those generally made available to similarly situated employee of SouthState; provided that each continuing employee’s share of medical premiums for the 2022 plan year will be the same as the premium amounts for the plan tier elected by such continuing employee for the 2022 plan year and (iv) severance benefits that are no less favorable than the greater of the severance benefits (A) provided by Atlantic Capital to such continuing employees immediately prior to the effective time pursuant to applicable Atlantic Capital benefit plans or (B) generally made available to similarly situated employees of SouthState, in each case subject to the continuing employee’s execution, delivery and non-revocation of a general release in favor of Atlantic Capital, SouthState and their respective affiliates. The parties have agreed that clauses (i) and (ii) above will apply only to those continuing employees who continue to serve in the same position and title at SouthState, and not to any employees who continue their employment at SouthState in a different role, position or title.
For purposes of eligibility, participation, vesting and benefit accrual (except for under any defined benefit pension plan, retiree medical plan or any frozen plan or to the extent such credit would result in a duplication of benefits) under the SouthState benefit plans, service with or credited by SouthState, Atlantic Capital or any of their respective subsidiaries or predecessors for continuing employees will be treated as service with SouthState to the same extent such service was taken into account under the analogous Atlantic Capital benefit plan prior to the effective time. With respect to any SouthState benefit plan in which continuing employees first become eligible to participate on or after the effective time, and in which such employees did not participate prior to the effective time, SouthState will use commercially reasonable efforts to: (a) waive all preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to such employees and their eligible dependents, except to the extent such pre-existing conditions, exclusions or waiting periods would apply under the analogous Atlantic Capital benefit plan and (b) provide each such employee and his or her eligible dependents with credit for any co-payments and deductibles paid prior to the effective time under an Atlantic Capital benefit plan (to the same extent that such credit was given under the analogous Atlantic Capital benefit plan) in satisfying any applicable deductible or out-of-pocket requirements under any SouthState benefit plans in which such employee first becomes eligible to participate after the effective time (in each case, subject to any requirements or limitation imposed by the administrative service providers and insurers with respect to the applicable SouthState benefit plan and SouthState receiving all applicable information as reasonably requested, including information regarding pre-closing co-payments and deductibles from Atlantic Capital).

The merger agreement provides that SouthState will honor in accordance with their terms all Atlantic Capital benefit plans listed on the Atlantic Capital disclosure schedules, provided that nothing will prohibit or limit SouthState from amending, terminating or otherwise modifying any such Atlantic Capital benefit plan in accordance with its terms.
If requested by SouthState in writing delivered to Atlantic Capital not less than twenty (20) business days before the closing date, Atlantic Capital will terminate the Atlantic Capital 401(k) plan, effective as of the day prior to the closing date and contingent upon the occurrence of the effective time. Atlantic Capital will provide SouthState with evidence of such termination no later than two (2) days immediately preceding the closing date and the continuing employees will be eligible to participate, effective as of the effective time, in the 401(k) plan sponsored or maintained by SouthState. SouthState and Atlantic Capital will take all necessary actions to permit the continuing employees to make rollover contributions to the SouthState 401(k) plan.
Director and Officer Indemnification and Insurance
The merger agreement provides that from and after the effective time, the combined company will indemnify and hold harmless and will advance expenses as incurred, in each case to the extent (subject to applicable law) such persons are indemnified as of the date of the merger agreement by Atlantic Capital pursuant to the amended and restated articles of incorporation of Atlantic Capital (the “Atlantic Capital articles of incorporation”), the Atlantic Capital bylaws, the governing or organizational documents of any subsidiary of Atlantic Capital and certain indemnification agreements in existence as of the date of the merger agreement, each present and former director or officer of Atlantic Capital and its subsidiaries (in each case, when acting in such capacity) (collectively, the “Atlantic Capital indemnified parties”) against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, damages or liabilities incurred in connection with any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, whether arising before or after the effective time, arising out of the fact that such person is or was a director or officer of Atlantic Capital or any of its subsidiaries and pertaining to matters existing or occurring at or prior to the effective time, including the transactions contemplated by the merger agreement; provided, that in the case of advancement of expenses, any Atlantic Capital indemnified party to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Atlantic Capital indemnified party is not entitled to indemnification.
The merger agreement requires the combined company to maintain in effect for a period of six (6) years after the effective time the current policies of directors’ and officers’ liability insurance maintained by Atlantic Capital (provided that the combined company may substitute therefor policies with a substantially comparable insurer of at least the same coverage and amounts containing terms and conditions that are no less advantageous to the insured) with respect to claims arising from facts or events which occurred at or before the effective time. However, the combined company is not obligated to expend, on an annual basis, more than 300% of the current annual premium paid as of the date of the merger agreement by Atlantic Capital for such insurance (the “premium cap”), and if such premiums for such insurance would at any time exceed the premium cap, then the combined company will cause to be maintained policies of insurance which, in the combined company’s good faith determination, provide the maximum coverage available at an annual premium equal to the premium cap. In lieu of the foregoing, SouthState or Atlantic Capital, in consultation with, but only upon the consent of, SouthState may (and at the request of SouthState, Atlantic Capital will use its reasonable best efforts to) obtain at or prior to the effective time a six (6)-year “tail” policy under Atlantic Capital’s existing directors’ and officers’ insurance policy providing equivalent coverage to that described in the preceding sentence if and to the extent that the same may be obtained for an amount that, in the aggregate, does not exceed the premium cap.
Certain Additional Covenants
The merger agreement also contains additional covenants, including, among others, covenants relating to the filing of this proxy statement/prospectus, obtaining required consents, the listing of the shares of SouthState common stock to be issued in the merger, access to information of the other company, advice of changes, exemption from takeover laws, shareholder litigation relating to the transactions contemplated by the merger agreement, the treatment of Atlantic Capital indebtedness, public announcements with respect to the transactions contemplated by the merger agreement and cooperation with respect to receipt of the federal tax opinions that the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code.
Combined Company Governance
Under the merger agreement, SouthState and Atlantic Capital have agreed to certain provisions relating to the governance the combined company and the combined bank, including composition of the combined company and combined bank boards of directors and the roles of President of the Atlanta Banking Group, Head of Corporate Banking, President of the Corporate Financial Services Division and President of Atlanta Division. For a more detailed description of the governance matters relating to the combined company, see the section entitled “The Merger — Governance of the Combined Company After the Merger” beginning on page 65.
Shareholder Meetings and Recommendation of the Atlantic Capital Boards of Directors
Atlantic Capital has agreed to cause a meeting of its shareholders for the purpose of obtaining the required vote of its shareholders to approve the merger agreement (the “requisite Atlantic Capital vote”), and if agreed by SouthState, voting upon other related matters.
Atlantic Capital and its board of directors is required to use its reasonable best efforts to obtain from its shareholders the requisite Atlantic Capital vote, as applicable, including by communicating to the shareholders of Atlantic Capital its recommendation (and including such recommendation in this proxy statement/prospectus) that the shareholders of Atlantic Capital approve the merger agreement and the transactions contemplated thereby (the “Atlantic Capital board recommendation”). Atlantic Capital has agreed that Atlantic Capital and its boards of directors will not (i) withhold, withdraw, modify or qualify in a manner adverse to SouthState the Atlantic Capital board recommendation, (ii) fail to make the Atlantic Capital board recommendation in this proxy statement/prospectus, (iii) adopt, approve, recommend or endorse an acquisition proposal (as defined in “— Agreement Not to Solicit Other Offers” below) or publicly announce an intention to adopt, approve, recommend or endorse an acquisition proposal (any of the foregoing a “recommendation change”), or (iv) execute or enter into any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement or other similar agreement (other than an acceptable confidentiality agreement) providing for an acquisition proposal (an “alternative acquisition agreement”).
Prior to the receipt of the requisite Atlantic Capital vote, the board of directors of Atlantic Capital may submit the merger agreement to its shareholders without recommendation (which, for the avoidance of doubt, constitutes a “recommendation change”), in which event the board of directors of Atlantic Capital may communicate the basis for its lack of recommendation to its shareholders in the proxy statement or an appropriate amendment or supplement thereto to the extent required by law (although the resolutions approving the merger agreement as of the date hereof may not be rescinded or amended), if (i)(A) the board of directors of Atlantic Capital has received after the date hereof a bona fide acquisition proposal which did not result from a breach of the merger agreement, which it believes in good faith, after receiving the advice of its outside counsel and its financial advisors, constitutes a superior proposal (as defined in “— Agreement Not to Solicit Other Offers” below) (in which event, subject to compliance with the merger agreement and prior to the receipt of the requisite Atlantic Capital vote, the board of directors of Atlantic Capital may cause Atlantic Capital to terminate the merger agreement in order to enter into an alternative acquisition agreement with respect to such superior proposal) or (B) an intervening event (as defined below) has occurred, and (ii) the board of directors of Atlantic Capital, after receiving the advice of its outside counsel and its financial advisors, determines in good faith that failure to take such actions would be inconsistent with its fiduciary duties under applicable law, in each case, if, but only if, (1) Atlantic Capital has complied in all material respects with its obligations related to acquisition proposals, (2) Atlantic Capital delivers to SouthState at least five (5) business days’ prior written notice of its intention to take such action, and furnishes to SouthState a reasonable description of the events or circumstances giving rise to its determination to take such action (including, in the event such action is taken in response to an acquisition proposal, the identity of the person making such acquisition proposal, a copy of the proposed transaction agreement(s) and all other documents relating to such acquisition proposal), (3) prior to taking such action, Atlantic Capital negotiates, and causes its financial, legal, and other advisors to negotiate, in good faith with SouthState, during the five (5) business day period following Atlantic Capital’s delivery of the notice referred to in such sub-clause (2) above (to the extent SouthState desires to so negotiate) any revision to the terms of the merger agreement that SouthState desires to propose, and (4) after the conclusion of such five (5) business day period, the board of directors of Atlantic Capital determines in good faith, after giving effect to all of the adjustments or revisions (if any) which may be offered by SouthState pursuant to sub-clause (3) above, that, in the case of actions described in clause (i)(A) above, such acquisition proposal continues to constitute a superior proposal and in case of actions described in either clause (i)(A) or clause (i)(B) above, it nevertheless would be inconsistent with its fiduciary duties under applicable law to make or continue to make the Atlantic Capital board recommendation (it being agreed that, if such actions are being taken in response to an acquisition proposal, in the event that, following delivery of the notice referred to in sub-clause (2) above, there is any material revision to the terms of such acquisition proposal, including any revision in price or other improvement in economic terms, the five (5) business day period during which the parties agree to negotiate in good faith shall be extended, if applicable, to ensure that at least two (2) business days remain to negotiate subsequent to the time Atlantic Capital notifies SouthState of any such material revision (it being understood that there may be multiple extensions)). For purposes of the merger agreement, the term “intervening event” means any material event, change, effect, development, condition, circumstance or occurrence arising after the date of the merger agreement that (I) improves or would be reasonably likely to improve the business, financial condition or results of operations of Atlantic Capital and its subsidiaries, taken as a whole, in a manner that is disproportionate from such improvements to the business, financial condition or results of operations of SouthState and its subsidiaries, taken as a whole, (II) is not known by, nor reasonably foreseeable to, the board of directors of Atlantic Capital as of the date of the merger agreement and (III) does not relate to any acquisition proposal, the end or reduction of the Pandemic or the lifting or expiration of the pandemic measures; provided, that, for the avoidance of doubt, none of the following shall be considered or taken into account in determining whether an intervening event has occurred: (x) changes in the trading price or trading volume of the Atlantic Capital common stock (it being understood that the underlying cause of such change may be taken into account to the extent not otherwise excluded by this definition) or other developments or changes in the banking industry or in the credit, debt, financial or capital markets or in interest or exchange rates, (y) the fact alone that Atlantic Capital meets or exceeds any internal or published forecasts or projections for any period (it being understood that the underlying cause of such over-performance by Atlantic Capital may be taken into account to the extent not otherwise excluded by this definition) or (z) any event, change, effect, development, condition, circumstance or occurrence resulting from a breach of the merger agreement by Atlantic Capital or any of the Atlantic Capital subsidiaries.
Notwithstanding any recommendation change by the board of directors of Atlantic Capital, unless the merger agreement has been terminated in accordance with its terms, Atlantic Capital is required to convene a meeting of its shareholders and to submit the merger agreement to a vote of such shareholders and any other matters required to be approved by the shareholders of Atlantic Capital in order to consummate the transactions contemplated by the merger agreement. Additionally, unless the merger agreement has been terminated, Atlantic Capital is required not submit to or for a vote of its shareholders any acquisition proposal.
Agreement Not to Solicit Other Offers
Atlantic Capital has agreed that it will not, and will cause each of its subsidiaries not to, and use its reasonable best efforts to cause its and their respective officers, directors, employees, agents, advisors and representatives not to, directly or indirectly, (i) initiate, solicit, knowingly encourage or knowingly facilitate any inquiries or proposals with respect to any acquisition proposal, (ii) engage or participate in any negotiations with any person concerning any acquisition proposal, (iii) provide any confidential or nonpublic information or data to, or have or participate in any discussions with, any person relating to any acquisition proposal (except to notify a person that has made or, to the knowledge of such party, is making any inquiries with respect to, or is considering making, an acquisition proposal, of the existence of the provisions of the merger agreement) or (iv) unless the merger agreement has been terminated in accordance with its terms, approve or enter into any term sheet, letter of intent, commitment, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or other similar agreement (whether written or oral, binding or non-binding) (other than an acceptable confidentiality agreement entered into in accordance with the merger agreement) in connection with or relating to any acquisition proposal. For purposes of the merger agreement, an “acquisition proposal” means, other than the transactions contemplated by the merger agreement, any offer, proposal or inquiry relating to, or any third-party indication of interest in, (i) any acquisition or purchase, direct or indirect, of twenty-five percent (25%) or more of the consolidated assets of a party and its subsidiaries or twenty-five percent (25%) or more of any class of equity or voting securities of a party or its subsidiaries whose assets, individually or in the aggregate, constitute twenty-five percent (25%) or more of the consolidated assets of the party, (ii) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in such third-party beneficially owning twenty-five percent (25%) or more of any class of equity or voting securities of a party or its subsidiaries whose assets, individually or in the aggregate, constitute twenty-five percent (25%) or more of the consolidated assets of the party or (iii) a merger, consolidation, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving a party or its subsidiaries whose assets, individually or in the aggregate, constitute twenty-five percent (25%) or more of the consolidated assets of Atlantic Capital. For purpose of the merger agreement, a “superior proposal” means any bona fide written acquisition proposal which the board of directors of Atlantic Capital determines, in good faith, after taking into account all legal, financial, regulatory, and other aspects of such proposal (including the amount, form, and timing of payment of consideration, the financing thereof, any associated break-up or termination fees, including those provided for in the merger agreement, expense reimbursement provisions, and all conditions to consummation) and the person making the proposal, and after consulting with its financial advisor (which shall be a nationally recognized investment banking firm) and outside legal counsel, is (i) more favorable from a financial point of view to Atlantic Capital’s shareholders than the transactions contemplated by the merger agreement (taking into account any proposal by SouthState to amend the terms of the merger agreement) and (ii) reasonably likely to be timely consummated on the terms set forth; provided, however, that for purposes of this definition of superior proposal, references to “twenty-five percent (25%)” in the definition of acquisition proposal shall be deemed to be references to “fifty percent (50%).”
However, in the event that after the date of the merger agreement and prior to the receipt of the requisite Atlantic Capital vote, Atlantic Capital receives an unsolicited bona fide written acquisition proposal that did not result from or arise in connection with a breach of Atlantic Capital’s obligations relating to non-solicitation of acquisition proposals, it may, and may permit its subsidiaries and its and its subsidiaries’ representatives to, furnish or cause to be furnished confidential or nonpublic information or data and participate in negotiations or discussions with the person making the acquisition proposal if the Atlantic Capital board of directors, as applicable, concludes in good faith (after receiving the advice of outside counsel and financial advisors) that failure to take such actions would be inconsistent with its fiduciary duties under applicable law, provided that, prior to furnishing any confidential or nonpublic information, Atlantic Capital provides such information to SouthState and SouthState enters into a confidentiality agreement with the person making such acquisition proposal on terms no less favorable to Atlantic Capital than the confidentiality agreement between SouthState and Atlantic Capital, and which confidentiality agreement does not provide such person with any exclusive right to negotiate with Atlantic Capital.
Atlantic Capital has also agreed to (1) promptly (within twenty-four (24) hours) advise SouthState following receipt of any acquisition proposal or any inquiry which could reasonably be expected to lead to an acquisition proposal, and the substance thereof (including the terms and conditions of and the identity of the person making such inquiry or acquisition proposal), will provide SouthState with an unredacted copy of any such acquisition proposal and any draft agreements, proposals or other materials received in connection with any such inquiry or acquisition proposal, and will keep SouthState apprised of any related developments, discussions and negotiations on a current basis, including any amendments to or revisions of the terms of such inquiry or acquisition proposal and (2) use its reasonable best efforts to enforce any existing confidentiality or standstill agreements to which it or any of its subsidiaries is a party.
Nothing contained in the merger agreement will prevent a party or its board of directors from complying with Rule 14d-9 and Rule 14e-2 under the Exchange Act or Item 1012(a) of Regulation M-A with respect to an acquisition proposal or from making any legally required disclosure to such party’s shareholders; provided that such rules will in no way eliminate or modify the effect that any action pursuant to such rules would otherwise have under the merger agreement.

Conditions to Completion of the Merger
SouthState’s and Atlantic Capital’s respective obligations to complete the merger are subject to the satisfaction or waiver, at or prior to the effective time, of the following conditions:
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approval of the merger agreement by the shareholders of Atlantic Capital by the requisite Atlantic Capital vote;

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the authorization for listing on Nasdaq, subject to official notice of issuance, of the shares of SouthState common stock that will be issued pursuant to the merger agreement;

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all requisite regulatory approvals having been obtained and remaining in full force and effect, and all statutory waiting periods in respect thereof having expired or been terminated, without the imposition of any materially burdensome regulatory condition;

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the effectiveness of the registration statement of which this proxy statement/prospectus forms a part, and the absence of any stop order suspending the effectiveness of the registration statement or proceedings for such purpose initiated or threatened by the SEC and not withdrawn;

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no order, injunction or decree issued by any court or governmental entity of competent jurisdiction or other legal restraint or prohibition preventing the completion of the merger, the bank merger or any of the other transactions contemplated by the merger agreement being in effect, and no law, statute, rule, regulation, order, injunction or decree having been enacted, entered, promulgated or enforced by any governmental entity which prohibits or makes illegal the completion of the merger, the bank merger or any of the other transactions contemplated by the merger agreement;

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the accuracy of the representations and warranties of the other party contained in the merger agreement, generally as of the date on which the merger agreement was entered into and as of the closing date, subject to the materiality standards provided in the merger agreement (and the receipt by each party of a certificate dated as of the closing date and signed on behalf of the other party by the chief executive officer or the chief financial officer to such effect);

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the performance by the other party in all material respects of the obligations, covenants and agreements required to be performed by it under the merger agreement at or prior to the closing date (and the receipt by each party of a certificate dated as of the closing date and signed on behalf of the other party by its chief executive officer or chief financial officer to such effect); and

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receipt by such party of an opinion of legal counsel to the effect that on the basis of facts, representations and assumptions set forth or referred to in such opinion, the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

Neither SouthState nor Atlantic Capital can provide assurance as to when or if all of the conditions to the merger can or will be satisfied or waived by the appropriate party.
Termination of the Merger Agreement
The merger agreement may be terminated at any time prior to the completion of the merger, whether before or after the receipt of the requisite SouthState vote or the requisite Atlantic Capital vote (except as indicated below), in the following circumstances:
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by mutual written consent of SouthState and Atlantic Capital;

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by either SouthState or Atlantic Capital if any governmental entity that must grant a requisite regulatory approval has denied approval of the merger or the bank merger and such denial has become final and nonappealable or any governmental entity of competent jurisdiction has issued a final and nonappealable order, injunction, decree or other legal restraint or prohibition permanently enjoining or otherwise prohibiting or making illegal the completion of the merger or the bank merger, unless the failure to obtain a requisite regulatory approval is due to the failure of the party seeking to terminate the merger agreement to perform or observe its obligations, covenants and agreements set forth in the merger agreement;

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by either SouthState or Atlantic Capital if the merger has not been completed on or before the termination date (April 22, 2022), unless the failure of the merger to be completed by such date is due to the failure of the party seeking to terminate the merger agreement to perform or observe its obligations, covenants and agreements set forth in the merger agreement;
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by either SouthState or Atlantic Capital (provided that the terminating party is not then in material breach of any representation, warranty, obligation, covenant or other agreement contained in the merger agreement) if there is a breach of any of the obligations, covenants or agreements or any of the representations or warranties (or if any such representation or warranty ceases to be true) set forth in the merger agreement on the part of Atlantic Capital, in the case of a termination by SouthState, or SouthState, in the case of a termination by Atlantic Capital, which breach or failure to be true, either individually or in the aggregate with all other breaches by such party (or failures of such representations or warranties to be true), would constitute, if occurring or continuing on the closing date, the failure of an applicable closing condition of the terminating party and which is not cured within thirty (30) days following written notice to the other party, or by its nature or timing cannot be cured during such period (or such fewer days as remain prior to the termination date);

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by SouthState if (1) Atlantic Capital or the Atlantic Capital board of directors has made a recommendation change or (2) Atlantic Capital or the Atlantic Capital board of directors commits a willful and material breach of its obligations relating to non-solicitation of acquisition proposals or its obligations related to shareholder approval and the Atlantic Capital board recommendation;

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by either SouthState or Atlantic Capital, if the requisite Atlantic Capital vote has not been obtained upon a vote thereon taken at the special meeting (including any adjournment or postponement thereof); or

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by Atlantic Capital in order to enter into an alternative acquisition agreement with respect to a superior proposal if, prior to the time the requisite Atlantic Capital vote is obtained, the board of directors of Atlantic Capital authorizes Atlantic Capital to enter into an alternative acquisition Agreement in response to a superior proposal, to the extent permitted by and in accordance with the merger agreement; provided that concurrently with such termination, Atlantic Capital pays, or causes to be paid, to SouthState, in immediately available funds the termination fee pursuant to merger agreement.

Neither SouthState nor Atlantic Capital is permitted to terminate the merger agreement as a result, in and of itself, of any decrease in the trading price of SouthState common stock or Atlantic Capital common stock.
Effect of Termination
If the merger agreement is terminated by either SouthState or Atlantic Capital, as provided under “Termination of the Merger Agreement” above, the merger agreement will become void and have no effect, and none of SouthState, Atlantic Capital, any of their respective subsidiaries or any of the officers or directors of any of them will have any liability of any nature whatsoever thereunder, or in connection with the transactions contemplated thereby, except that (1) neither SouthState nor Atlantic Capital will be relieved or released from any liabilities or damages arising out of its fraud or its willful and material breach of any provision of the merger agreement and (2) designated provisions of the merger agreement will survive the termination, including those relating to the confidential treatment of information, public announcements and the effect of termination, including the termination fee described below.
Termination Fee
Atlantic Capital will pay SouthState a termination fee equal to $16.5 million by wire transfer of same-day funds (the “termination fee”) if the merger agreement is terminated in the following circumstances:
•
In the event that (i) the merger agreement is terminated by SouthState pursuant to the fifth bullet set forth under “— Termination of the Merger Agreement” above or (ii) the merger agreement is terminated by SouthState or Atlantic Capital pursuant to the third or sixth bullet set forth under “— Termination of the Merger Agreement” above as a result of the requisite Atlantic Capital vote not having been obtained upon a vote taken thereon at the special meeting (including any adjournment or postponement thereof), at a time when SouthState could have terminated the merger agreement pursuant to the fifth bullet set forth under “— Termination of the Merger Agreement” above. In each such case, the termination fee must be paid to SouthState within two (2) business days of the date of termination.
•
In the event that the merger agreement is terminated by Atlantic Capital pursuant to the seventh bullet set forth under “— Termination of the Merger Agreement” above. In such case, the termination fee must be paid to SouthState concurrently with such termination.

Expenses and Fees
Except as otherwise expressly provided in the merger agreement, all costs and expenses incurred in connection with the merger agreement and the transactions contemplated thereby will be paid by the party incurring such expense.
Amendment, Waiver and Extension of the Merger Agreement
Subject to compliance with applicable law, the merger agreement may be amended by the parties at any time before or after the receipt of the requisite Atlantic Capital vote, except that after the receipt of the requisite Atlantic Capital vote, there may not be, without further approval of the shareholders of Atlantic Capital any amendment of the merger agreement that requires such further approval under applicable law.
At any time prior to the completion of the merger, each of the parties may, to the extent legally allowed, extend the time for the performance of any of the obligations or other acts of the other party, waive any inaccuracies in the representations and warranties of the other party contained in the merger agreement or in any document delivered by such other party pursuant to the merger agreement, and waive compliance with any of the agreements or satisfaction of any conditions for its benefit contained in the merger agreement; provided that after the receipt of the requisite Atlantic Capital vote, there may not be, without further approval of the shareholders of Atlantic Capital any extension or waiver of the merger agreement or any portion thereof that requires further approval under applicable law.
Governing Law
The merger agreement is governed by and will be construed in accordance with the internal, substantive laws of the State of Delaware applicable to agreements entered into and to be performed solely within such state, without regard to any applicable conflicts of law principles.
Specific Performance
SouthState and Atlantic Capital will be entitled to an injunction or injunctions to prevent breaches or threatened breaches of the merger agreement or to enforce specifically the performance of the terms and provisions thereof (including the parties’ obligation to consummate the merger), in addition to any other remedy to which they are entitled at law or in equity. Both SouthState and Atlantic Capital waive any defense in any action for specific performance that a remedy at law would be adequate and any requirement under any law to post security or a bond as a prerequisite to obtaining equitable relief.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER
This section describes the material U.S. federal income tax consequences of the merger to “U.S. holders” (as defined below) of Atlantic Capital common stock that exchange their shares of Atlantic Capital common stock for shares of SouthState common stock in the merger. The following discussion is based upon the Code, the U.S. Treasury regulations promulgated thereunder and judicial and administrative authorities, rulings and decisions, all as in effect as of the date of this proxy statement/prospectus. These authorities may change, possibly with retroactive effect, and any such change could affect the accuracy of the statements and conclusions set forth in this discussion. This discussion does not address any tax consequences arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010, nor does it address any tax consequences arising under the laws of any state, local or foreign jurisdiction, or under any U.S. federal laws other than those pertaining to income tax.
The following discussion applies only to U.S. holders who hold such shares as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). Further, this discussion does not purport to consider all aspects of U.S. federal income taxation that might be relevant to U.S. holders in light of their particular circumstances and does not apply to U.S. holders subject to special treatment under the U.S. federal income tax laws (such as, for example, dealers or brokers in securities, commodities or foreign currencies, traders in securities that elect to apply a mark-to-market method of accounting, banks and certain other financial institutions, insurance companies, mutual funds, tax-exempt organizations, holders subject to the alternative minimum tax provisions of the Code, partnerships, S corporations or other pass-through entities or investors therein, regulated investment companies, real estate investment trusts, controlled foreign corporations, passive foreign investment companies, former citizens or residents of the United States, U.S. expatriates, holders whose functional currency is not the U.S. dollar, holders who hold Atlantic Capital common stock as part of a hedge, straddle, constructive sale or conversion transaction or other integrated investment, retirement plans, individual retirement accounts, or other tax-deferred accounts, holders who acquired Atlantic Capital common stock pursuant to the exercise of employee stock options, through a tax qualified retirement plan or otherwise as compensation, holders who actually or constructively own more than 5% of Atlantic Capital common stock or who hold shares of both SouthState and Atlantic Capital).
For purposes of this discussion, the term “U.S. holder” means a beneficial owner of Atlantic Capital common stock that is for U.S. federal income tax purposes (1) an individual citizen or resident of the United States, (2) a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, organized in or under the laws of the United States or any state thereof or the District of Columbia, (3) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) such trust has a valid election in effect to be treated as a U.S. person for U.S. federal income tax purposes or (4) an estate, the income of which is subject to U.S. federal income tax, regardless of its source.
If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Atlantic Capital common stock, the tax treatment of a partner in such partnership generally will depend on the status of the partner and the activities of the partnership. Any entity treated as a partnership for U.S. federal income tax purposes that holds Atlantic Capital common stock, and any partners in such partnership, should consult their own tax advisors regarding the tax consequences of the merger to their specific circumstances.
Determining the actual tax consequences of the merger to you may be complex and will depend on your specific situation and on factors that are not within the control of SouthState or Atlantic Capital. You should consult your own independent tax advisor as to the specific tax consequences of the merger in your particular circumstances, including the applicability and effect of the alternative minimum tax and any state, local, foreign and other tax laws and of changes, if any, in those laws.
Tax Consequences of the Merger Generally
It is a condition to the closing of the merger that SouthState receive an opinion from one of the firms set forth in the SouthState disclosure schedule and Atlantic Capital receive an opinion from one of the firms set forth in the Atlantic Capital disclosure schedule (other than the counsel issuing such opinion to

SouthState), dated as of the closing date of the merger, to the effect that the merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. These opinions will be based on representation letters provided by SouthState and Atlantic Capital to be delivered at the closing of the merger, and on certain customary factual assumptions. Neither of the opinions described above will be binding on the Internal Revenue Service (the “IRS”) or any court. SouthState and Atlantic Capital have not sought and will not seek any ruling from the IRS regarding any matters relating to the merger, and as a result, there can be no assurance that the IRS will not assert, or that a court would not sustain, a position contrary to any of the conclusions set forth below. In addition, if any of the representations or assumptions upon which those opinions are based is inconsistent with the actual facts, the U.S. federal income tax consequences of the merger could be adversely affected.
Accordingly, and on the basis that the merger qualifies as a “reorganization” within the meaning of Section 368(a) of the Code, upon exchanging your Atlantic Capital common stock for SouthState common stock, you generally will not recognize gain or loss, except with respect to any cash received instead of a fractional share of SouthState common stock (as discussed below). The aggregate tax basis in the SouthState common stock that you receive in the merger (including any fractional shares deemed received and sold for cash as described below) will equal your aggregate adjusted tax basis in the Atlantic Capital common stock you surrender in the merger. Your holding period for the SouthState common stock that you receive in the merger (including any fractional share deemed received and sold for cash as described below) will include your holding period of the Atlantic Capital common stock that you surrender in the merger. If you acquired different blocks of Atlantic Capital common stock at different times or at different prices, the SouthState common stock you receive will be allocated pro rata to each block of Atlantic Capital common stock, and the tax basis and holding period of each block of SouthState common stock you receive will be determined on a block-for-block basis depending on the tax basis and holding period of the blocks of Atlantic Capital common stock exchanged for such block of SouthState common stock.
Cash Instead of Fractional Shares
If you receive cash instead of a fractional share of SouthState common stock, you will be treated as having received such fractional share of SouthState common stock pursuant to the merger and then as having sold such fractional share of SouthState common stock for cash. As a result, you generally will recognize gain or loss equal to the difference between the amount of cash received and the tax basis allocated to your fractional share of SouthState common stock as set forth above. Such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if, as of the effective date of the merger, the holding period for such fractional share (including the holding period of Atlantic Capital common stock surrendered therefor) exceeds one year. The ability of individuals to deduct capital losses is subject to limitations.
Information Reporting and Backup Withholding
If you are a non-corporate Atlantic Capital shareholder, you may be subject, under certain circumstances, to information reporting and backup withholding (currently at a rate of 24%) on any cash payments you receive. You generally will not be subject to backup withholding, however, if you (1) furnish a correct taxpayer identification number, certify that you are not subject to backup withholding and otherwise comply with all the applicable requirements of the backup withholding rules; or (2) provide proof that you are otherwise exempt from backup withholding. Any amounts withheld under the backup withholding rules are not an additional tax and will generally be allowed as a refund or credit against your U.S. federal income tax liability, provided you timely furnish the required information to the IRS.
This discussion of certain material U.S. federal income tax consequences is not intended to be, and should not be construed as, tax advice. Atlantic Capital shareholders are urged to consult their independent tax advisors with respect to the application of U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the U.S. federal estate or gift tax rules, or under the laws of any state, local, foreign or other taxing jurisdiction or under any applicable tax treaty.

DESCRIPTION OF SOUTHSTATE CAPITAL STOCK
As a result of the merger, Atlantic Capital shareholders will receive shares of SouthState common stock in the merger and will become SouthState shareholders. The following description summarizes the terms of SouthState’s capital stock but does not purport to be complete, and it is qualified in its entirety by reference to the applicable provisions of federal law governing bank holding companies, South Carolina law and SouthState’s articles of incorporation and bylaws, each as in effect immediately prior to the merger (the “SouthState articles of incorporation” and the “SouthState bylaws”, as applicable). The SouthState articles of incorporation and the SouthState bylaws currently in effect are filed as exhibits to the registration statement of which this proxy statement/prospectus forms a part.
SouthState’s authorized capital stock consists of one hundred and sixty million (160,000,000) shares of common stock, par value $2.50 per share, and ten million (10,000,000) shares of preferred stock, par value $0.01 per share.
SouthState Common Stock
Voting Rights.   Holders of SouthState common stock are entitled to one vote per share in the election of directors and on all other matters submitted to a vote at a meeting of shareholders. At each annual or special meeting of shareholders called for the purpose of electing directors, directors will be elected by a plurality of the common shareholder votes cast at such meeting to serve one-year term. SouthState shareholders can remove directors with or without cause only by the affirmative vote of the holders of eighty percent (80%) of SouthState’s shares.
With respect to any matter other than the election of directors or a matter for which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required by South Carolina law or SouthState’s articles of incorporation, when a quorum is present at any meeting, action on a matter by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action.
The SouthState board of directors is elected annually, and each director holds office for the term for which he or she is elected and until his or her successor is elected and qualified, except in the case of his or her death, resignation, removal or disqualification.
Dividend Rights.   Holders of SouthState common stock are entitled to dividends when, as and if declared by the SouthState board of directors out of funds legally available therefor.
Liquidation Rights.   In the event of SouthState’s liquidation, the holders of SouthState common stock will be entitled to share ratably in any assets remaining after payment of all debts and other liabilities.
Other.   SouthState common stock has no preemptive or conversion rights and is not entitled to the benefits of any redemption or sinking fund provision.
SouthState Preferred Stock
Upon authorization of the SouthState board of directors, SouthState may issue up to ten million (10,000,000) shares of preferred stock, par value $0.01 per share, without prior shareholder approval. The SouthState board of directors has the authority to specify the preferences, limitations and relative rights of any class or series of SouthState preferred stock. The rights and privileges of holders of SouthState common stock are subject to any classes or series of preferred stock that SouthState may issue.
Anti-Takeover Provisions
A number of provisions of the SouthState articles of incorporation and bylaws could have an anti-takeover effect and make more difficult the acquisition of SouthState by means of a tender offer, a proxy contest or otherwise and the removal of incumbent directors. These provisions are intended to discourage coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of SouthState to negotiate first with the SouthState board of directors.

Business Combinations Under the SouthState Articles of Incorporation
Under the SouthState articles of incorporation, certain business combinations (for example, mergers, share exchanges, consolidations or a sale, exchange or lease of all or substantially all of SouthState’s assets) that are not recommended by the SouthState board of directors require, in addition to any vote required by law, the approval of the holders of at least eighty percent (80%) of the outstanding SouthState voting stock. In addition, if a business combination involves any SouthState shareholder owning or controlling twenty percent (20%) or more of SouthState’s voting stock at the time of the proposed transaction (a “controlling party”), and (1) certain fair price requirements are not satisfied and (2) the business combination is not recommended by a majority of the entire SouthState board of directors, then such business combination must be approved by at least eighty percent (80%) of the outstanding SouthState voting stock and at least sixty-seven percent (67%) of the outstanding SouthState voting stock that is not held by the controlling party.
Moreover, at any annual or special meeting at which the SouthState shareholders are to consider a business combination that has not been recommended by the SouthState board of directors, attendance in person or by proxy of eighty percent (80%) of the SouthState shareholders is required in order for a quorum for the conduct of business to exist. Such a meeting may not be adjourned absent notice if a quorum in not present.
These provisions may have the effect of inhibiting a non-negotiated merger or other business combination involving SouthState, even if some or a majority of SouthState’s shareholders might believe it to be in their best interests or in which SouthState’s shareholders might receive a premium for their stock over SouthState’s then market price.
Certain Articles of Incorporation and Bylaw Provisions Potentially Having an Anti-Takeover Effect
The SouthState amended and restated articles of incorporation and SouthState amended and restated bylaws contain certain provisions that could have an anti-takeover effect and thus discourage potential takeover attempts and make it more difficult for SouthState’s shareholders to change management or receive a premium for their shares. These provisions include:
•
authorization for the SouthState board of directors to issue shares of one or more series of preferred stock without shareholder approval;

•
a requirement that directors only be removed from office upon the affirmative vote of the holders of eighty percent (80%) of SouthState’s shares;

•
a provision that vacancies on the SouthState board of directors, including vacancies occurring by reason of removal or increase in membership, may be filled only by the remaining directors;

•
a provision that requires the signature of the holders of all of the outstanding SouthState shares entitled to vote thereon for shareholders to take action by written consent;

•
a limitation on the ability of shareholders to call special meetings to those shareholders or groups of shareholders owning at least ten percent (10%) of the shares of SouthState common stock entitled to vote at such meeting;

•
the requirement under South Carolina law that shareholders representing two-thirds or more of the votes entitled to be cast thereon approve all amendments to the SouthState articles of incorporation and approve mergers and similar transactions; and

•
the requirement that any shareholders that wish to bring business before SouthState’s annual meeting of shareholders or nominate candidates for election as directors at SouthState’s annual meeting of shareholders must provide timely notice of their intent in writing and comply with the other requirements set forth in SouthState’s bylaws.

Limitation of Liability and Indemnification of Officers and Directors
The SouthState amended and restated articles of incorporation provide that SouthState directors are not personally liable to SouthState or its shareholders for monetary damages for breach of fiduciary duty as a director, subject to certain exceptions, including with respect to:

•
a breach of the director’s duty of loyalty to SouthState or its shareholders;

•
an act or omission not in good faith or which involves gross negligence, intentional misconduct or a knowing violation of law;

•
an act or omission for which liability is imposed due to an unlawful distribution, as provided under South Carolina law; and

•
a transaction from which the director receives an improper benefit.

SouthState’s amended and restated bylaws provide that SouthState will indemnify its directors and officers, and may indemnify its employees and agents, to the fullest extent permitted by law from any expenses, liabilities or other matters.
Transfer Agent and Registrar
The transfer agent and registrar for SouthState common stock is Computershare, Inc.
Listing
SouthState common stock is listed on Nasdaq under the symbol “SSB”.

COMPARISON OF SHAREHOLDERS’ RIGHTS
If the merger is completed, holders of Atlantic Capital common stock will receive shares of SouthState common stock in the merger and they will cease to be shareholders of Atlantic Capital. SouthState is organized under the laws of the State of South Carolina and Atlantic Capital is organized under the laws of the State of Georgia. The following is a summary of the material differences between (1) the current rights of holders of Atlantic Capital shareholders under Georgia law and the Atlantic Capital articles of incorporation and Atlantic Capital bylaws and (2) the current rights of holders of SouthState common stock under South Carolina law and the SouthState articles of incorporation and SouthState bylaws.
SouthState and Atlantic Capital believe that this summary describes the material differences between the rights of holders of SouthState common stock as of the date of this proxy statement/prospectus and the rights of holders of Atlantic Capital common stock as of the date of this proxy statement/prospectus; however, it does not purport to be a complete description of those differences. The summary is qualified in its entirety by reference to SouthState’s and Atlantic Capital’s governing documents, which we urge you to read carefully and in their entirety. Copies of SouthState’s and Atlantic Capital’s governing documents have been filed with the SEC. To find out where copies of these documents can be obtained, see the section entitled “Where You Can Find More Information” beginning on page 108.
	SouthState	Atlantic Capital
Authorized and Outstanding Capital Stock:	SouthState’s articles of incorporation currently authorize SouthState to issue up to one hundred and sixty million (160,000,000) shares of common stock, par value $2.50 per share, and ten million (10,000,000) shares of preferred stock, par value $0.01 per share.	Atlantic Capital’s articles of incorporation currently authorize Atlantic Capital to issue up to one hundred million (100,000,000) shares of common stock, no par value per share, and ten million (10,000,000) shares of preferred stock, no par value per share. As of the record date for the special meeting, there were 20,304,958 shares of Atlantic Capital common stock outstanding and no shares of Atlantic Capital preferred stock outstanding.
Preferred Stock:	Upon authorization from the SouthState board of directors, SouthState has the authority to issue up to ten million (10,000,000) shares of preferred stock, par value $0.01 per share, without prior shareholder approval.	Upon authorization from the Atlantic Capital board of directors, Atlantic Capital has the authority to issue up to ten million (10,000,000) shares of preferred stock, no par value per share, without prior shareholder approval.
	SouthState’s amended and restated articles of incorporation authorize the SouthState board of directors to specify the preferences, limitations and relative rights of any class or series of SouthState preferred stock. The rights and privileges of holders of SouthState common stock are subject to any classes or series of preferred stock that SouthState may issue.	Atlantic Capital’s articles of incorporation authorize the Atlantic Capital board of directors to provide for the issuance of shares of preferred stock in one or more series, with such voting powers, designations, preferences and relative participating, option or other rights, qualifications, limitations or restrictions, as shall be fixed and determined in the resolution

	SouthState	Atlantic Capital
or resolutions providing for the issuance thereof.
Voting Rights:	Holders of SouthState common stock are entitled to one (1) vote for each share on all matters with respect to which the holders of SouthState common stock are entitled to vote.	Holders of Atlantic Capital common stock are entitled to one (1) vote for each share on all matters with respect to which the holders of Atlantic Capital common stock are entitled to vote.
Qualification of Directors:	SouthState’s amended and restated bylaws provide that directors must be SouthState shareholders, not under twenty-five (25) years of age and not over seventy-two (72) years of age at the time of the shareholders’ meeting at which they are elected. In the event that a SouthState director attains age seventy-two (72) during his or her term of office, the SouthState bylaws provide that he or she will serve until the end of his or her the-current term of office after his or her seventy-two (72) birthday.	Atlantic Capital’s bylaws and articles of incorporation do not address specific qualifications required of Atlantic Capital’s directors.
SouthState’s bylaws provide that the board of directors has the authority to waive these requirements.
Size of Board of Directors:
SouthState’s amended and restated articles of incorporation provide that the SouthState board of directors may consist of a maximum of twenty (20) persons and that the SouthState board of directors may increase membership on the board up to this maximum.
There are currently sixteen (16) directors serving on the SouthState board of directors.
After the merger, the combined company’s board will consist of eighteen (18) directors, of which sixteen (16) will be legacy SouthState directors and two (2) will be legacy Atlantic Capital directors selected by SouthState.

Atlantic Capital’s bylaws provide that the Atlantic Capital board of directors may consist of not less than five (5) nor more than twenty-five (25) members. The number of directors may be fixed or changed from time to time, within the minimum and maximum, by the shareholders by the affirmative vote of a majority of the shares entitled to vote in an election of directors, or by the board of directors by the affirmative vote of a majority of the directors then in office.
There are currently ten (10) directors serving on the Atlantic Capital board of directors. The Atlantic Capital board of directors is not classified.

	SouthState	Atlantic Capital
For certain additional bylaw provisions that will govern the board of directors of the combined company following the merger, see the section entitled “The Merger – Governance of the Combined Company After the Merger” beginning on page 65.
Election and Classes of Directors
SouthState’s amended and restated articles of incorporation and amended and restated bylaws provide that directors are elected annually, and each director holds office for the term for which he or she is elected and until his or her successor is elected and qualified, except in the case of his or her death, resignation, removal or disqualification.
SouthState’s directors are elected by a plurality of the votes cast at a meeting at which a quorum is present.

Atlantic Capital’s bylaws provide that directors are elected annually, and each director holds office for a term of one year and until his or her successor is elected and qualified, or until such director’s earlier resignation, removal from office or death.
Atlantic Capital’s directors are elected by the vote of a majority of the votes cast at any meeting for the election of directors at which a quorum is present.

Vacancies on the Board of Directors:
SouthState’s amended and restated bylaws provide that any vacancy occurring on the SouthState board of directors, including vacancies occurring by reason of removal with or without cause or increase in membership, will be filled by appointment by the remaining SouthState directors, and any director so appointed will serve until the next shareholders meeting wherein directors are elected.
For certain additional bylaw provisions that will govern the board of directors of the combined company following the merger, see the section entitled “The Merger – Governance of the Combined Company After the Merger” beginning on page 65.
Atlantic Capital’s bylaws provide that any vacancy occurring on the Atlantic Capital board of directors, including a vacancy from an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum. Such appointment by the Board of Directors shall continue until the expiration of the term of the director whose place has become vacant or, in the case of an increase in the number of directors, until the next meeting of the shareholders.
Removal of Directors:	SouthState’s amended and restated articles of incorporation provide that SouthState shareholders can remove	Atlantic Capital’s bylaws provide that any director may be removed by Atlantic Capital’s shareholders, with or without

	SouthState	Atlantic Capital

directors with or without cause only by the affirmative vote of the holders of eighty percent (80%) of SouthState’s shares.
For certain additional bylaw provisions that will govern the board of directors of the combined company following the merger, see the section entitled “The Merger – Governance of the Combined Company After the Merger” beginning on page 65.
cause, upon the affirmative vote of the holders of a majority of the outstanding shares entitled to vote in an election of directors, provided the notice of the meeting states such purpose.
Amendments to Organizational Documents:
Under the SCBCA, an amendment to a corporation’s articles of incorporation generally requires approval by the corporation’s board of directors and by two-thirds (2/3) of the votes entitled to be cast on the amendment, unless a different number, not less than a majority of the votes entitled to be cast on the amendment, is specified in the corporation’s articles of incorporation. The SouthState amended and restated articles of incorporation do not specify any additional requirements to amend the SouthState amended and restated articles of incorporation.
SouthState’s amended and restated articles of incorporation, however, do provide that the affirmative vote of the holders of at least eighty percent (80%) of SouthState’s outstanding voting stock is required to amend or repeal certain articles of SouthState’s articles of incorporation related to: (1) the issuance of SouthState’s capital stock, (2) the approval of certain business combinations not recommended by the SouthState board of directors and (3) the number, election, terms and classification of directors.
SouthState’s amended and restated articles of incorporation provide that a majority of the

The GBCC provides that a corporation may amend its articles of incorporation at any time. The board of directors may adopt one or more amendments to the corporation’s articles of incorporation without shareholder action: (1) to extend the duration of the corporation if it was incorporated at a time when limited duration was required by law; (2) to delete the names and addresses of, (a) the initial directors, (b) the initial registered agent or registered office, (c) each incorporator, and (d) the initial principal office of the corporation; (3) if the corporation only has one class of shares outstanding, (y) to change each issued and unissued authorized share of the class into a greater number of whole shares, and (z) to change or eliminate the par value of each issued and unissued share of the class; (4) to change the corporate name; or (5) to make any other change expressly permitted by the GBCC to be made without shareholder action.
The articles of incorporation of Atlantic Capital do not specify any additional requirements to amend the Atlantic Capital certificate of incorporation.
Atlantic Capital’s bylaws provide that the bylaws may be altered or

	SouthState	Atlantic Capital

entire SouthState board of directors has the power to alter, amend or repeal the SouthState bylaws. SouthState’s amended and restated articles of incorporation also provide that the SouthState shareholders may alter, amend, or repeal SouthState’s amended and restated bylaws only by the affirmative vote of the holders of eighty percent (80%) of outstanding stock of SouthState.
SouthState’s amended and restated bylaws as further amended pursuant to the merger agreement will implement certain governance matters for the combined company following completion of the merger. Certain of these governance provisions require the approval of seventy-five percent (75%) of the full board of directors in order for the board of directors to amend or modify such provisions. See the section entitled “The Merger – Governance of the Combined Company After the Merger” beginning on page 65.
amended and new bylaws may be adopted by the shareholders at any annual or special meeting of the shareholders, by an affirmative vote of a majority of the shares entitled to vote thereon, provided that shareholder notice of the meeting includes the general nature of the proposed change in the bylaws. The Atlantic Capital bylaws also provide that the bylaws may also be altered or amended or new bylaws adopted by the board of directors at any regular or special meeting by an affirmative vote of a majority of the directors then holding office.
Shareholder Action by Written Consent:	SouthState’s amended and restated bylaws provide that SouthState shareholders may act without a shareholder meeting by written consent, setting forth the action so taken, signed by the holders of all SouthState’s outstanding shares entitled to vote on such action or their attorneys-in-fact or proxy holders.	Atlantic Capital’s bylaws allow for any action required to be taken at a meeting of the shareholders, or any action which may be taken at a meeting of the shareholders, to be taken without a meeting by one or more written consents, setting forth the date of signature, action authorized, and signed by all the shareholders entitled to vote on such action, or by those persons who would be entitled to vote at a meeting those shares having voting power to cast not less than the minimum number (or numbers, in the case of voting by groups) of votes that would be necessary to authorize or take such actions at a meeting at which all shares entitled to vote were present and voted. Such written consents must be

	SouthState	Atlantic Capital
delivered to Atlantic Capital for inclusion in the minutes or filed with the corporate records, and shall have the same effect as a unanimous vote of the shareholders at a special meeting.
Special Meetings of Shareholders:	SouthState’s amended and restated bylaws provide that special meetings of the SouthState shareholders may be called by the chief executive officer, the executive chairman of the board of directors, a majority of the board of directors or by the secretary, following his or her receipt of one or more written demands to call a special meeting of the shareholders from the holders of not less than ten percent (10%) of all SouthState common shares entitled to vote at such meeting.	Under Atlantic Capital’s bylaws, a special meeting of shareholders may be called at any time by the board of directors, the president, or by Atlantic Capital upon the written request of any one or more shareholders, owning an aggregate of not less than twenty-five percent (25%) of the outstanding capital stock of Atlantic Capital.
Record Date:	Under SouthState’s amended and restated bylaws, the board of directors, the executive chairman of the board of directors, the chief executive officer or the president may fix the record date to determine the shareholders entitled to notice of a shareholders’ meeting and to vote or take any other action thereat.	For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, Atlantic Capital’s bylaws provide that the board of directors may fix in advance a date as the record date for any such determination of shareholders, such date to be not more than seventy (70) days and, in case of a meeting of shareholders, not less than ten (10) days, prior to the date on which the particular action requiring such determination of shareholders is to be taken.
Quorum:	SouthState’s amended and restated articles of incorporation and amended and restated bylaws provide that, absent a provision in SouthState’s articles of incorporation or the SCBCA stating otherwise, a majority of the shares entitled to vote will constitute a quorum for the	At all meetings of shareholders, a majority of the outstanding shares of the Corporation shall constitute a quorum for the transaction of business, and no resolution or business shall be transacted without the favorable vote of the holders of a majority of the shares represented at the

	SouthState	Atlantic Capital

transaction of business at any meeting of SouthState’s shareholders, except that with respect to a special meeting called to consider a business combination that has not been recommended by the SouthState board of directors, attendance in person or by proxy of eighty percent (80%) of the SouthState shareholders is required in order for a quorum for the conduct of business to exist. Such a meeting may not be adjourned absent notice if a quorum in not present.
Under SouthState’s amended and restated bylaws, when a quorum is present at any meeting, action on a matter (other than the election of directors) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the SouthState articles of incorporation or South Carolina law require a greater number of affirmative votes.
SouthState’s amended and restated bylaws also provide that a meeting may be adjourned despite the absence of a quorum, and notice of an adjourned meeting need not be given if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken and the adjournment is for a period of less than thirty (30) days.

meeting and entitled to vote, unless a higher vote is required by the Articles of Incorporation.
If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, except as otherwise provided by law, by the articles of incorporation, or by the bylaws.
Atlantic Capital’s bylaws also provide that, when a shareholders’ meeting is adjourned, notice need not be given otherwise than by announcement at the meeting at which the adjournment is taken.

Notice of Shareholder Actions/Meetings	SouthState’s amended and restated bylaws provide that written or printed notice stating the place, day, and hour of the meeting, and, such other notice as required by the SCBCA, and in the case of a special meeting, the purpose or purposes for which the meeting is called and the person or persons calling the	Atlantic Capital’s bylaws provide that Notice of annual or special meetings of shareholders stating the place, day, and hour of the meeting shall be given in writing or by electronic transmission not less than ten (10) days nor more than sixty (60) days before the date of the meeting, and shall be given to each shareholder by mail

	SouthState	Atlantic Capital
	meeting, must be communicated by SouthState to each shareholder of record entitled to vote at such meeting, not less than ten (10) nor more than sixty (60) days before the date of such meeting. Additionally, if at any meeting SouthState’s amended and restated bylaws are to be altered, repealed, amended, or adopted, notice of such meeting must make this clear.	or electronic transmission to the last known address of the shareholder or by personal delivery to the shareholder. Notice of any special meeting of shareholders shall state the purpose or purposes for which the meeting is called. Notice of any adjourned meeting need not be given otherwise than by announcement at the meeting at which the adjournment is taken.
Advance Notice Requirements for Shareholder Nominations and Other Proposals:
Under SouthState’s amended and restated bylaws, director nominations by shareholders must be received no earlier than one hundred and twenty (120) days and no later than ninety (90) days before the first anniversary of the prior year’s annual meeting of shareholders, provided that if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after the first anniversary date, the shareholder’s notice must be delivered not earlier than the one hundred twentieth (120th) day prior to the date of such annual meeting and not later than the close of business on the later of (x) the ninetieth (90th) day prior to such annual meeting or (y) if the first public announcement of such date is less than one hundred (100) days prior to the date of such annual meeting, the tenth (10th) day following the date on which the annual meeting of shareholders is first publicly announced or disclosed.
A shareholder’s notice must also comply with the procedural, informational and other requirements outlined in SouthState’s amended and restated bylaws.
Atlantic Capital’s bylaws provides that a Atlantic Capital shareholder who desires, and is eligible, to nominate a person for election or propose any other matter to be considered at a meeting of shareholders, must provide timely notice to the Secretary of Atlantic Capital, and any proposal, other than a nomination, must constitute a proper matter for shareholder action. The bylaws specify that to be timely, the shareholder notice must be delivered to the secretary at the principal executive office of Atlantic Capital not less than ninety (90) nor more than one hundred twenty (120) days prior to the first anniversary date of the annual meeting for the preceding year. However, that if (and only if) the annual meeting is not scheduled to be held within a period that commences thirty (30) days before such anniversary date and ends within sixty (60) days after such anniversary date, the shareholder notice shall be given by the later of the close of business on (i) the date ninety (90) days prior to such other meeting date or (ii) the date ten (10) days following the date such other meeting date is first publicly announced or disclosed.
A shareholder’s notice must also comply with the procedural, informational and other requirements outlined in Atlantic Capital’s bylaws.

	SouthState	Atlantic Capital
Shareholder nominations and proposals are not addressed in Atlantic Capital’s articles of incorporation.
Limitation of Liability of Directors and Officers:	SouthState’s amended and restated articles of incorporation provide that its directors are not personally liable to SouthState or its shareholders for monetary damages for breach of fiduciary duty as a director, subject to certain exceptions, including with respect to (i) a breach of the director’s duty of loyalty to SouthState or its shareholders, (ii) an act or omission not in good faith or which involves gross negligence, intentional misconduct or a knowing violation of law, (iii) an act or omission for which liability is imposed due to an unlawful distribution, as provided under SCBCA, and (iv) a transaction from which the director derives an improper benefit.	Atlantic Capital’s articles of incorporation provide that its directors should not have any liability to Atlantic Capital or its shareholders for monetary damages for breach of duty of care or other duty as a director, except that there is no limitation or elimination of liability of a director for: (i) any appropriation, in violation of his or her duties, of any business opportunity of Atlantic Capital; (ii) acts or omissions that involve intentional misconduct or a knowing violation of law; (iii) the types of liability set forth in Section 14-2-832 of the GBCC dealing with unlawful distributions of corporate assets to shareholders; or (iv) any transaction from which the director received an improper personal benefit.
Indemnification of Directors and Officers:	SouthState’s amended and restated bylaws provide for mandatory indemnification of any person who at any time serves or has served as a director or officer of SouthState, or who, while serving as a director or officer of SouthState, serves or has served, at the request of SouthState, as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or as a trustee or administrator under an employee benefit plan to the fullest extent permitted by law against (a) reasonable expenses, including attorneys’ fees, incurred by him or her in connection with any threatened, pending or completed proceedings, whether or not brought by or on behalf of SouthState, seeking to hold him or her liable by reason of the fact	Atlantic Capital’s articles of incorporation provide that each person who is or was a director or officer of Atlantic Capital shall be indemnified by Atlantic Capital to the fullest extent permitted by the applicable law against those expenses (including attorneys’ fees), judgments, fines, penalties, and amounts paid in settlement which are allowed to be paid or reimbursed by Atlantic Capital under the laws of the State of Georgia and which are actually and reasonably incurred in connection with any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, in which such person may be involved by reason of his being or having been a director or officer of Atlantic Capital.

SouthState	Atlantic Capital

that he or she is or was acting in such capacity, and (b) reasonable payments made by him or her in satisfaction of any judgment, money decree, fine, penalty or settlement for which he or she may have become liable in any such proceeding.
The right to indemnification under SouthState’s amended and restated bylaws includes the right to be paid by SouthState the reasonable expenses incurred in defending any such proceeding in advance of its final disposition, subject to certain requirements.
SouthState’s amended and restated bylaws also provide that SouthState may, to the extent authorized from time to time by the SouthState board of directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of SouthState to the fullest extent of the provisions of the SouthState amended and restated bylaws with respect to the indemnification and advancement of expenses to SouthState directors and officers.
SouthState’s amended and restated bylaws provide that SouthState may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not SouthState would have the power to indemnify such person against such expense, liability or loss under applicable law. SouthState maintains such insurance with respect to its directors and officers.

Atlantic Capital’s bylaws further provides that Atlantic Capital has the authority indemnify or obligate itself to indemnify an individual made a party to a proceeding because he or she is or was a director, officer, employee, or agent of Atlantic Capital (or was serving at the request of Atlantic Capital as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise) for reasonable expenses, judgments, fines, penalties, and amounts paid in settlement (including attorneys’ fees), incurred in connection with the proceeding if the individual conducted himself or herself in good faith and meets the relevant standard of conduct set forth in the bylaws.
Atlantic Capital’s bylaws provides that mandatory indemnification exists to the extent that a director, officer, employee, or agent of Atlantic Capital has been wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party, or in defense of any claim, issue, or matter therein, because he or she is or was a director, officer, employee, or agent of Atlantic Capital, against reasonable expenses incurred by him or her in connection therewith.
Additionally, the Atlantic Capital bylaws state that such indemnification and advancement of expenses provided by or granted pursuant to the bylaws shall continue as to a person who no longer is a director, trustee, officer, employee or agent of Atlantic Capital and shall inure to the benefit of their heirs, executors and administrators.
Atlantic Capital’s bylaws further provide that expenses incurred by

	SouthState	Atlantic Capital

an officer or director in defending a civil or criminal proceeding may be paid by Atlantic Capital in advance of the final disposition of such proceeding if (a) he or she furnishes Atlantic Capital written affirmation of his or her good faith belief that he or she has met the standard of conduct set forth in the bylaws, and (b) he or she furnishes Atlantic Capital a written undertaking, executed personally or on his or her behalf, to repay any advance if it is ultimately determined that he or she is not entitled to indemnification.
Atlantic Capital’s bylaws allow Atlantic Capital to purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of Atlantic Capital or who, while a director, officer, employee, or agent of the Corporation, is or was serving at the request of Atlantic Capital as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership joint venture, trust, employee benefit plan, or other entity against liability asserted against or incurred by him or her in that capacity.

Constituencies:	SouthState’s amended and restated articles of incorporation provide that the SouthState board of directors must consider the interests of the employees of SouthState and the community or communities in which SouthState and its subsidiaries do business in addition to the interest of SouthState’s shareholders in evaluating any proposed plan of merger, consolidation, exchange or sale of all, or substantially all, of the assets of SouthState.	Neither Atlantic Capital’s articles of incorporation nor its bylaws contain a provision that expressly permits the Atlantic Capital board of directors to consider constituencies other than the Atlantic Capital shareholders when evaluating certain offers.
SouthState’s amended and restated bylaws further provide that the SouthState board of

	SouthState	Atlantic Capital
directors must evaluate whether any proposed tender offer or exchange offer for SouthState’s stock, any proposed merger or consolidation of SouthState with or into another corporation and any proposal to purchase or otherwise acquire all of the assets of SouthState is in the best interests of SouthState by considering the best interests of the SouthState shareholders and other factors the directors determine to be relevant, including the social, legal and economic effects on employees, customers and the communities served by SouthState and its subsidiary or subsidiaries.
Anti-Takeover Provisions:	Under SouthState’s amended and restated articles of incorporation, certain business combinations (for example, mergers, share exchanges, consolidations or a sale, exchange or lease of all or substantially all of SouthState’s assets) that have not been recommended by the SouthState board of directors require, in addition to any vote required by law, the approval of the holders of at least eighty percent (80%) of the outstanding SouthState voting stock. In addition, if a business combination involves any SouthState shareholder owning or controlling twenty percent (20%) or more of SouthState’s voting stock at the time of the proposed transaction (a “controlling party”), and (1) certain fair price requirements are not satisfied and (2) the business combination has not been recommended by a majority of the entire SouthState board of directors, then such business combination must be approved by at least eighty percent (80%) of the outstanding SouthState voting stock and at least sixty-seven percent (67%) of the outstanding SouthState voting
Under the GBCC, a sale, lease, exchange or other disposal of all or substantially all of a Georgia corporation’s assets must be approved by a majority of all of the shareholder votes entitled to be cast on the transaction; except, approval by the shareholders is not required in instances where the corporation is insolvent, was incorporated for the purpose of liquidating such property and assets, or other instances specified in the GBCC.
Under the GBCC, for a plan of merger or share exchange to be authorized, it must be approved by (1) a majority of all the votes entitled to be cast on the plan by all shares entitled to vote on the plan, voting as a single voting group; and (2) a majority of all the votes entitled to be cast by holders of the shares of each voting group entitled to vote separately on the plan as a voting group by the articles of incorporation, except approval of a merger by shareholders of the surviving corporation is not required in instances specified in the GBCC.
Neither Atlantic Capital’s articles

	SouthState	Atlantic Capital
	stock that is not held by the controlling party.	of incorporation nor its bylaws contain a provision regarding requirements for certain business combinations.
Moreover, at any annual or special meeting at which the SouthState shareholders are to consider a business combination that has not been recommended by the SouthState board of directors, attendance in person or by proxy of eighty percent (80%) of the SouthState shareholders is required in order for a quorum for the conduct of business to exist. Such a meeting may not be adjourned absent notice if a quorum in not present.
Control Share Acquisitions:	Section 35-2-101 et seq. of the SCBCA contains a control share acquisition statute that, in general terms, provides that where a shareholder acquires issued and outstanding shares of a corporation’s voting stock (“control shares”) within one of several specified ranges (one-fifth or more but less than one-third, one-third or more but less than a majority, or a majority or more), approval of the control share acquisition by the corporation’s shareholders must be obtained before the acquiring shareholder may vote the control shares. The required shareholder vote is a majority of all votes entitled to be cast, excluding “interested shares,” defined as shares held by the acquiring person, officers of the corporation and employees who are also directors of the corporation. A corporation may, however, opt out of the control share acquisition statute through a provision of the articles of incorporation or bylaws, which SouthState has done pursuant to its bylaws. Accordingly, the South Carolina control share acquisition statute does not apply to acquisitions of shares of SouthState common stock.	Neither Atlantic Capital’s articles of incorporation nor its bylaws contain a provision regarding control share acquisitions.

	SouthState	Atlantic Capital
Rights of Dissenting Shareholders	Under Section 33-13-102(b) of the SCBCA, the holders of SouthState common stock will not be entitled to appraisal or dissenters’ rights in connection with the merger if, on the record date for the SouthState special meeting, SouthState’s shares are listed on a national securities exchange. SouthState common stock is currently listed on Nasdaq, a national securities exchange, and is expected to continue to be so listed on the record date for the SouthState special meeting. If the merger is completed, holders of SouthState common stock will not receive any consideration, and their shares of SouthState common stock will remain outstanding and will constitute shares of the combined company, which shares are expected to continue to be listed on Nasdaq at the effective time of the merger. Accordingly, holders of SouthState common stock are not entitled to any appraisal or dissenters’ rights in connection with the merger.	Under Section 14-2-1302 of the GBCC, appraisal and dissenters’ rights are available for record shareholders only in connection with specific transactions. However, such rights are not available for shareholders if the shares are (i) listed on a national securities exchange, or (ii) held of record by more than 2,000 shareholders, unless the transaction meets certain requirements set out in the GBCC.
Exclusive Forum:	SouthState’s amended and restated bylaws provide that, unless SouthState consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of SouthState, (ii) any action asserting a claim of breach of fiduciary duty owed by any director, officer or other employee of SouthState to SouthState or SouthState’s shareholders, (iii) any action asserting a claim against SouthState or any director or officer or other employee of SouthState arising pursuant to any provision of the SCBCA, SouthState’s articles of incorporation or SouthState’s bylaws (as either may be amended from time to time) or (iv) any	Neither Atlantic Capital’s articles of incorporation nor its bylaws contain an exclusive forum provision.

SouthState	Atlantic Capital
action asserting a claim against SouthState or any director or officer or other employee of SouthState governed by the internal affairs doctrine will be a state court located in South Carolina (or if such state courts lack jurisdiction, the U.S. District Court for the District of South Carolina).

LEGAL MATTERS
The validity of the shares of SouthState common stock in connection with the merger will be passed upon for SouthState by V. Nicole Comer, Senior Vice President and Deputy General Counsel of SouthState. As of September 14, 2021, Ms. Comer beneficially owned shares of SouthState common stock representing less than 1% of the total outstanding shares of SouthState common stock.
Certain federal income tax consequences of the merger will be passed upon for SouthState by Davis Polk & Wardwell LLP, New York, New York, counsel for SouthState, and for Atlantic Capital by Sullivan & Cromwell LLP, New York, New York, counsel for Atlantic Capital.

EXPERTS
The consolidated financial statements of SouthState as of December 31, 2020 and 2019, and for each of the years in the three (3)-year period ended December 31, 2020 and the effectiveness of internal control over financial reporting as of December 31, 2020 incorporated in this proxy statement/prospectus by reference from SouthState’s Annual Report on Form 10-K for the year ended December 31, 2020, have been audited by Dixon Hughes Goodman LLP, an independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports of such firm given upon their authority as experts in accounting and auditing.
The consolidated financial statements of Atlantic Capital Bancshares, Inc. appearing in Atlantic Capital Bancshares, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2020, and the effectiveness of Atlantic Capital Bancshares, Inc.’s internal control over financial reporting as of December 31, 2020 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
SouthState and Atlantic Capital file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including both SouthState and Atlantic Capital, which can be accessed at http://www.sec.gov. In addition, documents filed with the SEC by SouthState, including the registration statement on Form S-4, of which this proxy statement/prospectus forms a part, will be available free of charge by accessing the Investor Relations page of SouthState’s website at www.southstatebank.com or, alternatively, by directing a request by telephone or mail to SouthState Corporation, 1101 First Street South, Suite 202, Winter Haven, Florida, 33880, (863) 293-4710, and documents filed with the SEC by Atlantic Capital will be available free of charge by accessing Atlantic Capital’s website at www.atlanticcapitalbank.com or, alternatively, by directing a request by telephone or mail to Atlantic Capital Bancshares, Inc., 945 East Paces Ferry Road NE, Suite 1600, Atlanta, Georgia 30326, (404) 995-6050. The web addresses of the SEC, SouthState and Atlantic Capital are included as inactive textual references only. Except as specifically incorporated by reference into this proxy statement/prospectus, information on those web sites is not part of this proxy statement/prospectus.
SouthState has filed a registration statement on Form S-4 under the Securities Act with the SEC with respect to SouthState’s securities to be issued in the merger. This document constitutes the prospectus of SouthState filed as part of the registration statement. This document does not contain all of the information set forth in the registration statement because certain parts of the registration statement are omitted in accordance with the rules and regulations of the SEC. The registration statement and its exhibits are available for inspection and copying as set forth above.
Statements contained in this proxy statement/prospectus, or in any document incorporated by reference into this proxy statement/prospectus, regarding the contents of any contract or other document, are not necessarily complete, and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows SouthState and Atlantic Capital to incorporate by reference into this document documents filed with the SEC by SouthState and Atlantic Capital. This means that the companies can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this document, and later information that we file with the SEC will update and supersede that information. SouthState and Atlantic Capital incorporate by reference the documents listed below and any documents filed by SouthState or Atlantic Capital under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement/prospectus and until the date that the offering is terminated:
SouthState filings (SEC File No. 001-12669)	Periods Covered or Date of Filing with the SEC
Annual Report on Form 10-K	Fiscal year ended December 31, 2020, filed February 26, 2021
Current Reports on Form 8-K	Filed March 31, 2021, April 28, 2021, April 28, 2021, April 28, 2021, July 14, 2021, July 23, 2021, July 23, 2021, July 28, 2021 and September 3, 2021
Definitive Proxy Statement on Schedule 14A	Filed March 8, 2021
Quarterly Reports on Form 10-Q	Filed May 7, 2021 and August 6, 2021
The description of SouthState common stock contained in SouthState’s registration statements filed under Section 12 of the Exchange Act, including all amendments and reports filed with the SEC for purposes of updating such description

Atlantic Capital filings (SEC File No. 001-37615)	Periods
Annual Report on Form 10-K	Fiscal year ended December 31, 2020, filed March 16, 2021
Current Reports on Form 8-K	Filed January 26, 2021, February 19, 2021, April 22, 2021, May 25, 2021, July 23, 2021 and July 26, 2021
Definitive Proxy Statement on Schedule 14A	Filed April 9, 2021
Quarterly Reports on Form 10-Q	Filed May 7, 2021 and August 6, 2021
Notwithstanding the foregoing, information furnished by SouthState or Atlantic Capital on any Current Report on Form 8-K, including the related exhibits, that, pursuant to and in accordance with the rules and regulations of the SEC, is not deemed “filed” for purposes of the Exchange Act will not be deemed to be incorporated by reference into this proxy statement/prospectus.
You may request a copy of the documents incorporated by reference into this document. Requests for documents should be directed to:
SouthState Corporation 1101 First Street South, Suite 202 Winter Haven, Florida 33880 (863) 293-4710 Attention: Investor Relations	Atlantic Capital Bancshares, Inc. 945 East Paces Ferry Road NE, Suite 1600 Atlanta, Georgia 30326 (404) 995-6050 Attention: Investor Relations
This document does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this document, or the solicitation of a proxy, in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer, solicitation of an offer or proxy solicitation in such jurisdiction. Neither the delivery of this document nor any distribution of securities pursuant to this document shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated into this document by reference or in our affairs since the date of this document. The information contained in this document with respect to SouthState was provided by SouthState and the information contained in this document with respect to Atlantic Capital was provided by Atlantic Capital.

EXECUTION VERSION
AGREEMENT AND PLAN OF MERGER
between
SOUTH STATE CORPORATION
and
ATLANTIC CAPITAL BANCSHARES, INC.

Dated July 22, 2021

A-i

A-ii

A-iii

INDEX OF DEFINED TERMS
Page
Term	Section
Acceptable Confidentiality Agreement	6.14(a)
Acquisition Proposal	6.14(a)
Agreement	Preamble
Alternative Acquisition Agreement	6.4(a)
Applicable Agencies	3.4
Atlantic Capital	Preamble
Atlantic Capital 401(k) Plan	6.7(d)
Atlantic Capital Articles	3.1(a)
Atlantic Capital Bank	Recitals
Atlantic Capital Benefit Plans	3.11(a)
Atlantic Capital Board Recommendation	6.4(a)
Atlantic Capital Bylaws	3.1(a)
Atlantic Capital Common Stock	1.5(a)
Atlantic Capital Compensation Committee	1.7(c)
Atlantic Capital Contract	3.14(a)
Atlantic Capital Designated Directors	6.13(a)
Atlantic Capital Disclosure Schedule	Article III
Atlantic Capital Equity Awards	1.7(e)
Atlantic Capital ERISA Affiliate	3.11(a)
Atlantic Capital Indemnified Parties	6.8(a)
Atlantic Capital Insiders	6.19
Atlantic Capital Meeting	6.4(a)
Atlantic Capital Option	1.7(a)
Atlantic Capital Owned Properties	3.19
Atlantic Capital Performance Share Award	1.7(c)
Atlantic Capital Preferred Stock	3.2(a)
Atlantic Capital Qualified Plans	3.11(c)
Atlantic Capital Real Property	3.19
Atlantic Capital Reports	3.12
Atlantic Capital Regulatory Agreement	3.15
Atlantic Capital Restricted Share	1.7(b)
Atlantic Capital Securities	3.2(a)
Atlantic Capital Subsidiary	3.1(b)
Atlantic Capital Tax Certificate	6.20
Bank Merger	Recitals
Bank Merger Agreement	1.1(b)
Bank Merger Certificates	1.1(b)
Bank Merger Effective Time	1.1(b)
BHC Act	3.1(a)
Certificates of Merger	1.3
Chosen Courts	9.9(b)
Closing	1.2

A-iv

Term	Section
Closing Date	1.2
Code	Recitals
Confidentiality Agreement	6.2(b)
Continuing Employees	6.7(a)
Effective Time	1.3
Enforceability Exceptions	3.3(a)
Environmental Laws	3.17
ERISA	3.11(a)
Exchange Act	3.6(c)
Exchange Agent	2.1
Exchange Fund	2.1
Exchange Ratio	1.5(a)
FDI Act	3.1(b)
FDIC	3.1(b)
Federal Reserve Board	3.4
GAAP	3.1(a)
GBCC	1.1(a)
Georgia Secretary	1.3
Governmental Entity	3.4
Intellectual Property	3.20
Intervening Event	6.4(b)
IRS	3.11(b)
Liens	3.2(b)
Loans	3.26(a)
Material Adverse Effect	3.1(a)
Materially Burdensome Regulatory Condition	6.1(c)
Merger	Recitals
Merger Consideration	1.5(a)
Multiemployer Plan	3.11(a)
Multiple Employer Plan	3.11(e)
Nasdaq	2.2(e)
Nationally Recognized Tax Counsel	7.2(c)
New Certificates	2.1
OCC	3.4
Old Certificate	1.5(b)
Pandemic	3.1(a)
Pandemic Measures	3.1(a)
PBGC	3.11(d)
Permitted Encumbrances	3.19
Personal Data	3.13(b)
Premium Cap	6.8(b)
Proxy Statement	3.4
Real Estate Investments	5.2(r)
Recommendation Change	6.4(a)

A-v

Term	Section
Regulatory Agencies	3.5
Representatives	6.14(a)
Requisite Regulatory Approvals	6.1(b)
Requisite Atlantic Capital Vote	3.3(a)
S-4	3.4
Sarbanes-Oxley Act	3.6(c)
SCBCA	1.1(a)
SEC	3.4
Securities Act	3.12
Security Breach	3.13(d)
South Carolina Secretary	1.3
South State	Preamble
South State 401(k) Plan	6.7(d)
South State Bank	Recitals
South State Benefit Plans	4.11(a)
South State Bylaws	4.1(a)
South State Charter	4.1(a)
South State Common Stock	1.5(a)
South State Contract	4.14(a)
South State Disclosure Schedule	Article IV
South State Equity Awards	4.2(a)
South State ERISA Affiliate	4.11(a)
South State Option	1.7(a)
South State Preferred Stock	4.2(a)
South State PSUs	4.2(a)
South State Regulatory Agreement	4.15
South State Reports	4.12
South State Restricted Share	1.7(b)
South State Securities	4.2(a)
South State Stock-Based RSU	1.7(c)
South State Subsidiary	4.1(b)
South State Tax Certificate	6.20
SRO	3.5
Subsidiary	3.1(a)
Superior Proposal	6.14(a)
Surviving Bank	Recitals
Surviving Entity	Recitals
Takeover Statutes	3.22
Tax	3.10(c)
Tax Return	3.10(d)
Termination Date	8.1(c)
Termination Fee	8.2(b)
Willful and material breach	8.2(a)

A-vi

AGREEMENT AND PLAN OF MERGER, dated July 22, 2021 (this “Agreement”), between South State Corporation, a South Carolina corporation (“South State”), and Atlantic Capital Bancshares, Inc., a Georgia corporation (“Atlantic Capital”).
RECITALS
A.   The Boards of Directors of South State and Atlantic Capital have unanimously determined that it is in the best interests of their respective companies and shareholders to consummate the strategic business combination transaction provided for in this Agreement, pursuant to which Atlantic Capital will, subject to the terms and conditions set forth herein, merge with and into South State (the “Merger”), so that South State is the surviving entity (in such capacity, the “Surviving Entity”) in the Merger.
B.   In furtherance thereof, the respective Boards of Directors of South State and Atlantic Capital have unanimously approved the Merger and declared advisable and adopted this Agreement, approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, and, with respect to the Board of Directors of Atlantic Capital, has resolved to submit this Agreement to its shareholders for approval and to recommend that its shareholders approve this Agreement.
C.   For federal income tax purposes, it is intended that the Merger shall qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and this Agreement is intended to be and is adopted as a plan of reorganization for purposes of Sections 354 and 361 of the Code.
D.   Simultaneous with entering into this Agreement, South State has entered into an employment agreement with each of Douglas Williams, Kurt Shreiner and Richard Oglesby, Jr. with respect to their ongoing employment and services to South State from and after the Effective Time.
E.   Immediately following the Merger, and subject to it occurring, Atlantic Capital Bank, N.A., a national banking association and wholly-owned Subsidiary of Atlantic Capital (“Atlantic Capital Bank”) will merge (the “Bank Merger”) with and into South State Bank, National Association, a national banking association and wholly-owned subsidiary of South State (“South State Bank”) so that South State Bank is the surviving entity (the “Surviving Bank”) in the Bank Merger.
F.   In this Agreement, the parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.
NOW, THEREFORE, the parties agree as follows:
ARTICLE I
THE MERGER
1.1   The Merger and Bank Merger.
(a)   Subject to the terms and conditions of this Agreement, in accordance with the Georgia Business Corporation Code (the “GBCC”) and the South Carolina Business Corporation Act of 1988, as amended (the “SCBCA”), at the Effective Time, Atlantic Capital shall merge with and into South State pursuant to this Agreement. South State shall be the Surviving Entity, and shall continue its corporate existence under the laws of the State of South Carolina. Upon consummation of the Merger, the separate corporate existence of Atlantic Capital shall terminate.
(b)   At the Bank Merger Effective Time, Atlantic Capital Bank will merge with and into South State Bank. South State Bank shall be the surviving entity in the Bank Merger and, following the Bank Merger, the separate corporate existence of Atlantic Capital Bank shall cease. The Bank Merger shall be implemented pursuant to an agreement and plan of merger between Atlantic Capital Bank and South State Bank in form and substance reasonably acceptable to Atlantic Capital and South State, which shall be customary for mergers similar to the Bank Merger (the “Bank Merger Agreement”), which shall be entered into by Atlantic Capital Bank and South State Bank promptly after the date of this Agreement. Each of Atlantic Capital and South State shall approve the Bank Merger Agreement and the Bank Merger as the sole shareholder of Atlantic Capital Bank and South State Bank, respectively, and Atlantic Capital and South State shall, and shall respectively cause Atlantic Capital Bank and South State Bank to, execute certificates or articles of merger and such other agreements, documents and certificates as are necessary to make the Bank Merger effective (“Bank Merger Certificates”) at the Bank Merger Effective Time. The Bank Merger shall become effective immediately following the Effective Time or at such later time and date as specified in the Bank Merger Agreement in accordance with applicable law (the “Bank Merger Effective Time”).
(c)   It is intended that the Bank Merger shall qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and that the Bank Merger Agreement is intended to be and will be adopted as a plan of reorganization for the purposes of Sections 354 and 361 of the Code.
1.2   Closing.   Subject to the terms and conditions of this Agreement, the closing of the Merger (the “Closing”) will take place by electronic exchange of documents at 10:00 a.m., Eastern time, on a date which shall be no later than three (3) business days after the satisfaction or waiver (subject to applicable law) of all of the conditions set forth in Article VII hereof (other than those conditions that by their nature can only be satisfied at the Closing, but subject to the satisfaction or waiver thereof), unless another date, time or place is agreed to in writing by Atlantic Capital and South State. The date on which the Closing occurs is referred to as the “Closing Date.”
1.3   Effective Time.   On or (if agreed by Atlantic Capital and South State) prior to the Closing Date, South State and Atlantic Capital, respectively, shall cause to be filed a certificate of merger with the Secretary of State of the State of Georgia (the “Georgia Secretary”) in accordance with the GBCC and articles of merger with the Secretary of State of the State of South Carolina (the “South Carolina Secretary”) in accordance with the SCBCA (collectively, the “Certificates of Merger”). The Merger shall become effective at such time as specified in the Certificates of Merger in accordance with the relevant provisions of the GBCC and SCBCA, or at such other time as shall be provided by applicable law (such time hereinafter referred to as the “Effective Time”).
1.4   Effects of the Merger.   At and after the Effective Time, the Merger shall have the effects set forth in the applicable provisions of the GBCC, the SCBCA and this Agreement.
1.5   Conversion of Atlantic Capital Common Stock.   At the Effective Time, by virtue of the Merger and without any action on the part of South State, Atlantic Capital or the holder of any securities of South State or Atlantic Capital:
(a)   Subject to Section 2.2(e), each share of the common stock, no par value, of Atlantic Capital (the “Atlantic Capital Common Stock”) issued and outstanding immediately prior to the Effective Time, except for shares of Atlantic Capital Common Stock owned by Atlantic Capital or South State (in each case, other than shares of Atlantic Capital Common Stock (i) held in trust accounts, managed accounts, mutual funds and the like, or otherwise held in a fiduciary or agency capacity, that are beneficially owned by third parties, or (ii) held, directly or indirectly, by Atlantic Capital or South State in respect of debts previously contracted), shall be converted into the right to receive 0.3600 shares (the “Exchange Ratio”; and such shares, the “Merger Consideration”) of the common stock, par value $2.50 per share, of South State (the “South State Common Stock”); it being understood that at and after the Effective Time, pursuant to Section 1.6, the South State Common Stock, including the shares issued to former holders of Atlantic Capital Common Stock, shall be the common stock of the Surviving Entity.
(b)   All of the shares of Atlantic Capital Common Stock converted into the right to receive the Merger Consideration pursuant to this Article I shall no longer be outstanding and shall automatically be cancelled and shall cease to exist as of the Effective Time, and each certificate (each, an “Old Certificate”; it being understood that any reference herein to “Old Certificate” shall be deemed to include reference to book-entry account statements relating to the ownership of shares of Atlantic Capital Common Stock) previously representing any such shares of Atlantic Capital Common Stock shall thereafter represent only the right to receive (i) a New Certificate (as defined below) representing the number of whole shares of South State Common Stock that such shares of Atlantic Capital Common Stock have been converted into the right to receive, (ii) cash in lieu of fractional shares which the shares of Atlantic Capital Common Stock represented by such Old Certificate have been converted into the right to receive pursuant to this Section 1.5 and Section 2.2(e), without any interest thereon, and (iii) any dividends or distributions that the holder thereof has the right to receive pursuant to Section 2.2, in each case, without any interest thereon. If, prior to the Effective Time, the outstanding shares of South State Common Stock or Atlantic Capital Common Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar structural change in capitalization, or there shall be any extraordinary dividend or distribution, an appropriate and proportionate adjustment shall be made to the Exchange Ratio to give South State and the holders of Atlantic Capital Common Stock the same economic effect as contemplated by this Agreement prior to such event; provided, that nothing contained in this sentence shall be construed to permit Atlantic Capital or South State to take any action with respect to its securities or otherwise that is prohibited by the terms of this Agreement.
(c)   Notwithstanding anything in this Agreement to the contrary, at the Effective Time, all shares of Atlantic Capital Common Stock that are owned by Atlantic Capital or South State (in each case, other than shares of Atlantic Capital Common Stock (i) held in trust accounts, managed accounts, mutual funds and the like, or otherwise held in a fiduciary or agency capacity, that are beneficially owned by third parties, or (ii) held, directly or indirectly, by Atlantic Capital or South State in respect of debts previously contracted) shall be cancelled and shall cease to exist and no South State Common Stock or other consideration shall be delivered in exchange therefor.
1.6   South State Stock.   At and after the Effective Time, each share of South State Common Stock issued and outstanding immediately prior to the Effective Time shall remain an issued and outstanding share of common stock of the Surviving Entity and shall not be affected by the Merger.
1.7   Treatment of Atlantic Capital Equity Awards.
(a)   At the Effective Time, each outstanding option to purchase shares of Atlantic Capital Common Stock (each, a “Atlantic Capital Option”), whether vested or unvested, shall, automatically and without any required action on the part of the holder thereof, cease to represent an option to purchase shares of Atlantic Capital Common Stock and shall be converted into an option to purchase a number of shares of South State Common Stock (a “South State Option”) equal to the product (rounded down to the nearest whole number) of (x) the number of shares of Atlantic Capital Common Stock subject to such Atlantic Capital Option immediately prior to the Effective Time and (y) the Exchange Ratio, at an exercise price per share (rounded up to the nearest whole cent) equal to (A) the exercise price per share of Atlantic Capital Common Stock of such Atlantic Capital Option immediately prior to the Effective Time divided by (B) the Exchange Ratio; provided, however, that the exercise price and the number of shares of South State Common Stock purchasable pursuant to the South State Options shall be determined in a manner consistent with the requirements of Section 409A of the Code; provided, further, that in the case of any Atlantic Capital Option to which Section 422 of the Code applies, the exercise price and the number of shares of South State Common Stock purchasable pursuant to such South State Option shall be determined in accordance with the foregoing, subject to such adjustments as are necessary in order to satisfy the requirements of Section 424(a) of the Code. Except as specifically provided above, following the Effective Time, each South State Option shall continue to be governed by the same terms and conditions (including vesting and exercisability terms, after giving effect to any “change in control” post-termination protections under the applicable Atlantic Capital equity incentive plan or award agreement) as were applicable to such Atlantic Capital Option immediately prior to the Effective Time. All rounding described in this Section 1.7(a) shall be done on an aggregate basis per Atlantic Capital Option and any holder of an Atlantic Capital Option the adjustment of which results in fractional shares shall be entitled to a cash payment as provided under Section 1.5(b) of this Agreement in respect of such fractional share.
(b)   At the Effective Time, each outstanding restricted stock award (a “Atlantic Capital Restricted Share”) shall, automatically and without any required action on the part of the holder thereof, cease to represent a restricted share of Atlantic Capital Common Stock and shall be converted into a number of restricted shares of South State Common Stock (each, a “South State Restricted Share”) equal to the Exchange Ratio (rounded to the nearest whole number). Except as specifically provided above, at and following the Effective Time, each such South State Restricted Share shall continue to be governed by the same terms and conditions (including vesting terms, after giving effect to any “change in control” post-termination protections under the applicable Atlantic Capital equity incentive plan or award agreement) as were applicable to the applicable Atlantic Capital Restricted Share immediately prior to the Effective Time.
(c)   At the Effective Time, each outstanding performance share award (a “Atlantic Capital Performance Share Award”), whether vested or unvested, shall, automatically and without any required action on the part of the holder thereof, cease to represent a performance share award denominated in shares of Atlantic Capital Common Stock and shall be converted into a time-vesting restricted stock unit denominated in shares of South State Common Stock (a “South State Stock-Based RSU”). The number of shares of South State Common Stock subject to each such South State Stock-Based RSU shall be equal to the product (rounded to the nearest whole number) of (x) the number of shares of Atlantic Capital Common Stock subject to such Atlantic Capital Performance Share Award immediately prior to the Effective Time based on the higher of target performance and actual performance through the Effective Time as reasonably determined by the compensation committee of the Board of Directors of Atlantic Capital (the “Atlantic Capital Compensation Committee”) multiplied by (y) the Exchange Ratio. Except as specifically provided above, at and following the Effective Time, each such South State Stock-Based RSU shall be subject only to time-vesting and shall otherwise continue to be governed by the same terms and conditions (including employment vesting terms but excluding performance conditions, after giving effect to any “change in control” post-termination protections under the applicable Atlantic Capital equity incentive plan or award agreement) as were applicable to the applicable Atlantic Capital Performance Share Award immediately prior to the Effective Time.
(d)   At or prior to the Effective Time, Atlantic Capital, the Board of Directors of Atlantic Capital and the Atlantic Capital Compensation Committee, as applicable, shall adopt any resolutions and take any actions that are necessary or appropriate to effectuate the provisions of this Section 1.7.
(e)   South State shall take all corporate actions that are necessary for the treatment of the Atlantic Capital Options, Atlantic Capital Restricted Shares and Atlantic Capital Performance Share Awards (together, the “Atlantic Capital Equity Awards”) pursuant to Sections 1.7(a) through 1.7(c), including the reservation, issuance and listing of South State Common Stock as necessary to effect the transactions contemplated by this Section 1.7.
1.8   Charter of Surviving Entity.   At the Effective Time, the articles of incorporation of South State, as in effect immediately prior to the Effective Time, shall be the articles of incorporation of the Surviving Entity until thereafter amended in accordance with applicable law.
1.9   Bylaws of Surviving Entity.   At the Effective Time, the bylaws of South State, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Entity until thereafter amended in accordance with applicable law.
1.10   Tax Consequences.   It is intended that the Merger shall qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and that this Agreement is intended to be and is adopted as a plan of reorganization for the purposes of Sections 354 and 361 of the Code.
ARTICLE II
EXCHANGE OF SHARES
2.1   South State to Make Consideration Available.   At or prior to the Effective Time, South State shall deposit, or shall cause to be deposited, with an exchange agent mutually agreed upon by South State and Atlantic Capital (the “Exchange Agent”), for exchange in accordance with this Article II for the benefit of the holders of Old Certificates, certificates or, at South State’s option, evidence in book-entry form, representing shares of South State Common Stock to be issued pursuant to Section 1.5 (collectively, referred to herein as “New Certificates”), and cash in lieu of any fractional shares to be paid pursuant to Section 2.2(e) (such cash and New Certificates, together with any dividends or distributions with respect to shares of South State Common Stock payable in accordance with Section 2.2(b), being hereinafter referred to as the “Exchange Fund”).

2.2   Exchange of Shares.
(a)   As promptly as practicable after the Effective Time, but in no event later than five (5) business days thereafter, South State shall cause the Exchange Agent to mail to each holder of record of one or more Old Certificates representing shares of Atlantic Capital Common Stock immediately prior to the Effective Time that have been converted at the Effective Time into the right to receive South State Common Stock pursuant to Article I, a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Old Certificates shall pass, only upon proper delivery of the Old Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Old Certificates in exchange for New Certificates representing the number of whole shares of South State Common Stock and any cash in lieu of fractional shares, which the shares of Atlantic Capital Common Stock represented by such Old Certificate or Old Certificates shall have been converted into the right to receive pursuant to this Agreement as well as any dividends or distributions to be paid pursuant to Section 2.2(b). Upon proper surrender of an Old Certificate or Old Certificates for exchange and cancellation to the Exchange Agent, together with such properly completed letter of transmittal, duly executed, the holder of such Old Certificate or Old Certificates shall be entitled to receive in exchange therefor, as applicable, (i) a New Certificate representing that number of whole shares of South State Common Stock to which such holder of Atlantic Capital Common Stock shall have become entitled pursuant to the provisions of Article I, and (ii) a check representing the amount of (x) any cash in lieu of fractional shares which such holder has the right to receive in respect of the Old Certificate or Old Certificates surrendered pursuant to the provisions of this Article II, and (y) any dividends or distributions which the holder thereof has the right to receive pursuant to Section 2.2(b), and the Old Certificate or Old Certificates so surrendered shall forthwith be cancelled. No interest will be paid or accrued on any cash in lieu of fractional shares or dividends or distributions payable to holders of Old Certificates. Until surrendered as contemplated by this Section 2.2, each Old Certificate shall be deemed at any time after the Effective Time to represent only the right to receive, upon surrender, the number of whole shares of South State Common Stock which the shares of Atlantic Capital Common Stock represented by such Old Certificate have been converted into the right to receive and any cash in lieu of fractional shares or in respect of dividends or distributions as contemplated by this Section 2.2.
(b)   No dividends or other distributions declared with respect to South State Common Stock shall be paid to the holder of any unsurrendered Old Certificate until the holder thereof shall surrender such Old Certificate in accordance with this Article II. After the surrender of an Old Certificate in accordance with this Article II, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to the whole shares of South State Common Stock that the shares of Atlantic Capital Common Stock represented by such Old Certificate have been converted into the right to receive.
(c)   If any New Certificate representing shares of South State Common Stock is to be issued in a name other than that in which the Old Certificate or Old Certificates surrendered in exchange therefor is or are registered, it shall be a condition of the issuance thereof that the Old Certificate or Old Certificates so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other similar Taxes required by reason of the issuance of a New Certificate representing shares of South State Common Stock in any name other than that of the registered holder of the Old Certificate or Old Certificates surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not payable.
(d)   After the Effective Time, there shall be no transfers on the stock transfer books of Atlantic Capital of the shares of Atlantic Capital Common Stock that were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, Old Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be cancelled and exchanged for New Certificates representing shares of South State Common Stock, cash in lieu of fractional shares and dividends or distributions as contemplated by this Section 2.2, as applicable.
(e)   Notwithstanding anything to the contrary contained in this Agreement, no New Certificates or scrip representing fractional shares of South State Common Stock shall be issued upon the surrender for exchange of Old Certificates, no dividend or distribution with respect to South State Common Stock shall be payable on or with respect to any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a shareholder of South State. In lieu of the issuance of any such fractional share, South State shall pay to each former holder of Atlantic Capital Common Stock who otherwise would be entitled to receive such fractional share an amount in cash (rounded to the nearest cent) determined by multiplying (i) the average of the closing-sale prices of South State Common Stock on the Nasdaq Global Select Market (the “Nasdaq”) as reported by The Wall Street Journal for the consecutive period of five (5) full trading days ending on the day preceding the Closing Date by (ii) the fraction of a share (after taking into account all shares of Atlantic Capital Common Stock held by such holder immediately prior to the Effective Time and rounded to the nearest one-thousandth when expressed in decimal form) of South State Common Stock which such holder would otherwise be entitled to receive pursuant to Section 1.5. The parties acknowledge that payment of such cash consideration in lieu of issuing fractional shares is not separately bargained-for consideration, but merely represents a mechanical rounding off for purposes of avoiding the expense and inconvenience that would otherwise be caused by the issuance of fractional shares.
(f)   Any portion of the Exchange Fund that remains unclaimed by the shareholders of Atlantic Capital for twelve (12) months after the Effective Time shall be paid to the Surviving Entity. Any former holders of Atlantic Capital Common Stock who have not theretofore complied with this Article II shall thereafter look only to the Surviving Entity for payment of the shares of South State Common Stock, cash in lieu of any fractional shares and any unpaid dividends and distributions on the South State Common Stock deliverable in respect of each former share of Atlantic Capital Common Stock such holder holds as determined pursuant to this Agreement, in each case, without any interest thereon. Notwithstanding the foregoing, none of South State, Atlantic Capital, the Surviving Entity, the Exchange Agent or any other person shall be liable to any former holder of shares of Atlantic Capital Common Stock for any amount delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar laws. Any amounts remaining unclaimed by former holders of shares of Atlantic Capital Common Stock immediately prior to the time at which such amounts would otherwise escheat to, or become property of, any Governmental Entity shall, to the extent permitted by applicable law, become the property of the Surviving Entity, free and clear of any claims or interest of any such holders or their successors, assigns or personal representatives previously entitled thereto.
(g)   South State shall be entitled to deduct and withhold, or cause the Exchange Agent to deduct and withhold, from any cash in lieu of fractional shares of South State Common Stock, cash dividends or distributions payable pursuant to this Section 2.2 or any other amounts otherwise payable pursuant to this Agreement to any holder of Atlantic Capital Common Stock or Atlantic Capital Equity Awards, such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local or foreign Tax law. To the extent that amounts are so withheld by South State or the Exchange Agent, as the case may be, and paid over to the appropriate Governmental Entity, the withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Atlantic Capital Common Stock or Atlantic Capital Equity Awards in respect of which the deduction and withholding was made by South State or the Exchange Agent, as the case may be.
(h)   In the event any Old Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Old Certificate to be lost, stolen or destroyed and, if required by South State or the Exchange Agent, the posting by such person of a bond in such amount as South State or the Exchange Agent may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Old Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Old Certificate the shares of South State Common Stock and any cash in lieu of fractional shares, and dividends or distributions, deliverable in respect thereof pursuant to this Agreement.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF ATLANTIC CAPITAL
Except (a) as disclosed in the disclosure schedule delivered by Atlantic Capital to South State concurrently herewith (the “Atlantic Capital Disclosure Schedule”) (it being understood that (i) no item is required to be set forth as an exception to a representation or warranty if its absence would not result in the related representation or warranty being deemed untrue or incorrect, (ii) the mere inclusion of an item in the Atlantic Capital Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by Atlantic Capital that such item represents a material exception or fact, event or circumstance or that such item would reasonably be expected to have a Material Adverse Effect, and (iii) any disclosures made with respect to a section of this Article III shall be deemed to qualify (1) any other section of this Article III specifically referenced or cross-referenced, and (2) other sections of this Article III to the extent it is reasonably apparent on its face (notwithstanding the absence of a specific cross reference) from a reading of the disclosure that such disclosure applies to such other sections), or (b) as disclosed in any Atlantic Capital Reports publicly filed with or furnished to the SEC by Atlantic Capital since December 31, 2018 and prior to the date hereof (but disregarding risk factor disclosures contained under the heading “Risk Factors,” or disclosures of risks set forth in any “forward-looking statements” disclaimer or any other statements that are similarly non-specific or cautionary, predictive or forward-looking in nature; provided that this clause (b) shall not apply to the representations and warranties set forth in Sections 3.1(a), 3.2(a), 3.3(a), 3.3(b)(i), 3.7, 3.22), Atlantic Capital hereby represents and warrants to South State as follows:
3.1   Corporate Organization.
(a)   Atlantic Capital is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia, is a bank holding company duly registered under the Bank Holding Company Act of 1956, as amended (the “BHC Act”) and has not elected to be treated as a financial holding company under the BHC Act. Atlantic Capital has the corporate power and authority to own, lease or operate all of its properties and assets and to carry on its business as it is now being conducted in all material respects. Atlantic Capital is duly licensed or qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned, leased or operated by it makes such licensing, qualification or standing necessary, except where the failure to be so licensed or qualified or to be in good standing would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Atlantic Capital. As used in this Agreement, the term “Material Adverse Effect” means, with respect to South State, Atlantic Capital or the Surviving Entity, as the case may be, any effect, change, event, circumstance, condition, occurrence or development that, either individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on (i) the business, properties, assets, liabilities, results of operations or financial condition of such party and its Subsidiaries taken as a whole (provided, however, that, with respect to this clause (i), Material Adverse Effect shall not be deemed to include the impact of (A) changes, after the date hereof, in U.S. generally accepted accounting principles (“GAAP”) or applicable regulatory accounting requirements, (B) changes, after the date hereof, in laws, rules or regulations (including the Pandemic Measures) of general applicability to companies in the industries in which such party and its Subsidiaries operate, or interpretations thereof by courts or Governmental Entities (as defined below), (C) changes, after the date hereof, in global, national or regional political conditions (including the outbreak of war or acts of terrorism) or in economic or market (including equity, credit and debt markets, as well as changes in interest rates) conditions affecting the financial services industry generally and not specifically relating to such party or its Subsidiaries (including any such changes arising out of a Pandemic or any Pandemic Measures), (D) changes, after the date hereof, resulting from hurricanes, earthquakes, tornados, naturally-occurring floods or other natural disasters or from any outbreak of any disease or other public health event (including a Pandemic), (E) public disclosure of the execution of this Agreement, public disclosure or consummation of the transactions contemplated hereby (including any effect on a party’s relationships with its customers or employees) or actions expressly required by this Agreement or that are taken with the prior written consent of the other party in contemplation of the transactions contemplated hereby (it being understood that this Clause (E) shall not apply to a breach of any representation or warranty related to the announcement, pendency or consummation of the transactions contemplated hereby), or (F) a decline in the trading price of a party’s common stock in and of itself or the failure, in and of itself, to meet earnings projections or internal financial forecasts ((it being understood that the underlying causes of such decline or failure may be taken into account in determining whether a Material Adverse Effect has occurred), except to the extent otherwise excepted by this proviso); except, with respect to subclauses (A), (B), (C), or (D) to the extent that the effects of such change are materially disproportionately adverse to the business, properties, assets, liabilities, results of operations or financial condition of such party and its Subsidiaries, taken as a whole, as compared to other companies in the industry in which such party and its Subsidiaries operate), or (ii) the ability of such party to timely consummate the transactions contemplated hereby. As used in this Agreement, the term “Pandemic” means any outbreaks, epidemics or pandemics relating to SARS-CoV-2 or Covid-19, or any evolutions or mutations thereof, or any other viruses (including influenza), and the governmental and other responses thereto; the term “Pandemic Measures” means any quarantine, “shelter in place”, “stay at home”, workforce reduction, social distancing, shut down, closure, sequester or other laws, directives, policies, guidelines or recommendations promulgated by any Governmental Entity, including the Centers for Disease Control and Prevention and the World Health Organization, in each case, in connection with or in response to a Pandemic; and the term “Subsidiary” when used with respect to any person, means any subsidiary of such person as defined in Rule 1-02(x) of Regulation S-X promulgated by the SEC or the BHC Act. True and complete copies of the amended and restated articles of incorporation of Atlantic Capital (the “Atlantic Capital Articles”) and the amended and restated bylaws of Atlantic Capital (the “Atlantic Capital Bylaws”), in each case, as in effect as of the date of this Agreement, have previously been made available by Atlantic Capital to South State.
(b)   Except as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Atlantic Capital, each Subsidiary of Atlantic Capital (a “Atlantic Capital Subsidiary”) (i) is duly organized and validly existing under the laws of its jurisdiction of organization, (ii) is duly licensed or qualified to do business and, where such concept is recognized under applicable law, in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership, leasing or operation of property or the conduct of its business requires it to be so licensed or qualified or in good standing, and (iii) has all requisite corporate power and authority to own, lease or operate its properties and assets and to carry on its business as now conducted. There are no restrictions on the ability of Atlantic Capital or any Subsidiary of Atlantic Capital to pay dividends or distributions except, in the case of Atlantic Capital or a Subsidiary that is a regulated entity, for restrictions on dividends or distributions generally applicable to all similarly regulated entities. Atlantic Capital Bank is the only depository institution Subsidiary of Atlantic Capital, and the deposit accounts of Atlantic Capital Bank are insured by the Federal Deposit Insurance Corporation (the “FDIC”) through the Deposit Insurance Fund (as defined in Section 3(y) of the Federal Deposit Insurance Act of 1950 (the “FDI Act”) to the fullest extent permitted by law, all premiums and assessments required to be paid in connection therewith have been paid when due, and no proceedings for the termination of such insurance are pending or threatened. Section 3.1(b) of the Atlantic Capital Disclosure Schedule sets forth a true, correct and complete list of all Subsidiaries of Atlantic Capital as of the date hereof. No Subsidiary of Atlantic Capital is in violation of any of the provisions of its articles or certificate of incorporation or bylaws (or comparable organizational documents). True and complete copies of the organizational documents of Atlantic Capital Bank as in effect as of the date of this Agreement have previously been made available by Atlantic Capital to South State. There is no person whose results of operations, cash flows, changes in shareholders’ equity or financial position are consolidated in the financial statements of Atlantic Capital other than the Atlantic Capital Subsidiaries.
3.2   Capitalization.
(a)   The authorized capital stock of Atlantic Capital consists of 100,000,000 shares of the Atlantic Capital Common Stock and 10,000,000 shares of preferred stock, no par value (“Atlantic Capital Preferred Stock”). As of July 21, 2021, there were: (i) 20,320,802 shares of Atlantic Capital Common Stock issued and outstanding, including 299,886 shares of Atlantic Capital Common Stock granted in respect of outstanding Atlantic Capital Restricted Shares; (ii) 65,040 shares of Atlantic Capital Common Stock reserved for issuance upon the exercise of outstanding Atlantic Capital Options; (iii) 145,014 shares of Atlantic Capital Common Stock underlying outstanding Atlantic Capital Performance Share Awards (assuming performance goals are satisfied at the target level) or 290,028 shares of Atlantic Capital Common Stock underlying outstanding Atlantic Capital Performance Share Awards (assuming performance goals are satisfied at the maximum level); and (iv) no shares of Atlantic Capital Preferred Stock issued and outstanding. As of the date of this Agreement, except as set forth in the immediately preceding two sentences, for changes since July 21, 2021 resulting from the exercise, vesting or settlement of any Atlantic Capital Options, Atlantic Capital Restricted Shares and Atlantic Capital Performance Share Awards in the ordinary course of business described in the immediately preceding two sentences and 2,839,578 shares of Atlantic Capital Common Stock reserved for issuance pursuant to future grants under the Atlantic Capital equity incentive plans, there are no shares of capital stock or other voting securities or equity interests of Atlantic Capital issued, reserved for issuance or outstanding. All the issued and outstanding shares of Atlantic Capital Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. There are no bonds, debentures, notes or other indebtedness that have the right to vote on any matters on which shareholders of Atlantic Capital may vote. Other than Atlantic Capital Equity Awards issued prior to the date of this Agreement as described in this Section 3.2(a), as of the date of this Agreement there are no outstanding subscriptions, options, warrants, stock appreciation rights, phantom units, scrip, rights to subscribe to, preemptive rights, anti-dilutive rights, rights of first refusal or similar rights, puts, calls, commitments or agreements of any character relating to, or securities or rights convertible or exchangeable into or exercisable for, shares of capital stock or other voting or equity securities of or ownership interest in Atlantic Capital, or contracts, commitments, understandings or arrangements by which Atlantic Capital may become bound to issue additional shares of its capital stock or other equity or voting securities of or ownership interests in Atlantic Capital, or that otherwise obligate Atlantic Capital to issue, transfer, sell, purchase, redeem or otherwise acquire, any of the foregoing (collectively, “Atlantic Capital Securities”). Other than Atlantic Capital Equity Awards, no equity-based awards (including any cash awards where the amount of payment is determined, in whole or in part, based on the price of any capital stock of Atlantic Capital or any of its Subsidiaries) are outstanding. No Atlantic Capital Subsidiary owns any capital stock of Atlantic Capital. There are no voting trusts, shareholder agreements, proxies or other agreements in effect to which Atlantic Capital or any of its Subsidiaries is a party with respect to the voting or transfer of Atlantic Capital Common Stock, capital stock or other voting or equity securities or ownership interests of Atlantic Capital or granting any shareholder or other person any registration rights.
(b)   Except as would not, either individually or in the aggregate, reasonably be expected to be material to Atlantic Capital, Atlantic Capital owns, directly or indirectly, all the issued and outstanding shares of capital stock or other equity ownership interests of each of the Atlantic Capital Subsidiaries, free and clear of any liens, claims, title defects, mortgages, pledges, charges, and security interests whatsoever, and any other encumbrances securing a payment or the performance of an obligation (collectively, “Liens”), and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable (except, with respect to Subsidiaries that are depository institutions, as provided under 12 U.S.C. § 55) and free of preemptive rights, with no personal liability attaching to the ownership thereof. Other than the shares of capital stock or other equity ownership interests described in the previous sentence, there are no outstanding subscriptions, options, warrants, stock appreciation rights, phantom units, scrip, rights to subscribe to, preemptive rights, anti-dilutive rights, rights of first refusal or similar rights, puts, calls, commitments or agreements of any character relating to, or securities or rights convertible into or exchangeable or exercisable for, shares of capital stock or other voting or equity securities of or ownership interests in any Atlantic Capital Subsidiary, or contracts, commitments, understandings or arrangements by which any Atlantic Capital Subsidiary may become bound to issue additional shares of its capital stock or other equity or voting securities or ownership interests in such Atlantic Capital Subsidiary, or otherwise obligating any Atlantic Capital Subsidiary to issue, transfer, sell, purchase, redeem or otherwise acquire any of the foregoing.
(c)   Section 3.2(c) of the Atlantic Capital Disclosure Schedule sets forth, for each Atlantic Capital Equity Award, the holder, type of award, grant date, number of shares, vesting schedule (including any acceleration provisions) and, if applicable, exercise price and expiration date.
3.3   Authority; No Violation.
(a)   Atlantic Capital has full corporate power and authority to execute and deliver this Agreement and, subject to the shareholder and other actions described below, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the Merger and the Bank Merger have been duly and validly approved by the Board of Directors of Atlantic Capital. The Board of Directors of Atlantic Capital has determined that the Merger, on the terms and conditions set forth in this Agreement, is advisable and in the best interests of Atlantic Capital and its shareholders, has adopted and approved this Agreement and the transactions contemplated hereby (including the Merger and the Bank Merger), and has directed that this Agreement be submitted to Atlantic Capital’s shareholders for approval at a meeting of such shareholders and has adopted a resolution to the foregoing effect. Except for the approval of this Agreement by the affirmative vote of a majority of all the votes entitled to be cast on such matter by the holders of Atlantic Capital Common Stock (the “Requisite Atlantic Capital Vote”), and the approval of the Bank Merger Agreement by Atlantic Capital as Atlantic Capital Bank’s sole shareholder, no other corporate proceedings on the part of Atlantic Capital are necessary to approve this

Agreement or to consummate the transactions contemplated hereby (other than the submission to the shareholders of Atlantic Capital of an advisory (non-binding) vote on the compensation that may be paid or become payable to Atlantic Capital’s named executive officers that is based on or otherwise related to the transactions contemplated by this Agreement). This Agreement has been duly and validly executed and delivered by Atlantic Capital and (assuming due authorization, execution and delivery by South State) constitutes a valid and binding obligation of Atlantic Capital, enforceable against Atlantic Capital in accordance with its terms (except in all cases as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws of general applicability affecting the rights of creditors generally and the availability of equitable remedies (the “Enforceability Exceptions”)).
(b)   Neither the execution and delivery of this Agreement by Atlantic Capital nor the consummation by Atlantic Capital of the transactions contemplated hereby (including the Merger and the Bank Merger), nor compliance by Atlantic Capital with any of the terms or provisions hereof, will (i) violate any provision of the Atlantic Capital Articles, the Atlantic Capital Bylaws or the organizational documents of any Atlantic Capital Subsidiary, or (ii) assuming that the consents and approvals referred to in Section 3.4 are duly obtained, (x) violate any law, statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Atlantic Capital or any of its Subsidiaries or any of their respective properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of Atlantic Capital or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Atlantic Capital or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound, except (in the case of clauses (x) and (y) above) for such violations, conflicts, breaches, defaults, terminations, cancellations, accelerations or creations that, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Atlantic Capital.
3.4   Consents and Approvals.   Except for (a) the filing of any required applications, filings and notices, as applicable, with the Nasdaq, (b) the filing of any required applications, filings waiver requests and notices, as applicable, with the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) under the BHC Act and approval or waiver of such applications, filings, waiver requests and notices, (c) the filing of any required applications, filings and notices, as applicable, with the Office of the Comptroller of the Currency (“OCC”) under the Bank Merger Act of 1960 and approval or waiver of such applications, filings and notices, (d) the filing of any required applications, filings and notices, as applicable, with any state bank regulatory authority with respect to South State Bank’s establishment and operation of Atlantic Capital Bank’s branches and other offices following the Bank Merger Effective Time, and the approvals or waivers of such applications, filings and notices, (e) the filing of any required applications, filings and notices, as applicable, with each Applicable Agency (as defined below) and the receipt of any required consents or approvals from each Applicable Agency, (f) those additional applications, filings and notices, if any, listed on Section 3.4 of the Atlantic Capital Disclosure Schedule or Section 4.4 of the South State Disclosure Schedule and approval of such applications, filings and notices, (g) the filing with the Securities and Exchange Commission (the “SEC”) of a proxy statement in definitive form relating to the meeting of Atlantic Capital’s shareholders to be held in connection with this Agreement and the transactions contemplated hereby (including any amendments or supplements thereto, the “Proxy Statement”), and the registration statement on Form S-4, to be filed with the SEC by South State in connection with the transactions contemplated by this Agreement (the “S-4”) and the declaration by the SEC of the effectiveness of the S-4, (h) the filing of the Certificates of Merger with the Georgia Secretary pursuant to the GBCC and the South Carolina Secretary pursuant to the SCBCA, the filing of the Bank Merger Certificates with the applicable Governmental Entities as required by applicable law, and (i) such filings and approvals as are required to be made or obtained under the securities or “Blue Sky” laws of various states in connection with the issuance of the shares of South State Common Stock pursuant to this Agreement and the approval of the listing of such South State Common Stock on the Nasdaq, no consents or approvals of or filings or registrations with any court, administrative agency or commission, Regulatory Agency or other governmental or regulatory authority or instrumentality or SRO (each a “Governmental Entity”) are necessary in connection with (i) the execution and delivery by Atlantic Capital of this Agreement or (ii) the consummation by Atlantic Capital of the Merger and the other transactions contemplated hereby (including the Bank Merger). As of the date hereof, Atlantic Capital has no knowledge of any reason why the necessary regulatory approvals and consents will not be received by Atlantic Capital to permit consummation of the Merger and the Bank Merger on a timely basis. As used herein, “Applicable Agencies” means the United States Department of Agriculture and the Small Business Administration.
3.5   Reports.   Atlantic Capital and each of its Subsidiaries have timely filed (or furnished) all reports, forms, correspondence, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file (or furnish, as applicable) since January 1, 2019 with (i) any state regulatory authority, (ii) the SEC, (iii) the Federal Reserve Board, (iv) the OCC, (v) the FDIC, (vi) any foreign regulatory authority, and (vii) any self-regulatory organization (an “SRO”) (clauses (i)  — (vii), collectively “Regulatory Agencies”), including any report, form, correspondence, registration or statement required to be filed (or furnished, as applicable) pursuant to the laws, rules or regulations of the United States, any state, any foreign entity or any Regulatory Agency, and have paid all fees and assessments due and payable in connection therewith, except where the failure to file (or furnish, as applicable) such report, form, correspondence, registration or statement or to pay such fees and assessments, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Atlantic Capital. Subject to Section 9.14, except for normal examinations conducted by a Regulatory Agency in the ordinary course of business of Atlantic Capital and its Subsidiaries, no Regulatory Agency or governmental agency or authority has initiated or has pending any proceeding or, to the knowledge of Atlantic Capital, investigation into the business or operations of Atlantic Capital or any of its Subsidiaries since January 1, 2019, except where such proceedings or investigations would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Atlantic Capital. Subject to Section 9.14, there (i) is no unresolved violation, criticism, or exception by any Regulatory Agency with respect to any report or statement relating to any examinations or inspections of Atlantic Capital or any of its Subsidiaries, and (ii) has been no formal or informal inquiries by, or disagreements or disputes with, any Regulatory Agency with respect to the business, operations, policies or procedures of Atlantic Capital or any of its Subsidiaries since January 1, 2019, in each case, which would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Atlantic Capital.
3.6   Financial Statements.
(a)   The financial statements of Atlantic Capital and its Subsidiaries included (or incorporated by reference) in the Atlantic Capital Reports (including the related notes, where applicable) (i) have been prepared from, and are in accordance with, the books and records of Atlantic Capital and its Subsidiaries in all material respects, (ii) fairly present in all material respects the consolidated results of operations, cash flows, changes in shareholders’ equity and consolidated financial position of Atlantic Capital and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth (subject in the case of unaudited statements to year-end audit adjustments normal in nature and amount), (iii) complied, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, and (iv) have been prepared in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. Since December 31, 2018, no independent public accounting firm of Atlantic Capital has resigned (or informed Atlantic Capital that it intends to resign) or been dismissed as independent public accountants of Atlantic Capital as a result of or in connection with any disagreements with Atlantic Capital on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.
(b)   Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Atlantic Capital, neither Atlantic Capital nor any of its Subsidiaries has any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due), except for those liabilities that are reflected or reserved against on the consolidated balance sheet of Atlantic Capital included in its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2021 (including any notes thereto) and for liabilities incurred in the ordinary course of business consistent with past practice since March 31, 2021, or in connection with this Agreement and the transactions contemplated hereby.
(c)   The records, systems, controls, data and information of Atlantic Capital and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership of, or leased or provided as a service to, Atlantic Capital or its Subsidiaries or accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership that would not reasonably be expected to have a Material Adverse Effect on Atlantic Capital. Atlantic Capital (x) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) to ensure that material information relating to Atlantic Capital, including its Subsidiaries, is made known to the chief executive officer and the chief financial officer of Atlantic Capital by others within those entities as appropriate to allow timely decisions regarding required disclosures and to make the certifications required by the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and (y) has disclosed, based on its most recent evaluation prior to the date hereof, to Atlantic Capital’s outside auditors and the audit committee of Atlantic Capital’s Board of Directors (i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect Atlantic Capital’s ability to record, process, summarize and report financial information, and (ii) to the knowledge of Atlantic Capital, any fraud, whether or not material, that involves management or other employees who have a significant role in Atlantic Capital’s internal controls over financial reporting. To the knowledge of Atlantic Capital, any such disclosures were made in writing by management to Atlantic Capital’s auditors and audit committee. To the knowledge of Atlantic Capital, there is no reason to believe that Atlantic Capital’s outside auditors and its chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act, without qualification, when next due.
(d)   Since January 1, 2019, (i) neither Atlantic Capital nor any of its Subsidiaries, nor, to the knowledge of Atlantic Capital, any director, officer, auditor, accountant or representative of Atlantic Capital or any of its Subsidiaries, has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods (including with respect to loan loss reserves, write-downs, charge-offs and accruals) of Atlantic Capital or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that Atlantic Capital or any of its Subsidiaries has engaged in questionable accounting or auditing practices, and (ii) no employee of or attorney representing Atlantic Capital or any of its Subsidiaries, whether or not employed by Atlantic Capital or any of its Subsidiaries, has reported evidence of a material violation of securities laws or banking laws, breach of fiduciary duty or similar violation by Atlantic Capital or any of its Subsidiaries or any of their respective officers, directors, employees or agents to the Board of Directors of Atlantic Capital or any committee thereof or the Board of Directors or similar governing body of any Atlantic Capital Subsidiary or any committee thereof, or to the knowledge of Atlantic Capital, to any director or officer of Atlantic Capital or any Atlantic Capital Subsidiary.
3.7   Broker’s Fees.   With the exception of the engagement of J.P. Morgan Securities LLC, neither Atlantic Capital nor any Atlantic Capital Subsidiary nor any of their respective officers or directors has employed any broker, finder or financial advisor or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with the Merger or related transactions contemplated by this Agreement. Atlantic Capital has disclosed to South State as of the date hereof the aggregate fees provided for in connection with the engagement by Atlantic Capital of J.P. Morgan Securities LLC related to the Merger and the other transactions contemplated hereunder.
3.8   Absence of Certain Changes or Events.
(a)   Since December 31, 2020, there has not been any effect, change, event, circumstance, condition, occurrence or development that has had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Atlantic Capital.
(b)   Since December 31, 2020 through the date of this Agreement, Atlantic Capital and its Subsidiaries have carried on their respective businesses in all material respects in the ordinary course.

3.9   Legal and Regulatory Proceedings.
(a)   Except as would not reasonably be expected to, either individually or in the aggregate, have a Material Adverse Effect on Atlantic Capital, neither Atlantic Capital nor any of its Subsidiaries is a party to any, and there are no outstanding or pending or, to the knowledge of Atlantic Capital, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against Atlantic Capital or any of its Subsidiaries or any of their current or former directors or executive officers or challenging the validity or propriety of the transactions contemplated by this Agreement.
(b)   Except as would not reasonably be expected to, either individually or in the aggregate, be material to Atlantic Capital, there is no injunction, order, judgment, decree, or regulatory restriction imposed upon Atlantic Capital, any of its Subsidiaries or the assets of Atlantic Capital or any of its Subsidiaries (or that, upon consummation of the Merger, would apply to the Surviving Entity or any of its affiliates).
3.10   Taxes and Tax Returns.
(a)   Except as would not reasonably be expected to, either individually or in the aggregate, have a Material Adverse Effect on Atlantic Capital: each of Atlantic Capital and its Subsidiaries has duly and timely filed (including all applicable extensions) all Tax Returns in all jurisdictions in which Tax Returns are required to be filed by it, and all such Tax Returns are true, correct and complete; neither Atlantic Capital nor any of its Subsidiaries is the beneficiary of any extension of time within which to file any Tax Return (other than extensions to file Tax Returns obtained in the ordinary course); all Taxes of Atlantic Capital and its Subsidiaries (whether or not shown on any Tax Returns) that are due have been fully and timely paid; each of Atlantic Capital and its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, shareholder, independent contractor or other third party; neither Atlantic Capital nor any of its Subsidiaries has granted any extension or waiver of the limitation period applicable to any Tax that remains in effect (other than extension or waiver granted in the ordinary course of business); neither Atlantic Capital nor any of its Subsidiaries has received written notice of assessment or proposed assessment in connection with any amount of Taxes, and there are no threatened in writing or pending disputes, claims, audits, examinations or other proceedings regarding any Tax of Atlantic Capital and its Subsidiaries or the assets of Atlantic Capital and its Subsidiaries; neither Atlantic Capital nor any of its Subsidiaries has entered into any private letter ruling requests, closing agreements or gain recognition agreements with respect to a material amount of Taxes requested or executed in the last three (3) years; neither Atlantic Capital nor any of its Subsidiaries is a party to or is bound by any Tax sharing, allocation or indemnification agreement or arrangement (other than such an agreement or arrangement exclusively between or among Atlantic Capital and its Subsidiaries; neither Atlantic Capital nor any of its Subsidiaries (A) has been a member of an affiliated group filing a consolidated federal income Tax Return for which the statute of limitations is open (other than a group the common parent of which was Atlantic Capital), or (B) has any liability for the Taxes of any person (other than Atlantic Capital or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law) or otherwise as a transferee or successor.
(b)   Neither Atlantic Capital nor any of its Subsidiaries has been, within the past two (2) years or otherwise as part of a “plan (or series of related transactions)” within the meaning of Section 355(e) of the Code of which the Merger is also a part, a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intending to qualify for tax-free treatment under Section 355 of the Code. Neither Atlantic Capital nor any of its Subsidiaries has participated in a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2).
(c)   As used in this Agreement, the term “Tax” or “Taxes” means all federal, state, local, and foreign income, excise, gross receipts, ad valorem, profits, gains, property, capital, sales, transfer, use, license, payroll, employment, social security, severance, unemployment, withholding, duties, excise, windfall profits, intangibles, franchise, backup withholding, value added, alternative or add-on minimum, estimated and other taxes, charges, levies or like assessments, in each case, in the nature of a Tax and imposed by a Governmental Entity with jurisdiction over Taxes, together with all penalties and additions to tax and interest thereon.
(d)   As used in this Agreement, the term “Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof, supplied or required to be supplied to a Governmental Entity.

3.11   Employees.
(a)   Each Atlantic Capital Benefit Plan (as defined below) has been established, operated and administered in all material respects in accordance with its terms and the requirements of all applicable laws, including ERISA and the Code. Except as would not reasonably be expected, individually or in the aggregate, to be material to Atlantic Capital and its Subsidiaries, taken as a whole, neither Atlantic Capital nor any of its Subsidiaries has taken any action to take corrective action or make a filing under any voluntary correction program of the IRS, Department of Labor or any other Governmental Entity with respect to any Atlantic Capital Benefit Plan. For purposes of this Agreement, the term “Atlantic Capital Benefit Plans” means all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), whether or not subject to ERISA, and all equity, bonus or incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance, termination, change in control, retention, employment, welfare, insurance, medical, fringe or other benefit plans, programs, agreements, contracts, policies, arrangements or remuneration of any kind with respect to which Atlantic Capital or any Subsidiary or any trade or business of Atlantic Capital or any of its Subsidiaries, whether or not incorporated, all of which together with Atlantic Capital would, at the relevant time, be deemed a “single employer” within the meaning of Section 4001 of ERISA (a “Atlantic Capital ERISA Affiliate”), is a party or has any current or future obligation or that are maintained, contributed to or sponsored by Atlantic Capital or any of its Subsidiaries or any Atlantic Capital ERISA Affiliate for the benefit of any current or former employee, officer, director or independent contractor of Atlantic Capital or any of its Subsidiaries or any Atlantic Capital ERISA Affiliate, excluding, in each case, any “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA (a “Multiemployer Plan”).
(b)   Section 3.11(b) of the Atlantic Capital Disclosure Schedule sets forth a true, correct and complete list of all material Atlantic Capital Benefit Plans. Atlantic Capital has made available to South State true, correct and complete copies of each material Atlantic Capital Benefit Plan and the following related documents, to the extent applicable: (i) all summary plan descriptions, amendments, modifications or material supplements, (ii) the most recent annual report (Form 5500) filed with the Internal Revenue Service (the “IRS”), (iii) the most recently received IRS determination letter, and (iv) the most recently prepared actuarial report.
(c)   The IRS has issued a favorable determination letter or opinion with respect to each Atlantic Capital Benefit Plan that is intended to be qualified under Section 401(a) of the Code (the “Atlantic Capital Qualified Plans”) and the related trust, which letter or opinion has not been revoked (nor has revocation been threatened), and, to the knowledge of Atlantic Capital, there are no existing circumstances and no events have occurred that would reasonably be expected to adversely affect the qualified status of any Atlantic Capital Qualified Plan or the related trust.
(d)   Except as would not result in any material liability to Atlantic Capital and its Subsidiaries, taken as a whole, with respect to each Atlantic Capital Benefit Plan that is subject to Section 302 or Title IV of ERISA or Section 412, 430 or 4971 of the Code: (i) the minimum funding standard under Section 302 of ERISA and Sections 412 and 430 of the Code has been satisfied and no waiver of any minimum funding standard or any extension of any amortization period has been requested or granted, (ii) no such plan is in “at-risk” status for purposes of Section 430 of the Code or in “critical” status for purposes of Section 302 of the Code, (iii) the present value of accrued benefits under such Atlantic Capital Benefit Plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such Atlantic Capital Benefit Plan’s actuary with respect to such Atlantic Capital Benefit Plan, did not, as of its latest valuation date, exceed the then current fair market value of the assets of such Atlantic Capital Benefit Plan allocable to such accrued benefits, (iv) no reportable event within the meaning of Section 4043(c) of ERISA for which the 30-day notice requirement has not been waived has occurred, (v) all premiums to the Pension Benefit Guaranty Corporation (the “PBGC”) have been timely paid in full and (vi) the PBGC has not instituted proceedings to terminate any such Atlantic Capital Benefit Plan. In addition, no liability (other than for premiums to the PBGC) under Title IV of ERISA has been or is expected to be incurred by Atlantic Capital or any of its Subsidiaries or any Atlantic Capital ERISA Affiliate.
(e)   None of Atlantic Capital and its Subsidiaries nor any Atlantic Capital ERISA Affiliate has, at any time during the last six (6) years, contributed to or been obligated to contribute to a Multiemployer Plan or a plan that has two (2) or more contributing sponsors at least two (2) of whom are not under common control, within the meaning of Section 4063 of ERISA (a “Multiple Employer Plan”), and none of Atlantic Capital and its Subsidiaries nor any Atlantic Capital ERISA Affiliate has incurred any liability that has not been satisfied to a Multiemployer Plan or Multiple Employer Plan as a result of a complete or partial withdrawal (as those terms are defined in Part I of Subtitle E of Title IV of ERISA) from a Multiemployer Plan or Multiple Employer Plan.
(f)   Except as would not result in any material liability to Atlantic Capital and its Subsidiaries, taken as a whole, no Atlantic Capital Benefit Plan provides for any post-employment or post-retirement health or medical or life insurance benefits for retired, former or current employees or beneficiaries or dependents thereof, except as required by Section 4980B of the Code.
(g)   Except as would not reasonably be expected to result in any material liability to Atlantic Capital and its Subsidiaries, taken as a whole, all contributions required to be made to any Atlantic Capital Benefit Plan by applicable law or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Atlantic Capital Benefit Plan, for any period through the date hereof, have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected on the books and records of Atlantic Capital.
(h)   There are no pending or threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations which have been asserted or instituted, and, to Atlantic Capital’s knowledge, no set of circumstances exists which may reasonably give rise to a claim or lawsuit, against the Atlantic Capital Benefit Plans, any fiduciaries thereof with respect to their duties to the Atlantic Capital Benefit Plans or the assets of any of the trusts under any of the Atlantic Capital Benefit Plans that would reasonably be expected to result in any material liability of Atlantic Capital or any of its Subsidiaries, taken as a whole.
(i)   Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Atlantic Capital, none of Atlantic Capital and its Subsidiaries nor any Atlantic Capital ERISA Affiliate has engaged in any “prohibited transaction” (as defined in Section 4975 of the Code or Section 406 of ERISA) which would reasonably be expected to subject any of the Atlantic Capital Benefit Plans or their related trusts, Atlantic Capital, any of its Subsidiaries or any Atlantic Capital ERISA Affiliate to any material Tax or penalty imposed under Section 4975 of the Code or Section 502 of ERISA.
(j)   Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event) result in the acceleration of vesting, exercisability, funding or delivery of, or increase in the amount or value of, any payment, right or other benefit to any employee, officer, director or other service provider of Atlantic Capital or any of its Subsidiaries, or result in any limitation on the right of Atlantic Capital or any of its Subsidiaries to amend, merge, terminate or receive a reversion of assets from any Atlantic Capital Benefit Plan or related trust on or after the Effective Time. Without limiting the generality of the foregoing, no amount paid or payable (whether in cash, in property, or in the form of benefits) to any employee, officer, director or other service provider of Atlantic Capital or any of its Subsidiaries in connection with the transactions contemplated hereby (either solely as a result thereof or as a result of such transactions in conjunction with any other event) will be an “excess parachute payment” within the meaning of Section 280G of the Code.
(k)   No Atlantic Capital Benefit Plan provides for the gross-up or reimbursement of Taxes under Section 409A or 4999 of the Code, or otherwise.
(l)   The transactions contemplated by this Agreement will not cause or require Atlantic Capital or any of its affiliates to establish or make any contribution to a rabbi trust or similar funding vehicle.
(m)   Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Atlantic Capital, there are no pending or, to Atlantic Capital’s knowledge, threatened labor grievances or unfair labor practice claims or charges against Atlantic Capital or any of its Subsidiaries, or any strikes or other labor disputes against Atlantic Capital or any of its Subsidiaries. Neither Atlantic Capital nor any of its Subsidiaries is party to or bound by any collective bargaining or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to employees of Atlantic Capital or any of its Subsidiaries and, there are no pending or, to the knowledge of Atlantic Capital, threatened organizing efforts by any union or other group seeking to represent any employees of Atlantic Capital or any of its Subsidiaries.

(n)   Atlantic Capital and its Subsidiaries are, and have been since January 1, 2018, in compliance with all applicable laws relating to labor and employment, including those relating to labor management relations, wages, hours, overtime, employee classification, discrimination, sexual harassment, civil rights, affirmative action, work authorization, immigrant, safety and health, information privacy and security, workers compensation, continuation coverage under group health plans, wage payment and the related payment and withholding of Taxes, except for failures to comply that have not had and would not reasonably be expected to result in any material liability to Atlantic Capital and its Subsidiaries, taken as a whole.
(o)   In the past five (5) years, neither Atlantic Capital nor any of the Atlantic Capital Subsidiaries has entered into a settlement agreement with a current or former officer, an employee or independent contractor of the Atlantic Capital or its Subsidiaries that substantially involves allegations relating to sexual harassment by either (i) an executive officer of the Atlantic Capital or its Subsidiaries or (ii) a senior employee of Atlantic Capital or its Subsidiaries. In the past five (5) years, to the knowledge of Atlantic Capital, no allegations of sexual harassment have been made against (x) an executive officer of Atlantic Capital or its Subsidiaries or (y) an employee at the level of Senior Vice President (or any similarly-leveled employee) or above of Atlantic Capital or its Subsidiaries.
3.12   SEC Reports.    Atlantic Capital has previously made available to South State an accurate and complete copy of each (a) final registration statement, prospectus, report, schedule and definitive proxy statement filed with or furnished to the SEC since December 31, 2018 by Atlantic Capital pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act (the “Atlantic Capital Reports”), and (b) communication mailed by Atlantic Capital to its shareholders since December 31, 2018 and prior to the date hereof, and no such Atlantic Capital Report or communication, as of the date thereof (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of the relevant meetings, respectively), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information filed or furnished as of a later date (but before the date of this Agreement) shall be deemed to modify information as of an earlier date. Since December 31, 2018, as of their respective dates, all Atlantic Capital Reports filed or furnished under the Securities Act and the Exchange Act complied in all material respects with the published rules and regulations of the SEC with respect thereto. No executive officer of Atlantic Capital has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act. As of the date of this Agreement, there are no outstanding comments from, or unresolved issues raised by, the SEC with respect to any of the Atlantic Capital Reports.
3.13   Compliance with Applicable Law.
(a)   Atlantic Capital and each of its Subsidiaries hold, and have at all times since December 31, 2018, held, all licenses, registrations, franchises, certificates, variances, permits, charters and authorizations necessary for the lawful conduct of their respective businesses and ownership of their respective properties, rights and assets under and pursuant to each (and have paid all fees and assessments due and payable in connection therewith), except where neither the cost of failure to hold nor the cost of obtaining and holding such license, registration, franchise, certificate, variance, permit, charter or authorization (nor the failure to pay any fees or assessments) would, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Atlantic Capital, and, to the knowledge of Atlantic Capital, no suspension or cancellation of any such necessary license, registration, franchise, certificate, variance, permit, charter or authorization is threatened.
(b)   Except as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Atlantic Capital, Atlantic Capital and each of its Subsidiaries have complied with and are not in default or violation under any applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to Atlantic Capital or any of its Subsidiaries, including all laws related to data protection or privacy (including laws relating to the privacy and security of data or information that could reasonably be used to identify any person, or that otherwise constitutes personal data or personal information under applicable law (“Personal Data”)), the USA PATRIOT Act, the Bank Secrecy Act, the Equal Credit Opportunity Act and Regulation B, the Fair Housing Act, the Community Reinvestment Act, the Fair Credit Reporting Act, the Truth in Lending Act and Regulation Z, the Home Mortgage Disclosure Act, the Fair Debt Collection Practices Act, the Electronic Fund Transfer Act, the

Dodd-Frank Wall Street Reform and Consumer Protection Act, any regulations promulgated by the Consumer Financial Protection Bureau, the Interagency Policy Statement on Retail Sales of Nondeposit Investment Products, the SAFE Mortgage Licensing Act of 2008, the Real Estate Settlement Procedures Act and Regulation X, Title V of the Gramm-Leach-Bliley Act, any and all sanctions or regulations enforced by the Office of Foreign Assets Control of the United States Department of Treasury and any other law, policy or guideline relating to bank secrecy, discriminatory lending, financing or leasing practices, consumer protection, money laundering prevention, foreign assets control, U.S. sanctions laws and regulations, Sections 23A and 23B of the Federal Reserve Act, the Sarbanes-Oxley Act, and all agency requirements relating to the origination, sale and servicing of mortgage and consumer loans. Atlantic Capital and its Subsidiaries have established and maintain a system of internal controls designed to ensure compliance in all material respects by Atlantic Capital and its Subsidiaries with applicable financial recordkeeping and reporting requirements of applicable money laundering prevention laws in jurisdictions where Atlantic Capital and its Subsidiaries conduct business.
(c)   Atlantic Capital Bank has received an Institution Community Reinvestment Act rating of “satisfactory” or better in its most recently completed Community Reinvestment Act examination.
(d)   Atlantic Capital maintains a written information privacy and security program that maintains reasonable measures to protect the privacy, confidentiality and security of all Personal Data and any other material confidential information against any (i) loss or misuse, (ii) unauthorized or unlawful operations performed thereon, or (iii) other act or omission that compromises the security or confidentiality thereof (clauses (i) through (iii), a “Security Breach”). To the knowledge of Atlantic Capital, Atlantic Capital has not experienced any Security Breach that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Atlantic Capital. To the knowledge of Atlantic Capital, there are no data security or other technological vulnerabilities with respect to its information technology systems or networks that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Atlantic Capital.
(e)   Without limitation, none of Atlantic Capital or any of its Subsidiaries, or to the knowledge of Atlantic Capital, any director, officer, employee, agent or other person acting on behalf of Atlantic Capital or any of its Subsidiaries has, directly or indirectly, (i) used any funds of Atlantic Capital or any of its Subsidiaries for unlawful contributions, unlawful gifts, unlawful entertainment or other expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic governmental officials or employees or to foreign or domestic political parties or campaigns from funds of Atlantic Capital or any of its Subsidiaries, (iii) violated any provision that would result in the violation of the Foreign Corrupt Practices Act of 1977, as amended, or any similar law, (iv) established or maintained any unlawful fund of monies or other assets of Atlantic Capital or any of its Subsidiaries, (v) made any fraudulent entry on the books or records of Atlantic Capital or any of its Subsidiaries, or (vi) made any unlawful bribe, unlawful rebate, unlawful payoff, unlawful influence payment, unlawful kickback or other unlawful payment to any person, private or public, regardless of form, whether in money, property or services, to obtain favorable treatment in securing business, to obtain special concessions for Atlantic Capital or any of its Subsidiaries, to pay for favorable treatment for business secured or to pay for special concessions already obtained for Atlantic Capital or any of its Subsidiaries, or is currently subject to any United States sanctions administered by the Office of Foreign Assets Control of the United States Treasury Department, except, in each case, as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Atlantic Capital.
(f)   As of the date hereof, each of Atlantic Capital and Atlantic Capital Bank is “well-capitalized” (as such term is defined in the relevant regulation of the institution’s primary federal regulator).
(g)   Except as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Atlantic Capital, (i) Atlantic Capital and each of its Subsidiaries have properly administered all accounts for which it acts as a fiduciary, including accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable state, federal and foreign law; and (ii) none of Atlantic Capital, any of its Subsidiaries, or any of its or its Subsidiaries’ directors, officers or employees, has committed any breach of trust or fiduciary duty with respect to any such fiduciary account, and the accountings for each such fiduciary account are true, correct and complete and accurately reflect the assets and results of such fiduciary account.
3.14   Certain Contracts.
(a)   Except as set forth in Section 3.14(a) of the Atlantic Capital Disclosure Schedule or as filed with any Atlantic Capital Reports, as of the date hereof, neither Atlantic Capital nor any of its Subsidiaries is a party to or bound by any contract, arrangement, commitment or understanding (whether written or oral), but excluding any Atlantic Capital Benefit Plan:
(i)   which is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC);
(ii)   which contains a provision that materially restricts the conduct of any line of business by Atlantic Capital or any of its Subsidiaries or upon consummation of the Merger will materially restrict the ability of the Surviving Entity or any of its affiliates to engage or compete in any line of business or in any geographic region (including any non-compete or client or customer non-solicitation requirement);
(iii)   which is a collective bargaining agreement or similar agreement with any labor organization;
(iv)   any of the benefits of or obligations under which will arise or be increased or accelerated by the occurrence of the execution and delivery of this Agreement, receipt of the Requisite Atlantic Capital Vote or the announcement or consummation of any of the transactions contemplated by this Agreement, or under which a right of cancellation or termination will arise as a result thereof, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement, except where such increase or acceleration of benefits or obligations, right of cancellation or termination, or change in calculation of value of benefits would not reasonably be expected to be material to Atlantic Capital and its Subsidiaries, taken as a whole;
(v)   that grants any material right of first refusal, right of first offer or similar right with respect to any material assets, rights or properties of Atlantic Capital or its Subsidiaries, taken as a whole;
(vi)   that relates to the incurrence of indebtedness by Atlantic Capital or any Atlantic Capital Subsidiary other than those entered into in the ordinary course of business and any guaranty of any obligation for the incurrence of indebtedness, excluding endorsements made for collection, repurchase or resell agreements, letters of credit and guaranties made in the ordinary course of business;
(vii)   relating to the lease of personal property having a value in excess of $100,000 in the aggregate;
(viii)   relating to any joint venture, partnership, limited liability company agreement or other similar agreement or arrangement;
(ix)   which relates to capital expenditures and involves future payments in excess of $250,000 in the aggregate;
(x)   which is not terminable on ninety (90) days or less notice and involves the payment of more than $250,000 per annum;
(xi)   that is a settlement, consent or similar agreement and contains any material continuing obligations of Atlantic Capital or any of its Subsidiaries; or
(xii)   that relates to the acquisition or disposition of any person, business or asset and under which Atlantic Capital or its Subsidiaries have or may have a material obligation or liability.
Each contract, arrangement, commitment or understanding of the type described in this Section 3.14(a), whether or not set forth in the Atlantic Capital Disclosure Schedule, is referred to herein as a “Atlantic Capital Contract.” Atlantic Capital has made available to South State true, correct and complete copies of each Atlantic Capital Contract in effect as of the date hereof.
(b)   (1) Each Atlantic Capital Contract is valid and binding on Atlantic Capital or one of its Subsidiaries, as applicable, and in full force and effect, except as, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Atlantic Capital, (2) Atlantic Capital and each of its Subsidiaries have in all material respects complied with and performed all obligations required to be complied with or performed by any of them to date under each Atlantic Capital Contract, except where such noncompliance or nonperformance, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Atlantic Capital, (3) to the knowledge of Atlantic Capital, each third-party counterparty to each Atlantic Capital Contract has in all material respects complied with and performed all obligations required to be complied with and performed by it to date under such Atlantic Capital Contract, except where such noncompliance or nonperformance, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Atlantic Capital, (4) neither Atlantic Capital nor any of its Subsidiaries has knowledge of, or has received notice of, any violation of any Atlantic Capital Contract by any of the other parties thereto which would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Atlantic Capital, (5) no event or condition exists which constitutes or, after notice or lapse of time or both, will constitute, a material breach or default on the part of Atlantic Capital or any of its Subsidiaries, or to the knowledge of Atlantic Capital, any other party thereto, of or under any such Atlantic Capital Contract, except where such breach or default, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Atlantic Capital and (6) no third-party counterparty to any Atlantic Capital Contract has exercised or threatened in writing to exercise any force majeure (or similar) provision to excuse non-performance or performance delays in any Atlantic Capital Contract as a result of a Pandemic or the Pandemic Measures.
3.15   Agreements with Regulatory Agencies.   Subject to Section 9.14, neither Atlantic Capital nor any of its Subsidiaries is subject to any cease-and-desist or other order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been ordered to pay any civil money penalty by, or has been since January 1, 2019, a recipient of any supervisory letter from, or since January 1, 2019, has adopted any policies, procedures or board resolutions at the request or suggestion of, any Regulatory Agency or other Governmental Entity that currently restricts in any material respect or would reasonably be expected to restrict in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its ability to pay dividends, its credit or risk management policies, its management or its business (each, whether or not set forth in the Atlantic Capital Disclosure Schedule, a “Atlantic Capital Regulatory Agreement”), nor has Atlantic Capital or any of its Subsidiaries been advised in writing, or to Atlantic Capital’s knowledge, orally, since January 1, 2019, by any Regulatory Agency or other Governmental Entity that it is considering issuing, initiating, ordering, or requesting any such Atlantic Capital Regulatory Agreement.
3.16   Risk Management Instruments.   Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Atlantic Capital, all interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar derivative transactions and risk management arrangements, whether entered into for the account of Atlantic Capital or any of its Subsidiaries or for the account of a customer of Atlantic Capital or one of its Subsidiaries, were entered into in the ordinary course of business and in accordance with applicable rules, regulations and policies of any Regulatory Agency and with counterparties reasonably believed to be financially responsible at the time and are legal, valid and binding obligations of Atlantic Capital or one of its Subsidiaries enforceable in accordance with their terms (except as may be limited by the Enforceability Exceptions). Atlantic Capital and each of its Subsidiaries have duly performed in all material respects all of their material obligations thereunder to the extent that such obligations to perform have accrued, and, to Atlantic Capital’s knowledge, there are no material breaches, violations or defaults or allegations or assertions of such by any party thereto.
3.17   Environmental Matters.   Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Atlantic Capital, Atlantic Capital and its Subsidiaries are in compliance, and have complied since December 31, 2018, with any federal, state or local law, regulation, order, decree, permit, authorization, common law or agency requirement relating to: (a) the protection or restoration of the environment, health and safety as it relates to hazardous substance exposure or natural resource damages, (b) the handling, use, presence, disposal, release or threatened release of, or exposure to, any hazardous substance, or (c) noise, odor, wetlands, indoor air, pollution, contamination or any injury to persons or property from exposure to any hazardous substance (collectively, “Environmental Laws”). There are no legal, administrative, arbitral or other proceedings, claims or actions, or to the knowledge of Atlantic Capital, any private environmental investigations or remediation activities or governmental investigations of any nature seeking to impose, or that could reasonably be expected to result in the imposition, on Atlantic Capital or any of its Subsidiaries of any liability or obligation arising under any Environmental Law pending or threatened against Atlantic Capital, which liability or obligation would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Atlantic Capital. To the knowledge of Atlantic Capital, there is no reasonable basis for any such proceeding, claim, action or governmental investigation that would impose any liability or obligation that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Atlantic Capital. Atlantic Capital is not subject to any agreement, order, judgment, decree, letter agreement or memorandum of agreement by or with any court, Governmental Entity, Regulatory Agency or other third party imposing any liability or obligation with respect to the foregoing that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Atlantic Capital.
3.18   Investment Securities and Commodities.   Each of Atlantic Capital and its Subsidiaries has good title in all material respects to all securities and commodities owned by it (except those sold under repurchase agreements) which are material to Atlantic Capital’s business on a consolidated basis, free and clear of any Lien, except to the extent such securities or commodities are pledged in the ordinary course of business to secure obligations of Atlantic Capital or its Subsidiaries. Such securities and commodities are valued on the books of Atlantic Capital in accordance with GAAP in all material respects. Atlantic Capital and each of its Subsidiaries employ, to the extent applicable, investment, securities, risk management and other policies, practices and procedures that Atlantic Capital believes are prudent and reasonable in the context of their respective businesses, and Atlantic Capital and each of its Subsidiaries have, since January 1, 2019, been in compliance with such policies, practices and procedures in all material respects.
3.19   Real Property.   Except as would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect on Atlantic Capital, Atlantic Capital or an Atlantic Capital Subsidiary (a) has good and marketable title to all the real property reflected in the latest audited balance sheet included in the Atlantic Capital Reports as being owned by Atlantic Capital or an Atlantic Capital Subsidiary or acquired after the date thereof (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business) (the “Atlantic Capital Owned Properties”), free and clear of all Liens, except (i) statutory Liens securing payments not yet due, (ii) Liens for real property Taxes not yet due and payable, (iii) easements, rights of way, and other similar encumbrances that do not materially affect the value or use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties, and (iv) such imperfections or irregularities of title or Liens as do not materially affect the value or use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties (collectively, “Permitted Encumbrances”), and (b) is the lessee of all leasehold estates reflected in the latest audited financial statements included in such Atlantic Capital Reports or acquired after the date thereof (except for leases that have expired by their terms since the date thereof) (such leasehold estates, collectively with the Atlantic Capital Owned Properties, the “Atlantic Capital Real Property”), free and clear of all Liens, except for Permitted Encumbrances, and is in possession of the properties purported to be leased thereunder, and each such lease is valid without default thereunder by the lessee or, to the knowledge of Atlantic Capital, the lessor. There are no pending or, to the knowledge of Atlantic Capital, threatened condemnation proceedings against the Atlantic Capital Real Property.
3.20   Intellectual Property.   Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Atlantic Capital: (a)(i) to the knowledge of Atlantic Capital, Atlantic Capital and each of its Subsidiaries owns, or is licensed to use (in each case, free and clear of any material Liens), all Intellectual Property necessary for the conduct of its business as currently conducted, (ii) to the knowledge of Atlantic Capital, neither Atlantic Capital nor any of its Subsidiaries have, within the past two (2) years, infringed, misappropriated or otherwise violated any other person’s rights in Intellectual Property, or violated or breached any applicable license pursuant to which Atlantic Capital or any Atlantic Capital Subsidiary acquired the right to use any Intellectual Property, and (iii) no person has asserted in writing to Atlantic Capital or any of its Subsidiaries within the past two (2) years that Atlantic Capital or any of its Subsidiaries has infringed, misappropriated or otherwise violated the Intellectual Property rights of any person; (b) to the knowledge of Atlantic Capital, no person is challenging, infringing on or otherwise violating, any right of Atlantic Capital or any of its Subsidiaries with respect to any Intellectual Property owned by Atlantic Capital or its Subsidiaries; (c) neither Atlantic Capital nor any Atlantic Capital Subsidiary has received any written notice of any pending claim challenging any Intellectual Property owned by Atlantic Capital or any Atlantic Capital Subsidiary (including with respect to the ownership, abandonment, cancellation or enforceability thereof); and (d) Atlantic Capital and its Subsidiaries have taken commercially reasonable actions to safeguard its and their material trade secrets and other confidential information, and avoid the abandonment, cancellation or unenforceability of all Intellectual Property owned by Atlantic Capital and its Subsidiaries. For purposes of this Agreement, “Intellectual Property” means any intellectual property or proprietary rights of any kind arising in any jurisdiction, including in or with respect to any: trademarks, service marks, brand names, internet domain names, logos, symbols, certification marks, trade dress and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; inventions, discoveries and ideas, whether patentable or not, in any jurisdiction; patents, applications for patents (including divisions, continuations, continuations in part and renewal applications), all improvements thereto, and any renewals, extensions or reissues thereof, in any jurisdiction; nonpublic information, trade secrets and know-how, including processes, technologies, protocols, formulae, prototypes and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any person; data and database rights; writings and other works, whether copyrightable or not and whether in published or unpublished works, in any jurisdiction.
3.21   Related Party Transactions.   There are no transactions or series of related transactions, agreements, arrangements or understandings, nor are there any currently proposed transactions or series of related transactions, between Atlantic Capital or any of its Subsidiaries, on the one hand, and any current or former director or “executive officer” (as defined in Rule 3b-7 under the Exchange Act) of Atlantic Capital or any of its Subsidiaries or any person who beneficially owns (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) five percent (5%) or more of the outstanding Atlantic Capital Common Stock (or any of such person’s immediate family members or affiliates) (other than Subsidiaries of Atlantic Capital) on the other hand, of the type required to be reported in any Atlantic Capital Report pursuant to Item 404 of Regulation S-K promulgated under the Exchange Act that have not been so reported.
3.22   State Takeover Laws.   The Board of Directors of Atlantic Capital has approved this Agreement and the transactions contemplated hereby and has taken all such other necessary actions as required to render inapplicable to such agreements and transactions the provisions of any potentially applicable takeover laws of any state, including any “moratorium,” “control share,” “fair price,” “takeover” or “interested shareholder” law or any similar provisions of the Atlantic Capital Articles or Atlantic Capital Bylaws (collectively, with any similar provisions of the South State Charter or South State Bylaws, “Takeover Statutes”). In accordance with Section 34-2-1302 of the GBCC, no appraisal or dissenters’ rights will be available to the holders of Atlantic Capital Common Stock in connection with the Merger.
3.23   Reorganization.   Atlantic Capital has not taken any action and has no knowledge of any fact or circumstance that could reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.
3.24   Opinion.   Prior to the execution of this Agreement, the Board of Directors of Atlantic Capital has received an opinion (which if initially rendered orally, has been or will be confirmed by written opinion of the same date) from J.P. Morgan Securities LLC to the effect that as of the date thereof and based upon and subject to the various assumptions made, procedures followed, the matters considered, and the terms, qualifications and limitations set forth in its written opinion, the Exchange Ratio is fair from a financial point of view to the holders (other than South State and its affiliates) of Atlantic Capital Common Stock. Such opinion has not been amended or rescinded as of the date of this Agreement.
3.25   Atlantic Capital Information.   The information relating to Atlantic Capital and its Subsidiaries that is provided in writing by Atlantic Capital or its Subsidiaries or their respective representatives specifically for inclusion in the Proxy Statement, S-4 or in any other document filed with any other Regulatory Agency or Governmental Entity in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The portion of the Proxy Statement relating to Atlantic Capital or any of its Subsidiaries will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. The portion of the S-4 relating to Atlantic Capital or any of its Subsidiaries will comply in all material respects with the provisions of the Securities Act and the rules and regulations thereunder. Notwithstanding the foregoing, no representation or warranty is made by Atlantic Capital with respect to statements made or incorporated by reference therein based on information provided or supplied by or on behalf of South State or its Subsidiaries for inclusion in the Proxy Statement or the S-4.
3.26   Loan Portfolio.
(a)   As of the date hereof, except as set forth in Section 3.26(a) of the Atlantic Capital Disclosure Schedule, neither Atlantic Capital nor any of its Subsidiaries is a party to any written or oral loan, loan agreement, note or borrowing arrangement (including leases, credit enhancements, commitments, guarantees and interest-bearing assets) (collectively, “Loans”) in which Atlantic Capital or any Subsidiary of Atlantic Capital is a creditor that, as of March 31, 2021, had an outstanding balance of $1,000,000 or more and under the terms of which the obligor was, as of March 31, 2021 over ninety (90) days or more delinquent in payment of principal or interest. Set forth in Section 3.26(a) of the Atlantic Capital Disclosure Schedule is a true, correct and complete list of (A) all of the Loans of Atlantic Capital and its Subsidiaries that, as of March 31, 2021, had an outstanding balance of $1,000,000 or more and were classified by Atlantic Capital as “Other Loans Specially Mentioned,” “Special Mention,” “Substandard,” “Doubtful,” “Loss,” “Classified,” “Criticized,” “Credit Risk Assets,” “Concerned Loans,” “Watch List” or words of similar import, together with the principal amount of each such Loan and the identity of the borrower thereunder and (B) each asset of Atlantic Capital or any of its Subsidiaries that, as of March 31, 2021, is classified as “Other Real Estate Owned” and the book value thereof.
(b)   Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Atlantic Capital, each Loan of Atlantic Capital or any of its Subsidiaries (i) is evidenced by notes, agreements or other evidences of indebtedness that are true, genuine and what they purport to be, (ii) to the extent carried on the books and records of Atlantic Capital and its Subsidiaries as secured Loans, has been secured by valid charges, mortgages, pledges, security interests, restrictions, claims, liens or encumbrances, as applicable, which have been perfected, and (iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to the Enforceability Exceptions.
(c)   Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Atlantic Capital, each outstanding Loan of Atlantic Capital or any of its Subsidiaries (including Loans held for resale to investors) was solicited and originated, and is and has been administered and, where applicable, serviced, and the relevant Loan files are being maintained, in all material respects in accordance with the relevant notes or other credit or security documents, the written underwriting standards of Atlantic Capital and its Subsidiaries (and, in the case of Loans held for resale to investors, the underwriting standards, if any, of the applicable investors) and with all applicable federal, state and local laws, regulations and rules.
(d)   None of the agreements pursuant to which Atlantic Capital or any of its Subsidiaries has sold Loans or pools of Loans or participations in Loans or pools of Loans contain any obligation to repurchase such Loans or interests therein solely on account of a payment default by the obligor on any such Loan.
(e)   There are no outstanding Loans made by Atlantic Capital or any of its Subsidiaries to any “executive officer” or other “insider” (as each such term is defined in Regulation O promulgated by the Federal Reserve Board) of Atlantic Capital or its Subsidiaries, other than Loans that are subject to and that were made and continue to be in compliance with Regulation O or that are exempt therefrom.
(f)   Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Atlantic Capital, neither Atlantic Capital nor any of its Subsidiaries is now nor has it ever been since December 31, 2018 subject to any fine, suspension, settlement or other contract or other administrative agreement or sanction by, or any reduction in any loan purchase commitment from, any Governmental Entity or Regulatory Agency relating to the origination, sale or servicing of mortgage or consumer Loans.

(g)   As to each Loan that is secured whether in whole or in part, by a guaranty of the United States Small Business Administration or any other Governmental Entity, such guaranty is in full force and effect, and to Atlantic Capital’s knowledge, will remain in full force and effect following the Effective Time, in each case, without any further action by Atlantic Capital or any of its Subsidiaries subject to the fulfillment of their obligations under the agreement with the Small Business Administration that arise after the date hereof and assuming that the applicable applications, filings, notices, consents and approvals contemplated in Section 3.4(e) and Section 4.4(e) have been made or obtained.
3.27   Insurance.   Except as would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect on Atlantic Capital, (a) Atlantic Capital and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of Atlantic Capital and Atlantic Capital Bank reasonably have determined to be prudent and consistent with industry practice, and Atlantic Capital and its Subsidiaries are in compliance in all material respects with their insurance policies and are not in default under any of the terms thereof, (b) each such policy is outstanding and in full force and effect and, except for policies insuring against potential liabilities of current or former officers, directors and employees of Atlantic Capital and its Subsidiaries, Atlantic Capital or the relevant Subsidiary thereof is the sole beneficiary of such policies, (c) all premiums and other payments due under any such policy have been paid, and all claims thereunder have been filed in due and timely fashion, (d) there is no claim for coverage by Atlantic Capital or any of its Subsidiaries pending under any insurance policy as to which coverage has been questioned, denied or disputed by the underwriters of such insurance policy, and (e) neither Atlantic Capital nor any of its Subsidiaries has received notice of any threatened termination of, material premium increase with respect to, or material alteration of coverage under, any insurance policies.
3.28   No Other Representations or Warranties.
(a)   Except for the representations and warranties made by Atlantic Capital in this Article III, neither Atlantic Capital nor any other person makes any express or implied representation or warranty with respect to Atlantic Capital, its Subsidiaries, or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects, and Atlantic Capital hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, neither Atlantic Capital nor any other person makes or has made any representation or warranty to South State or any of its affiliates or representatives with respect to (i) any financial projection, forecast, estimate, budget or prospective information relating to Atlantic Capital, any of its Subsidiaries or their respective businesses, or (ii) any oral or written information presented to South State or any of its affiliates or representatives in the course of their due diligence investigation of Atlantic Capital, the negotiation of this Agreement or in the course of the transactions contemplated hereby, except in each case, for the representations and warranties made by Atlantic Capital in this Article III.
(b)   Atlantic Capital acknowledges and agrees that neither South State nor any other person on behalf of South State has made or is making, and Atlantic Capital has not relied upon, any express or implied representation or warranty other than those contained in Article IV.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF SOUTH STATE
Except (a) as disclosed in the disclosure schedule delivered by South State to Atlantic Capital concurrently herewith (the “South State Disclosure Schedule”) (it being understood that (i) no item is required to be set forth as an exception to a representation or warranty if its absence would not result in the related representation or warranty being deemed untrue or incorrect, (ii) the mere inclusion of an item in the South State Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by South State that such item represents a material exception or fact, event or circumstance or that such item would reasonably be expected to have a Material Adverse Effect, and (iii) any disclosures made with respect to a section of this Article IV shall be deemed to qualify (1) any other section of this Article IV specifically referenced or cross-referenced, and (2) other sections of this Article IV to the extent it is reasonably apparent on its face (notwithstanding the absence of a specific cross reference) from a reading of the disclosure that such disclosure applies to such other sections), or (b) as disclosed in any South State Reports filed with or furnished to the SEC by South State since December 31, 2018, and prior to the date hereof (but disregarding risk factor disclosures contained under the heading “Risk Factors,” or disclosures of risks set forth in any “forward-looking statements” disclaimer or any other statements that are similarly non-specific or cautionary, predictive or forward-looking in nature), South State hereby represents and warrants to Atlantic Capital as follows:
4.1   Corporate Organization.
(a)   South State is a corporation duly organized, validly existing and in good standing under the laws of the State of South Carolina, is a bank holding company duly registered under the BHC Act and has elected to be treated as a financial holding company under the BHC Act. South State has the corporate power and authority to own, lease or operate all of its properties and assets and to carry on its business as it is now being conducted in all material respects. South State is duly licensed or qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned, leased or operated by it makes such licensing, qualification or standing necessary, except where the failure to be so licensed or qualified or to be in good standing would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on South State. True and complete copies of the amended and restated articles of incorporation of South State, as amended (the “South State Charter”) and the amended and restated bylaws of South State, as amended (the “South State Bylaws”), in each case, as in effect as of the date of this Agreement, have previously been made available by South State to Atlantic Capital.
(b)   Except as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on South State, each Subsidiary of South State (a “South State Subsidiary”) (1) is duly organized and validly existing under the laws of its jurisdiction of organization, (2) is duly licensed or qualified to do business and, where such concept is recognized under applicable law, in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership, leasing or operation of property or the conduct of its business requires it to be so licensed or qualified or in good standing, and (3) has all requisite corporate power and authority to own, lease or operate its properties and assets and to carry on its business as now conducted. There are no restrictions on the ability of South State or any Subsidiary of South State to pay dividends or distributions except, in the case of South State or a Subsidiary that is a regulated entity, for restrictions on dividends or distributions generally applicable to all similarly regulated entities. South State Bank is the only depository institution Subsidiary of South State, and the deposit accounts of South State Bank are insured by the FDIC through the Deposit Insurance Fund (as defined in Section 3(y) of the FDI Act) to the fullest extent permitted by law, all premiums and assessments required to be paid in connection therewith have been paid when due, and no proceedings for the termination of such insurance are pending or threatened. Section 4.1(b) of the South State Disclosure Schedule sets forth a true, correct and complete list of all Subsidiaries of South State as of the date hereof. True and complete copies of the organizational documents of South State Bank as in effect as of the date of this Agreement have previously been made available by South State to Atlantic Capital. There is no person whose results of operations, cash flows, changes in shareholders’ equity or financial position are consolidated in the financial statements of South State other than the South State Subsidiaries.
4.2   Capitalization.
(a)   The authorized capital stock of South State consists of 160,000,000 shares of South State Common Stock, par value $2.50 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share (the “South State Preferred Stock”). As of July 21, 2021 there were (i) 70,120,320 shares of South State Common Stock issued and outstanding, including 6,836 shares of South State Common Stock granted in respect of outstanding South State Restricted Stock Awards; (ii) 648,625 shares of South State Common Stock reserved for issuance upon the settlement of outstanding South State RSU Awards; (iii) 321,555 shares of South State Common Stock reserved for issuance upon the settlement of outstanding South State PSU Awards (assuming performance goals are satisfied at the target level) or 376,726 shares of South State Common Stock reserved for issuance upon the settlement of outstanding South State PSU Awards (assuming performance goals are satisfied at the maximum level); (iv) 206,608 shares of South State Common Stock reserved for issuance upon the exercise of outstanding South State Stock Options; and (v) no shares of preferred stock issued and outstanding. As of the date of this Agreement, except as set forth in the immediately preceding two sentences, for changes since July 21, 2021 resulting from the exercise, vesting or settlement of any South State Restricted Stock Awards, South State RSU Awards, South State PSU Awards and South

State Options (collectively, “South State Equity Awards”) described in the immediately preceding two sentences and 1,717,996 shares of South State Common Stock reserved for issuance pursuant to future grants under the South State equity incentive plans, there are no shares of capital stock or other voting securities or equity interests of South State issued, reserved for issuance or outstanding. All the issued and outstanding shares of South State Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. There are no bonds, debentures, notes or other indebtedness that have the right to vote on any matters on which shareholders of South State may vote. Other than South State Equity Awards, issued prior to the date of this Agreement as described in this Section 4.2(a), as of the date of this Agreement there are no outstanding subscriptions, options, warrants, stock appreciation rights, deferral units, scrip, rights to subscribe to, preemptive rights, anti-dilutive rights, rights of first refusal or similar rights, puts, calls, commitments or agreements of any character relating to, or securities or rights convertible or exchangeable into or exercisable for, shares of capital stock or other voting or equity securities of or ownership interest in South State, or contracts, commitments, understandings or arrangements by which South State may become bound to issue additional shares of its capital stock or other equity or voting securities of or ownership interests in South State or that otherwise obligate South State to issue, transfer, sell, purchase, redeem or otherwise acquire, any of the foregoing (collectively, “South State Securities”). Other than the South State Equity Awards, no equity-based awards (including any cash awards where the amount of payment is determined in whole or in part based on the price of any capital stock of South State or any of its Subsidiaries) are outstanding. There are no voting trusts, shareholder agreements, proxies or other agreements in effect to which South State or any of its Subsidiaries is a party with respect to the voting or transfer of South State Common Stock, capital stock or other voting or equity securities or ownership interests of South State or granting any shareholder or other person any registration rights.
(b)   Except as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on South State, South State owns, directly or indirectly, all the issued and outstanding shares of capital stock or other equity ownership interests of each of the South State Subsidiaries, free and clear of any Liens, and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable (except, with respect to Subsidiaries that are depository institutions, as provided under 12 U.S.C. § 55) and free of preemptive rights, with no personal liability attaching to the ownership thereof.
4.3   Authority; No Violation.
(a)   South State has full corporate power and authority to execute and deliver this Agreement and, subject to the shareholder and other actions described below, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the Merger have been duly and validly approved by the Board of Directors of South State. The Board of Directors of South State has determined that the Merger, on the terms and conditions set forth in this Agreement, is advisable and in the best interests of South State and its shareholders, has adopted and approved this Agreement and the transactions contemplated hereby (including the Merger) and has adopted a resolution to the foregoing effect. Except for the approval of the Bank Merger Agreement by South State as South State Bank’s sole shareholder, no other corporate proceedings on the part of South State are necessary to approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by South State and (assuming due authorization, execution and delivery by Atlantic Capital) constitutes a valid and binding obligation of South State, enforceable against South State in accordance with its terms (except in all cases as such enforceability may be limited by the Enforceability Exceptions). The shares of South State Common Stock to be issued in the Merger have been validly authorized, and when issued, will be validly issued, fully paid and nonassessable, and no current or past shareholder of South State will have any preemptive right or similar rights in respect thereof.
(b)   Neither the execution and delivery of this Agreement by South State, nor the consummation by South State of the transactions contemplated hereby (including the Merger and the Bank Merger), nor compliance by South State with any of the terms or provisions hereof, will (i) violate any provision of the South State Charter, the South State Bylaws or the organizational documents of South State Bank, or (ii) assuming that the consents and approvals referred to in Section 4.4 are duly obtained, (x) violate any law, statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to South

State or any of its Subsidiaries or any of their respective properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of South State or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which South State or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound, except (in the case of clauses (x) and (y) above) for such violations, conflicts, breaches, defaults, terminations, cancellations, accelerations or creations that, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on South State.
4.4   Consents and Approvals.   Except for (a) the filing of any required applications, filings and notices, as applicable, with the Nasdaq, (b) the filing of any required applications, filings, waiver requests and notices, as applicable, with the Federal Reserve Board under the BHC Act and approval or waiver of such applications, filings, waiver requests and notices, (c) the filing of any required applications, filings and notices, as applicable, with the OCC under the Bank Merger Act of 1960, and approval or waiver of such applications, filings and notices, (d) the filing of any required applications, filings and notices, as applicable, with any state bank regulatory authority with respect to South State Bank’s establishment and operation of Atlantic Capital Bank’s branches and other offices following the Bank Merger Effective Time, and the approvals or waivers of such applications, filings and notices, (e) the filing of any required applications, filings and notices, as applicable, with each Applicable Agency and the receipt of any required consents or approvals from each Applicable Agency, (f) those additional applications, filings and notices, if any, listed on Section 3.4 of the Atlantic Capital Disclosure Schedule or Section 4.4 of the South State Disclosure Schedule and approval of such applications, filings and notices, (g) the filing with the SEC of the Proxy Statement, and the S-4, and the declaration by the SEC of the effectiveness of the S-4, (h) the filing of the Certificates of Merger with the Georgia Secretary pursuant to the GBCC and the South Carolina Secretary pursuant to the SCBCA, the filing of the Bank Merger Certificates with the applicable Governmental Entities as required by applicable law, and (i) such filings and approvals as are required to be made or obtained under the securities or “Blue Sky” laws of various states in connection with the issuance of the shares of South State Common Stock pursuant to this Agreement and the approval of the listing of such South State Common Stock on the Nasdaq, no consents or approvals of or filings or registrations with any Governmental Entity are necessary in connection with (i) the execution and delivery by South State of this Agreement or (ii) the consummation by South State of the Merger and the other transactions contemplated hereby (including the Bank Merger). As of the date hereof, South State has no knowledge of any reason why the necessary regulatory approvals and consents will not be received by South State to permit consummation of the Merger and the Bank Merger on a timely basis.
4.5   Reports.   South State and each of its Subsidiaries have timely filed (or furnished) all reports, forms, correspondence, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file (or furnish, as applicable) since January 1, 2019 with any Regulatory Agencies, including any report, form, correspondence, registration or statement required to be filed (or furnished, as applicable) pursuant to the laws, rules or regulations of the United States, any state, any foreign entity or any Regulatory Agency, and have paid all fees and assessments due and payable in connection therewith, except where the failure to file (or furnish, as applicable) such report, form, correspondence, registration or statement or to pay such fees and assessments, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on South State. Subject to Section 9.14, except for normal examinations conducted by a Regulatory Agency in the ordinary course of business of South State and its Subsidiaries, no Regulatory Agency or governmental agency or authority has initiated or has pending any proceeding or, to the knowledge of South State, investigation into the business or operations of South State or any of its Subsidiaries since January 1, 2019, except where such proceedings or investigations would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on South State. Subject to Section 9.14, there (i) is no unresolved violation, criticism, or exception by any Regulatory Agency with respect to any report or statement relating to any examinations or inspections of South State or any of its Subsidiaries, and (ii) has been no formal or informal inquiries by, or disagreements or disputes with, any Regulatory Agency with respect to the business, operations, policies or procedures of South State or any of its Subsidiaries since January 1, 2019, in each case, which would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on South State.
4.6   Financial Statements.
(a)   The financial statements of South State and its Subsidiaries included (or incorporated by reference) in the South State Reports (including the related notes, where applicable) (i) have been prepared from, and are in accordance with, the books and records of South State and its Subsidiaries in all material respects, (ii) fairly present in all material respects the consolidated results of operations, cash flows, changes in shareholders’ equity and consolidated financial position of South State and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth (subject in the case of unaudited statements to year-end audit adjustments normal in nature and amount), (iii) complied, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, and (iv) have been prepared in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. Since December 31, 2018, no independent public accounting firm of South State has resigned (or informed South State that it intends to resign) or been dismissed as independent public accountants of South State as a result of or in connection with any disagreements with South State on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.
(b)   Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on South State, neither South State nor any of its Subsidiaries has any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due), except for those liabilities that are reflected or reserved against on the consolidated balance sheet of South State included in its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2021 (including any notes thereto) and for liabilities incurred in the ordinary course of business consistent with past practice since March 31, 2021, or in connection with this Agreement and the transactions contemplated hereby.
(c)   The records, systems, controls, data and information of South State and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership of, or leased or provided as a service to, South State or its Subsidiaries or accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership that would not reasonably be expected to have a Material Adverse Effect on South State. South State (x) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to South State, including its Subsidiaries, is made known to the chief executive officer and the chief financial officer of South State by others within those entities as appropriate to allow timely decisions regarding required disclosures and to make the certifications required by the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act, and (y) has disclosed, based on its most recent evaluation prior to the date hereof, to South State’s outside auditors and the audit committee of South State’s Board of Directors (i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect South State’s ability to record, process, summarize and report financial information, and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in South State’s internal controls over financial reporting. These disclosures were made in writing by management to South State’s auditors and audit committee. There is no reason to believe that South State’s outside auditors and its chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act, without qualification, when next due.
(d)   Since January 1, 2019, (i) neither South State nor any of its Subsidiaries, nor, to the knowledge of South State, any director, officer, auditor, accountant or representative of South State or any of its Subsidiaries, has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods (including with respect to loan loss reserves, write-downs, charge-offs and accruals) of South State or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that South State or any of its Subsidiaries has engaged in questionable accounting or auditing practices, and (ii) no employee of or attorney representing South State or any of its Subsidiaries, whether or not employed by South State or any of its Subsidiaries, has reported evidence of a material violation of securities laws or banking laws, breach of fiduciary duty or similar violation by South State or any of its Subsidiaries or any of their respective officers, directors, employees or agents to the Board of Directors of South State or any committee thereof or the Board of Directors or similar governing body of any South State Subsidiary or any committee thereof, or to the knowledge of South State, to any director or officer of South State or any South State Subsidiary.
4.7   Broker’s Fees.   With the exception of the engagement of Raymond James & Associates, Inc. (“Raymond James”), neither South State nor any South State Subsidiary nor any of their respective officers or directors has employed any broker, finder or financial advisor or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with the Merger or related transactions contemplated by this Agreement. South State has disclosed to Atlantic Capital as of the date hereof the aggregate fees provided for in connection with the engagement by South State of Raymond James related to the Merger and the other transactions contemplated hereunder.
4.8   Absence of Certain Changes or Events.
(a)   Since December 31, 2020, there has not been any effect, change, event, circumstance, condition, occurrence or development that has had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on South State.
(b)   Since December 31, 2020 through the date of this Agreement, South State and its Subsidiaries have carried on their respective businesses in all material respects in the ordinary course.
4.9   Legal and Regulatory Proceedings.
(a)   Except as would not reasonably be expected to, either individually or in the aggregate, have a Material Adverse Effect on South State, neither South State nor any of its Subsidiaries is a party to any, and there are no outstanding or pending or, to the knowledge of South State, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against South State or any of its Subsidiaries or any of their current or former directors or executive officers or challenging the validity or propriety of the transactions contemplated by this Agreement.
(b)   Except as would not reasonably be expected to, either individually or in the aggregate, be material to South State, there is no injunction, order, judgment, decree, or regulatory restriction imposed upon South State, any of its Subsidiaries or the assets of South State or any of its Subsidiaries (or that, upon consummation of the Merger, would apply to the Surviving Entity or any of its affiliates).
4.10   Taxes and Tax Returns.
(a)   Except as would not reasonably be expected to, either individually or in the aggregate, have a Material Adverse Effect on South State: each of South State and its Subsidiaries has duly and timely filed (including all applicable extensions) all Tax Returns in all jurisdictions in which Tax Returns are required to be filed by it, and all such Tax Returns are true, correct and complete; neither South State nor any of its Subsidiaries is the beneficiary of any extension of time within which to file any Tax Return (other than extensions to file Tax Returns obtained in the ordinary course); all Taxes of South State and its Subsidiaries (whether or not shown on any Tax Returns) that are due have been fully and timely paid; each of South State and its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, shareholder, independent contractor or other third party; neither South State nor any of its Subsidiaries has granted any extension or waiver of the limitation period applicable to any Tax that remains in effect (other than extension or waiver granted in the ordinary course of business); neither South State nor any of its Subsidiaries has received written notice of assessment or proposed assessment in connection with any amount of Taxes, and there are no threatened in writing or pending disputes, claims, audits, examinations or other proceedings regarding any Tax of South State and its Subsidiaries or the assets of South State and its Subsidiaries; neither South State nor any of its Subsidiaries has entered into any private letter ruling requests, closing agreements or gain recognition agreements with respect to a material amount of Taxes requested or executed in the last three (3) years;

neither South State nor any of its Subsidiaries is a party to or is bound by any Tax sharing, allocation or indemnification agreement or arrangement (other than such an agreement or arrangement (x) exclusively between or among South State and its Subsidiaries or (y) not primarily related to Taxes and entered into in the ordinary course of business consistent with past practice); neither South State nor any of its Subsidiaries (A) has been a member of an affiliated group filing a consolidated federal income Tax Return for which the statute of limitations is open (other than a group the common parent of which was South State), or (B) has any liability for the Taxes of any person (other than South State or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law) or otherwise as a transferee or successor.
(b)   Neither South State nor any of its Subsidiaries has been, within the past two (2) years or otherwise as part of a “plan (or series of related transactions)” within the meaning of Section 355(e) of the Code of which the Merger is also a part, a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intending to qualify for tax-free treatment under Section 355 of the Code. Neither South State nor any of its Subsidiaries has participated in a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2).
4.11   Employees.
(a)   Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on South State, each South State Benefit Plan (as defined below) has been established, operated and administered in accordance with its terms and the requirements of all applicable laws, including ERISA and the Code. Except as would not reasonably be expected, individually or in the aggregate, to be material to South State and its Subsidiaries, taken as a whole, neither South State nor any of its Subsidiaries has taken any action to take corrective action or make a filing under any voluntary correction program of the IRS, Department of Labor or any other Governmental Entity with respect to any South State Benefit Plan. For purposes of this Agreement, the term “South State Benefit Plans” means all employee benefit plans (as defined in Section 3(3) of ERISA), whether or not subject to ERISA, and all equity, bonus or incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance, termination change in control, retention, employment, welfare, insurance, medical, fringe or other benefit plans, programs, agreements, contracts, policies, arrangements or remuneration of any kind with respect to which South State or any Subsidiary or any trade or business of South State or any of its Subsidiaries, whether or not incorporated, all of which together with South State would, at the relevant time, be deemed a “single employer” within the meaning of Section 4001 of ERISA (a “South State ERISA Affiliate”), is a party or has any current or future obligation or that are maintained, contributed to or sponsored by South State or any of its Subsidiaries or any South State ERISA Affiliate for the benefit of any current or former employee, officer, director or independent contractor of South State or any of its Subsidiaries or any South State ERISA Affiliate, excluding, in each case, any Multiemployer Plan.
(b)   Except as would not result in any material liability to South State and its Subsidiaries, taken as a whole, with respect to each South State Benefit Plan that is subject to Section 302 or Title IV of ERISA or Section 412, 430 or 4971 of the Code: (i) the minimum funding standard under Section 302 of ERISA and Sections 412 and 430 of the Code has been satisfied and no waiver of any minimum funding standard or any extension of any amortization period has been requested or granted, (ii) no such plan is in “at-risk” status for purposes of Section 430 of the Code or in “critical” status for purposes of Section 302 of the Code, (iii) the present value of accrued benefits under such South State Benefit Plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such South State Benefit Plan’s actuary with respect to such South State Benefit Plan, did not, as of its latest valuation date, exceed the then current fair market value of the assets of such South State Benefit Plan allocable to such accrued benefits, (iv) no reportable event within the meaning of Section 4043(c) of ERISA for which the 30-day notice requirement has not been waived has occurred, (v) all premiums to the PBGC have been timely paid in full, (vi) the PBGC has not instituted proceedings to terminate any such South State Benefit Plan, and (vii) no liability (other than for premiums to the PBGC) under Title IV of ERISA has been or is expected to be incurred by South State or any of its Subsidiaries.
(c)   None of South State and its Subsidiaries nor any South State ERISA Affiliate has, at any time during the last six (6) years, contributed to or been obligated to contribute to a Multiemployer Plan or a Multiple Employer Plan, and none of South State and its Subsidiaries nor any South State ERISA Affiliate

has incurred any liability that has not been satisfied to a Multiemployer Plan or Multiple Employer Plan as a result of a complete or partial withdrawal (as those terms are defined in Part I of Subtitle E of Title IV of ERISA) from a Multiemployer Plan or Multiple Employer Plan.
(d)   There are no pending or threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations which have been asserted or instituted, and, to South State’s knowledge, no set of circumstances exists which may reasonably give rise to a claim or lawsuit, against the South State Benefit Plans, any fiduciaries thereof with respect to their duties to the South State Benefit Plans or the assets of any of the trusts under any of the South State Benefit Plans, except as would not reasonably be expected to have, either individually or in the aggreate, a Material Adverse Effect on South State or any of its Subsidiaries.
4.12   SEC Reports.   South State has previously made available to Atlantic Capital an accurate and complete copy of each (a) final registration statement, prospectus, report, schedule and definitive proxy statement filed with or furnished to the SEC since December 31, 2018 by South State pursuant to the Securities Act or the Exchange Act (the “South State Reports”), and (b) communication mailed by South State to its shareholders since December 31, 2018 and prior to the date hereof, and no such South State Report or communication, as of the date thereof (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of the relevant meetings, respectively), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information filed or furnished as of a later date (but before the date of this Agreement) shall be deemed to modify information as of an earlier date. Since December 31, 2018, as of their respective dates, all South State Reports filed or furnished under the Securities Act and the Exchange Act complied in all material respects with the published rules and regulations of the SEC with respect thereto. No executive officer of South State has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act. As of the date of this Agreement, there are no outstanding comments from, or unresolved issues raised by, the SEC with respect to any of the South State Reports.
4.13   Compliance with Applicable Law.
(a)   South State and each of its Subsidiaries hold, and have at all times since December 31, 2018, held, all licenses, registrations, franchises, certificates, variances, permits charters and authorizations necessary for the lawful conduct of their respective businesses and ownership of their respective properties, rights and assets under and pursuant to each (and have paid all fees and assessments due and payable in connection therewith), except where neither the cost of failure to hold nor the cost of obtaining and holding such license, registration, franchise, certificate, variance, permit, charter or authorization (nor the failure to pay any fees or assessments) would, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on South State, and to the knowledge of South State, no suspension or cancellation of any such necessary license, registration, franchise, certificate, variance, permit, charter or authorization is threatened.
(b)   Except as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on South State, South State and each of its Subsidiaries have complied with and are not in default or violation under any applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to South State or any of its Subsidiaries, including all laws related to data protection or privacy (including laws relating to the privacy and security of Personal Data), the USA PATRIOT Act, the Bank Secrecy Act, the Equal Credit Opportunity Act and Regulation B, the Fair Housing Act, the Community Reinvestment Act, the Fair Credit Reporting Act, the Truth in Lending Act and Regulation Z, the Home Mortgage Disclosure Act, the Fair Debt Collection Practices Act, the Electronic Fund Transfer Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, any regulations promulgated by the Consumer Financial Protection Bureau, the Interagency Policy Statement on Retail Sales of Nondeposit Investment Products, the SAFE Mortgage Licensing Act of 2008, the Real Estate Settlement Procedures Act and Regulation X, Title V of the Gramm-Leach-Bliley Act, any and all sanctions or regulations enforced by the Office of Foreign Assets Control of the United States Department of Treasury and any other law, policy or guideline relating to bank secrecy, discriminatory lending, financing or leasing practices, consumer protection, money laundering prevention, foreign assets control, U.S. sanctions laws and regulations, Sections 23A and 23B of the Federal Reserve Act, the Sarbanes-Oxley Act, and all agency requirements relating to the origination, sale and servicing of mortgage and consumer loans. South State and its Subsidiaries have established and maintain a system of internal controls designed to ensure compliance in all material respects by South State and its Subsidiaries with applicable financial recordkeeping and reporting requirements of applicable money laundering prevention laws in jurisdictions where South State and its Subsidiaries conduct business.
(c)   South State Bank has received an Institution Community Reinvestment Act rating of “satisfactory” or better in its most recently completed Community Reinvestment Act examination.
(d)   South State maintains a written information privacy and security program that maintains reasonable measures to protect the privacy, confidentiality and security of all Personal Data and any other material confidential information against any Security Breach. To the knowledge of South State, South State has not experienced any Security Breach that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on South State. To the knowledge of South State, there are no data security or other technological vulnerabilities with respect to its information technology systems or networks that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on South State.
(e)   Without limitation, none of South State, or any of its Subsidiaries, or to the knowledge of South State, any director, officer, employee, agent or other person acting on behalf of South State or any of its Subsidiaries has, directly or indirectly, (i) used any funds of South State or any of its Subsidiaries for unlawful contributions, unlawful gifts, unlawful entertainment or other expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic governmental officials or employees or to foreign or domestic political parties or campaigns from funds of South State or any of its Subsidiaries, (iii) violated any provision that would result in the violation of the Foreign Corrupt Practices Act of 1977, as amended, or any similar law, (iv) established or maintained any unlawful fund of monies or other assets of South State or any of its Subsidiaries, (v) made any fraudulent entry on the books or records of South State or any of its Subsidiaries, or (vi) made any unlawful bribe, unlawful rebate, unlawful payoff, unlawful influence payment, unlawful kickback or other unlawful payment to any person, private or public, regardless of form, whether in money, property or services, to obtain favorable treatment in securing business, to obtain special concessions for South State or any of its Subsidiaries, to pay for favorable treatment for business secured or to pay for special concessions already obtained for South State or any of its Subsidiaries, or is currently subject to any United States sanctions administered by the Office of Foreign Assets Control of the United States Treasury Department, except, in each case, as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on South State.
(f)   As of the date hereof, each of South State and South State Bank is “well-capitalized” (as such term is defined in the relevant regulation of the institution’s primary federal regulator).
(g)   Except as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on South State, (i) South State and each of its Subsidiaries have properly administered all accounts for which it acts as a fiduciary, including accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable state, federal and foreign law; and (ii) none of South State, any of its Subsidiaries, or any of its or its Subsidiaries’ directors, officers or employees, has committed any breach of trust or fiduciary duty with respect to any such fiduciary account, and the accountings for each such fiduciary account are true, correct and complete and accurately reflect the assets and results of such fiduciary account.
4.14   Certain Contracts.
(a)   Each contract, arrangement, commitment or understanding that is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) to which South State or any of its Subsidiaries is a party or by which South State or any of its Subsidiaries is bound as of the date hereof has been filed as an exhibit to the most recent Annual Report on Form 10-K filed by South State, or a Quarterly Report on Form 10-Q or Current Report on Form 8-K subsequent thereto (each, a “South State Contract”).
(b)   (1) Each South State Contract is valid and binding on South State or one of its Subsidiaries, as applicable, and in full force and effect, except as, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on South State, (2) South State and each of its Subsidiaries have in all material respects complied with and performed all obligations required to be complied with or performed by any of them to date under each South State Contract, except where such noncompliance or nonperformance, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on South State, (3) to the knowledge of South State, each third-party counterparty to each South State Contract has in all material respects complied with and performed all obligations required to be complied with and performed by it to date under such South State Contract, except where such noncompliance or nonperformance, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on South State, (4) neither South State nor any of its Subsidiaries has knowledge of, or has received notice of, any violation of any South State Contract by any of the other parties thereto which would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on South State, (v) no event or condition exists which constitutes or, after notice or lapse of time or both, will constitute, a material breach or default on the part of South State or any of its Subsidiaries or, to the knowledge of South State, any other party thereto, of or under any such South State Contract, except where such breach or default, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on South State and (vi) no third-party counterparty to any South State Contract has exercised or threatened in writing to exercise any force majeure (or similar) provision to excuse non-performance or performance delays in any South State Contract as a result of a Pandemic or the Pandemic Measures.
4.15   Agreements with Regulatory Agencies.   Subject to Section 9.14, neither South State nor any of its Subsidiaries is subject to any cease-and-desist or other order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been ordered to pay any civil money penalty by, or has been since January 1, 2019, a recipient of any supervisory letter from, or since January 1, 2019, has adopted any policies, procedures or board resolutions at the request or suggestion of, any Regulatory Agency or other Governmental Entity that currently restricts in any material respect or would reasonably be expected to restrict in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its ability to pay dividends, its credit or risk management policies, its management or its business (each, whether or not set forth in the South State Disclosure Schedule, an “South State Regulatory Agreement”), nor has South State or any of its Subsidiaries been advised in writing, or to South State’s knowledge, orally, since January 1, 2019, by any Regulatory Agency or other Governmental Entity that it is considering issuing, initiating, ordering or requesting any such South State Regulatory Agreement.
4.16   Environmental Matters.   Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on South State, South State and its Subsidiaries are in compliance, and have complied since December 31, 2018, with all Environmental Laws.
4.17   Investment Securities and Commodities.   Each of South State and its Subsidiaries has good title in all material respects to all securities and commodities owned by it (except those sold under repurchase agreements) which are material to South State’s business on a consolidated basis, free and clear of any Lien, except to the extent such securities or commodities are pledged in the ordinary course of business to secure obligations of South State or its Subsidiaries. Such securities and commodities are valued on the books of South State in accordance with GAAP in all material respects.
4.18   Reserved.
4.19   Reserved.
4.20   Related Party Transactions.   There are no transactions or series of related transactions, agreements, arrangements or understandings, nor are there any currently proposed transactions or series of related transactions, between South State or any of its Subsidiaries, on the one hand, and any current or former director or “executive officer” (as defined in Rule 3b-7 under the Exchange Act) of South State or any of its Subsidiaries or any person who beneficially owns (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) five percent (5%) or more of the outstanding South State Common Stock (or any of such person’s immediate family members or affiliates) (other than Subsidiaries of South State) on the other hand, of the type required to be reported in any South State Report pursuant to Item 404 of Regulation S-K promulgated under the Exchange Act, that have not been so reported.

4.21   Reserved.
4.22   Reorganization.   South State has not taken any action and has no knowledge of any fact or circumstance that could reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.
4.23   Opinion.   Prior to the execution of this Agreement, the Board of Directors of South State has received an opinion (which if initially rendered orally, has been or will be confirmed by written opinion of the same date) from Raymond James, to the effect that as of the date thereof and based upon and subject to the various assumptions made, procedures followed, the matters considered, and the terms, qualifications and limitations set forth in its written opinion, the Merger Consideration to be paid by South State is fair from a financial point of view to South State. Such opinion has not been amended or rescinded as of the date of this Agreement.
4.24   South State Information.   The information relating to South State and its Subsidiaries to be contained in the Proxy Statement and the S-4, and the information relating to South State and its Subsidiaries that is provided in writing by South State or its representatives specifically for inclusion in any other document filed with any other Regulatory Agency or Governmental Entity in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The portion of the Proxy Statement relating to South State or any of its Subsidiaries will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. The S-4 (except for such portions thereof that relate only to Atlantic Capital or any of the Atlantic Capital Subsidiaries) will comply in all material respects with the provisions of the Securities Act and the rules and regulations thereunder.
4.25   Loan Portfolio.
(a)   Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on South State, each Loan of South State or any of its Subsidiaries (i) is evidenced by notes, agreements or other evidences of indebtedness that are true, genuine and what they purport to be, (ii) to the extent carried on the books and records of South State and its Subsidiaries as secured Loans, has been secured by valid charges, mortgages, pledges, security interests, restrictions, claims, liens or encumbrances, as applicable, which have been perfected, and (iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to the Enforceability Exceptions.
(b)   Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on South State, each outstanding Loan of South State or any of its Subsidiaries (including Loans held for resale to investors) was solicited and originated, and is and has been administered and, where applicable, serviced, and the relevant Loan files are being maintained, in all material respects in accordance with the relevant notes or other credit or security documents, the written underwriting standards of South State and its Subsidiaries (and, in the case of Loans held for resale to investors, the underwriting standards, if any, of the applicable investors) and with all applicable federal, state and local laws, regulations and rules.
4.26   Insurance.   Except as would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect on South State, South State and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of South State and South State Bank reasonably have determined to be prudent and consistent with industry practice, and South State and its Subsidiaries are in compliance in all material respects with their insurance policies and are not in default under any of the terms thereof.
4.27   No Other Representations or Warranties.
(a)   Except for the representations and warranties made by South State in this Article IV, neither South State nor any other person makes any express or implied representation or warranty with respect to South State, its Subsidiaries, or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects, and South State hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, neither South State nor any other person makes or has made any representation or warranty to Atlantic Capital or any of its affiliates or representatives with respect to (i) any financial projection, forecast, estimate, budget or prospective information relating to South State, any of its Subsidiaries or their respective businesses, or (ii) any oral or written information presented to Atlantic Capital or any of its affiliates or representatives in the course of their due diligence investigation of South State, the negotiation of this Agreement or in the course of the transactions contemplated hereby, except in each case for the representations and warranties made by South State in this Article IV.
(b)   South State acknowledges and agrees that neither Atlantic Capital nor any other person on behalf of Atlantic Capital has made or is making, and South State has not relied upon, any express or implied representation or warranty other than those contained in Article III.
ARTICLE V
COVENANTS RELATING TO CONDUCT OF BUSINESS
5.1   Conduct of Businesses Prior to the Effective Time.   During the period from the date of this Agreement to the Effective Time or earlier termination of this Agreement, except as expressly contemplated or permitted by this Agreement (including as set forth in Section 5.1 of the Atlantic Capital Disclosure Schedule), required by law (including the Pandemic Measures) or as consented to in writing by South State (such consent not to be unreasonably withheld, conditioned or delayed), Atlantic Capital shall, and shall cause each of its Subsidiaries to, (a) conduct its business in the ordinary course in all material respects, (b) use reasonable best efforts to maintain and preserve intact its business organization, employees and advantageous business relationships, (c) use reasonable best efforts to carry on its business with prudent banking practice and in compliance in all material respects with all applicable law, and (d) take no action that would reasonably be expected to adversely affect or delay the ability of either South State or Atlantic Capital to obtain any necessary approvals of any Regulatory Agency or other Governmental Entity required for the transactions contemplated hereby or to perform its covenants and agreements under this Agreement or to consummate the transactions contemplated hereby on a timely basis.
5.2   Forbearances of Atlantic Capital.   During the period from the date of this Agreement to the Effective Time or earlier termination of this Agreement, except as set forth in Section 5.2 of the Atlantic Capital Disclosure Schedule, as expressly contemplated by this Agreement or as required by law, Atlantic Capital shall not, and Atlantic Capital shall not permit any of its Subsidiaries to, without the prior written consent of South State (such consent not to be unreasonably withheld, conditioned or delayed):
(a)   other than (1) federal funds borrowings and borrowings from the Federal Home Loan Bank, in each case, with a maturity not in excess of six (6) months, and (2) the creation of deposit liabilities or other customary banking products, issuances of letters of credit, sales of certificates of deposits, and entry into repurchase agreements, in each case (1) and (2), in the ordinary course of business on terms and in amounts consistent with past practice, incur any indebtedness for borrowed money (other than indebtedness of Atlantic Capital or any of its wholly-owned Subsidiaries, on the one hand, to Atlantic Capital or any of its wholly-owned Subsidiaries, on the other hand), or directly or indirectly, incur, assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations or liabilities of any other individual, corporation or other entity;
(b)   (1)   adjust, split, combine or reclassify any capital stock of Atlantic Capital (or shares thereof);
(2)   make, declare, pay, set aside for payment or set a record date for any dividend, or any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or other equity or voting securities or any securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) or exchangeable into or exercisable for any shares of its capital stock or other equity or voting securities, including any Atlantic Capital Securities or any securities of any Atlantic Capital Subsidiary except (A) cash dividends paid by any of the Subsidiaries of Atlantic Capital to Atlantic Capital or any of its wholly-owned Subsidiaries consistent with past practice, (B) the acceptance of shares of Atlantic Capital Common Stock as payment for the exercise price of Atlantic Capital Options or for withholding Taxes incurred in connection with the exercise of stock options or the vesting or settlement of equity compensation awards, in each case, outstanding as of the date hereof or granted after the date hereof to the extent expressly permitted by this Agreement, in accordance with past practice and the terms of the applicable award agreements and (C) repurchases of shares of Atlantic Capital capital stock pursuant to the program set forth on Section 5.2(b)(2) of the Atlantic Capital Disclosure Schedule;
(3)   grant any stock options, warrants, restricted stock units, performance stock units, phantom stock units, restricted shares or other equity-based awards or interests, or grant any person any right to acquire any Atlantic Capital Securities or any securities of any Atlantic Capital Subsidiary; or
(4)   issue, sell, transfer, encumber, or authorize the issuance, sale or transfer, or otherwise permit to become outstanding any shares of capital stock or voting securities or equity interests or securities convertible (whether currently convertible or convertible only after the passage of time of the occurrence of certain events) or exchangeable into, or exercisable for, any shares of its capital stock or other equity or voting securities, including any Atlantic Capital Securities or any securities of any Atlantic Capital Subsidiary, or any options, warrants, or other rights of any kind to acquire any shares of capital stock or other equity or voting securities, including any Atlantic Capital Securities or any securities of any Atlantic Capital Subsidiary except pursuant to the exercise of Atlantic Capital Options or the settlement of equity compensation awards outstanding as of the date hereof or granted after the date hereof to the extent expressly permitted by this Agreement and in accordance with their terms;
(c)   sell, license, lease, transfer, mortgage, pledge, encumber or otherwise dispose of, or discontinue, any of its material rights, properties, assets or any business to any individual, corporation or other entity other than a wholly-owned Subsidiary, or cancel, release or assign any indebtedness to any such person or any claims held by any such person, in each case, other than (x) in the ordinary course of business or (y) pursuant to contracts or agreements in force at the date of this Agreement;
(d)   except for foreclosure or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case, in the ordinary course of business, make any material investment in or acquire (whether by purchase of stock or securities, contributions to capital, property transfers, merger or consolidation, or formation of a joint venture or otherwise) any other person or all or any portion of the property, assets, debt, business, deposits or properties of any other person, in each case, other than a wholly-owned Subsidiary of Atlantic Capital;
(e)   in each case, except for transactions in the ordinary course of business, enter into, terminate, amend, extend or waive any material provision of, any Atlantic Capital Contract (or any contract that would constitute an Atlantic Capital Contract if in effect on the date of this Agreement), or make any change in any instrument or agreement governing the terms of any of its securities, other than normal renewals of contracts without material adverse changes of terms with respect to Atlantic Capital or any of its Subsidiaries (or the Surviving Entity);
(f)   except as required pursuant to the terms of any Atlantic Capital Benefit Plan in effect as of the date of this Agreement, (A) increase in any manner the compensation or consulting fees, bonus, pension, welfare, fringe or other benefits, severance or termination pay of any Atlantic Capital employee, except (1) for employees who are not officers, increases in annual salary or wage rate in the ordinary course of business consistent with past practice that do not exceed 5% individually or 3% in the aggregate and (2) for the payment of annual bonuses for completed periods based on actual performance in the ordinary course of business consistent with past practice pursuant to an Atlantic Capital Benefit Plan listed on Section 3.11(b) of the Atlantic Capital Disclosure Schedule, (B) become a party to, establish, adopt, amend, commence participation in or terminate any Atlantic Capital Benefit Plan or any arrangement that would have been an Atlantic Capital Benefit Plan had it been entered into prior to this Agreement, (C) grant any new awards, or amend or modify the terms of any outstanding awards, under any Atlantic Capital Benefit Plan, (D) take any action to accelerate the vesting or lapsing of restrictions or payment, or fund or in any other way secure the payment, of compensation or benefits under any Atlantic Capital Benefit Plan, (E) materially change any actuarial or other assumptions used to calculate funding obligations with respect to any Atlantic Capital Benefit Plan that is required by applicable law to be funded or change the manner in which contributions to such plans are made or the basis on which such contributions are determined, except as may be required by GAAP or (F) forgive any loans or issue any loans (other than routine travel advances issued in the ordinary course of business) to any Atlantic Capital employee;
(g)   (i) settle, or enter into any settlement or similar agreement with respect to, any claim, suit, action or proceeding, except involving solely monetary remedies in an amount, individually of less than $250,000 and in the aggregate less than $1,000,000 and that would not impose any material restriction on, or create any adverse precedent that would be material to, the business of it or its Subsidiaries or the Surviving Entity after consummation of the Merger or (ii) waive or release any material rights or claims, or agree or consent to the issuance of any injunction, decree, order or judgment restricting or otherwise affecting its business or operations or the Surviving Entity after consummation of the Merger;
(h)   take any action or knowingly fail to take any action where such action or failure to act could reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code;
(i)   amend its charter, its bylaws or comparable governing documents of its Subsidiaries;
(j)   other than with the prior email concurrence of South State Bank, (i) materially restructure or materially change its investment securities or derivatives portfolio or its interest rate exposure, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported, (ii) acquire (other than (A) by way of foreclosure or acquisitions in a bona fide fiduciary capacity or (B) in satisfaction of debts previously contracted in good faith) any debt security or equity investment or any certificates of deposit issued by other banks, other than securities rated “AA” or higher by either Standard and Poor’s Ratings Services or Moody’s Investor Service;
(k)   implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP;
(l)   enter into any new line of business, or implement any material new sales compensation or incentive programs or, other than in the ordinary course of business consistent with past practice, change in any material respect its lending, investment, underwriting, risk and asset liability management and other banking and operating, securitization and servicing policies (including any change in the maximum ratio or similar limits as a percentage of its capital exposure applicable with respect to its loan portfolio or any segment thereof), except as required by applicable law, regulation or policies imposed by any Governmental Entity;
(m)   abandon or allow to lapse any material Intellectual Property, other than in the ordinary course of business consistent with past practice;
(n)   make, change or revoke any material Tax election, change an annual Tax accounting period, adopt or change any material Tax accounting method, file any material amended Tax Return, enter into any closing agreement with respect to a material amount of Taxes, or settle any material Tax claim, audit, assessment or dispute or surrender any material right to claim a refund of Taxes;
(o)   merge or consolidate itself or any of its Subsidiaries with any other person, or restructure, reorganize or completely or partially liquidate or dissolve it or any of its Subsidiaries;
(p)   incur any capital expenditures or any obligations or liabilities in respect thereof, except for any capital expenditures not to exceed $250,000 individually or $1,000,000 in the aggregate;
(q)   make any changes to deposit pricing other than such changes that may be made in the ordinary course of business;
(r)   (i) make any new investment or new commitment to invest in real estate or in any real estate development project other than by way of foreclosure or deed in lieu thereof, (ii) make any new investment or new commitment to develop, or otherwise take any actions to develop any real estate owned by Atlantic Capital or any of its Subsidiaries, or (iii) file any application or make any contract or commitment for the opening, relocation or closing of any, or open, relocate or close any, branch office (collectively, “Real Estate Investments”); provided that the foregoing shall not apply to financing arrangements entered into in the ordinary course of business in connection with Real Estate Investments made by clients of Atlantic Capital or its Subsidiaries;
(s)   pay, loan or advance any amount to, or sell, transfer or lease any properties or assets (real, personal or mixed, tangible or intangible) to, or enter into any agreement or arrangement with, any of its officers or directors or any of their immediate family members or any affiliates or associates of any of its officers or directors other than routine banking relationships, compensation or business expense advancements or reimbursements in the ordinary course of business;
(t)   except for loans or extensions of credit approved and/or committed as of the date of this Agreement, without 48 hours notice prior to closing via email to South State Bank, (i) make any loan in excess of $10,000,000; (ii) purchase a participation in any loan or pool of loans in excess of the limit set forth above; (iii) renew any loan greater than $10,000,000 if the interest rate lock is more than five years, or if the loan is not fully amortizing and its maturity is 15 years or more, or (iv) renew for more than 12 months any loans greater than $1,000,000 rated “watch” or worse. For purposes of this Section 5.2(t), prior email notice would be to the Chief Credit Officer or designated Credit Administrator of South State Bank;
(u)   other than interest rate swaps entered into for the account of customers of Atlantic Capital or any Atlantic Capital Subsidiaries (i.e. “back-to-back” agreements) in the ordinary course of business, enter into any swap transaction, option, warrant, forward purchase or sale transaction, futures transaction, cap transaction, floor transaction or collar transaction relating to one or more currencies, commodities, bonds, equity securities, loans, interest rates, catastrophe events, weather-related events, credit-related events or conditions or any indexes, or any other similar transaction (including any option with respect to any of these transactions) or combination of any of these transactions, including collateralized mortgage obligations or other similar instruments or any debt or equity instruments evidencing or embedding any such types of transactions, and any related credit support, collateral or other similar arrangements related to any such transaction or transactions;
(v)   take any action that is intended or would reasonably be expected to (i) result in any of the conditions to the Merger set forth in Section 7.1 or Section 7.2 not being satisfied by the Termination Date, except as may be required by applicable law or (ii) prevent, delay or impair in any material respect its ability to consummate the transactions contemplated by this Agreement; or
(w)   agree to take, make any commitment to take, or adopt any resolutions of its Board of Directors or similar governing body in support of, any of the actions prohibited by this Section 5.2.
5.3   Forbearances of South State.   During the period from the date of this Agreement to the Effective Time or earlier termination of this Agreement, except as set forth in Section 5.3 of the South State Disclosure Schedule, as expressly contemplated by this Agreement, as required by law or as consented to in writing by Atlantic Capital (such consent not to be unreasonably withheld, conditioned or delayed), South State shall not, and shall not permit any of its Subsidiaries to:
(a)   During the period from the date of this Agreement to the Effective Time or earlier termination of this Agreement, except as expressly contemplated or permitted by this Agreement (including as set forth in Section 5.3 of the South State Disclosure Schedule), required by law (including the Pandemic Measures) or as consented to in writing by Atlantic Capital (such consent not to be unreasonably withheld, conditioned or delayed), South State shall, and shall cause each of its Subsidiaries to, use reasonable best efforts to carry on its business with prudent banking practice and in compliance in all material respects with all applicable law.
(b)   (1)   adjust, split, combine or reclassify any capital stock of South State (or shares thereof);
(2)   make, declare, pay or set a record date for any dividend, or any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or other equity or voting securities or any securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) or exchangeable into or exercisable for any shares of its capital stock or other equity or voting securities, including any South State Securities or any securities of any South State Subsidiary except, in each case, (A) regular quarterly cash dividends by South State at a rate not in excess of $0.47 per share of South State Common Stock, (B) dividends paid by any of the Subsidiaries of South State to South State or any of its wholly-owned Subsidiaries, (C) regular distributions of outstanding trust preferred securities in accordance with their terms or (D) the acceptance of shares of South State Common Stock as payment for the exercise price of stock options or for withholding Taxes incurred in connection with the exercise of stock options or the vesting or settlement of equity compensation awards, in each case, in accordance with past practice and the terms of the applicable award agreements;

(c)   amend the South State Charter or the South State Bylaws in a manner that would materially and adversely affect the holders of Atlantic Capital Common Stock, or adversely affect the holders of Atlantic Capital Common Stock relative to other holders of South State Common Stock;
(d)   incur any indebtedness for borrowed money (other than indebtedness of South State or any of its wholly-owned Subsidiaries to South State or any of its Subsidiaries) that would reasonably be expected to prevent South State or its Subsidiaries from assuming Atlantic Capital’s or its Subsidiaries’ outstanding indebtedness;
(e)   take any action or knowingly fail to take any action where such action or failure to act could reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code;
(f)   take any action that is intended or would reasonably be expected to result in any of the conditions to the Merger set forth in Section 7.1 or Section 7.3 not being satisfied by the Termination Date, except as may be required by applicable law;
(g)   take any action that is intended or would reasonably be expected to result in a material delay in the ability of South State or Atlantic Capital to perform any of their obligations under this Agreement on a timely basis or a material delay in the ability of South State to obtain any necessary approvals of any Governmental Entity required for the transactions contemplated hereby by the Termination Date; or
(h)   agree to take, make any commitment to take, or adopt any resolutions of its Board of Directors or similar governing body in support of, any of the actions prohibited by this Section 5.3.
ARTICLE VI
ADDITIONAL AGREEMENTS
6.1   Regulatory Matters.
(a)   Promptly after the date of this Agreement, South State and Atlantic Capital shall prepare, and South State and Atlantic Capital shall file with the SEC, respectively, the S-4 (in which the Proxy Statement will be included) and the Proxy Statement. South State and Atlantic Capital, as applicable, shall use reasonable best efforts to make such filings within thirty (30) days of the date of this Agreement. Each of South State and Atlantic Capital shall use its reasonable best efforts to have the S-4 declared effective under the Securities Act as promptly as practicable after such filings and Atlantic Capital shall as promptly as practicable thereafter mail or deliver the Proxy Statement to its shareholders. South State and Atlantic Capital shall use their reasonable best efforts to keep the S-4 effective for so long as necessary to consummate the transactions contemplated by this Agreement. South State shall also use its reasonable best efforts to obtain all necessary state securities law or “Blue Sky” permits and approvals required to carry out the transactions contemplated by this Agreement, and Atlantic Capital shall furnish all information concerning Atlantic Capital and the holders of Atlantic Capital Common Stock as may be reasonably requested in connection with any such action.
(b)   The parties hereto shall cooperate with each other and use their reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings (and in the case of the applications, notices, petitions and filings in respect of the Requisite Regulatory Approvals, use their reasonable best efforts to make such filings within thirty (30) days of the date of this Agreement), to obtain as promptly as practicable all permits, consents, waivers, approvals and authorizations of all third parties, Regulatory Agencies and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement (including the Merger and the Bank Merger), and to comply with the terms and conditions of all such permits, consents, waivers, approvals and authorizations of all such Regulatory Agencies and Governmental Entities. Atlantic Capital and South State shall each use, and shall each cause their applicable Subsidiaries to use, reasonable best efforts to obtain each such Requisite Regulatory Approval as promptly as reasonably practicable. South State and Atlantic Capital shall have the right to review in advance, and, to the extent practicable, each will consult the other on, in each case, subject to applicable laws relating to the exchange of information, all the information relating to Atlantic Capital or South State, as the case may be, and any of their respective Subsidiaries, which appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to obtaining all permits, consents, waivers, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated in this Agreement, and each party shall consult with the other in advance of any meeting or conference with any Governmental Entity in connection with the transactions contemplated by this Agreement and, to the extent permitted by such Governmental Entity, give the other party and/or its counsel the opportunity to attend and participate in such meetings and conferences, in each case subject to applicable law; and provided, that each party shall promptly advise the other party with respect to substantive matters that are addressed in any meeting or conference with any Governmental Entity which the other party does not attend or participate in connection with or affecting the transactions contemplated by this Agreement, to the extent permitted by such Governmental Entity and subject to applicable law and Section 9.14. As used in this Agreement, the term “Requisite Regulatory Approvals” shall mean all regulatory authorizations, consents, waivers, orders and approvals (and the expiration or termination of all statutory waiting periods in respect thereof) (i) from the OCC and the Federal Reserve Board (in respect of the Merger or the Bank Merger) or (ii) referred to in Section 3.4 or Section 4.4 that are necessary to consummate the transactions contemplated by this Agreement (including the Merger and the Bank Merger), except, in the case of this clause (ii), for any such authorizations, consents, waivers, orders or approvals the failure of which to be obtained would not be material to the Surviving Entity.
(c)   In furtherance and not in limitation of the foregoing, each party shall use its reasonable best efforts to avoid the entry of, or to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that would restrain, prevent or delay the Closing. Notwithstanding the foregoing, nothing contained in this Agreement shall be deemed to require South State or Atlantic Capital or any of their respective Subsidiaries, and neither Atlantic Capital nor any of its Subsidiaries shall be permitted (without the prior written consent of South State), to take any action, or commit to take any action, or agree to any condition or restriction, in connection with obtaining the foregoing permits, consents, waivers, approvals and authorizations of Governmental Entities that would reasonably be expected to have a Material Adverse Effect on the Surviving Entity and its Subsidiaries, taken as a whole, after giving effect to the Merger (a “Materially Burdensome Regulatory Condition”).
(d)   South State and Atlantic Capital shall, upon request, furnish each other with all information concerning themselves, their Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement, the S-4 or any other statement, filing, notice or application made by or on behalf of South State, Atlantic Capital or any of their respective Subsidiaries to any Governmental Entity in connection with the Merger, the Bank Merger and the other transactions contemplated by this Agreement.
(e)   South State and Atlantic Capital shall promptly advise each other upon receiving any communication from any Governmental Entity whose permit, consent, waiver, approval or authorization is required for consummation of the transactions contemplated by this Agreement that causes such party to believe that there is a reasonable likelihood that any Requisite Regulatory Approval will not be obtained, or that the receipt of any such permit, consent, waiver, approval or authorization will be materially delayed.
6.2   Access to Information; Confidentiality.
(a)   Upon reasonable notice and subject to applicable laws (including the Pandemic Measures), Atlantic Capital, for the purposes of allowing South State to verify the representations and warranties of Atlantic Capital and preparing for the Merger and the other matters contemplated by this Agreement, shall, and shall cause its Subsidiaries to, afford to the officers, employees, accountants, counsel, advisors and other representatives of South State, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments, personnel, information technology systems, and records, and both Atlantic Capital and South State shall cooperate with the other party in preparing to execute after the Effective Time the conversion or consolidation of systems and business operations generally, and, during such period, Atlantic Capital shall, and shall cause its Subsidiaries to, make available to South State (i) a copy of each report, schedule, registration statement or proxy statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws or federal or state banking laws (other than reports or documents that Atlantic Capital, is not permitted to disclose in accordance with Section 9.14 or otherwise under applicable law), and (ii) all other information concerning its business, properties and personnel as such party may reasonably request. Neither South State nor Atlantic Capital nor any of their respective Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of South State’s or Atlantic Capital’s, as the case may be, customers, jeopardize the attorney-client privilege of the institution in possession or control of such information (after giving due consideration to the existence of any common interest, joint defense or similar agreement between the parties) or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.
(b)   Each of South State and Atlantic Capital shall hold all information furnished by or on behalf of the other party or any of such party’s Subsidiaries or representatives pursuant to Section 6.2(a) in confidence to the extent required by, and in accordance with, the provisions of the confidentiality agreement, dated June 2, 2021, between South State and Atlantic Capital (the “Confidentiality Agreement”).
(c)   No investigation by either of the parties or their respective representatives shall affect or be deemed to modify or waive the representations and warranties of the other set forth in this Agreement.
6.3   Non-Control.   Nothing contained in this Agreement shall give either party, directly or indirectly, the right to control or direct the operations of the other party prior to the Effective Time. Prior to the Effective Time, each party shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations.
6.4   Shareholders’ Approvals.
(a)   Atlantic Capital shall cause a meeting of its shareholders (the “Atlantic Capital Meeting”) to be duly called and held as soon as reasonably practicable (but in no event later than 40 days after the S-4 is declared effective), for the purpose of obtaining (a) the Requisite Atlantic Capital Vote required in connection with this Agreement and the Merger and (b) if so desired and agreed by South State, a vote upon other matters of the type customarily brought before a meeting of shareholders in connection with the approval of a merger agreement or the transactions contemplated thereby. Subject to Section 6.4(b), Atlantic Capital and its Board of Directors shall use its reasonable best efforts to obtain from the shareholders of Atlantic Capital the Requisite Atlantic Capital Vote, including by communicating to the shareholders of Atlantic Capital its recommendation (and including such recommendation in the Proxy Statement) that the shareholders of Atlantic Capital approve this Agreement and the transactions contemplated hereby (the “Atlantic Capital Board Recommendation”), and Atlantic Capital and its Board of Directors shall not (i) withhold, withdraw, modify or qualify in a manner adverse to South State the Atlantic Capital Board Recommendation, (ii) fail to make the Atlantic Capital Board Recommendation in the Proxy Statement, (iii) adopt, approve, recommend or endorse an Acquisition Proposal, or publicly announce an intention to adopt, approve, recommend or endorse an Acquisition Proposal, (any of the foregoing actions described in clauses (i) through (iii) a “Recommendation Change”) or (iv) execute or enter into any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement or other similar agreement (other than an Acceptable Confidentiality Agreement) providing for an Acquisition Proposal (an “Alternative Acquisition Agreement”).
(b)   Notwithstanding anything in this Agreement to the contrary, subject to Section 8.1 and Section 8.2, prior to the receipt of the Requisite Atlantic Capital Vote, the Board of Directors of Atlantic Capital may submit this Agreement to its shareholders without recommendation (which, for the avoidance of doubt, shall constitute a “Recommendation Change”), in which event the Board of Directors of Atlantic Capital may communicate the basis for its lack of recommendation to its shareholders in the Proxy Statement or an appropriate amendment or supplement thereto to the extent required by law (although the resolutions approving this Agreement as of the date hereof may not be rescinded or amended), if (i)(A) the Board of Directors of Atlantic Capital has received after the date hereof a bona fide Acquisition Proposal which did not result from a breach of Section 6.14(a), which it believes in good faith, after receiving the advice of its outside counsel and its financial advisors, constitutes a Superior Proposal (in which event, subject to compliance with the entirety of this Section 6.4(b) and prior to the receipt of the Requisite Atlantic Capital Vote, the Board of Directors of Atlantic Capital may cause Atlantic Capital to terminate this Agreement pursuant to Section 8.1(g) in order to enter into an Alternative Acquisition Agreement with respect to such Superior Proposal) or (B) an Intervening Event has occurred, and (ii) the Board of Directors of Atlantic Capital, after receiving the advice of its outside counsel and its financial advisors, determines in good faith that failure to take such actions would be inconsistent with its fiduciary duties under applicable law, in each case, if, but only if, (1) Atlantic Capital has complied in all material respects with Section 6.14(a), (2) Atlantic Capital delivers to South State at least five (5) business days’ prior written notice of its intention to take such action, and furnishes to South State a reasonable description of the events or circumstances giving rise to its determination to take such action (including, in the event such action is taken in response to an Acquisition Proposal, the identity of the person making such Acquisition Proposal, a copy of the proposed transaction agreement(s) and all other documents relating to such Acquisition Proposal), (3) prior to taking such action, Atlantic Capital negotiates, and causes its financial, legal, and other advisors to negotiate, in good faith with South State, during the five (5) business day period following Atlantic Capital’s delivery of the notice referred to in such sub-clause (2) above (to the extent South State desires to so negotiate) any revision to the terms of this Agreement that South State desires to propose, and (4) after the conclusion of such five (5) business day period, the Board of Directors of Atlantic Capital determines in good faith, after giving effect to all of the adjustments or revisions (if any) which may be offered by South State pursuant to sub-clause (3) above, that, in the case of actions described in clause (i)(A) above, such Acquisition Proposal continues to constitute a Superior Proposal and in case of actions described in either clause (i)(A) or clause (i)(B) above, it nevertheless would be inconsistent with its fiduciary duties under applicable law to make or continue to make the Atlantic Capital Board Recommendation (it being agreed that, if such actions are being taken in response to an Acquisition Proposal, in the event that, following delivery of the notice referred to in sub-clause (2) above, there is any material revision to the terms of such Acquisition Proposal, including any revision in price or other improvement in economic terms, the five (5) business day period during which the parties agree to negotiate in good faith shall be extended, if applicable, to ensure that at least two (2) business days remain to negotiate subsequent to the time Atlantic Capital notifies South State of any such material revision (it being understood that there may be multiple extensions)). As used in this Agreement, the term “Intervening Event” means any material event, change, effect, development, condition, circumstance or occurrence arising after the date of this Agreement that (I) improves or would be reasonably likely to improve the business, financial condition or results of operations of Atlantic Capital and its Subsidiaries, taken as a whole, in a manner that is disproportionate from such improvements to the business, financial condition or results of operations of South State and its Subsidiaries, taken as a whole, (II) is not known by, nor reasonably foreseeable to, the Board of Directors of Atlantic Capital as of the date of this Agreement and (III) does not relate to any Acquisition Proposal, the end or reduction of the Pandemic or the lifting or expiration of the Pandemic Measures; provided, that, for the avoidance of doubt, none of the following shall be considered or taken into account in determining whether an Intervening Event has occurred: (x) changes in the trading price or trading volume of the Atlantic Capital Common Stock (it being understood that the underlying cause of such change may be taken into account to the extent not otherwise excluded by this definition) or other developments or changes in the banking industry or in the credit, debt, financial or capital markets or in interest or exchange rates, (y) the fact alone that Atlantic Capital meets or exceeds any internal or published forecasts or projections for any period (it being understood that the underlying cause of such over-performance by Atlantic Capital may be taken into account to the extent not otherwise excluded by this definition) or (z) any event, change, effect, development, condition, circumstance or occurrence resulting from a breach of this Agreement by Atlantic Capital or any of the Atlantic Capital Subsidiaries.
(c)   Notwithstanding any Recommendation Change, unless this Agreement has been terminated, the Atlantic Capital Meeting shall be convened and this Agreement shall be submitted to the shareholders of Atlantic Capital at such meeting for the purpose of the shareholders of Atlantic Capital considering and voting on approval of this Agreement and any other matters required to be approved by the shareholders of Atlantic Capital in order to consummate the transactions contemplated by this Agreement. Additionally, unless this Agreement has been terminated, Atlantic Capital shall not submit to or for a vote of its shareholders any Acquisition Proposal.
(d)   Atlantic Capital shall adjourn or postpone the Atlantic Capital Meeting if (i) as of the date of such meeting there are insufficient shares of Atlantic Capital Common Stock, as applicable, represented

(either in person or by proxy) to constitute the quorum necessary to conduct the business of such meeting, (ii) as of the date of such meeting Atlantic Capital has not received proxies representing a sufficient number of shares necessary for the approval of this Agreement by the shareholders of Atlantic Capital, or (iii) required by applicable law in order to ensure that any required supplement or amendment to the Proxy Statement Atlantic Capital was required to provide to its shareholders by applicable law is provided to the shareholders of Atlantic Capital a reasonable amount of time prior to such meeting; provided that, in the case of clauses (i) and (ii), without the prior written consent of South State, Atlantic Capital shall not adjourn or postpone the Atlantic Capital Meeting for more than five (5) business days in the case of any individual adjournment or postponement or more than twenty (20) business days in the aggregate.
6.5   Legal Conditions to Merger.   Subject in all respects to Section 6.1 of this Agreement, each of South State and Atlantic Capital shall, and shall cause its Subsidiaries to, use their reasonable best efforts (a) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements that may be imposed on such party or its Subsidiaries with respect to the Merger and the Bank Merger and, subject to the conditions set forth in Article VII hereof, to consummate the transactions contemplated by this Agreement, (b) to obtain (and to cooperate with the other party to obtain) any material consent, authorization, order or approval of, or any exemption by, any Governmental Entity and any other third party that is required to be obtained by Atlantic Capital or South State or any of their respective Subsidiaries in connection with the Merger, the Bank Merger and the other transactions contemplated by this Agreement, and (c) to obtain the tax opinions referenced in Section 7.2(c) and Section 7.3(c), including by executing and delivering representations contained in certificates of officers of South State and Atlantic Capital reasonably satisfactory in form and substance to South State’s and Atlantic Capital’s counsel.
6.6   Stock Exchange Listing.   South State shall cause the shares of South State Common Stock to be issued in the Merger to be approved for listing on the Nasdaq, subject to official notice of issuance, prior to the Effective Time.
6.7   Employee Matters.
(a)   From the Effective Time through the 12-month anniversary of the Closing Date, South State shall provide to employees of Atlantic Capital and its Subsidiaries who at the Effective Time become employees of the Surviving Entity or its Subsidiaries (the “Continuing Employees”): (1) base salary or base wage that is no less than the base salary or base wage provided by Atlantic Capital and its Subsidiaries to each such Continuing Employee immediately prior to the Effective Time, (2) target annual cash bonus opportunities that are no less favorable than the target annual cash bonus opportunities provided by Atlantic Capital and its Subsidiaries to each such Continuing Employee immediately prior to the Effective Time, (3) employee benefits that are no less favorable in the aggregate than those generally made available to similarly situated employees of South State and its Subsidiaries; provided that each Continuing Employee’s share of medical premiums for the 2022 plan year shall be the same as the premium amounts set forth on Section 6.7(a) of the Atlantic Capital Disclosure Schedule for the plan tier elected by such Continuing Employee for the 2022 plan year; provided, further that for purposes of this clause (3), “employee benefits” shall exclude equity and equity-based compensation, long-term incentives, change in control or retention bonuses or benefits, defined benefit pension benefits, retiree medical benefits and severance benefits (it being understood that the Surviving Entity shall honor contractual obligations in effect as of the date hereof with respect to the “employee benefits” referred to in this sub-section (3) pursuant to Atlantic Capital Benefit Plans listed on Section 6.7(c) of the Atlantic Capital Disclosure Schedule) and (4) severance benefits that are no less favorable than the greater of the severance benefits (A) provided by Atlantic Capital and its Subsidiaries to such Continuing Employees immediately prior to the Effective Time pursuant to Atlantic Capital Benefit Plans listed on Section 3.11(b) of the Atlantic Capital Disclosure Schedule or (B) generally made available to similarly situated employees of South State and its Subsidiaries and subject to such Continuing Employee’s execution, delivery and non-revocation of a general release in favor of Atlantic Capital, South State and their respective Affiliates (including the Surviving Entity).
(b)   For purposes of eligibility, participation, vesting and benefit accrual (except not for any purpose under any defined benefit pension plan, retiree medical plan or any frozen plan or to the extent that such credit would result in a duplication of benefits) under the South State Benefit Plans, service with or credited by South State, Atlantic Capital or any of their respective Subsidiaries or predecessors for Continuing Employees or continuing employees of South State or its Subsidiaries shall be treated as service with the

Surviving Entity to the same extent that such service was taken into account under the analogous Atlantic Capital Benefit Plan prior to the Effective Time. With respect to any South State Benefit Plan in which any employees of Atlantic Capital (or its Subsidiaries) prior to the Effective Time first become eligible to participate on or after the Effective Time, and in which such employees did not participate prior to the Effective Time, South State shall use commercially reasonable efforts to (or to cause its Subsidiary to): (A) waive all preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to such employees and their eligible dependents, except to the extent such pre-existing conditions, exclusions or waiting periods would apply under the analogous Atlantic Capital Benefit Plan, as the case may be, and (B) provide each such employee and his or her eligible dependents with credit for any co-payments and deductibles paid prior to the Effective Time under an Atlantic Capital Benefit Plan (to the same extent that such credit was given under the analogous Atlantic Capital Benefit Plan) in satisfying any applicable deductible or out-of-pocket requirements under any South State Benefit Plan in which such employee first becomes eligible to participate after the Effective Time, in each case, subject to any requirements or limitation imposed by the administrative service providers and insurers with respect to the applicable South State Benefit Plan and Buyer receiving all applicable information as reasonably requested by Buyer, including information regarding pre-Closing co-payments and deductibles from Atlantic Capital.
(c)   The Surviving Entity agrees to honor in accordance with their terms all Atlantic Capital Benefit Plans set forth on Schedule 6.7(c) of the Atlantic Capital Disclosure Schedule; provided that, nothing in this Section 6.7(c) shall prohibit or limit the Surviving Entity or any of its Subsidiaries from amending, terminating or otherwise modifying any such Atlantic Capital Benefit Plan in accordance with its terms.
(d)   If requested by South State in writing delivered to Atlantic Capital not less than twenty (20) business days before the Closing Date, the Board of Directors of Atlantic Capital (or the appropriate committee or officers thereof) shall adopt resolutions and take such corporate action as is necessary or appropriate to terminate the Atlantic Capital 401(k) Plan (the “Atlantic Capital 401(k) Plan”), effective as of the day prior to the Closing Date and contingent upon the occurrence of the Effective Time. If South State requests that the Atlantic Capital 401(k) Plan be terminated, (i) Atlantic Capital shall provide South State with evidence that such plan has been terminated (the form and substance of which shall be subject to reasonable review and comment by South State) not later than two (2) days immediately preceding the Closing Date, and (ii) the Continuing Employees shall be eligible to participate, effective as of the Effective Time, in a 401(k) plan sponsored or maintained by South State, the Surviving Entity or one of their Subsidiaries (the “South State 401(k) Plan”), it being agreed that there shall be no gap in participation in a tax-qualified defined contribution plan. South State and Atlantic Capital shall take any and all actions as may be required, including amendments to the Atlantic Capital 401(k) Plan and/or the South State 401(k) Plan, to permit the Continuing Employees to make rollover contributions to the South State 401(k) Plan of “eligible rollover distributions” (within the meaning of Section 401(a)(31) of the Code) in the form of cash, notes (in the case of loans), South State Common Stock or a combination thereof in an amount equal to the full account balance distributed to such employee from the Atlantic Capital 401(k) Plan.
(e)   Nothing in this Agreement shall confer upon any employee, officer, director or consultant of South State or Atlantic Capital or any of their Subsidiaries or affiliates any right to continue in the employ or service of the Surviving Entity, Atlantic Capital, South State or any Subsidiary or affiliate thereof, or shall interfere with or restrict in any way the rights of the Surviving Entity, Atlantic Capital, South State or any Subsidiary or affiliate thereof to discharge or terminate the services of any employee, officer, director or consultant of South State or Atlantic Capital or any of their Subsidiaries or affiliates at any time for any reason whatsoever, with or without cause. Nothing in this Agreement shall be deemed to (i) establish, amend, or modify any Atlantic Capital Benefit Plan or South State Benefit Plan or any other benefit or employment plan, program, agreement or arrangement, or (ii) alter or limit the ability of the Surviving Entity or any of its Subsidiaries or affiliates to amend, modify or terminate any particular Atlantic Capital Benefit Plan or South State Benefit Plan or any other benefit or employment plan, program, agreement or arrangement after the Effective Time. Without limiting the generality of Section 9.11, nothing in this Agreement, express or implied, is intended to or shall confer upon any person, including any current or former employee, officer, director or consultant of South State or Atlantic Capital or any of their Subsidiaries or affiliates, any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

6.8   Indemnification; Directors’ and Officers’ Insurance.
(a)   From and after the Effective Time, the Surviving Entity shall indemnify and hold harmless and shall advance expenses as incurred, in each case, to the fullest extent permitted by applicable law, the Atlantic Capital Articles, the Atlantic Capital Bylaws and the governing or organizational documents of any Atlantic Capital Subsidiary, each present and former director, officer or employee of Atlantic Capital and its Subsidiaries (in each case, when acting in such capacity) (collectively, the “Atlantic Capital Indemnified Parties”) against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, damages or liabilities incurred in connection with any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, whether arising before or after the Effective Time, arising out of, or pertaining to, the fact that such person is or was a director, officer or employee of Atlantic Capital or any of its Subsidiaries and pertaining to matters, acts or omissions existing or occurring at or prior to the Effective Time, including matters, acts or omissions occurring in connection with the approval of this Agreement and the transactions contemplated by this Agreement; provided, that in the case of advancement of expenses, any Atlantic Capital Indemnified Party to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Atlantic Capital Indemnified Party is not entitled to indemnification. The Surviving Entity shall reasonably cooperate with the Atlantic Capital Indemnified Parties, and the Atlantic Capital Indemnified Parties shall reasonably cooperate with the Surviving Entity, in the defense of any such claim, action, suit, proceeding or investigation. Without limiting the indemnification and other rights provided in this clause (a), all rights to indemnification and all limitations on liability existing in favor of the Atlantic Capital Indemnified Parties as provided in any indemnification agreement in existence on the date of this Agreement and set forth on Section 6.8 of the Atlantic Capital Disclosure Schedule shall survive the Merger and shall continue in full force and effect to the fullest extent permitted by law, and shall be honored by the Surviving Entity and its Subsidiaries or their respective successors as if they were the indemnifying party thereunder, without any amendment thereto.
(b)   For a period of six (6) years after the Effective Time, the Surviving Entity shall cause to be maintained in effect the current policies of directors’ and officers’ liability insurance maintained by Atlantic Capital (provided, that the Surviving Entity may substitute therefor policies with a substantially comparable insurer of at least the same coverage and amounts containing terms and conditions that are no less advantageous to the insured) with respect to claims against the present and former officers and directors of Atlantic Capital or any of its Subsidiaries arising from facts or events which occurred at or before the Effective Time (including the approval of the transactions contemplated by this Agreement); provided, however, that the Surviving Entity shall not be obligated to expend, on an annual basis, an amount in excess of 300% of the current annual premium paid as of the date hereof by Atlantic Capital for such insurance (the “Premium Cap”), and if such premiums for such insurance would at any time exceed the Premium Cap, then the Surviving Entity shall cause to be maintained policies of insurance which, in the Surviving Entity’s good faith determination, provide the maximum coverage available at an annual premium equal to the Premium Cap. In lieu of the foregoing, South State or Atlantic Capital, in consultation with, but only upon the consent, of South State, may (and at the request of South State, Atlantic Capital shall use its reasonable best efforts to) obtain at or prior to the Effective Time a six (6)-year “tail” policy under Atlantic Capital’s existing directors’ and officers’ insurance policy providing equivalent coverage to that described in the preceding sentence if and to the extent that the same may be obtained for an amount that, in the aggregate, does not exceed 300% of the current annual premium paid as of the date hereof by Atlantic Capital for its existing directors’ and officers’ insurance policy.
(c)   The obligations of the Surviving Entity, South State or Atlantic Capital under this Section 6.8 shall not be terminated or modified after the Effective Time in a manner so as to adversely affect any Atlantic Capital Indemnified Party or any other person entitled to the benefit of this Section 6.8 without the prior written consent of the affected Atlantic Capital Indemnified Party or affected person.
(d)   The provisions of this Section 6.8 shall survive the Effective Time and are intended to be for the benefit of, and shall be enforceable by, each Atlantic Capital Indemnified Party and his or her heirs and representatives. If the Surviving Entity or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving entity of such consolidation or merger, or (ii) transfers all or substantially all of its assets or deposits to any other person or engages in any similar transaction, then in each such case, the Surviving Entity will cause proper provision to be made so that the successors and assigns of the Surviving Entity will expressly assume the obligations set forth in this Section 6.8.
6.9   Additional Agreements.   In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement (including any merger between a Subsidiary of South State, on the one hand, and a Subsidiary of Atlantic Capital, on the other hand) or to vest the Surviving Entity with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the Merger or the Bank Merger, the proper officers and directors of each party to this Agreement and their respective Subsidiaries shall take all such necessary action as may be reasonably requested by South State.
6.10   Advice of Changes.   South State and Atlantic Capital shall each promptly advise the other party of any effect, change, event, circumstance, condition, occurrence or development (i) that has had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on such first party, or (ii) that such first party believes would or would reasonably be expected to cause or constitute a material breach of any of its representations, warranties, obligations, covenants or agreements contained in this Agreement that reasonably could be expected to give rise, individually or in the aggregate, to the failure of a condition in Article VII; provided, that any failure to give notice in accordance with the foregoing with respect to any breach shall not be deemed to constitute a violation of this Section 6.10 or the failure of any condition set forth in Section 7.2 or 7.3 to be satisfied, or otherwise constitute a breach of this Agreement by the party failing to give such notice, in each case, unless the underlying breach would independently result in a failure of the conditions set forth in Section 7.2 or 7.3 to be satisfied; and provided, further, that the delivery of any notice pursuant to this Section 6.10 shall not cure any breach of, or noncompliance with, any other provision of this Agreement or limit the remedies available to the party receiving such notice.
6.11   Reserved.
6.12   Shareholder Litigation.   Each party shall give the other party prompt notice of any shareholder litigation against such party or its directors or officers relating to the transactions contemplated by this Agreement. Atlantic Capital shall (i) give South State the opportunity to participate (at South State’s expense) in the defense or settlement of any such litigation, (ii) give South State a reasonable opportunity to review and comment on all filings or responses to be made by Atlantic Capital in connection with any such litigation, and will in good faith take such comments into account and (iii) not agree to settle any such litigation without South State’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed; provided, that the other party shall not be obligated to consent to any settlement which does not include a full release of such other party and its affiliates or which imposes an injunction or other equitable relief after the Effective Time upon the Surviving Entity or any of its affiliates.
6.13   Corporate Governance.
(a)   Prior to the Effective Time, the Board of Directors of South State shall take all actions necessary so that two (2) directors of Atlantic Capital immediately prior to the Effective Time shall be appointed to the Board of Directors of South State as of the Effective Time (such appointed directors, the “Atlantic Capital Designated Directors”). The Atlantic Capital Designated Directors (i) shall be directors of Atlantic Capital immediately prior to the Effective Time and (ii) shall be selected by South State.
(b)   Effective as of the Effective Time, and subject to the effectiveness of, and the executive’s compliance with the terms of, the applicable employment agreement, (i) Douglas Williams shall serve as the President of the Atlanta Banking Group and Head of Corporate Banking for the Surviving Bank and shall serve on the Management Executive Committee of the Surviving Entity, (ii) Kurt Shreiner shall serve as President of the Corporate Financial Services Division for the Surviving Bank, and (iii) Richard Oglesby, Jr. shall serve as President, Atlanta Division of the Surviving Bank.
6.14   Acquisition Proposals.
(a)   Atlantic Capital will, and will cause its Representatives to, immediately cease and cause to be terminated any activities, discussions or negotiations conducted before the date of this Agreement with any person other than South State with respect to any Acquisition Proposal. Atlantic Capital agrees that it will not, and will cause each of its Subsidiaries not to, and use its reasonable best efforts to cause its and their respective officers, directors, employees, agents, advisors and representatives (collectively, “Representatives”) not to, directly or indirectly, (i) initiate, solicit, knowingly encourage or knowingly facilitate any inquiries or proposals with respect to any Acquisition Proposal, (ii) engage or participate in any negotiations with any person concerning any Acquisition Proposal, (iii) provide any confidential or nonpublic information or data to, or have or participate in any discussions with, any person relating to any Acquisition Proposal (except to notify a person that has made or, to the knowledge of such party, is making any inquiries with respect to, or is considering making, an Acquisition Proposal, of the existence of the provisions of this Section 6.14(a)), or (iv) unless this Agreement has been terminated in accordance with its terms, approve or enter into any term sheet, letter of intent, commitment, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or other similar agreement (whether written or oral, binding or nonbinding) (other than an Acceptable Confidentiality Agreement entered into in accordance with this Section 6.14(a)) in connection with or relating to any Acquisition Proposal. Notwithstanding the foregoing, in the event that after the date of this Agreement and prior to the receipt of the Requisite Atlantic Capital Vote, Atlantic Capital receives an unsolicited bona fide written Acquisition Proposal that did not result from or arise in connection with a breach of this Section 6.14(a), Atlantic Capital may, and may permit its Subsidiaries and its and its Subsidiaries’ Representatives to, furnish or cause to be furnished confidential or nonpublic information or data and participate in such negotiations or discussions with the person making the Acquisition Proposal if the Board of Directors of Atlantic Capital concludes in good faith (after receiving the advice of outside counsel and financial advisors) that failure to take such actions would be inconsistent with its fiduciary duties under applicable law; provided, that, prior to furnishing any confidential or nonpublic information permitted to be provided pursuant to this sentence, Atlantic Capital shall have provided such information to South State and shall have entered into a confidentiality agreement with the person making such Acquisition Proposal on terms no less favorable to Atlantic Capital than the Confidentiality Agreement (“Acceptable Confidentiality Agreement”), which confidentiality agreement shall not provide such person with any exclusive right to negotiate with Atlantic Capital. Atlantic Capital will promptly (within twenty-four (24) hours) advise South State following receipt of any Acquisition Proposal or any inquiry which could reasonably be expected to lead to an Acquisition Proposal and the substance thereof (including the terms and conditions of and the identity of the person making such inquiry or Acquisition Proposal), will provide the South State with an unredacted copy of any such Acquisition Proposal and any draft agreements, proposals or other materials received in connection with any such inquiry or Acquisition Proposal, and will keep South State apprised of any related developments, discussions and negotiations on a current basis, including any amendments to or revisions of the terms of such inquiry or Acquisition Proposal. Atlantic Capital shall use its reasonable best efforts to enforce any existing confidentiality or standstill agreements to which it or any of its Subsidiaries is a party in accordance with the terms thereof. As used in this Agreement, “Acquisition Proposal” shall mean, other than the transactions contemplated by this Agreement, any offer, proposal or inquiry relating to, or any third-party indication of interest in, (i) any acquisition or purchase, direct or indirect, of twenty-five percent (25%) or more of the consolidated assets of Atlantic Capital and its Subsidiaries or twenty-five percent (25%) or more of any class of equity or voting securities of Atlantic Capital or its Subsidiaries whose assets, individually or in the aggregate, constitute twenty-five percent (25%) or more of the consolidated assets of Atlantic Capital, (ii) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in such third party beneficially owning twenty-five percent (25%) or more of any class of equity or voting securities of Atlantic Capital or its Subsidiaries whose assets, individually or in the aggregate, constitute twenty-five percent (25%) or more of the consolidated assets of Atlantic Capital, or (iii) a merger, consolidation, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving Atlantic Capital or its Subsidiaries whose assets, individually or in the aggregate, constitute twenty-five percent (25%) or more of the consolidated assets of Atlantic Capital. As used in this Agreement, “Superior Proposal” shall mean any bona fide written Acquisition Proposal which the board of directors of Atlantic Capital determines, in good faith, after taking into account all legal, financial, regulatory, and other aspects of such proposal (including the amount, form, and timing of payment of consideration, the financing thereof, any associated break-up or termination fees, including those provided for in this Agreement, expense reimbursement provisions, and all conditions to consummation) and the person making the proposal, and after consulting with its financial advisor (which shall be a nationally recognized investment banking firm) and outside legal counsel, is (i) more favorable from a financial point of view to Atlantic Capital’s shareholders than the transactions contemplated by this

Agreement (taking into account any proposal by South State to amend the terms of this Agreement pursuant to Section 6.4(b)) and (ii) reasonably likely to be timely consummated on the terms set forth; provided, however, that for purposes of this definition of Superior Proposal, references to “twenty-five percent (25%)” in the definition of Acquisition Proposal shall be deemed to be references to “fifty percent (50%).” It is agreed that any violation of the restrictions on Atlantic Capital set forth in this Section 6.14(a) by any officer, director, employee, consultant, advisor or other representative of Atlantic Capital or any of its Subsidiaries, in each case acting on behalf of Atlantic Capital or any of its Subsidiaries, shall be a breach of this Section 6.14(a) by Atlantic Capital.
(b)   Nothing contained in this Agreement shall prevent a party or its Board of Directors from complying with Rule 14d-9 and Rule 14e-2 under the Exchange Act or Item 1012(a) of Regulation M-A with respect to an Acquisition Proposal or from making any legally required disclosure to such party’s shareholders; provided, that such rules will in no way eliminate or modify the effect that any action pursuant to such rules would otherwise have under this Agreement.
6.15   Public Announcements.   Atlantic Capital and South State agree that the initial press release with respect to the execution and delivery of this Agreement shall be a release mutually agreed to by the parties. Thereafter, each of the parties agrees that no public release or announcement or statement concerning this Agreement or the transactions contemplated hereby shall be issued by any party without the prior written consent of the other party (which consent shall not be unreasonably withheld, conditioned or delayed), except (i) as required by applicable law or the rules or regulations of any applicable Governmental Entity or stock exchange to which the relevant party is subject, in which case the party required to make the release or announcement shall consult with the other party about, and allow the other party reasonable time to comment on, such release or announcement in advance of such issuance, or (ii) for such releases, announcements or statements that are consistent with other such releases, announcement or statements made after the date of this Agreement in compliance with this Section 6.15. It is understood that South State shall assume primary responsibility for the preparation of joint press releases relating to this Agreement, the Merger and the other transactions contemplated hereby.
6.16   Change of Method.   Atlantic Capital and South State shall be empowered, upon their mutual agreement, at any time prior to the Effective Time, to change the method or structure of effecting the combination of Atlantic Capital and South State (including the provisions of Article I), if and to the extent they both deem such change to be necessary, appropriate or desirable; provided, that unless this Agreement is amended by agreement of each party in accordance with Section 9.1, no such change shall (i) alter or change the Exchange Ratio or the number of shares of South State Common Stock received by holders of Atlantic Capital Common Stock in exchange for each share of Atlantic Capital Common Stock, (ii) adversely affect the Tax treatment of Atlantic Capital’s shareholders or South State’s shareholders pursuant to this Agreement, (iii) adversely affect the Tax treatment of Atlantic Capital or South State pursuant to this Agreement or (iv) materially impede or delay the consummation of the transactions contemplated by this Agreement in a timely manner. The parties agree to reflect any such change in an appropriate amendment to this Agreement executed by both parties in accordance with Section 9.1.
6.17   Takeover Statutes.   Neither Atlantic Capital nor its Board of Directors shall take any action that would cause any Takeover Statute to become applicable to this Agreement, the Merger, or any of the other transactions contemplated hereby, and each shall take all necessary steps to exempt (or ensure the continued exemption of) the Merger and the other transactions contemplated hereby from any applicable Takeover Statute now or hereafter in effect. If any Takeover Statute may become, or may purport to be, applicable to the transactions contemplated hereby, each party and the members of their respective Boards of Directors will grant such approvals and take such actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of any Takeover Statute on any of the transactions contemplated by this Agreement, including, if necessary, challenging the validity or applicability of any such Takeover Statute.
6.18   Treatment of Atlantic Capital Indebtedness.   At and after the Effective Time, South State shall assume the due and punctual performance and observance of the covenants to be performed by Atlantic Capital under the indentures set forth on Section 6.18 of the Atlantic Capital Disclosure Schedule, and the due and punctual payment of the principal of (and premium, if any) and interest on, the notes governed thereby. In connection therewith, prior to the Effective Time, South State and Atlantic Capital shall cooperate and use reasonable best efforts to execute and deliver any supplemental indentures, officer’s certificates or other documents, and the parties hereto shall cooperate and use reasonable best efforts to provide any opinion of counsel to the trustee thereof, required to make such assumption effective as of the Effective Time.
6.19   Exemption from Liability Under Section 16(b).   Atlantic Capital and South State agree that, in order to most effectively compensate and retain Atlantic Capital Insiders, both prior to and after the Effective Time, it is desirable that Atlantic Capital Insiders not be subject to a risk of liability under Section 16(b) of the Exchange Act to the fullest extent permitted by applicable law in connection with the conversion of shares of Atlantic Capital Common Stock into shares of South State Common Stock in the Merger and the conversion of Atlantic Capital Equity Awards into corresponding South State Equity Awards in the Merger, and for that compensatory and retentive purposes agree to the provisions of this Section 6.19. Atlantic Capital shall deliver to South State in a reasonably timely fashion prior to the Effective Time accurate information regarding those officers and directors of Atlantic Capital subject to the reporting requirements of Section 16(a) of the Exchange Act (the “Atlantic Capital Insiders”), and the Board of Directors of South State and of Atlantic Capital, or a committee of non-employee directors thereof (as such term is defined for purposes of Rule 16b-3(d) under the Exchange Act), shall reasonably promptly thereafter, and in any event prior to the Effective Time, take all such steps as may be required to cause (in the case of Atlantic Capital) any dispositions of Atlantic Capital Common Stock or Atlantic Capital Equity Awards by the Atlantic Capital Insiders, and (in the case of South State) any acquisitions of South State Common Stock or South State Equity Awards by any Atlantic Capital Insiders who, immediately following the Merger, will be officers or directors of the Surviving Entity subject to the reporting requirements of Section 16(a) of the Exchange Act, in each case, pursuant to the transactions contemplated by this Agreement, to be exempt from liability pursuant to Rule 16b-3 under the Exchange Act to the fullest extent permitted by applicable law.
6.20   Certain Tax Matters.   Each of Atlantic Capital and South State shall use its reasonable best efforts to cause the Merger to qualify as a “reorganization” within the meaning of Section 368(a) of the Code. Each of Atlantic Capital and South State shall use its reasonable best efforts and shall cooperate with one another to obtain the opinions of counsel referred to in Sections 7.2(c) and 7.3(c). In connection with the foregoing, (a) Atlantic Capital shall deliver to the nationally recognized tax counsel that is delivering the opinion referred to in Section 7.2(c) or 7.3(c)) a duly executed letter of representation customary for transactions of this type and reasonably satisfactory to such counsel (the “Atlantic Capital Tax Certificate”), and (b) South State shall deliver to the nationally recognized tax counsel that is delivering the opinion referred to in Section 7.2(c) or 7.3(c)) a duly executed letter of representation customary for transactions of this type and reasonably satisfactory to such counsel (the “South State Tax Certificate”), in the case of each of clauses (a) and (b), at such times as such counsel shall reasonably request.
ARTICLE VII
CONDITIONS PRECEDENT
7.1   Conditions to Each Party’s Obligation to Effect the Merger.   The respective obligations of the parties to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:
(a)   Shareholder Approvals.   The Requisite Atlantic Capital Vote shall have been obtained.
(b)   Nasdaq Listing.   The shares of South State Common Stock that shall be issuable pursuant to this Agreement shall have been authorized for listing on the Nasdaq, subject to official notice of issuance.
(c)   Regulatory Approvals.   (i) All Requisite Regulatory Approvals shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired or been terminated and (ii) no such Requisite Regulatory Approval shall have resulted in the imposition of any Materially Burdensome Regulatory Condition.
(d)   S-4.   The S-4 shall have become effective under the Securities Act and no stop order suspending the effectiveness of the S-4 shall have been issued, and no proceedings for such purpose shall have been initiated or threatened by the SEC and not withdrawn.

(e)   No Injunctions or Restraints; Illegality.   No order, injunction or decree issued by any court or Governmental Entity of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger, the Bank Merger or any of the other transactions contemplated by this Agreement shall be in effect. No law, statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits or makes illegal consummation of the Merger, the Bank Merger or any of the other transactions contemplated by this Agreement.
7.2   Conditions to Obligations of South State.   The obligation of South State to effect the Merger is also subject to the satisfaction, or waiver by South State, at or prior to the Effective Time, of the following conditions:
(a)   Representations and Warranties.   The representations and warranties of Atlantic Capital set forth in Section 3.2(a), Section 3.2(b) (but only with respect to Atlantic Capital Bank) and Section 3.8(a) (in each case, after giving effect to the lead-in to Article III) shall be true and correct (other than, in the case of Section 3.2(a) and Section 3.2(b), such failures to be true and correct as are de minimis), in each case, as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date, in which case as of such earlier date), and the representations and warranties of Atlantic Capital set forth in Section 3.1(a), Section 3.1(b) (but only with respect to Atlantic Capital Bank), Section 3.3(a), Section 3.3(b)(i) and Section 3.7 (read, in each case, without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties but, in each case, after giving effect to the lead-in to Article III) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date, in which case as of such earlier date). All other representations and warranties of Atlantic Capital set forth in this Agreement (read without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties but, in each case, after giving effect to the lead-in to Article III) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date, in which case as of such earlier date); provided, however, that for purposes of this sentence, such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct, either individually or in the aggregate, and without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties, has had or would reasonably be expected to have a Material Adverse Effect on Atlantic Capital or the Surviving Entity. South State shall have received a certificate dated as of the Closing Date and signed on behalf of Atlantic Capital by the Chief Executive Officer or the Chief Financial Officer of Atlantic Capital to the foregoing effect.
(b)   Performance of Obligations of Atlantic Capital.   Atlantic Capital shall have performed in all material respects the obligations, covenants and agreements required to be performed by it under this Agreement at or prior to the Closing Date, and South State shall have received a certificate dated as of the Closing Date and signed on behalf of Atlantic Capital by the Chief Executive Officer or the Chief Financial Officer of Atlantic Capital to such effect.
(c)   Federal Tax Opinion.   South State shall have received the opinion from one of the firms set forth on Schedule 7.2(c) (“Nationally Recognized Tax Counsel”), in form and substance reasonably satisfactory to South State, dated as of the Closing Date, to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. In rendering such opinion, counsel may require and rely upon representations contained in the South State Tax Certificate and the Atlantic Capital Tax Certificate.
7.3   Conditions to Obligations of Atlantic Capital.   The obligation of Atlantic Capital to effect the Merger is also subject to the satisfaction, or waiver by Atlantic Capital, at or prior to the Effective Time of the following conditions:
(a)   Representations and Warranties.   The representations and warranties of South State set forth in Section 4.2(a) and Section 4.8(a) (in each case, after giving effect to the lead-in to Article IV) shall be true and correct (other than, in the case of Section 4.2(a), such failures to be true and correct as are de minimis), in each case, as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date, in which case as of such earlier date), and the representations and warranties of South State set forth in Section 4.1(a), Section 4.1(b) (but only with respect to South State Bank), Section 4.2(b) (but only with respect to South State Bank), Section 4.3(a) and Section 4.7 (read without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties but, in each case, after giving effect to the lead-in to Article IV) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date, in which case as of such earlier date). All other representations and warranties of South State set forth in this Agreement (read without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties but, in each case, after giving effect to the lead-in to Article IV) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date, in which case as of such earlier date), provided, however, that for purposes of this sentence, such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct, either individually or in the aggregate, and without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties, has had or would reasonably be expected to have a Material Adverse Effect on South State. Atlantic Capital shall have received a certificate dated as of the Closing Date and signed on behalf of South State by the Chief Executive Officer or the Chief Financial Officer of South State to the foregoing effect.
(b)   Performance of Obligations of South State.   South State shall have performed in all material respects the obligations, covenants and agreements required to be performed by it under this Agreement at or prior to the Closing Date, and Atlantic Capital shall have received a certificate dated as of the Closing Date and signed on behalf of South State by the Chief Executive Officer or the Chief Financial Officer of South State to such effect.
(c)   Federal Tax Opinion.   Atlantic Capital shall have received the opinion of Nationally Recognized Tax Counsel (other than counsel issuing an opinion to South State pursuant to Section 7.2(c)), in form and substance reasonably satisfactory to Atlantic Capital, dated as of the Closing Date, to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. In rendering such opinion, counsel may require and rely upon representations contained in the South State Tax Certificate and the Atlantic Capital Tax Certificate.
ARTICLE VIII
TERMINATION AND AMENDMENT
8.1   Termination.   This Agreement may be terminated at any time prior to the Effective Time, whether before or after receipt of the Requisite Atlantic Capital Vote:
(a)   by mutual written consent of South State and Atlantic Capital;
(b)   by either South State or Atlantic Capital if any Governmental Entity that must grant a Requisite Regulatory Approval has denied approval of the Merger or the Bank Merger and such denial has become final and nonappealable or any Governmental Entity of competent jurisdiction shall have issued a final and nonappealable order, injunction, decree or other legal restraint or prohibition permanently enjoining or otherwise prohibiting or making illegal the consummation of the Merger or the Bank Merger, unless the failure to obtain a Requisite Regulatory Approval shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the obligations, covenants and agreements of such party set forth herein;
(c)   by either South State or Atlantic Capital if the Merger shall not have been consummated on or before the nine (9) month anniversary of the date of this Agreement (the “Termination Date”), unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the obligations, covenants and agreements of such party set forth herein;

(d)   by either South State or Atlantic Capital (provided, that the terminating party is not then in material breach of any representation, warranty, obligation, covenant or other agreement contained herein) if there shall have been a breach of any of the obligations, covenants or agreements or any of the representations or warranties (or any such representation or warranty shall cease to be true) set forth in this Agreement on the part of Atlantic Capital, in the case of a termination by South State, or South State, in the case of a termination by Atlantic Capital, which breach or failure to be true, either individually or in the aggregate with all other breaches by such party (or failures of such representations or warranties to be true), would constitute, if occurring or continuing on the Closing Date, the failure of a condition set forth in Section 7.2, in the case of a termination by South State, or Section 7.3, in the case of a termination by Atlantic Capital, and which is not cured within thirty (30) days following written notice to Atlantic Capital, in the case of a termination by South State, or South State, in the case of a termination by Atlantic Capital, or by its nature or timing cannot be cured during such period (or such fewer days as remain prior to the Termination Date);
(e)   by South State, if (i) Atlantic Capital or the Board of Directors of Atlantic Capital shall have made a Recommendation Change, or (ii) Atlantic Capital or the Board of Directors of Atlantic Capital shall have committed a willful and material breach (as defined below) of its obligations under Section 6.4 or 6.14(a);
(f)   by either Atlantic Capital or South State, if the Requisite Atlantic Capital Vote shall not have been obtained upon a vote thereon taken at the Atlantic Capital Meeting (including any adjournment or postponement thereof);
(g)   by Atlantic Capital in order to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal if, prior to the time the Requisite Atlantic Capital Vote is obtained, the Board of Directors of Atlantic Capital authorizes Atlantic Capital to enter into an Alternative Acquisition Agreement in response to a Superior Proposal, to the extent permitted by and in accordance with Section 6.4(b); provided that concurrently with such termination, Atlantic Capital pays, or causes to be paid, to South State, in immediately available funds the Termination Fee pursuant to Section 8.2.
8.2   Effect of Termination.
(a)   In the event of termination of this Agreement by either South State or Atlantic Capital as provided in Section 8.1, this Agreement shall forthwith become void and have no effect, and none of South State, Atlantic Capital, any of their respective Subsidiaries or any of the officers or directors of any of them shall have any liability of any nature whatsoever hereunder, or in connection with the transactions contemplated hereby, except that (i) Section 6.2(b) (Access to Information; Confidentiality), Section 6.15 (Public Announcements), this Section 8.2 and Article IX (other than Section 9.12) shall survive any termination of this Agreement, and (ii) notwithstanding anything to the contrary contained in this Agreement, neither South State nor Atlantic Capital shall be relieved or released from any liabilities or damages arising out of its fraud or its willful and material breach of any provision of this Agreement. “Willful and material breach” shall mean a material breach of, or material failure to perform any of the covenants or other agreements contained in, this Agreement that is a consequence of an act or failure to act by the breaching or non-performing party with actual knowledge that such party’s act or failure to act would, or would reasonably be expected to, result in or constitute such breach of or such failure of performance under this Agreement.
(b)   In the event that after the date of this Agreement and prior to the termination of this Agreement, a bona fide Acquisition Proposal shall have been communicated to or otherwise made known to the Board of Directors or senior management of Atlantic Capital or shall have been made directly to the shareholders of Atlantic Capital or any person shall have publicly announced (and not withdrawn at least two (2) business days prior to the Atlantic Capital Meeting) an Acquisition Proposal, in each case, with respect to Atlantic Capital, and (A)(x) thereafter this Agreement is terminated by either South State or Atlantic Capital pursuant to Section 8.1(c) without the Requisite Atlantic Capital Vote having been obtained (and all other conditions set forth in Section 7.1 and Section 7.3 were satisfied or were capable of being satisfied prior to such termination), (y) thereafter this Agreement is terminated by South State pursuant to Section 8.1(d) as a result of a willful breach or (z) thereafter this Agreement is terminated by South State or Atlantic Capital pursuant to Section 8.1(f) and (B) prior to the date that is twelve (12) months after the date of such termination, Atlantic Capital enters into a definitive agreement or consummates a transaction with respect to an Acquisition Proposal (whether or not the same Acquisition Proposal as that referred to above), then Atlantic Capital shall, on the earlier of the date it enters into such definitive agreement and the date of consummation of such transaction, pay South State, by wire transfer of same-day funds, a fee equal to $16,500,000 (the “Termination Fee”); provided, that for purposes of this Section 8.2(b), all references in the definition of Acquisition Proposal to “twenty-five percent (25%)” shall instead refer to “fifty percent (50%).”
(c)   In the event that this Agreement is terminated by South State pursuant to Section 8.1(e) or by Atlantic Capital or South State pursuant to Section 8.1(c) or Section 8.1(f) at a time when this Agreement was terminable by South State pursuant to Section 8.1(e), then Atlantic Capital shall pay South State, by wire transfer of same-day funds, the Termination Fee within two (2) business days of the date of termination.
(d)   In the event that this Agreement is terminated by Atlantic Capital pursuant to Section 8.1(g), then Atlantic Capital shall pay South State, by wire transfer of same-day funds, the Termination Fee concurrently with such termination.
(e)   Notwithstanding anything to the contrary in this Agreement, but without limiting the right of any party to recover liabilities or damages arising out of the other party’s fraud or willful and material breach of any provision of this Agreement, in no event shall either party be required to pay the Termination Fee more than once.
(f)   Each of South State and Atlantic Capital acknowledges that the agreements contained in this Section 8.2 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the other party would not enter into this Agreement; accordingly, if Atlantic Capital fails promptly to pay the amount due pursuant to this Section 8.2, and, in order to obtain such payment, the other party commences a suit which results in a judgment against the non-paying party for the Termination Fee or any portion thereof, such non-paying party shall pay the costs and expenses of the other party (including attorneys’ fees and expenses) in connection with such suit. In addition, if Atlantic Capital fails to pay the amounts payable pursuant to this Section 8.2, then such party shall pay interest on such overdue amounts at a rate per annum equal to the “prime rate” published in the Wall Street Journal on the date on which such payment was required to be made for the period commencing as of the date that such overdue amount was originally required to be paid and ending on the date that such overdue amount is actually paid in full.
ARTICLE IX
GENERAL PROVISIONS
9.1   Amendment.   Subject to compliance with applicable law, this Agreement may be amended by the parties hereto at any time before or after the receipt of the Requisite Atlantic Capital Vote; provided, however, that after the receipt of the Requisite Atlantic Capital Vote, there may not be, without further approval of the shareholders of Atlantic Capital any amendment of this Agreement that requires such further approval under applicable law. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing signed on behalf of each of the parties hereto.
9.2   Extension; Waiver.   At any time prior to the Effective Time, each of the parties hereto may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered by such other party pursuant hereto, and (c) waive compliance with any of the agreements or satisfaction of any conditions for its benefit contained in this Agreement; provided, however, that after the receipt of the Requisite Atlantic Capital Vote, there may not be, without further approval of the shareholders of Atlantic Capital any extension or waiver of this Agreement or any portion thereof that requires such further approval under applicable law. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

9.3   Nonsurvival of Representations, Warranties and Agreements.   None of the representations, warranties, obligations, covenants and agreements in this Agreement (or in any certificate delivered pursuant to this Agreement) shall survive the Effective Time, except for Sections 6.8 and 6.13 and for those other obligations, covenants and agreements contained in this Agreement which by their terms apply in whole or in part after the Effective Time.
9.4   Expenses.   Except as otherwise expressly provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense.
9.5   Notices.   All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by e-mail transmission (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):
(a)   if to Atlantic Capital, to:
Atlantic Capital Bancshares, Inc.
945 East Paces Ferry Rd. NE, Suite 1600
Atlanta, Georgia 30326
Attention:   Patrick T. Oakes
E-mail:       Patrick.Oakes@atlcapbank.com
With a copy (which shall not constitute notice) to:
Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004
Attention:   Mitchell S. Eitel
                 Stephen M. Salley
Facsimile:    (212) 558-3588
Email:         eitelm@sullcrom.com
                 salleys@sullcrom.com
and
Troutman Pepper Hamilton Sanders LLP
600 Peachtree Street, N.E., Suite 3000
Atlanta, Georgia 30308
Attention:     James W. Stevens
Facsimile:     (404) 885-3900
Email:         james.stevens@troutman.com
and
(b)   if to South State, to:
South State Corporation
1101 First Street South
Winter Haven, FL 33880
Attention:    John C. Corbett, CEO
Cc:             Beth S. DeSimone, CRO and GC
Email:         jcorbett@southstatebank.com
                 bdesimone@southstatebank.com

With a copy (which shall not constitute notice) to each of:
Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, NY 10017
United States
Attention:    George R. Bason, Jr.
                 Margaret E. Tahyar
                 Evan Rosen
Email:         george.bason@davispolk.com
                 margaret.tahyar@davispolk.com
                 evan.rosen@davispolk.com
9.6   Interpretation.   The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. When a reference is made in this Agreement to Articles, Sections, Exhibits or Schedules, such reference shall be to an Article or Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The word “or” shall not be exclusive. References to “the date hereof” shall mean the date of this Agreement. As used in this Agreement, the “knowledge” of Atlantic Capital means the actual knowledge of any of the officers of Atlantic Capital listed on Section 9.6 of the Atlantic Capital Disclosure Schedule, and the “knowledge” of South State means the actual knowledge of any of the officers of South State listed on Section 9.6 of the South State Disclosure Schedule. As used in this Agreement, (i) the term “person” means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature, (ii) an “affiliate” of a specified person is any person that directly or indirectly controls, is controlled by, or is under common control with, such specified person, (iii) the term “made available” means any document or other information that was (a) provided by one party or its representatives to the other party and its representatives by 5:00 p.m., Central time, on the day prior to the date hereof, (b) included in the virtual data room of a party by 5:00 p.m., Central time, on the day prior to the date hereof, or (c) filed or furnished by a party with the SEC and publicly available on EDGAR at least one (1) day prior to the date hereof, (iv) “business day” means any day other than a Saturday, a Sunday or a day on which banks in New York, New York are authorized by law or executive order to be closed and (v) the “transactions contemplated hereby” and “transactions contemplated by this Agreement” shall include the Merger and the Bank Merger and (vi) except for purposes of Section 5.2, the terms “ordinary course” and “ordinary course of business” with respect to either party, shall take into account the commercially reasonable actions taken by such party and its Subsidiaries in response to a Pandemic and the Pandemic Measures. The Atlantic Capital Disclosure Schedule and the South State Disclosure Schedule, as well as all other schedules and all exhibits hereto, shall be deemed part of this Agreement and included in any reference to this Agreement. Nothing contained in this Agreement shall require any party or person to take any action in violation of applicable law.
9.7   Counterparts.   This Agreement may be executed in counterparts (including by pdf), all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.
9.8   Entire Agreement.   This Agreement (including the documents and instruments referred to herein) together with the Confidentiality Agreement constitutes the entire agreement among the parties and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

9.9   Governing Law; Jurisdiction.
(a)   This Agreement shall be governed by and construed in accordance with the internal, substantive laws of the State of Delaware applicable to agreements entered into and to be performed solely within such state, without regard to any applicable conflicts of law principles.
(b)   Each party agrees that it will bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby exclusively in any federal or state court of competent jurisdiction located in the State of Delaware (the “Chosen Courts”), and, solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement, (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party, and (iv) agrees that service of process upon such party in any such action or proceeding will be effective if notice is given in accordance with Section 9.5.
9.10   Waiver of Jury Trial.   EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE EXTENT PERMITTED BY LAW AT THE TIME OF INSTITUTION OF THE APPLICABLE LITIGATION, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.10.
9.11   Assignment; Third-Party Beneficiaries.   Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Any purported assignment in contravention hereof shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Except as otherwise specifically provided in Section 6.8, which is intended to benefit each Atlantic Capital Indemnified Party, this Agreement (including the documents and instruments referred to herein) is not intended to, and does not, confer upon any person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth in this Agreement. The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto in accordance herewith without notice or liability to any other person. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, persons other than the parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.
9.12   Specific Performance.   The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and, accordingly, that the parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof (including the parties’ obligation to consummate the Merger), in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate, and (b) any requirement under any law to post security or a bond as a prerequisite to obtaining equitable relief.

9.13   Severability.   Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction such that the invalid, illegal or unenforceable provision or portion thereof shall be interpreted to be only so broad as is enforceable.
9.14   Confidential Supervisory Information.   Notwithstanding any other provision of this Agreement, no disclosure, representation or warranty shall be made (or other action taken) pursuant to this Agreement that would involve the disclosure of confidential supervisory information (including confidential supervisory information as defined in 12 C.F.R. § 261.2(c) and as identified in 12 C.F.R. § 309.5(g)(8)) of a Governmental Entity by any party to this Agreement to the extent prohibited by applicable law. To the extent legally permissible, appropriate substitute disclosures or actions shall be made or taken under circumstances in which the limitations of the preceding sentence apply.
9.15   Delivery by Facsimile or Electronic Transmission.   This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments or waivers hereto or thereto, to the extent signed and delivered by means of a facsimile machine or by e-mail delivery of a “.pdf” format data file, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or e-mail delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment hereto or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file as a defense to the formation of a contract and each party hereto forever waives any such defense.
[Signature Page Follows]

IN WITNESS WHEREOF, South State Corporation and Atlantic Capital Bancshares, Inc. have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.
SOUTH STATE CORPORATION
By:
/s/ John C. Corbett

Name: John C. Corbett
Title:   CEO
ATLANTIC CAPITAL BANCSHARES, INC.
By:
/s/ Douglas L. Williams

Name: Douglas L. Williams
Title:   President and Chief Executive Officer
[Signature Page to Agreement and Plan of Merger]

Annex B
July 22, 2021
The Board of Directors
Atlantic Capital Bancshares, Inc.
945 East Paces Ferry Road NE, Suite 1600
Atlanta, GA 30326
Members of the Board of Directors:
You have requested our opinion as to the fairness, from a financial point of view, to the holders of common stock, no par value (the “Company Common Stock”), of Atlantic Capital Bancshares, Inc. (the “Company”) of the Exchange Ratio (as defined below) in the proposed merger (the “Transaction”) of the Company with South State Corporation (the “Acquiror”). Pursuant to the Agreement and Plan of Merger (the “Agreement”), between the Company and the Acquiror, the Company will merge with and into the Acquiror, and each outstanding share of Company Common Stock, other than shares of Company Common Stock owned by the Company or the Acquiror (in each case, other than shares of Company Common Stock (A) held in trust accounts, managed accounts, mutual funds and the like, or otherwise held in a fiduciary or agency capacity that are beneficially owned by third parties, or (B) held, directly or indirectly, by the Company or the Acquiror in respect of debts previously contracted), will be converted into the right to receive 0.3600 shares (the “Exchange Ratio”) of the Acquiror’s common stock, par value $2.50 per share (the “Acquiror Common Stock”).
In connection with preparing our opinion, we have (i) reviewed a draft dated July 21, 2021 of the Agreement; (ii) reviewed certain publicly available business and financial information concerning the Company and the Acquiror and the industries in which they operate; (iii) compared the financial and operating performance of the Company with publicly available information concerning certain other companies we deemed relevant and reviewed the current and historical market prices of the Company Common Stock and the Acquiror Common Stock and certain publicly traded securities of such other companies; (iv) reviewed certain internal financial analyses and forecasts prepared by or at the direction of the management of the Company relating to its business and (v) performed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion.
In addition, we have held discussions with certain members of the management of the Company and the Acquiror with respect to certain aspects of the Transaction, and the past and current business operations of the Company and the Acquiror, the financial condition and future prospects and operations of the Company and the Acquiror, the effects of the Transaction on the financial condition and future prospects of the Company and the Acquiror, and certain other matters we believed necessary or appropriate to our inquiry.
In giving our opinion, we have relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with us by the Company or otherwise reviewed by or for us. We have not independently verified any such information or its accuracy or completeness and, pursuant to our engagement letter with the Company, we did not assume any obligation to undertake any such independent verification. We have not conducted or been provided with any valuation or appraisal of any assets or liabilities, nor have we evaluated the solvency of the Company or the Acquiror under any state or federal laws relating to bankruptcy, insolvency or similar matters. We are not experts in evaluating the adequacy of allowances for loan and lease losses of the Company or the Acquiror with respect to their loan and lease portfolios and, accordingly, we have not made an independent evaluation thereof, and we have assumed, with your consent, that the respective allowances for loan and lease losses for both the Company and the Acquiror, respectively, are adequate to cover such losses and will be adequate on a pro forma basis for the combined entity. In relying on financial analyses and forecasts provided to us or derived therefrom, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company and the Acquiror to which such analyses or forecasts

B-1

relate. We express no view as to such analyses or forecasts or the assumptions on which they were based. We have also assumed that the Transaction and the other transactions contemplated by the Agreement will qualify as a tax-free reorganization for United States federal income tax purposes, and will be consummated as described in the Agreement, and that the definitive Agreement will not differ in any material respects from the draft thereof furnished to us. We have also assumed that the representations and warranties made by the Company and the Acquiror in the Agreement and the related agreements are and will be true and correct in all respects material to our analysis. We are not legal, regulatory or tax experts and have relied on the assessments made by advisors to the Company with respect to such issues. We have further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the Company or the Acquiror or on the contemplated benefits of the Transaction.
Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion. Our opinion is limited to the fairness, from a financial point of view, to the holders of the Company Common Stock of the Exchange Ratio in the proposed Transaction and we express no opinion as to the fairness of any consideration to be paid in connection with the Transaction to the holders of any other class of securities, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the Transaction. Furthermore, we express no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the Transaction, or any class of such persons relative to the Exchange Ratio applicable to the holders of the Company Common Stock in the Transaction or with respect to the fairness of any such compensation. We are expressing no opinion herein as to the price at which the Company Common Stock or the Acquiror Common Stock will trade at any future time.
We have acted as financial advisor to the Company with respect to the proposed Transaction and will receive a fee from the Company for our services, a substantial portion of which will become payable only if the proposed Transaction is consummated. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. Please be advised that during the two years preceding the date of this letter, neither we nor our affiliates have had any other material financial advisory or other material commercial or investment banking relationships with the Company or the Acquiror. In addition, we and our affiliates hold, on a proprietary basis, less than 1% of the outstanding common stock of each of the Company and the Acquiror. In the ordinary course of our businesses, we and our affiliates may actively trade the debt and equity securities or financial instruments (including derivatives, bank loans or other obligations) of the Company or the Acquiror for our own account or for the accounts of customers and, accordingly, we may at any time hold long or short positions in such securities or other financial instruments.
On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the Exchange Ratio in the proposed Transaction is fair, from a financial point of view, to the holders of the Company Common Stock.
The issuance of this opinion has been approved by a fairness opinion committee of J.P. Morgan Securities LLC. This letter is provided to the Board of Directors of the Company (in its capacity as such) in connection with and for the purposes of its evaluation of the Transaction. This opinion does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the Transaction or any other matter. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval. This opinion may be reproduced in full in any proxy or information statement mailed to shareholders of the Company but may not otherwise be disclosed publicly in any manner without our prior written approval.
Very truly yours,
J.P. MORGAN SECURITIES LLC

B-2

Your vote matters - here’s how to vote!You may vote online or by phone instead of mailing this card.OnlineGo to www.envisionreports.com/ACBI-SM or scan the QR code — login details are located in the shaded bar below.PhoneCall toll free 1-800-652-VOTE (8683) within the USA, US territories and CanadaSave paper, time and money!Sign up for electronic delivery atUsing a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.www.envisionreports.com/ACBI-SM2021 Special Meeting Proxy CardIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.A Proposals — The Board of Directors recommend a vote FOR Proposals 1-3.1. A proposal to approve the Agreement and Plan of Merger, dated as of July 22, 2021, by and between Atlantic Capital BancsharesInc. and SouthState Corporation, which provides for the merger of Atlantic Capital Bancshares, Inc. with and into SouthState Corporation with SouthState Corporation as the survivingcompany, and the transactions contemplated by the Agreement and Plan of Merger.3. A proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies if,immediately prior to such adjournment or postponement, there are not sufficient votes to approve the Merger Proposal or to ensure that any supplement or amendment to theaccompanying proxy statement/prospectus is timely provided to holders of Atlantic Capital common stock.For Against Abstain For Against Abstain2. A proposal to approve, on an advisory (non-binding) basis, the merger-related named executive officer compensation that willor may be paid to Atlantic Capital’s named executive officers in connection with the merger.B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

2021 Special Meeting of Atlantic Capital Bancshares, Inc. ShareholdersNovember 16, 2021, 10:00 a.m., EDTThe Special Meeting of Shareholders of Atlantic Capital Bancshares, Inc. will be held onTuesday, November 16, 2021, 10:00 A.M., local time, virtually via the internet at https://meetnow.global/MHMPV6QTo access the virtual meeting, you must have the information, which includes your unique control number, in the shaded bar located on the reverse side.Important notice regarding the Internet availability of proxy materials for the Special Meeting of Shareholders.The material is available at: www.envisionreports.com/ACBI-SMSmall steps make an impact.Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/ACBI-SMIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.Revocable Proxy - Atlantic Capital Bancshares, Inc.Notice of 2021 Special Meeting of ShareholdersProxy Solicited by the Board of Directors of Atlantic Capital Bancshares, Inc. for Special Meeting of Shareholders — November 16, 2021The undersigned shareholder hereby appoints Douglas L. Williams, Patrick T. Oakes and Annette F. Rollins, and each of them individually, attorneys and proxies for the undersigned with full power of substitution, to act with respect to and to vote all shares which the undersigned is entitled to vote, with the powers the undersigned would possess if personally present, at the Special Meeting of Shareholders of Atlantic Capital Bancshares, Inc., to be held on November 16, 2021, at 10:00 a.m., Eastern Daylight Time, virtually via the internet at https://meetnow.global/MHMPV6Q, and at any adjournments or postponements thereof, as directed on this proxy voting card with respect to the matters set forth on this proxy card, and with discretionary authority on all other matters that properly come before the meeting, all as more fully described in the Proxy Statement received by the undersigned shareholder. To access the virtual meeting, you must have the information which includes your unique control number, in the shaded bar located on the reverse side of this form.THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR PROPOSAL 1, FOR PROPOSAL 2 AND FOR PROPOSAL 3, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.PLEASE ACT PROMPTLYPLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPEC Non-Voting ItemsChange of Address — Please print new address below. Comments — Please print your comments below.